SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FREEDOM FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c)(2):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid: $3,171.21

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: $2,693.15
2)	Form, Schedule or Registration Statement No.: Schedule 14A
3)	Filing Party: Freedom Financial Group, Inc.
4)	Date Filed: October 9, 2009

AMENDED PRELIMINARY COPY

FREEDOM FINANCIAL GROUP, INC.
3058 East Elm Street
Springfield, Missouri 65802

Dear Stockholders:

We are pleased to enclose your Notice of a Special Meeting of Stockholders and Proxy Statement for a Special Meeting of Stockholders of Freedom Financial Group, Inc. (the “Company”) to be held at 9:00 a.m. (Central Time) November 30, 2009, at the University Plaza Hotel, 333 S. John Q. Hammons Parkway, Springfield, Missouri, 65806.

The Special Meeting is being held for the following purposes:

(1)           To authorize and approve the sale of substantially all of the Company’s portfolio of retail installment contracts to American Credit Acceptance, LLC (the “Asset Sale”) pursuant to the Auto Receivables Purchase Agreement substantially in the form of Appendix A attached to the accompanying Proxy Statement;

(2)           To authorize and approve the dissolution and complete liquidation of the Company (the “Dissolution and Liquidation”) pursuant to the Plan of Dissolution and Complete Liquidation of the Company substantially in the form of Appendix B attached to the accompanying Proxy Statement;

(3)           To approve the adjournment of the Special Meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 and Proposal 2; and

(4)           To consider such other business as may properly come before the meeting.

As discussed in more detail in the accompanying Proxy Statement, if we receive stockholder approval of and complete both the Asset Sale and the Dissolution and Liquidation of the Company, we estimate that the aggregate amount of cash distributions to stockholders will be in the range of $0.17 to $0.21 per share of common stock.  However, uncertainties as to the Asset Sale transaction and net proceeds to be obtained, precise net value of the Company’s assets, the ultimate amount of the Company’s liabilities, the amount of operating costs during this process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distribution.  We can only estimate the amount of cash that may be available for distribution to stockholders.

The Board of Directors hopes that you will be able to attend the Special Meeting.  If you are unable to attend in person or to otherwise be represented, we urge you to vote by signing the enclosed proxy card (the “Proxy Card”) and mailing it to the Company in the accompanying stamped envelope at your earliest convenience.  We will accept all proxies received by us before the Special Meeting is called to order.  Please be sure to sign the Proxy Card exactly as the name or names appear on it.  If you prefer, you may also vote your shares by Internet at any time prior to 12:00 p.m. (Central Time) on November 29, 2009, the day before the Special Meeting, by going to www.eproxy.com/ffgr to create an electronic ballot or by telephone, by calling 1-800-560-1965 and following the simple recorded instructions at any time prior to 12:00 p.m. (Central Time) on November 29, 2009.  We urge you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the Special Meeting.

Sending in a signed Proxy Card will not affect your right to attend the Special Meeting, nor will it preclude you from voting in person because the proxy is revocable at any time prior to the voting of such Proxy Card.  You may revoke your proxy at any time before your proxy is voted at the Special Meeting by doing any of the following:

•
Attending the Special Meeting and voting your shares in person at the Special Meeting.  Your attendance at the Special Meeting alone will not revoke your proxy — you must also vote at the Special Meeting.

•	Sending a written notice of revocation to our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802.

•
Filing another duly executed Proxy Card bearing a later date with our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802, re-submitting your vote on the Internet by creating a new electronic ballot at www.eproxy.com/ffgr or re-voting by telephone by calling 1-800-560-1965.

If you are a stockholder of record and choose to revoke your proxy in writing, your written notification revoking your proxy or a later-dated signed Proxy Card changing your vote must be received by us by 9:00 a.m. (Central Time) on November 30, 2009, in order to be acknowledged and reflected in the vote.  If you are revoking your proxy by re-submitting your vote on the Internet or re-voting by telephone, your vote must be received by us prior to 12:00 p.m. (Central Time) on November 29, 2009, the day before the Special Meeting.  If you are a beneficial owner of the Company’s stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to the Company’s proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of the proxy materials on the Internet.  The accompanying Proxy Statement and form of Proxy Card are available on the Internet at http://ffgrp.net/investors.htm.

Sincerely yours,

Vernon S. Schweigert
Chairman of the Board of Directors
Date: November 9, 2009
Enclosures

Definitive copies of the Proxy Statement are intended to be released to stockholders on or about November 9, 2009.

FREEDOM FINANCIAL GROUP, INC.
Notice of Special Meeting of Stockholders
To be Held November 30, 2009

Notice is hereby given that a Special Meeting of Stockholders of Freedom Financial Group, Inc. (the “Company”) will be held November 30, 2009, at 9:00 a.m. (Central Time) at the University Plaza Hotel, 333 S. John Q. Hammons Parkway, Springfield, Missouri, 65806, for the following purposes:

(1)           To authorize and approve the sale of substantially all of the Company’s portfolio of retail installment contracts to American Credit Acceptance, LLC pursuant to the Auto Receivables Purchase Agreement substantially in the form of Appendix A attached to the accompanying Proxy Statement;

(2)           To authorize and approve the dissolution and complete liquidation of the Company pursuant to the Plan of Dissolution and Complete Liquidation of the Company substantially in the form of Appendix B attached to the accompanying Proxy Statement;

(3)           To approve the adjournment of the Special Meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 and Proposal 2; and

(4)           To consider such other business as may properly come before the meeting.

 Your attention is directed to the Proxy Statement accompanying this notice for a more complete description of the matters to be acted upon at the Special Meeting.  The Board of Directors has fixed October 14, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Special Meeting and at any adjournments or postponements thereof.  Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting.  A list of stockholders entitled to vote at the Special Meeting will be available at the meeting and at our offices during ordinary business hours for ten days prior to the meeting.

Dated: November 9, 2009	By Order of the Board of Directors,

Thomas M. Holgate
Senior Vice President
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on November 30, 2009.  The accompanying Proxy Statement and form of proxy card (the “Proxy Card”) are available on the Internet at http://ffgrp.net/investors.htm.  Under rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

YOUR VOTE IS IMPORTANT.  IF YOU ARE A STOCKHOLDER OF RECORD YOU CAN VOTE YOUR SHARES BY INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.  IF YOU WISH TO VOTE BY MAIL, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

INTRODUCTION	1

SUMMARY TERM SHEET	3
Overview	3
Proposal One To Approve The Asset Sale	4
Proposal Two To Approve The Dissolution and Liquidation	9
Proposal Three To Adjourn the Special Meeting	14

BACKGROUND AND REASONS FOR THE ASSET SALE AND SUBSEQUENT DISSOLUTION AND LIQUIDATION OF THE COMPANY	15

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE SPECIAL MEETING	26

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PROPOSALS	37

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION	46

PROPOSAL 1 TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY’S ASSETS TO AMERICAN CREDIT ACCEPTANCE, LLC	48

General	48
The Fairness of the Proposed Asset Sale	48
Information about Purchaser	49
The Auto Receivables Purchase Agreement	50
Assets to Be Sold	50
Purchase Price	51
Good Faith Deposit	52
Representations and Warranties	52
Covenants	54
Conditions to Closing	55
Break-Up Fee	55
Regulatory Approvals	56
No Appraisal Rights	56
Closing of the Asset Sale Not Conditioned on ACA obtaining Financing	56
Accounting Treatment	56
Certain United States Federal Tax Consequences	56
Opinion of ValuCorp International, Inc.	57
Purchase Price and Terms of the Proposed FIFS Transaction	59
Conditions of the Proposed FIFS Transaction	60
ValuCorp International, Inc.	61
Interests of Certain Persons in the Asset Sale	62

i

Effect of the Asset Sale and the Dissolution and Liquidation on the Company and on the Stockholders	62
Abandonment of the Asset Sale	63
Required Vote	63
Recommendation of the Board	64

PROPOSAL 2 TO APPROVE THE DISSOLUTION AND COMPLETE LIQUIDATION OF FREEDOM FINANCIAL GROUP, INC.	65
General	65
Dissolution Under Delaware Law	65
Principal Provisions of the Plan of Dissolution	66
Approval of the Plan of Dissolution and Authority of Officers and Directors	66
Dissolution and Liquidation	67
Liquidating Trust	68
Professional Fees and Expenses	69
Indemnification	69
Liquidating Distributions	69
Amendment, Modification or Revocation of Plan of Dissolution	70
Liquidation Under Code Sections 331 and 336	70
Filing of Tax Returns, Forms and Other Reports and Statements	70
Estimated Liquidating Distributions	71
Estimated Liquidating Distributions to Stockholders	72
Conduct of the Company Following Dissolution	74
Sale of Remaining Assets	74
Contingency Reserve	74
Potential Liability of Stockholders	75
Reporting Requirements	76
Closing of Transfer Books	76
Cessation of Trading of Common Stock	77
No Appraisal Rights	77
Regulatory Approvals	77
Interests of Management in the Dissolution of the Company	78
Accounting Treatment	79
Certain Material United States Federal Income Tax Consequences	79
Material United States Federal Income Tax Consequences to the Company	80
Material United States Federal Income Tax Consequences to Stockholders	80
Reporting of Liquidating Distributions and Back-Up Withholding	81
Required Vote	81
Recommendation of the Board	82

PROPOSAL 3 TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES	83
General	83
Required Vote	83
Recommendation of the Board	83

ii

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	84

VOTING AND REVOCATION OF PROXY	85

SOLICITATION OF PROXIES	85

RECORD DATE; VOTING RIGHTS	86

NEXT ANNUAL MEETING - STOCKHOLDER PROPOSALS	88

APPENDIX A AUTO RECEIVABLES PURCHASE AGREEMENT

APPENDIX B PLAN OF DISSOLUTION AND COMPLETE LIQUIDATION

APPENDIX C OPINION OF VALUCORP INTERNATIONAL, INC.

APPENDIX D ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2009

iii

AMENDED PRELIMINARY COPY

FREEDOM FINANCIAL GROUP, INC.
3058 East Elm Street
Springfield, Missouri 65802
(417) 886-6600

PROXY STATEMENT FOR A
SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

The Board of Directors (the “Board”) of Freedom Financial Group, Inc. (the “Company,” “we,” “us” or “our”), whose executive offices are located at 3058 East Elm Street, Springfield, Missouri 65802, hereby solicits your proxy in the form of the enclosed proxy card (the “Proxy Card”) for use at a Special Meeting of Stockholders to be held November 30, 2009, at 9:00 a.m. (Central Time) at the University Plaza Hotel, 333 S. John Q. Hammons Parkway, Springfield, Missouri, 65806, or at any postponement or adjournment thereof (the “Special Meeting”).  The expense of soliciting your proxy will be borne by the Company.  The approximate day on which this Proxy Statement and the accompanying Proxy Card will be first mailed or given to stockholders is November 9, 2009.  If you are unable to attend the Special Meeting in person or to otherwise be represented, we urge you to vote by signing the enclosed Proxy Card and mailing it to us in the accompanying stamped envelope at your earliest convenience.  We will accept all proxies received by us before the Special Meeting is called to order.  If you prefer, you may also vote your shares by Internet, by going to www.eproxy.com/ffgr to create an electronic ballot, or by telephone, by calling 1-800-560-1965 and following the simple recorded instructions, at any time prior to 12:00 p.m. (Central Time) on November 29, 2009, the day before the Special Meeting.

At the Special Meeting, stockholders will be asked to vote upon the following proposals:

(1)          Proposal 1.  To authorize and approve the sale of substantially all of the Company’s portfolio of retail installment contracts to American Credit Acceptance, LLC (the “Asset Sale”) pursuant to the Auto Receivables Purchase Agreement substantially in the form of Appendix A attached to this Proxy Statement (the “Purchase Agreement”);

(2)          Proposal 2.  To authorize and approve the dissolution and complete liquidation of the Company (the “Dissolution and Liquidation”) pursuant to the Plan of Dissolution and Complete Liquidation of the Company substantially in the form of Appendix B attached to this Proxy Statement (the “Plan of Dissolution”);

(3)          Proposal 3.  To approve the adjournment of the Special Meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 and Proposal 2; and

(4)          To consider such other business as may properly come before the meeting.

You may revoke your proxy at any time before your proxy is voted at the Special Meeting by doing any of the following:

•
Attending the Special Meeting and voting your shares in person at the Special Meeting.  Your attendance at the Special Meeting alone will not revoke your proxy — you must also vote at the Special Meeting.

•	Sending a written notice of revocation to our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802.

•
Filing another duly executed Proxy Card bearing a later date with our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802, re-submitting your vote on the Internet by creating a new electronic ballot at www.eproxy.com/ffgr or re-voting by telephone by calling 1-800-560-1965.

If you are a stockholder of record and choose to revoke your proxy in writing, your written notification revoking your proxy or a later-dated signed Proxy Card changing your vote must be received by us by 9:00 a.m. (Central Time) on November 30, 2009, in order to be acknowledged and reflected in the vote.  If you are revoking your proxy by re-submitting your vote on the Internet or re-voting by telephone, your vote must be received by us prior to 12:00 p.m. (Central Time) on November 29, 2009, the day before the Special Meeting.  If you are a beneficial owner of the Company’s stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to be held on November 30, 2009:  This Proxy Statement and the accompanying Proxy Card are available both by sending you this full set of proxy materials and on the Internet at the Company’s website, http://ffgrp.net/investors.htm.  Under rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

SUMMARY TERM SHEET

The following summary highlights the material terms of the proposed Asset Sale and Dissolution and Liquidation of the Company. We have included page references to direct you to more complete information that appears elsewhere in this Proxy Statement. This summary is not a complete statement of all information, facts or materials to be voted on at the Special Meeting. You should read this Proxy Statement, the Purchase Agreement, the Plan of Dissolution and the other materials attached to this Proxy Statement in their entirety to fully understand the proposals and their consequences to you.

In the remainder of this Proxy Statement, references to the “Company,” “we,” “us” or “our” refer to Freedom Financial Group, Inc., a Delaware corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Proxy Statement and the Appendices attached hereto.

Overview

•	We rely on external sources of credit to build our portfolio of point of sale retail installment contracts.

•	We were informed on June 29, 2009, that our outstanding line of credit (the “ReMark Loan”) with ReMark Lending Co. (the “Lender”) will not be extended past its January 31, 2010 maturity date.

•
We have diligently sought a credit facility refinancing or other capital infusion, which would allow us to pay off the ReMark Loan at maturity, but the only solution that is currently available in the prevailing market conditions is a sale of our loan portfolio.

•
Thus, we are seeking your approval of the Asset Sale and your approval of the Dissolution and Liquidation of the Company pursuant to the Plan of Dissolution because there do not appear to be any other reasonable options available that would permit us to pay off the ReMark Loan and to distribute any of your investment back to you.

•
After the consummation of the Asset Sale, we will pay the outstanding balance of the ReMark Loan, pay or make provision for all of our liabilities, pay all of the expenses associated with our Dissolution and Liquidation and then distribute any remaining assets to stockholders.

•
If the Asset Sale is approved but the Dissolution and Liquidation is not approved, the Board will explore what, if any, alternatives are available for the future of the Company.  The Board does not believe that the Company’s remaining capital and resources after repayment of the ReMark Loan will be sufficient to permit the Company to continue operating in the auto receivable finance business in a profitable manner. Under these circumstances, any distribution to stockholders would be minimal because the Company would be forced to pay operating costs by using the proceeds from the Asset Sale remaining after paying off the ReMark Loan.

•
If the Dissolution and Liquidation is approved but the Asset Sale is not approved, the Board will consider what, if any, strategic alternatives are available and our prospects at such time.  If we are unable to secure a satisfactory alternative, we will liquidate our assets and use any proceeds therefrom to satisfy our obligations, including the outstanding balance of the ReMark Loan.  If we are unable to secure any other satisfactory alternatives, we may not be able to pay off the balance of the ReMark Loan when it matures on January 31, 2010, at which time we would likely be forced to default or otherwise be declared in default.  If we are declared in default under the ReMark Loan, the Lender will likely foreclose on and liquidate our assets, potentially at an amount substantially less than we expect to receive in the Asset Sale.  Under such circumstances, the amount of distributions to stockholders would likely be substantially less than under the proposed Asset Sale.

Proposal One
To Approve The Asset Sale

The Purchase Agreement (See pages 48-52)

We entered into the Purchase Agreement on October 19, 2009 with American Credit Acceptance, LLC (“ACA”), a non-affiliated third party, pursuant to which we will, subject to certain terms and conditions, including approval by our stockholders at the Special Meeting, sell substantially all of our portfolio of point of sale retail installment contracts (the “Receivables”) to ACA.  The closing on the sale of the Receivables will be five business days after all conditions precedent for closing under the Purchase Agreement are satisfied, but in no event later than December 15, 2009 (which may be extended with the prior written consent of ACA).  As consideration for this sale, ACA will pay us an aggregate purchase price equal to the sum of the purchase price percentage by category of Receivable multiplied by the outstanding balance of the Receivables in each category, plus $5,000 for old charge-off Receivables, determined as of five calendar days before the Closing Date, but in no event later than November 30, 2009.  Based on the principal balance data for each category of Receivable as of August 31, 2009, ACA will pay us approximately $15.8 million as the aggregate purchase price.  Due to the pay downs the Company has and will receive on our Receivables since August 31, 2009, and permitted changes in the category of Receivables since August 31, 2009, the amount we will receive upon the sale will be less than this amount.

Good Faith Deposit (See page 52)

After ACA completed its due diligence of the Company, ACA agreed to deposit $1.5 million (the “Good Faith Deposit”) into an interest-bearing escrow account.  The Good Faith Deposit will either be paid to us and credited against the final purchase price at the closing of the Asset Sale, or returned to ACA if (1) the closing does not occur by December 31, 2009, (2) the Receivables are sold to any person or entity other than ACA, or (3) we enter into an agreement involving the sale of all or any substantial part of us, whether such transaction takes the form of a sale of stock, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets or otherwise.

Notwithstanding the foregoing, the Good Faith Deposit will be paid to us if (i) ACA is unable to pay the purchase price at closing, or (ii) we have fulfilled all of our closing conditions under the Purchase Agreement and ACA fails or refuses to purchase the Receivables upon the terms of the Purchase Agreement.

Representations and Warranties (See pages 52-54)

The Purchase Agreement contains representations and warranties from each of the parties relating to, among other things, their authority to enter into the Purchase Agreement and, in the case of the Company, various aspects of the Company’s business. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Purchase Agreement.

Certain Covenants (See pages 54-55)

We make certain covenants in the Purchase Agreement, including without limitation an agreement to conduct our business in the ordinary course in accordance with past practices and to refrain from certain actions between the time of signing the Purchase Agreement and the closing of the Asset Sale, and to use commercially reasonable efforts to obtain the requisite approval of the stockholders.

Conditions to Closing (See page 55)

The obligations of the parties to consummate the Asset Sale are subject to certain customary closing conditions, including, among other things, that the Asset Sale has been approved by our stockholders, that the Lender has consented to the Asset Sale, and that any liens on the Receivables have been released and any security interest of the Lender therein has been terminated as of the date of closing.

Break-Up Fee (See pages 55-56)

The Purchase Agreement requires us to pay to ACA a break-up fee in the amount of $300,000 (the “Break-Up Fee”) if any of the following events occurs (each a “Break-Up Event”): (i) substantially all of the Receivables are sold to any person other than ACA; (ii) we enter into an agreement involving the sale of all or any substantial part of the Company, whether such transaction takes the form of a sale of stock, merger, reorganization, recapitalization, consolidation or otherwise; or (iii) our Board withdraws its recommendation to vote in favor of the Asset Sale (unless such withdrawal is in connection with a refinancing) or delays the stockholder meeting to approve the Asset Sale for any purpose other than to allow us additional time to solicit proxies in favor of the Asset Sale.  If any of the Break-Up Events occur, the  Good Faith Deposit will also be returned to ACA.

We would not be obligated to pay the Break-Up Fee to ACA if the Asset Sale is not consummated because we secured a warehouse line of credit sufficient to discharge the ReMark Loan when it comes due.  Under such circumstance, however, the Good Faith Deposit would be returned.

Regulatory Approvals (See page 56)

We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the Delaware General Corporate Law (“DGCL”).

No Appraisal Rights (See page 56)

Under the DGCL, stockholders are not entitled to appraisal rights in connection with the Asset Sale.

Closing of the Asset Sale Not Conditioned on ACA obtaining Financing (See page 56)

The aggregate purchase price under the Purchase Agreement is estimated to be approximately $15.8 million, adjusted as described above.  ACA has represented to the Company that it has available, either in cash on hand or the unconditional right to draw on available credit facilities, sufficient funds to meet its obligations under the Purchase Agreement.

Accounting Treatment (See page 56)

We will record the Asset Sale in accordance with accounting principles generally accepted in the United States.  Generally, upon completion of a disposition of an asset, we will recognize a financial reporting gain if the net proceeds (sum of purchase price less expenses of the sale) exceed the book value of the asset sold and we will recognize a financial reporting loss if the book value of the asset sold exceeds the net proceeds (sum of purchase price less expenses of the sale).

Certain Federal Income Tax Consequences (See pages 56-57)

The Asset Sale will be a taxable transaction for the Company.  We will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold.  For purposes of calculating the amount of our gain or loss, the proceeds received by us will include the cash received, assumption of indebtedness and any other consideration we receive for our assets.  We anticipate that we will have sufficient losses (including net operating loss carryforwards) to offset any gain from the Asset Sale for regular federal income tax purposes, subjecting us only to federal alternative minimum tax.  We do not expect that the Asset Sale will result in any federal income tax consequences to our stockholders.  We may be subject to state income taxes if gains exceed losses for state tax law purposes.

The Company’s Belief Regarding the Fairness of the Proposed Asset Sale (See pages 57-62)

On September 29, 2009, ValuCorp International, Inc. (“ValuCorp”), a non-affiliated valuation firm, rendered a written opinion that, based upon and subject to certain assumptions, qualifications, limitations and factors described in the ValuCorp opinion, the consideration that would have been received in connection with the transaction (the “FIFS Transaction”) to sell substantially all of our assets to First Investors Financial Services, Inc. (“FIFS”) was fair from a financial point of view, and that the fair value range (i.e. the range of prices at which an automobile loan receivables could be bought or sold in a current transaction between willing parties, other than in liquidation) would be as follows:

Receivable Category	ValuCorp Fair Value Range	Proposed Transaction with FIFS*

<30 days past due	75% to 80%	80%

30-59 days past due	50% to 60%	53.7%

60+ days past due	20% to 30%	25%

Legal	15% to 20%	18%

Charge-Off Accounts	0.1% to 0.5%	0.5%
* For illustration purposes.  Not part of the ValuCorp opinion.

The opinion of ValuCorp was furnished for the use and benefit of the Board in connection with evaluating the cash consideration to be received by us in the FIFS Transaction, and does not constitute a recommendation to the Board or you as to how to vote in connection with the Asset Sale or any other matter. The opinion of ValuCorp does not address our underlying business decision to pursue a sale of our assets, the relative merits of the FIFS Transaction as compared to any alternative business strategies that might exist for us, the fairness of any particular portion or aspect of the FIFS Transaction to the stockholders, the terms of the purchase agreement with FIFS, or whether or not we, FIFS, our respective stockholders or any other party would have received or paid reasonably equivalent value in the FIFS Transaction.

The Board has not obtained a new fairness opinion specifically relating to the ACA Asset Sale because the purchase price to be paid by ACA is substantially more than the purchase price that would have been paid by FIFS in the FIFS Transaction to which the original ValuCorp opinion relates.  The full text of ValuCorp’s opinion is attached as Appendix C to this Proxy Statement and is described more fully under “Opinion of ValuCorp International, Inc.”

Interests of Certain Persons in the Asset Sale (See page 62, 77-78)

See “Interests of Management in the Dissolution of the Company” below.  Although none of the members of the Board or management has a direct interest in the Asset Sale, the retention bonuses payable to J. Kevin Maxwell and Thomas M. Holgate are designed in part to incentivize management to maximize the purchase price and amounts available for distribution to stockholders.

Effect of the Asset Sale and the Plan of Dissolution on the Company and the Stockholders (See pages 62-63)

If we receive stockholder approval to consummate the Asset Sale, the Board currently expects the closing of the Asset Sale to occur on or around December 15, 2009, provided all conditions to closing are satisfied or waived.

If the Plan of Dissolution is approved by the stockholders and the Asset Sale is closed by December 15, 2009, we currently expect that an initial distribution to stockholders would be made in the fourth quarter of 2009.  The initial distribution will be less than the total estimated distribution per share. We estimate that the aggregate amount of cash distributions to stockholders will be in the range of $0.17 to $0.21 per share of common stock if the Asset Sale is consummated at the currently estimated purchase price.  However, uncertainties as to the Asset Sale transaction and net proceeds to be obtained, the precise purchase price and net value of the Company’s assets, the ultimate amount of our liabilities, the amount of operating costs during this process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distribution.

Assuming the proposed Plan of Dissolution is approved by our stockholders and implemented by the Board, we will pursue those steps necessary to wind down and liquidate any remaining assets and operations in accordance with the Plan of Dissolution and, after paying or making provision for all of our liabilities, distribute any remaining cash to stockholders.  In order to provide for contingent liabilities that cannot be determined until the expiration of statutory and contractual time limits, we expect to make such stockholder distributions over a course of time, rather than in a single distribution.

If stockholder approval is obtained to consummate the Asset Sale, but the Plan of Dissolution is not approved by stockholders, the Board will evaluate the viability and desirability of continued operations after consummation of the Asset Sale.

Abandonment of the Asset Sale (See page 63)

If for any reason the Board determines that such action would be in the best interest of our stockholders, the Board may, in its sole discretion and without requiring further stockholder approval, abandon the Asset Sale and all action contemplated thereunder, to the extent permitted by the DGCL.  In such event, however, we may be required to pay the Break-Up Fee to ACA.

Required Vote and Board Recommendation (See pages 63-64)

As a sale of substantially all of our assets, the affirmative vote of a majority of all outstanding shares of the Company is required to approve the Asset Sale.

The Board has concluded that the Asset Sale in accordance with the Purchase Agreement is in the best interests of our stockholders.  The Board recommends that you approve the Asset Sale by voting “FOR” Proposal 1.

Proposal Two
To Approve The Dissolution and Liquidation

General (See pages 65-66)

The Board approved the Dissolution and Liquidation pursuant to the Plan of Dissolution on October 6, 2009, subject to the approval of the stockholders at the Special Meeting.  The Plan of Dissolution provides that upon its approval by the stockholders, the Board may:

•	File a Certificate of Dissolution with the Delaware Secretary of State after obtaining a revenue clearance certificate from the Department of Finance.
•	Cease all of our business activities except for those relating to winding up and liquidating our business and affairs.
•	Collect, sell, exchange or otherwise dispose of any of our remaining non-cash property and assets, in one transaction or in several transactions to one or more buyers.
•	Pay, or provide for the payment of, any of our remaining, legally enforceable obligations.
•
Convert to cash and distribute any remaining assets to the stockholders or transfer to one or more liquidating trustees, for the benefit of the stockholders under a liquidating trust, our remaining assets after payment or provision for payment of claims against and obligations of the Company.

•	Take any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

A copy of the Plan of Dissolution is attached as Appendix B to this Proxy Statement.

Approval of the Plan of Dissolution and Authority of Officers and Directors (See pages 66-67)

The approval of the Plan of Dissolution by our stockholders will authorize, without further stockholder action, the Board to do and perform, or to cause the Company’s officers to do and perform, any and all acts that the Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and to proceed with our dissolution and liquidation in accordance with any applicable provision of the DGCL.

Liquidating Trust (See page 68)

If deemed necessary, appropriate or desirable by the Board, we may establish a liquidating trust and transfer any or all of our assets to one or more liquidating trustees for the benefit of the stockholders.  Whether or not a trust shall have been previously established, if it should not be feasible for us to make the final liquidating distribution to stockholders prior to the third anniversary of the filing of a Certificate of Dissolution, then, on or before such date, we will be required to establish a trust and transfer any remaining assets and properties to the trustees thereof.

Amendment, Modification or Revocation of the Plan of Dissolution (See page 70)

The Board may, in its sole discretion and without requiring further stockholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL.  The Board may not unilaterally amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and federal securities laws.

Estimated Liquidating Distributions (See pages 71-74)

Although we are not able to predict with certainty the precise nature, amount or timing of any distributions, we expect to make an initial distribution, as soon as reasonably practicable after the Asset Sale, to holders of record of our common stock as of the close of business on the date that the Certificate of Dissolution filed with the Delaware Secretary of State becomes effective (the “Effective Date”). We do not intend to make any further distributions until after we sell, liquidate or otherwise dispose of our remaining non-cash assets and pay or make reasonable provision to pay all claims against and obligations of the Company. We currently estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.17 to $0.21 per share of common stock, assuming we consummate the Asset Sale at the currently estimated price and are able to sell our non-cash assets at reasonable prices.

We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict (i) the amount of our remaining liabilities, (ii) the amount that we will expend during the course of the liquidation, (iii) the net value, if any, of our remaining non-cash assets, or (iv) the purchase price to be received in the Asset Sale because the price depends on the aging of our receivables at closing. The Board has not established a firm timetable for any final distributions to the Company’s stockholders. Subject to contingencies inherent in winding up our business, the Board intends to authorize any distributions as promptly as reasonably practicable.  The Board, in its discretion, will determine the nature, amount and timing of all distributions.  The Board currently intends to make a partial distribution in the fourth quarter of 2009.

Conduct of the Company Following Dissolution (See pages 74)

After the Effective Date, our corporate existence will continue for the sole purpose of winding up and liquidating our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing any remaining property among our stockholders.

Sale of Remaining Assets (See page 74)

Stockholder approval of the Plan of Dissolution will constitute approval of the disposition of all of our remaining property and assets on such terms and at such prices as the Board, without further stockholder approval, may determine to be in our best interests and the best interests of our stockholders.  We may conduct sales by any means, including by competitive bidding or private negotiations, to one or more purchasers in one or more transactions over a period of time.

Contingency Reserve (See page 74-75)

Under the DGCL, we are required, in connection with our dissolution, to satisfy or make reasonable provision for the satisfaction of all claims and liabilities. Following the Effective Date, we will pay all expenses and other known liabilities and establish a contingency reserve that the Board believes will be adequate for the satisfaction of all current, contingent or conditional claims and liabilities.  We also may seek to acquire insurance coverage and take other steps the Board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities.  At this time, we are unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps the Board may undertake to make provision for the satisfaction of liabilities and claims.  However, any such amount will be deducted before the determination of amounts available for distribution to stockholders. From time to time, we may distribute to stockholders on a pro rata basis any portions of the contingency reserve that the Board deems available for distribution.

Potential Liability of Stockholders (See page 75-76)

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of any liabilities and claims against the Company, each stockholder could be held liable for amounts due to creditors up to the aggregate amount distributed to such stockholder in accordance with the Plan of Dissolution.

Reporting Requirements (See page 76)

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders.  If the Plan of Dissolution is approved, we intend to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock.  We anticipate that, if granted such relief, we would be required to continue filing current reports on Form 8-K to disclose material events relating to our dissolution and liquidation, or if we transfer our assets to a liquidating trust, the trust (as successor to the Company) would be required to file annual reports on Form 10-K (without audited financial statements) and current reports on Form 8-K, along with any other reports that the SEC might require.  If the SEC does not grant us the requested relief, we will be required to continue filing all of our periodic and current reports required by the Exchange Act, which would reduce of the amount available for distribution to stockholders because of the costs associated therewith.

Closing of Transfer Books (See page 76-77)

The Board may direct that our stock transfer books be closed and the recording of transfers of common stock discontinued as of the earliest of:

•	The close of business on the record date fixed by the Board for the first or any subsequent installment of any liquidating distribution.
•	The close of business on the date on which our remaining assets are transferred to a liquidating trust.
•	The date on which our Certificate of Dissolution is filed with the Delaware Secretary of State.

We expect that the Board will close our stock transfer books on or around the Effective Date. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates.

The liquidating distributions to stockholders pursuant to the Plan of Dissolution will be in complete redemption and cancellation of all of the outstanding shares of the Company’s common stock.  The Board (or any trustees) may require stockholders to surrender their stock certificates or to furnish evidence of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board (or any trustees) as a condition to receipt of the liquidating distribution.

Cessation of Trading in the Company’s Common Stock (See page 77)

We anticipate that we will notify FINRA of our impending dissolution and request that our common stock stop trading on the Over the Counter Bulletin Board (“OTC Bulletin Board”) on the Effective Date or as soon thereafter as is reasonably practicable.  We expect that trading in our shares of common stock will cease on or very soon after the Effective Date.

No Appraisal Rights (See page 77)

Stockholders are not entitled to assert appraisal rights with respect to the Dissolution and Liquidation.

Regulatory Approvals (See page 77)

We do not believe we are subject to any federal or state regulatory requirements, nor do we believe we are required to obtain any federal or state approval in order to complete the Dissolution and Liquidation, other than filing this Proxy Statement with the SEC.

Interests of Management in the Dissolution and Liquidation of the Company (See page 77-78)

In connection with the Dissolution and Liquidation, we will continue to compensate our executive officers and employees at their existing compensation levels in connection with their services provided.  Jerald L. Fenstermaker is entitled to severance compensation and continuation of benefits under his employment agreement.  In addition, the Board established a management severance and retention incentive compensation program for J. Kevin Maxwell and Thomas M. Holgate, two of our executive officers who are not otherwise entitled to severance under an employment agreement.  The program was established to provide an incentive for these key employees to continue their employment with the Company and to maintain the quality of our loan portfolio to maximize the purchase price received in the Asset Sale, to complete the headcount reduction, and to ensure our efficient and orderly operations in dissolving and winding up of our business and affairs.

Following the Dissolution and Liquidation, we will continue to indemnify our directors, officers, employees, consultants and agents in accordance with our Certificate of Incorporation, Bylaws and contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs.  As part of the dissolution process, we may purchase insurance policies and coverage for periods after the Effective Date.

Accounting Treatment (See pages 78-79)

Upon dissolution, we plan to change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution.  The estimated net realizable value of assets and estimated settlement amounts for liabilities are expected to differ from estimates recorded in interim statements.

Certain Material United States Federal Income Tax Consequences (See page 79-81)

After the approval of the Plan of Dissolution and until our liquidation is complete, we will continue to be subject to United States federal income tax on our taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from operations. Upon the sale of any of our assets in connection with our liquidation, we will recognize gain or loss in an amount equal to the difference between the fair market value of the consideration received for each asset sold and our adjusted tax basis in the asset sold.  We should not recognize any gain or loss upon the distribution of cash to stockholders in liquidation of their shares of common stock.  We currently do not anticipate that our Dissolution and Liquidation pursuant to the Plan of Dissolution will produce a material corporate tax liability for United States federal income tax purposes.

Each stockholder will generally recognize a capital gain or loss equal to the difference between the aggregate amount of the distribution made to the stockholder in connection with our liquidation and the adjusted tax basis of such stockholder’s shares.  If we make more than one liquidating distribution, which is expected, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder, and the value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in his or her shares of stock. In general, a stockholder will recognize gain as a result of a liquidating distribution if the aggregate value of the distribution and prior liquidating distributions received by the stockholder with respect to a share exceeds the stockholder’s tax basis for that share. Any loss generally will be recognized by a stockholder only when the stockholder receives its final liquidating distribution, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share.  Gain or loss recognized by a stockholder generally will be capital gain or loss and will be long-term capital gain or loss if the stock has been held for more than one year. The deductibility of capital losses is subject to limitations.  You are urged to consult your own tax advisors as to the specific tax consequences to you of our Dissolution and Liquidation pursuant to the Plan of Dissolution.

Required Vote and Board Recommendation (See pages 81-82)

The Plan of Dissolution requires the approval of a majority of all outstanding shares of the Company.

The Board has concluded that the Dissolution and Liquidation pursuant to the Plan of Dissolution is in the best interests of our stockholders.  The Board recommends that you approve the Plan of Dissolution by voting “FOR” Proposal 2.

Proposal Three
To Adjourn the Special Meeting

General (See page 83)

If we do not receive a sufficient number of proxies to approve Proposals 1 and 2, and in the judgment of the proxy holders the Special Meeting should be adjourned to another date to allow additional time for our Proxy Solicitor to solicit additional proxies to vote in favor of Proposals 1 and 2, then the approval of Proposal 3 would authorize such adjournment.

Required Vote and Board Recommendation (See page 83)

Proposal 3 requires that the votes cast in favor of the proposal exceed the votes cast against the proposal at the Special Meeting.

The Board recommends that you approve any such adjournment, if such becomes necessary, by voting “FOR” Proposal 3.

BACKGROUND AND REASONS FOR THE ASSET SALE
AND SUBSEQUENT DISSOLUTION AND LIQUIDATION OF THE COMPANY

Freedom Financial Group, Inc., a Delaware corporation formed in 2001, is the successor (through Chapter 11 bankruptcy) to Stevens Financial Group, Inc. and has a relatively short operating history.  The Company was released from its predecessor’s bankruptcy proceedings on January 1, 2003, but did not commence full-scale operations until the second half of 2004.  We are a specialized consumer finance company engaged in purchasing, servicing and collecting motor vehicle retail installment contracts originated by independent used automobile dealerships.  Our focus has been on acquiring consumer installment contracts collateralized by motor vehicles ranging in age from one to eight years old at the date of acquisition, entered into with purchasers who have sub-prime credit (i.e., purchasers with credit scores below 620, or who due to other circumstances, have limited or no access to traditional sources of consumer credit) but meet our established underwriting requirements.  These installment contracts are originated at the point of sale by our network of independent used car dealers located throughout the Midwestern United States.

We require substantial capital resources and cash to support our business strategy.  Maintaining liquidity is a key to the ongoing success of companies in our industry.  Since inception, we have funded our acquisition of installment contracts with cash received as the result of the 2001 bankruptcy settlement, cash generated from our operations and proceeds from bank lines of credit.

Economic conditions in the past two years have negatively affected many aspects of our industry.  Lenders who previously provided warehouse financing for sub-prime automobile finance companies have either withdrawn from the market completely or have limited their lending to profitable companies with which the lenders have existing relationships.  In addition, many capital market participants who have previously played a role in the sub-prime auto finance industry have withdrawn from the industry, or in some cases ceased to do business.

On January 31, 2008, Freedom Financial Group, Inc. and its wholly owned subsidiary, Freedom Financial Auto Receivables LLC, entered into a two-year Revolving Credit Loan and Security Agreement and related documents (collectively, the “Loan Agreement”) with ReMark Lending Co., a division of ReMark Capital Group, LLC, for a line of credit of up to $15 million.    As security for the ReMark Loan, we granted the Lender a security interest in substantially all of our portfolio of point of sale retail installment contracts.  Freedom Financial Group, Inc. also granted the Lender a security interest in our 100% ownership interest in Freedom Financial Auto Receivables LLC.  This amounts to substantially all of our assets.  Our line of credit had outstanding balances of approximately $10.0 million and $12.0 million as of December 31, 2008, and June 30, 2009, respectively.  The ReMark Loan matures and is payable in full on January 31, 2010.  The amount due under the Loan Agreement may be accelerated upon a default by the Company, which includes failure to make any payment under the Loan Agreement when it is due.  Additionally, the Loan Agreement provides for a prepayment penalty of $150,000.

Our portfolio of installment contracts, net of unearned discount and allowance for credit losses, grew from $9.7 million at December 31, 2007, to $15.9 million and $17.9 million at December 31, 2008, and June 30, 2009, respectively.  Similarly, our total revenues grew from $2.9 million to $3.1 million for the years ended December 31, 2007 and 2008, respectively, and from $1.4 million to $2.1 million for the six months ended June 30, 2008 and 2009, respectively.  Our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 11, 2009, and our quarterly report for the quarter ended June 30, 2009, filed with the SEC on August 7, 2009, are attached as Appendix D to this Proxy Statement.

Meanwhile, our centralized structure, use of technology to maximize efficiencies and increased control over expenses enabled us to decrease our operating expenses as a percent of revenues as our revenues grew, with such percentage declining from 105% to 58% for the six months ended June 30, 2008 and 2009, respectively.  Nevertheless, we have not been consistently profitable.  We reported a net loss of $1.4 million for the year ended December 31, 2007, but net income of $303,032 for the year ended December 31, 2008, which was the first and only year in the Company’s operating history since 2001 in which the Company did not report a net loss.  We reported net losses of $292,608 for the three month period ended March 31, 2009, and $384,068 for the six month period ended June 30, 2009.  Through December 31, 2008, we had accumulated approximately $29.0 million in net operating loss carry-forwards.

Approximately one year before the ReMark Loan maturity date, the Company’s management began informal communications with the Lender to discuss whether the ReMark Loan would be extended or increased at maturity, and management also began exploring whether debt or equity financing might be available through other sources.  These efforts were consistent with our long-term growth strategies and anticipated capital requirements.  However, in late 2008, and continuing to the present time, economic conditions in general and the credit markets in particular have been increasingly difficult and challenging for all business sectors, and especially so for businesses of the Company’s size and in the Company’s industry of sub-prime automobile lending.  We reported in our quarterly report on Form 10-Q filed with the SEC on May 12, 2009, that “if the current economic conditions and tight credit markets continue, it may be difficult to refinance our bank line of credit when it matures in January, 2010, and if we default under our bank line of credit our lender could assume ownership of all of our assets and liquidate the assets in a manner the lender deems satisfactory in order to satisfy the line of credit.”

On May 11, 2009, we engaged Falconbridge Capital Markets, LLC (“Falconbridge”) to search for a replacement credit facility. Falconbridge is a leading investment bank serving financial institutions and finance companies across the globe.  The principals of Falconbridge have advised on the structuring and placement of over $30 billion in corporate financings and have previous experience with major financial institutions, investment banks and finance companies.  We selected Falconbridge because of the firm’s expertise in the automobile finance industry, familiarity with the Company and prior success in procuring financing for the Company.  The initial engagement agreement was for a term through July 13, 2009, and specified that Falconbridge would be paid (i) a closing fee of $550,000 for the successful consummation of one or more capital raising transactions, which could include a credit facility from one or more institutional funding sources, or the sale or securitization of all or a portion of our portfolio of consumer installment sales contracts to a third party; (ii) out-of-pocket expenses for fees directly related to the engagement, as well as project administration costs; (iii) a non-refundable engagement fee of $20,000 to be credited to the closing fee, if paid; and (iv) a non-refundable retainer fee equal to $15,000 to be credited to the closing fee, if paid.  On July 6, 2009 the initial agreement was amended and extended through October 13, 2009.  Under the amended agreement, the retainer fee was modified to provide for the payment of additional retainer fees in the amount of $10,000 on each of July 15, 2009, August 14, 2009 and September 15, 2009 (to be credited against a closing fee, if paid).  In addition, the closing fee was modified such that if a transaction sourced by Falconbridge was (i) consummated as a sale of all or a portion of our portfolio of consumer installment sales contracts, the closing fee would instead be 2.5% of the amount of consideration received for such portfolio, and (ii) consummated as a loan to the Company, the closing fee was still $550,000.  On October 6, 2009 the initial agreement was further amended and extended through the earlier of December 31, 2009 or the completion of a transaction.  Under the second amendment, the retainer fee was modified to provide for the payment of additional retainer fees in the amount of $10,000 on each of October 15, 2009, November 13, 2009 and December 15, 2009 (to be credited against a closing fee, if paid).  In addition, the agreement was amended to clarify that the closing fee would be fully earned and payable to Falconbridge upon the receipt of funds and execution of documents evidencing a transaction facilitated by Falconbridge, rather than merely upon the execution of documents.

The primary scope of our engagement with Falconbridge was to assist in identifying appropriate capital sources and providers, soliciting capital and/or liquidity facilities, structuring and negotiating such facilities, and providing related advice and counsel.  Falconbridge prepared a confidential informational memorandum about the Company and distributed it to over twenty potential lenders in May 2009 to provide background information on the Company and to solicit a credit facility of up to $25 million to accommodate the growth we were expecting over the coming 36 months.

On June 18, 2009, we formally requested the Lender to extend the January 31, 2010 maturity date of the ReMark Loan.  On June 29, 2009, the Lender notified us that while it appreciated the difficulty the current market environment presented in our efforts to secure a new line of credit, the Lender did not intend to grant an extension of the existing facility past the January 31, 2010 maturity date.

On July 2, 2009, representatives of Falconbridge met with our Board and reported that after approaching more than twenty potential lenders, none had expressed an interest in extending a credit facility to us. The primary reasons Falconbridge cited for lack of interest in extending a credit facility to us included:

•	Our lack of profitability.
•	The institutions approached were no longer extending credit to sub-prime finance companies/lenders.
•	The size of the credit facility did not fit the lender’s business model.
•	The Company is outside the lender’s geographic footprint.
•	The institution is only interested in portfolio purchases.

Falconbridge pointed out that a major impediment to our obtaining a credit facility was the pricing levels on “competing product” for auto loan portfolios and asset-backed securities.  For example, on March 19, 2009, Ford Motor Credit issued auto loan asset-backed securities that were eligible for purchase under the United States Treasury Department’s TALF stimulus program.  Investors using government leverage were able to purchase these “AAA” rated securities at a yield of 16.5%.  On June 23, 2009, AmeriCredit Corp. offered “AAA,” “AA,” and “A” rated subprime auto loan asset-backed securities.  The “A” bonds were being marketed at a 15% yield and the “AA” bonds were being marketed with a 10% yield to investors.

Falconbridge considered and sought out a variety of equity capital alternatives, including a follow-on/rights offering, a private equity infusion and a strategic combination.  Falconbridge concluded that the prospect of issuing new equity in the current market environment was extremely dismal.  It advised that while equity markets have shown some signs of re-emergence in recent months, the environment for middle-market specialty finance companies remains difficult given the continuing lack of liquidity in the debt markets and ongoing consumer credit stress.  Falconbridge further advised that the ability of the Company to efficiently issue equity would be hampered by extremely low valuations among publicly traded auto finance companies.  Our current share price and disparate investor base pose a challenge for financial investors.  The current low share price sets a ceiling on consideration to be paid by any potential investors, but the large amount of shares outstanding makes a potential tender offer comparatively expensive.

Falconbridge also determined that the prospects for a strategic (versus financial) equity investment in the Company were hampered by the fact that the value of the dealer base had been greatly diminished, as end-user financing sources have largely retrenched, and in some markets disappeared.  In addition, the value of existing portfolios is currently at historic lows as seller supply far outweighs buyer demand.

The primary reasons Falconbridge cited for lack of interest in an equity transaction were as follows:

•	There are too many competing opportunities in the marketplace at the current time (primarily performing portfolio sales from distressed companies).
•	Our large stockholder base would make an acquisition difficult and comparatively expensive.
•	A potential buyer’s lack of familiarity with our independent dealer base would cause such potential buyer concern.
•	The transaction would be too small to justify the time and expense involved.

At the July 2, 2009 Board meeting, Falconbridge presented an offer from ACA, which had opted not to pursue an equity infusion into the Company but desired to pursue a loan portfolio purchase transaction.  Based on the portfolio data available at that time, the total purchase price ACA was offering would have been approximately $13.7 million.  The Board rejected this offer, primarily because the Board was still focused on obtaining a credit facility, and also because the offer had a very short deadline for acceptance that did not allow the Board sufficient time to fully consider the offer.  The Board requested that Falconbridge continue to search for a replacement credit facility, not a portfolio sale, as a portfolio sale would likely result ultimately in the dissolution and liquidation of the Company.

In addition to the efforts by Falconbridge, management has pursued potential replacement credit facilities and equity financing.  Management initially began seeking financing from institutions historically active in providing credit lines to sub-prime auto finance companies.  It soon became obvious to management that most of the lenders formerly in the sub-prime industry were no longer lending or were only lending to companies with which the lender had previously established relationships.  One leading financial institution, however, expressed an interest in providing us financing, and in February 2009 a representative of the institution met with Company management to discuss a potential credit facility.  However, when our first quarter 2009 results were made available in May 2009, indicating a net loss of $292,608 for the quarter, the prospective lender stated that it would not proceed with the proposed credit facility until we maintained at least three months of continued profitability.

In our quarterly report on Form 10-Q filed for the quarter ended June 30, 2009, we reported that we had received notice from the Lender that “the lender is no longer extending credit to finance companies and thus our line of credit will not be renewed or extended when it matures in January, 2010….We can give no assurance we will be able to secure additional financing with terms acceptable to us.  If we are unable to secure additional financing, we may be forced to liquidate.  Management and the Company’s investment banking firm are currently seeking alternative sources of debt and equity financing.”

On August 13, 2009, Falconbridge reported that although significant continuing efforts had been put forth to procure a credit facility refinancing, Falconbridge did not believe that any refinancing opportunities would arise before the Board’s next scheduled regular meeting on September 17, 2009.  Falconbridge indicated that the only capital raising option that had received a positive response from the market had been for a sale of our loan portfolio, and that a portfolio sale appeared to be the only possible way to repay the ReMark Loan when it comes due. Falconbridge believed that the best possible alternative to maximize residual stockholder value, if any, would be to proceed with a sale of our loan portfolio, and it provided a summary of the details of seven possible portfolio sale indications it had received, as well as a summary of the institutions that were in the process of analyzing our data to provide a bid.  Of the seven indications Falconbridge received, three institutions ultimately opted not to bid on our loan portfolio.  The bids that were received included purchase prices ranging from 70% to 80% of the unpaid principal balance on the current (less than 30 days past due) portion of our loan portfolio.  Some institutions stated that they were experiencing their own liquidity issues and would only be able to purchase a small portion of our portfolio of installment loan contracts.

One of the bids received by Falconbridge was from FIFS, which offered to purchase our entire current loan portfolio for a price equal to 80% of the unpaid principal balance. Falconbridge advised that the FIFS bid was the best portfolio sale option available, and that its 80% price represented the top of the current market.  Importantly, Falconbridge stated that we needed to act promptly, because if we delayed in accepting the FIFS bid until the September 17, 2009 Board meeting, the prices being offered for our portfolio may be significantly less.  Falconbridge believed that portfolio purchasers would attempt to leverage our looming refinancing deadline by either offering no bid and instead waiting to purchase the portfolio from the Lender once it has been foreclosed upon, or making a bid that is substantially lower than the current market.

Falconbridge recommended that all parties still analyzing our portfolio be contacted at once.  If no positive indicative responses were received from any of the potential purchasers, then the offer received from FIFS should be presented to the Board as soon as possible.  Falconbridge noted that while other institutions were continuing to analyze our portfolio for a potential loan sale and/or other strategic alternatives, the probability of an outcome superior to that currently offered by FIFS was unlikely, given the established timeframe and current market conditions.  Falconbridge then had the view that the certainty of executing a transaction with FIFS was greater than that of any other bidder that had been contacted, and any leverage we had in the sale process was currently at its peak and would decline as the maturity date of the ReMark Loan approached.

On August 18, 2009, we received a proposed non-binding letter of intent from FIFS.  The letter of intent included a detailed computation of the purchase price, and provided for a $150,000 break-up fee if we accepted the letter of intent but subsequently elected not to close the transaction for any reason or if the transaction were not consummated by December 15, 2009.  It also included a condition that FIFS would reaffirm the purchase price once it had completed its due diligence. We received a revised non-binding letter of intent from FIFS on August 19, 2009 (the “FIFS LOI”), correcting a computational error in the purchase price, providing for an extension of the closing date at the sole discretion of FIFS, and modifying the break-up fee by removing the obligation to pay the break-up fee if FIFS proposed a material change to the asset purchase price or elected not to close the transaction.  The estimated purchase price was $14.6 million based on loan portfolio data as of June 30, 2009.

The Board met on August 20, 2009, to discuss the FIFS LOI.  Falconbridge presented a report outlining their efforts to arrange a refinance, capital infusion, asset sale or other financing event, which included the details of all of the possible portfolio sale indications Falconbridge had received (the “Report”), and a copy of the FIFS LOI.  According to the Report, the FIFS LOI was superior to all other offers or indications of interest that had been received through either Falconbridge or the independent efforts of management.  The Board considered the terms and pricing of the FIFS LOI, including the break-up fee and the fact that FIFS could withdraw its offer at any time and without recourse.  The Board considered but took no action on engaging a qualified analyst to evaluate the fairness of the FIFS LOI.  Thereafter, management engaged ValuCorp International, Inc. to render an opinion as to the fairness, from a financial point of view, of the consideration to be received in connection with the FIFS LOI.  See “Opinion of ValuCorp International, Inc.” below.  Following the August 20 Board meeting, we accepted the FIFS LOI and commenced negotiations for a definitive agreement.

Aside from the binding obligation to pay the break-up fee, the FIFS LOI did not restrict us from continuing to pursue other possible transactions, including a credit facility to replace the ReMark Loan, and including other potential opportunities for a loan portfolio sale transaction.  Both Falconbridge and management actively continued their efforts to pursue other transactions.

On September 4, 2009, after FIFS completed its due diligence, we received a proposed updated letter of intent from FIFS (the “Updated FIFS LOI”) removing the due diligence condition.  The Updated FIFS LOI also reaffirmed the purchase price for the loan portfolio and updated the aggregate purchase price to include an additional amount to be paid for our charge-off accounts.  Additionally, the Updated FIFS LOI provided that the maximum aggregate number of payment extensions to obligors within the loan portfolio in any given month could not exceed 11 unless otherwise approved in writing by FIFS, and in no event could a payment extension be granted on an account that is greater than 30 days past due.  We accepted the Updated FIFS LOI on September 8, 2009, which was non-binding on the Company other than the obligation to pay the break-up fee.

On September 10, 2009, we received another offer from ACA to purchase our loan portfolio, indicating a proposed purchase price of approximately $15.5 million based on loan portfolio data as of August 31, 2009, with our current receivables priced at 81% of the unpaid principal balance.  The offer stated it would expire the next day.  It included a $1.0 million good faith escrow deposit and a 30 day exclusivity provision that would have precluded further efforts to obtain a loan refinancing, equity infusion or portfolio sales transaction, and if accepted would have resulted in our being required to pay a $150,000 break-up fee under the Updated FIFS LOI.  The offer was accompanied by a preliminary commitment letter by Wells Fargo Bank to finance the transaction, subject to significant conditions.

The Board met again on September 11, 2009, to review the Updated FIFS LOI in comparison to other potential loan portfolio sale opportunities, including the ACA offer for a higher aggregate price using different pricing percentages for different tranches of the portfolio based on aging and collectability categories.  Management and Falconbridge both advised the Board that the Updated FIFS LOI remained preferable to the alternative higher price ACA proposal based on the key considerations of the advantage in financing, timing and certainty for closing of the FIFS proposal, and they advised that the proposed ACA price was not sufficiently higher to offset or outweigh these key considerations.  After lengthy discussions, the Board asked representatives of Falconbridge to continue pursuing alternative opportunities to the Updated FIFS LOI, and in particular to continue discussions for the purpose of improving the ACA proposal in ways that would address the Board’s concerns on the other key considerations.

Between the Board’s September 11 meeting and its regular meeting scheduled for September 17, 2009, management continued their efforts to pursue alternatives to the Updated FIFS LOI.  These efforts reflected our top priority of obtaining a credit facility to replace the ReMark Loan, and also of seeking to improve the Updated FIFS LOI terms or to improve the terms of other proposals for portfolio sale transactions, including the ACA offer.

On September 14, 2009, we received a revised offer from ACA.  The revised offer reduced the due diligence period, committed to retain some of our collections and servicing operations and personnel and increased the amount of the good faith escrow deposit, but also added a $1.5 million break-up fee if our loan portfolio were sold to any party other than ACA.

At its meeting on September 17, 2009, the Board considered, among other things, the Company’s financial health, operating results and the possible options that may be available to the Company in light of the Lender’s refusal to refinance the ReMark Loan.  The Board also compared the Updated FIFS LOI to other potential opportunities, including the revised ACA offer.  The Board considered the Updated FIFS LOI to be superior to any other alternatives because:  (i) we already had an executed letter of intent with FIFS; (ii) FIFS had completed their due diligence review; (iii) the price offered by FIFS was deemed by Falconbridge to be fair and at the top end of the expected range; (iv) since management felt a definitive agreement with FIFS could be reached relatively quickly, the initial time line for preparing a proxy statement, holding a stockholders meeting and closing the transaction could be maintained resulting in a closing of the transaction on or around December 15, 2009; (v) FIFS appeared to have access to the necessary resources to close the transaction; and (vi) the relatively low break-up fee did not preclude the Company from continuing to pursue other options, most importantly a financing or equity option that would allow the Company to continue operations.  Then management moved forward to finalize a definitive agreement with FIFS consistent with the signed Updated FIFS LOI which had been approved by the Board.

The Board reconvened on September 24, 2009, to discuss the recent developments, including the status of the efforts to either obtain debt or equity financing to replace the Company’s credit facility or to complete and sign a definitive agreement with FIFS according to the Updated FIFS LOI.  At this meeting, management reported that it continued to have informal discussions with possible sources of financing, but thus far none of those sources appeared to present any realistic opportunities for the Company.  Additionally, management reported that a definitive agreement with FIFS had been completed in principle, but FIFS had determined that its board of directors must approve such definitive agreement prior to execution.

On September 25, 2009, in anticipation of the Asset Sale, we announced that we would no longer be purchasing new loans from our network of dealers.  We did this because the FIFS purchase price for our loan portfolio was less than the price we were paying to purchase new loans.

We received the ValuCorp fairness opinion on September 29, 2009.  See “Opinion of ValuCorp International, Inc.” below.

As a result of on-going discussions by management, we received another revised offer and proposed letter of intent from ACA  (the “ACA LOI”) prior to the Board meeting on September 30, 2009.  The ACA LOI offered to purchase our loan portfolio with our current receivables priced at 85% - this would result in an anticipated purchase price of approximately $15.6 million, which was more than $1.0 million higher than our agreement with FIFS.  Additionally, the exclusivity provision was modified to permit us to continue pursuing refinancing transactions, and the break-up fee was reduced to $300,000.  Moreover, management inquiries indicated that ACA already had sufficient financing in place to close the transaction.  These factors addressed many of the key concerns we had about the prior ACA offers.

When the Board reconvened on September 30, 2009, the Board was advised that, although management had been told the FIFS board had approved the definitive agreement, the Company had not yet received the definitive agreement signed by FIFS.  After reviewing the proposed ACA LOI with management, and in light of the fact that the ACA LOI represented a significantly higher price than the FIFS agreement and had otherwise addressed some of the Board’s prior concerns, the Board directed management to attempt to resolve any remaining issues, and to finalize the ACA LOI, but to continue moving forward with the FIFS Transaction so long as no deal had been finalized with ACA.  Additionally, although management and Falconbridge were then continuing their efforts to develop alternative means of paying off the ReMark Loan prior to its maturity, the Board believed it was necessary to begin bringing these efforts to a conclusion in light of the time required to call a special stockholders meeting to approve the sale of the Company’s assets, to prepare and file a definitive and final proxy statement for the stockholders meeting, and to consummate the FIFS Transaction or any other portfolio sale transaction on a timely basis prior to the end of 2009 and in advance of the maturity date of the ReMark Loan.  The Board recognized that we could continue to seek credit facilities to replace the ReMark Loan, because paying a $150,000 FIFS break-up fee would be the only impediment to terminating the FIFS Transaction in favor of a new credit facility should such an opportunity become available to us.

We received FIFS’s signature on a definitive purchase agreement after the Board meeting, and on October 5, 2009, we filed a current report on Form 8-K disclosing that we had entered into a definitive agreement with FIFS.

On October 5, 2009, we received a revised and updated letter of intent from ACA (the “Updated ACA LOI”).  The Updated ACA LOI would permit us to pursue a refinancing transaction without paying a break-up fee and included other changes making it possible for us to continue with the FIFS Transaction while ACA completed its due diligence and we negotiated a definitive agreement with ACA.

The Board met again on October 6, 2009, for management to update the Board on any ongoing efforts to develop alternative means of paying off the ReMark Loan prior to its maturity.  Management reported that the Lender had proposed an amendment to the Loan Agreement that would include an agreement by us that the ReMark Loan was in default due to our announcement that we would no longer be purchasing new loans, but that the Lender would agree temporarily to forbear exercising certain default remedies.  Management also reported on the Updated ACA LOI.  In light of the significantly higher price represented by the ACA offer as compared to the FIFS Transaction, the Board again authorized management to finalize and sign the Updated ACA LOI.  Following management’s report, the Board concluded that the FIFS Transaction was still in our best interests and in the best interests of the stockholders.  However, the Board recognized that the Updated ACA LOI, if finalized and if a definitive agreement could be successfully negotiated with ACA, could still result in an improved transaction for us and our stockholders.  In the Board’s business judgment, at the time of this meeting, a sale of our loan portfolio on the terms offered by FIFS followed by our dissolution and liquidation was the best available method under the circumstances to maximize residual stockholder value, if any.  The Board therefore ratified the FIFS Transaction and also approved the Plan of Dissolution.  The Board took these actions in part because it believed that such options would permit us to payoff the ReMark Loan as it becomes due and save us from being forced to seek protection under applicable United States bankruptcy laws.  The Board also approved a plan for severance compensation and retention bonuses for certain key members of management.

On October 7, 2009, management finalized its discussions with ACA and accepted the Updated ACA LOI.

As we reported in our current report on Form 8-K filed on October 13, 2009, we were notified by the Lender that it had characterized the sale of substantially all of our assets to FIFS and our suspension of receivables purchases as a material adverse change in our business that constitutes an Event of Default and a Funding Termination Event under the Loan Agreement and that, as a consequence, the Lender was entitled to cease making further advances to us, declare the entire balance of the ReMark Loan immediately due and payable, and enforce the Lender’s security interest in all of our assets.  We entered into an Amendment No. 2 (“Amendment 2”) to our Loan Agreement in order to avoid an acceleration of the ReMark Loan and the Lender’s sale of all of our assets that secure the ReMark Loan at this time.    Pursuant to Amendment 2:

•	We agreed that an uncured Event of Default exists and is continuing under the Loan Agreement.

•	The Lender has agreed to forbear from exercising certain default remedies under the Loan Agreement until November 9, 2009.

•	The Lender has the right to appoint a Supervisory Servicer to monitor or take over our receivables servicing function at our expense.

•
All funds coming into the lockbox account, after payment of interest and the fees provided under the Loan Agreement (including those of a Supervisory Servicer if one is appointed), will be applied by the Lender to reduce the principal balance of the ReMark Loan and will not be remitted to us as was the practice under the Loan Agreement before Amendment 2.  This should result in a more rapid paydown of the ReMark Loan.

•	The Lender will not provide further advances under the ReMark Loan in excess of the $12,042,000 then current balance. We had not planned to request additional advances under the ReMark Loan.

•
The Lender will accrue Default Rate Interest equal to the existing rate plus 4.5% commencing September 23, 2009.  The existing Note Rate of interest will be payable prior to the expiration of the forbearance period, and the difference between the Note Rate and the Default Rate Interest will be payable after expiration of the forbearance period.

•
The forbearance period will automatically expire on the earlier of (i) November 9, 2009, (ii) any termination of the FIFS asset sale, (iii) any new Event of Default under the Loan Agreement, or (iv) any default in performance of Amendment 2.

On October 19, 2009, we entered into a definitive agreement with ACA reflecting the terms of the Updated ACA LOI.  On that same day we notified FIFS that we were exercising our right to terminate the FIFS agreement and would immediately pay the $150,000 break-up fee to FIFS.

The Board met on October 22, 2009, and ratified the definitive agreement with ACA and the termination of the FIFS Transaction.  The Board changed the special stockholders meeting from November 16, 2009, to November 30, 2009, to accommodate filing an amended preliminary proxy statement and to allow sufficient time to give notice of the meeting to our stockholders.

We filed a current report on Form 8-K on October 22, 2009, to disclose these developments with ACA and FIFS.

We anticipated that we could not close the Asset Sale before the forbearance period under Amendment 2 expired.  We asked the Lender to extend the forbearance period until the Asset Sale with ACA closes.

On November 4, 2009, we executed Amendment 3 to the Loan Agreement (“Amendment 3”), which modifies the foregoing Amendment 2 in only the following respects:

•
The forbearance period will automatically expire on the earlier of (i) December 15, 2009, (ii) the termination of the Asset Sale, (iii) any new Event of Default under the Loan Agreement, and (iv) any default in the performance of Amendment 3.

•	Lender will not provide for further advances under the ReMark Loan in excess of $11,193,286.75, the current balance of the ReMark Loan.

•	Lender has appointed FIFS as a Supervisory Servicer and the Company has executed the Supervisory Servicing Agreement.

Additionally, on November 4, 2009, the Lender consented to the Asset Sale and waived its “last look” right with respect to the Asset Sale.  The waiver by the Lender of its right of “last look” has the effect of waiving the prepayment penalty.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE SPECIAL MEETING

Q.	What will be voted on at the Special Meeting?

A.	The items of business scheduled to be voted on at the Special Meeting are as follows:

1.	a proposal to authorize and approve the Asset Sale pursuant to the Purchase Agreement substantially in the form of Appendix A attached to this Proxy Statement;

2.
a proposal to authorize and approve the voluntary Dissolution Liquidation of the Company pursuant to the Plan of Dissolution substantially in the form of Appendix B attached to this Proxy Statement; and

3.
a proposal to approve the adjournment of the Special Meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 and Proposal 2.

These proposals are described more fully below in this Proxy Statement.  As of the date of this Proxy Statement, the only business that the Board intends to present or knows of that others will present at the meeting is set forth in this Proxy Statement.  If any other matter or matters are properly brought before the meeting, the persons who hold proxies intend to vote the shares they represent in accordance with their best judgment.

Q.	What will happen if the Asset Sale is not ratified and approved?

A.
If the Asset Sale is not ratified and approved, the Board will evaluate what alternatives, if any, are available to the Company, including, without limitation, the ability of the Company to continue its operations or the possible entry into a strategic transaction and our prospects at such time, but there can be no assurance that we would succeed in our efforts to continue to successfully conduct our business or undertake any other strategic transaction.  The ReMark Loan matures on January 31, 2010, and our Lender has indicated that it will not renew or extend our credit facility after the maturity date.  The Lender has a security interest in substantially all of our assets, including all of our retail installment contracts.  If we are unable to secure a strategic alternative prior to the maturity date, and thus are unable to pay off the balance of the ReMark Loan when it matures, it is likely that our Lender will foreclose on our assets and sell them, possibly at distressed sale prices.  In that event, it is likely that there would be substantially less funds, if any, remaining for distribution to stockholders.

Q.	Is the Asset Sale conditioned upon the Plan of Dissolution being approved?

A.
No.  The Asset Sale is not conditioned upon the Plan of Dissolution being approved.  If stockholders approve the Asset Sale but do not approve the Plan of Dissolution, we will complete the sale of substantially all of our assets to ACA subject to the terms and conditions of the Purchase Agreement.  Thereafter, the Board and management will evaluate what alternatives, if any, are available to the Company.  However, at this time the Board does not believe that our assets remaining after satisfaction of the ReMark Loan will be sufficient to profitably conduct the business we have historically operated as an owner and servicer of installment sales contracts in the auto finance sector.    Moreover, we may not have sufficient cash resources to continue our operations.  If the assets remaining are not sufficient to continue operations or to operate profitably, and unless alternate financing sources become available, we may be required to terminate operations or seek protection under applicable United States bankruptcy laws.

Q.	What will happen if the Plan of Dissolution is ratified and approved?

A.
If the Plan of Dissolution is authorized, we will (subject to stockholder approval of the Asset Sale) complete the proposed sale of assets to ACA, file a Certificate of Dissolution with the Delaware Secretary of State, complete the liquidation of our remaining assets, satisfy our remaining obligations, and make distributions to stockholders of available liquidation proceeds.  We expect to close our stock transfer books and to discontinue recording transfers and issuing stock certificates on or around the Effective Date – the date that the Certificate of Dissolution filed with the Delaware Secretary of State becomes effective.  The Effective Date will be announced as soon as reasonably practicable after that time. We anticipate that we will notify FINRA of our impending dissolution and request that our common stock stop trading on the OTC Bulletin Board.  Accordingly, we expect that trading in our shares of common stock will cease on or as soon as practicable after the Effective Date.

Q.	Is the Plan of Dissolution conditioned upon the Asset Sale being approved?

A.
No.  The Plan of Dissolution is not conditioned on the Asset Sale being approved.  If the stockholders approve the Plan of Dissolution but do not approve the Asset Sale, we may not have sufficient assets available to satisfy our obligations to the Lender under the ReMark Loan.  If the ReMark Loan matures or is accelerated and we are unable to pay the balance of the ReMark Loan, the Lender will likely foreclose on our assets and sell them, possibly at distressed sale prices.  In that event, it is likely that there would be substantially less funds, if any, remaining for distribution to stockholders.  Consequently, if the Asset Sale is not approved, the Board would evaluate what alternatives, if any, are available to the Company.  Under the Plan of Dissolution, the Board may, in its sole discretion and without requiring stockholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL.

Q.	What will happen if the Plan of Dissolution is not approved?

A.
If the Plan of Dissolution is not approved, the Board will explore what, if any, alternatives are available for the future of the Company, particularly in light of the fact that we would have sold substantially all of our assets, and our assets remaining after satisfaction of the ReMark Loan will not be sufficient to profitably conduct the business that we have historically operated.  Following the Asset Sale, we will have terminated substantially all of our employees because there would be no active business left to operate.  Rehiring employees may not be possible, or would take several months at a cost that we are unable to estimate at this time.

At this time, the Board has considered numerous options and has determined that it is in the best interests of the stockholders to dissolve the Company and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise before or after the Effective Date.  If our stockholders do not approve the Plan of Dissolution, we expect that our cash resources will continue to diminish, which would likely adversely affect our financial condition and the value of your common stock.  Such a result would increase the risk that you would lose all of your investment.

Q.	How does the board of directors recommend that I vote?

A.	The Board recommends that you vote your shares “FOR” approval of Proposals 1, 2 and 3.

Q.	What will stockholders receive in the liquidation?

A.
Pursuant to the Plan of Dissolution, we intend to liquidate all of our remaining non-cash assets and, after satisfying or making reasonable provision for the satisfaction of claims, obligations and liabilities as required by law, distribute any remaining cash to our stockholders.  We can only estimate the amount of cash that may be available for distribution to stockholders.  We estimate that the aggregate amount of cash distributions to stockholders will be in the range of $0.17 to $0.21 per share of common stock (assuming the Asset Sale is consummated).  If the Asset Sale is not approved, we cannot predict whether any funds will be available for distribution to stockholders, especially if we are unable to pay the ReMark Loan when it becomes due and the Lender forecloses on and sells our assets.

Many of the factors influencing the amount of cash distributed to stockholders as a liquidation distribution cannot be currently quantified with certainty and are subject to change.  Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Dissolution and Liquidation when you vote on the proposal to approve the Plan of Dissolution.  You may receive substantially less than the amount currently estimated.

Q.	When will stockholders receive payment of any available liquidation proceeds?

A.
Although we are not able to predict with certainty the precise nature, amount or timing of any distributions, we expect to make an initial distribution as soon as reasonably practicable following the Asset Sale.  We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation and the net value, if any, of our remaining non-cash assets.  If the amount of our liabilities and the amounts that are spent during the liquidation are greater, or the value of our non-cash assets is less than we anticipate, stockholders may receive substantially less than the amount estimated.  The Board has not established a firm timetable for any final distributions to stockholders.  Subject to contingencies inherent in winding up our business, the Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of stockholders.  The Board, in its discretion, will determine the nature, amount and timing of all distributions.  In any liquidation of the Company, the claims of secured and unsecured creditors of the Company take priority over the stockholders.  If the Asset Sale is not approved, we default on the ReMark Loan and the Lender forecloses and liquidates our assets, we will likely be forced into an involuntary liquidation in which the amount of distributions to stockholders will likely be substantially less than would be available following the Asset Sale, and perhaps, zero.

Q.	Why am I receiving these proxy materials?

A.
You are receiving these proxy materials because you were a stockholder of record at the Record Date, the close of business on October 14, 2009.  As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q.	Who is entitled to attend the meeting?

A.	You are entitled to attend the meeting only if you were a stockholder (or joint holder) of record as of the Record Date, or if you hold a valid proxy for the meeting.

Please note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  You will also need to obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q.	Who is entitled to vote at the meeting?

A.	Only stockholders who owned the Company’s common stock at the Record Date are entitled to notice of the Special Meeting and to vote at the meeting, and at any postponements or adjournments thereof.

Q.	How many shares must be present to conduct business?

A.
The presence at the meeting, in person or by proxy, of the holders of a majority of all of our outstanding common stock at the Record Date will constitute a quorum.  A quorum is required to conduct business at the meeting.  Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q.	What shares can I vote at the meeting?

A.
You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Many of our stockholders hold their shares through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareholder Services, you are considered to be, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you.  As the stockholder of record, you have the right to grant your voting proxy directly to the representatives of Freedom Financial Group, Inc. named on the Proxy Card or to vote in person at the meeting.  We have enclosed a Proxy Card for you to use to grant the Company your proxy.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by the record holder of the shares.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.  Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q.	How can I vote my shares without attending the meeting?

A.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.  Stockholders of record may submit proxies by completing, signing and dating their Proxy Cards and mailing them in the accompanying pre-addressed envelope.  Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.  In addition, if you are a stockholder of record, you may grant a proxy to vote your shares at the Special Meeting by telephone, by calling 1-800-560-1965 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 12:00 p.m. Central Time on November 29, 2009, the day before the Special Meeting.  Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 12:00 p.m. Central Time on November 29, 2009, the day before the Special Meeting, by going to www.eproxy.com/ffgr to create an electronic ballot.  If you vote by telephone or the Internet, you will be required to provide the control number contained on your Proxy Card.  If your shares are held in street name, your Proxy Card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone.  Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name.  Section 212(c)(2) of the DGCL allows the granting of proxies electronically.

Q.	How can I vote my shares in person at the meeting?

A.
Shares held in your name as the stockholder of record may be voted in person at the meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the meeting, we recommend that you also submit your Proxy Card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Q.	Can I change my vote?

A.
You may change your vote at any time prior to the vote at the meeting.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person.  Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q.	Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except:  (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide written comments on their Proxy Card, which are then forwarded to the Company’s management.

Q.	How are votes counted?

A.
If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item.  If you sign your Proxy Card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each of Proposals 1, 2 and 3, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q.	What is a “broker non-vote”?

A.
Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters.  Approval of the Asset Sale and the Plan of Dissolution are considered non-routine, and therefore your broker or bank does not have the discretionary authority to vote your shares on these matters unless you so instruct.  A “broker non-vote” occurs when a broker expressly instructs on a Proxy Card that it is not voting on a matter, whether routine or non-routine.

Q.	How are “broker non-votes” counted?

A.
Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.  Accordingly, broker non-votes will have the same effect as a vote “AGAINST” a proposal.

Q.	How are abstentions counted?

A.
If you return a Proxy Card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal, but they will not be voted on any matter at the meeting.  In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner.  Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

Q.	What happens if additional matters are presented at the meeting?

A.
If you grant a proxy, the persons named as proxy holders, Jerald L. Fenstermaker (our President and Chief Executive Officer, as well as a Director) and Thomas M. Holgate (our Senior Vice President and Secretary), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. However, other than the three proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the meeting, and no other matters have been presented for a vote at the Special Meeting.

Q.	Who will serve as inspector of election?

A.	We expect a representative of Wells Fargo Shareholder Services, our transfer agent, to tabulate the votes and act as inspector of election at the meeting.

Q.	What should I do if I receive more than one proxy?

A.
You may receive more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Proxy Card.  Please complete, sign, date and return each Proxy Card and voting instruction card that you receive to ensure that all your shares are voted.

Q.	Who is soliciting my vote and who is paying the costs?

A.
Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement.

Q.	How can I find out the results of the voting?

A.	We intend to announce preliminary voting results at the meeting and publish final results in a current report on Form 8-K following the meeting.

Q.	What is the deadline for proposing action or director candidates for future meetings?

A.	If we have a future annual meeting, you may be entitled to present proposals for action at such a meeting, including director nominations.

Stockholder Proposals:  We do not expect to hold another annual meeting.  If there is an annual meeting held in 2010, for a stockholder proposal to be considered for inclusion in our proxy statement, the written proposal must be received by the Secretary of the Company at our principal executive offices no later than the close of business on the tenth day following the date on which notice of the annual meeting is mailed to stockholders or public disclosure of the date of the meeting is made, whichever occurs first. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, and any other applicable rules established by the United States Securities and Exchange Commission.  Proposals should be addressed to:

Secretary
Freedom Financial Group, Inc.
3058 E. Elm Street
Springfield, MO 65802

Nomination of Director Candidates:  If there is an annual meeting in 2010 and if you wish to propose a director candidate for consideration by the Board, your recommendation should include information required by our Bylaws and should be directed to the Secretary of the Company at the address of our principal executive offices set forth above.  In addition, you must submit the recommendation within the time period set forth above for Stockholder Proposals.

Copy of Bylaw Provisions:  You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q.	What happens to my shares of common stock after the dissolution of Freedom Financial Group, Inc.?

A.
The liquidating distributions to stockholders pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of the Company’s common stock.  Thereafter, each holder of common stock will cease to have any rights with respect to the shares, except the right to receive distributions, if any, pursuant to the Plan of Dissolution.

Q.	Should I send in my stock certificates now?

A.	No. You should not forward your stock certificates before receiving instructions to do so.

As a condition to receipt of the liquidating distributions, the Board or trustees, if any, may require stockholders to surrender their certificates evidencing their shares of common stock in the Company or to furnish evidence satisfactory to the Board or trustees, if any, of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or any trustees.  If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender.  Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q.	Can I still sell my shares?

A.
Yes, for a limited period of time.  We expect that our common stock will continue to be quoted on the OTC Bulletin Board prior to the Special Meeting.  However, the Board may direct that our stock transfer books be closed and recording of transfers of common stock discontinued as of the earliest of:

•	the close of business on the record date fixed by the Board for the first or any subsequent installment of any liquidating distribution;

•	the close of business on the date on which our remaining assets are transferred to a liquidating trust; or

•	the date on or as soon as reasonably practicable after which we file our Certificate of Dissolution with the Delaware Secretary of State.

We expect that the Board will close our stock transfer books on or around the Effective Date.  Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates.

Q.	Do I have appraisal rights?

A.	No. Under the DGCL, stockholders are not entitled to assert appraisal rights with respect to the Asset Sale or the Plan of Dissolution.

Q.	What do stockholders need to do now?

A.
After carefully reading and considering the information contained in this Proxy Statement and the documents delivered with this Proxy Statement, each stockholder should complete, sign and date his or her Proxy Card and mail it in the enclosed postage prepaid envelope as soon as possible so that his or her shares may be represented at the Special Meeting.  We will accept all proxies received by us before the Special Meeting is called to order.  If you are a stockholder of record, you may grant a proxy to vote your shares at the Special Meeting by telephone, by calling 1-800-560-1965 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 12:00 p.m. Central Time on November 29, 2009, the day before the Special Meeting.  Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 12:00 p.m. Central Time on November 29, 2009, the day before the Special Meeting, by going to www.eproxy.com/ffgr to create an electronic ballot.

Sending in a signed Proxy Card will not affect your right to attend the Special Meeting, nor will it preclude you from voting in person because the proxy is revocable at any time prior to the voting of such Proxy Card.  You may revoke your proxy at any time before your proxy is voted at the Special Meeting by doing any of the following:

•
Attending the Special Meeting and voting your shares in person at the Special Meeting.  Your attendance at the Special Meeting alone will not revoke your proxy — you must also vote at the Special Meeting.

•	Sending a written notice of revocation to our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802.

•
Filing another duly executed Proxy Card bearing a later date with our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802, re-submitting your vote on the Internet by creating a new electronic ballot at www.eproxy.com/ffgr or re-voting by telephone by calling 1-800-560-1965.

If you are a stockholder of record and choose to revoke your proxy in writing, your written notification revoking your proxy or a later-dated signed Proxy Card changing your vote must be received by us by 9:00 a.m. (Central Time) on November 30, 2009, in order to be acknowledged and reflected in the vote.  If you are revoking your proxy by re-submitting your vote on the Internet or re-voting by telephone, your vote must be received by us prior to 12:00 p.m. Central Time on November 29, 2009, the day before the Special Meeting.  If you are a beneficial owner of the Company’s stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q.
What happens if the Board enters into a definitive agreement to refinance the ReMark Loan or is able to obtain a new line of credit before the consummation of the Asset Sale and/or the Plan of Dissolution?

A.
Notwithstanding authorization or consent to the proposed Asset Sale or Plan of Dissolution by the stockholders, the Board has the absolute right in its sole discretion to abandon the Asset Sale or the Plan of Dissolution or both.  It is likely that the Board would exercise its right to abandon the Asset Sale or the Plan of Dissolution or both if before the consummation of the Asset Sale we were presented with an opportunity to refinance the ReMark Loan or obtain a new credit facility that would enable us to continue operating as a going concern.

Q.	Who should I contact with questions?

A.
If you have any additional questions about the Special Meeting or the proposals presented in this Proxy Statement, need information on how to obtain directions to attend the meeting and vote in person, of if you have special needs that you would like us to accommodate at the Special Meeting, you should contact:

Thomas M. Holgate, Secretary
Freedom Financial Group, Inc.
3058 E. Elm Street
Springfield, MO 65802
(417) 886-6600 ext. 213

FACTORS TO BE CONSIDERED BY STOCKHOLDERS
IN DECIDING WHETHER TO APPROVE THE PROPOSALS

There are many factors that stockholders should consider when deciding whether to vote to approve the proposals. Such factors include the risk factors set forth below and those risk factors set forth in our other filings with the SEC.

The Company has a history of losses.

We had a substantial accumulated deficit as of December 31, 2008 of $4,738,477 and cumulative operating losses of $5,390,734 over the five-year period ended December 31, 2008.   There is no assurance that we will show an operating profit at any time in the future.  We had incurred net losses of $292,608 and $91,460 for the three-month periods ended March 31, 2009 and June 30, 2009, respectively.  However, we had positive operating cash flow of $314,546 and $416,455, respectively, during the first and second quarters of 2009.  Because we have been heavily dependant on our credit facility to acquire loans and support our operations, there is substantial doubt surrounding our ability to continue as a going concern without obtaining a new credit facility.

There can be no assurance the Lender will not accelerate the ReMark Loan and sell our assets prior to the January 31, 2010 maturity date.

Although the primary purpose of the Asset Sale is to pay off the ReMark Loan by the January 31, 2010 maturity date, the Loan Agreement grants the Lender the right to declare us in default if there is a material adverse change in our business, financial condition or prospects.  As we reported in a current report on Form 8-K filed with the SEC on October 13, 2009, the Lender characterized the sale of substantially all of our assets to FIFS and our suspension of receivables purchases as a material adverse change in our business that constitutes an event of default and a funding termination event, and that, as a consequence, the Lender has asserted that it is entitled to cease making further advances to us, declare the balance of the ReMark Loan immediately due and payable, and enforce its security interest in all of our assets.  The Lender has agreed to forbear exercising certain default remedies until December 15, 2009, by which we anticipate consummating the Asset Sale assuming it is approved by our stockholders.  Nevertheless, if we do not close the Asset Sale before December 15, 2009 or the forbearance period is otherwise terminated, it is possible that the Lender could sell our assets in foreclosure prior to the maturity date of the ReMark Loan and the expected closing date of the Asset Sale.  If that happens, we would not be able to close the Asset Sale, and depending upon the prices at which our receivables are sold by the Lender, there may not be sufficient funds remaining to make a distribution to our stockholders

Failure to approve the Asset Sale may seriously affect the Company’s liquidity and ability to continue as a going concern.

The Board approved the Asset Sale and the Plan of Dissolution in part because it believes that the maturity of our current line of credit and our inability to refinance or obtain a new line of credit will prohibit the Company from meeting its financing and operating cash needs for the next 12 months.  Additionally, the Lender has a security interest in substantially all of our assets, including all of our retail installment contracts, and all net cash from the lockbox account established under the Loan Agreement is being applied by the Lender to reduce the principal balance of the ReMark Loan and will not be remitted to us.  If our current line of credit matures or is accelerated, the Asset Sale has not been ratified and approved, and we are unable to pay the balance of the ReMark Loan, the Lender will likely foreclose on our assets and sell them, possibly at distressed sale prices.  In the absence of such financing, we will not be able to finance operations and may be required to terminate operations or seek protection under applicable United States bankruptcy laws.

Additionally, since we ceased purchasing new loans on September 23, 2009, the overall size of our portfolio has begun to decline as existing portfolio loans continue to pay down.  To meet our fixed costs, we must generate sufficient interest income to meet operating expenses.  Our ability to generate that interest income depends on the size of our loan portfolio.  A reduction in portfolio size and corresponding decrease in interest income will thus have a significant adverse effect on our liquidity, which in turn will significantly impair our ability to continue as a going concern.

If our expectations regarding the conversion of our assets into cash are inaccurate, the amount we distribute to our stockholders may be reduced.

The amount of cash we can distribute to stockholders depends, in part, on the amount of cash received from the Asset Sale and liquidation of our other assets and the cost of liquidation. The ultimate amount that we receive is subject to uncertainties.  While we have executed the Purchase Agreement, the sale price contemplated by the Purchase Agreement is subject to adjustments based on various factors, including the actual outstanding balance of our Receivables at closing, the aging of our Receivables at closing and our ability to receive certain consents and to maintain current business operations. The sale price is also conditioned on there being no material adverse effects relating to our retail installment contracts being sold.  If a material adverse change should occur or we fail to satisfy a closing condition, we may not realize the estimated amounts related to the sale of our assets.  Additionally, the ultimate cash distributed to stockholders is also subject to the following:

•
We have estimated the value of our retail installment contracts. These estimates may change depending on a number of factors, including without limitation, the delinquency rate on our loan portfolio.  We have no expectation of any material deterioration in delinquency rate of the portfolio.  Moreover, the overall size of our loan portfolio will decline with collections due to our decision not to purchase any additional receivables, although in light of the Amendment to our Loan Agreement, all net collections in the lockbox account will now be used to pay down the ReMark Loan, which will reduce the principal amount payable at maturity or an acceleration of the ReMark Loan.

•
The estimated purchase price for the Asset Sale is based on conditions in the Purchase Agreement, including without limitation, that (i) we have not suffered any material adverse change in operations since August 30, 2009, (ii) we obtain the consent from our Lender, and (iii) we obtain stockholder consent to the Asset Sale.  If we do not satisfy any of the foregoing conditions, ACA may choose not to purchase our loan portfolio and we may be required to pay the Break-Up Fee to ACA.

•
When estimating the amount of cash to be distributed to stockholders, we have estimated the net realizable value of our accounts receivable that we expect to receive in cash from our customers (or, in the alternative, the use of such cash to pay down the ReMark Loan as provided in the Amendment), third party payors and ACA. These estimates may change depending on a number of factors including:  the actual claims outstanding on the date of closing, uncollectible accounts greater than our estimates, and ongoing sales and cash collections during the interim period prior to closing.  Since the purchase price payable by ACA depends on the aging of the receivables at closing, any increase in the delinquency rate could decrease the purchase price payable by ACA and thus the amount we are able to distribute to stockholders.

•
We have estimated the net realizable value of the sale of our remaining assets, which include a number of assumptions and estimates including the actual sales price of the assets to be sold. These estimates may prove to be inaccurate.

•	The timing of the sales of our assets could have an impact on the actual cash proceeds we receive when these assets are sold.

If our expectations regarding liquidation expenses are inaccurate, the amount we distribute to our stockholders may be reduced.

The amount of cash ultimately distributed to stockholders pursuant to the Plan of Dissolution also depends on the amount of our liabilities, obligations and expenses and claims against us, and contingency reserves that we establish during the liquidation process. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate.  Factors that could impact our estimates include the following:

•
If any of the estimates regarding the expense of satisfying known outstanding obligations, liabilities and claims during the liquidation process are inaccurate, the amount we distribute to our stockholders may be substantially less than the amount currently estimated.

•
If currently unknown or unanticipated claims are asserted against us, we will have to defend, resolve or reserve for such claims before making distributions to stockholders, which will reduce amounts otherwise available for distribution.

•
We have made estimates regarding the expense of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company.  Our actual expenses could vary significantly and depend on the timing and manner of the sale of our non-cash assets. If the timing differs from our plans, we may incur additional expenses above our current estimates, which could substantially reduce funds available for distribution to our stockholders.

We may continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.  Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to our stockholders. If our stockholders approve the Plan of Dissolution, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock.  If we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and, as a result, will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for distribution to our stockholders. These expenses include, among others, those costs relating to:

•	The preparation, review, filing and dissemination of SEC filings.

•	Maintenance of effective internal controls over financial reporting.

•	Audits and reviews conducted by our independent registered public accountants.

Distributions to stockholders could be reduced if our expectations regarding liabilities and operating expenses are inaccurate.

Claims, liabilities and expenses from operations (such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, insurance, rent, utilities, claims processing fees, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to close the Asset Sale and wind down operations under the Plan of Dissolution. Any unexpected claims, liabilities or expenses or claims, liabilities or expenses that exceed our estimates or if the timing of the closing is later than planned, could reduce the amount of cash available for ultimate distribution to stockholders.  If available cash and amounts received on the sale of our assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute any cash at all to our stockholders.

Distributions to our stockholders could be delayed.

All or a portion of the distribution could be delayed, depending on many factors, including without limitation:

•
If a creditor or other third party seeks an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations.

•
If we become a party to lawsuits or other claims asserted by or against us, including any claims or litigation arising in connection with our decision to liquidate and dissolve or claims from customers or borrowers in connection with our lending practices or the lending practices of our used car dealership customers.

•	If we are unable to sell our non-cash assets or if such sales take longer than expected.

•	If we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected.

•	If the issuance of the revenue clearance certificate required to file our Certificate of Dissolution with the Delaware Secretary of State is delayed.

•	If the Lender will not agree to forbear from enforcing its default remedies under the ReMark Loan until at least the closing date of the Asset Sale.

•
If ACA is unable to secure all licenses necessary to service the Receivables, we will not be able to dissolve and liquidate immediately after the Asset Sale.  We agreed in the Purchase Agreement to negotiate with ACA a mutually satisfactory agreement to service such Receivables for ACA if it is unable to secure the necessary licenses by the closing of the Asset Sale from the Closing Date until the first to occur of (i) March 31, 2010 and (ii) the date that ACA secures all necessary licenses.

Any of the foregoing could delay or substantially diminish the amount available for distribution to our stockholders.

We may delay the distribution of some or all of the estimated amounts that we expect to distribute to stockholders to satisfy claims against and obligations of the Company that may arise during the three-year period following the Effective Date.

Under the DGCL, claims and demands may be asserted against us at any time during the three years following the Effective Date. Accordingly, the Board may obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company that may arise during the three-year period following the Effective Date. As a result of these factors, we may retain for distribution at a later date some or all of the estimated amounts that we expect to distribute to stockholders.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, a stockholder could be held liable for payment to the Company’s creditors up to the amount actually distributed to such stockholder.

If our stockholders approve the Plan of Dissolution, we will file a Certificate of Dissolution with the State of Delaware, dissolving the Company.  Pursuant to Delaware law, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware courts shall direct, for the sole purpose of winding up our business and affairs.  Following the Effective Date, we will pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual or statutory claims, known to us.  We also may obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company.  If the amount of the contingency reserve, insurance and other resources calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Dissolution. In such event, a stockholder could be required to return all amounts received as distributions pursuant to the Plan of Dissolution and ultimately could receive nothing under the Plan of Dissolution. Moreover, for United States federal income tax purposes, payments made by a stockholder in satisfaction of our liabilities not covered by the cash or other assets in our contingency reserve or otherwise satisfied through insurance or other reasonable means generally would produce a capital loss for such stockholder in the year the liabilities are paid. The deductibility of any such capital loss generally would be subject to limitations under the Internal Revenue Code of 1986, as amended (the “Code”).

Stockholders will lose the opportunity to capitalize on potential growth opportunities from the continuation of our business.

Although the Board believes that the Asset Sale and Dissolution and Liquidation are more likely to result in greater returns to stockholders than if we continued as a stand-alone entity without financing or pursued other alternatives, if the Plan of Dissolution is approved, stockholders will lose the opportunity to capitalize on our business and possible future growth opportunities that may have arisen had other alternatives been available to us.

Stockholders may not be able to recognize a loss for United States federal income tax purposes until they receive a final distribution from us.

As a result of our dissolution and liquidation, for United States federal income tax purposes, our stockholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them, and (ii) their tax basis for their shares of our common stock. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year.  Any loss generally will be recognized by a stockholder only when the stockholder receives our final liquidating distribution to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

Recordation of transfers of the Company’s common stock on its stock transfer books will be restricted as of a future date that the Board will determine, and thereafter it generally will not be possible for stockholders to sell or change record ownership of their stock.

The Board may direct that our stock transfer books be closed and the recording of transfers of common stock discontinued as of the earliest of (i) the close of business on the record date fixed by the Board for the first or any subsequent installment of any liquidating distribution, (ii) the close of business on the date on which our remaining assets are transferred to a liquidating trust, or (iii) the date on or as reasonably practicable after the date on which we file a Certificate of Dissolution with the Delaware Secretary of State. We expect that the Board will close our stock transfer books on or around the Effective Date.

Our stockholders could approve the Asset Sale but vote against the Plan of Dissolution.

After the Asset Sale to ACA, we will have limited operations or assets with which to generate revenues and cash and will have retained only those employees required to wind down our corporate existence.  We do not intend to invest in another operating business.  If the Plan of Dissolution is not approved, we will proceed with the Asset Sale, pay all of our liabilities, and, as a result of the Plan of Dissolution not being approved, use some of the cash received from the Asset Sale to pay ongoing operating expenses instead of distributing it to stockholders pursuant to the Plan of Dissolution, which would decrease or eliminate the cash distribution to be made to stockholders.  If the Plan of Dissolution is not approved, the Board may make a second attempt to solicit a vote of the stockholders to approve the Plan of Dissolution.

The directors and officers of the Company will receive additional benefits as a result of the Asset Sale and the Dissolution and Liquidation.

Following the filing of a Certificate of Dissolution with the Delaware Secretary of State, we will continue to indemnify each of our current and former directors and officers to the fullest extent permitted under Delaware law and our Certificate of Incorporation and Bylaws as in effect immediately prior to the filing of the Certificate of Dissolution.  In addition, we intend to maintain our current directors’ and officers’ insurance policy through the date of dissolution and may obtain runoff coverage for an additional period of time after filing the Certificate of Dissolution.  As described more fully below under “Interests of Management in the Dissolution of the Company,” our executive officers will receive compensation in addition to their interests as stockholders.

If we fail to retain the services of certain key personnel, the Plan of Dissolution may not succeed.

The success of the Plan of Dissolution depends in large part upon our ability to retain the services of certain of our current executive officers.  We expect certain officers to remain as employees to assist in our liquidation.  Failure to retain these personnel could harm the implementation of the Plan of Dissolution.  If we fail to retain the services of these personnel, we will need to hire others to oversee our liquidation and dissolution, which could involve additional compensation expenses, if such other personnel are available at all.  See “Interests of Management in the Dissolution of the Company” below.

Further stockholder approval may not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of our non-cash assets as contemplated in the Plan of Dissolution.

The approval of the Plan of Dissolution by the stockholders also will authorize, without further stockholder action, the Board to do and perform, or to cause our executive officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that the Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up our affairs.  Accordingly, depending on the timing of a stockholder vote on the Plan of Dissolution, we may dispose of any and all of our other remaining non-cash assets without further stockholder approval.  As a result, the Board may authorize actions in implementing the Plan of Dissolution, including the terms and prices for the sale of our remaining non-cash assets, with which our stockholders may not agree.

The Board may abandon the Asset Sale and revoke implementation of the Plan of Dissolution even if they are approved by the stockholders.

Even if the stockholders approve the Asset Sale and the Plan of Dissolution at the Special Meeting, if for any reason, such as a refinancing of our line of credit or an equity investment becoming available, the Board determines that such action would be in our best interests and the best interests of the stockholders, the Board may, in its sole discretion and without requiring further stockholder approval, abandon the Asset Sale and terminate the Purchase Agreement and/or revoke the Plan of Dissolution and abandon the Dissolution and Liquidation, to the extent permitted by the DGCL.  If the Board abandons the Asset Sale, the Good Faith Deposit will be returned and we will pay ACA the Break-Up Fee.  Abandonment of the Asset Sale, but consummation of the Dissolution and Liquidation, would probably result in the stockholders receiving substantially less, if anything, in distributions from the Company.  A revocation of the Plan of Dissolution would result in the stockholders not receiving any liquidating distributions pursuant to the Plan of Dissolution.

If our stockholders do not approve the Plan of Dissolution, our resources may diminish completely.

If the stockholders do not approve the Plan of Dissolution and we continue to pursue a strategy of using our cash on hand and any cash generated from the Asset Sale after payment of the ReMark Loan to support our continued operations, the Board will explore what, if any, alternatives are available for our future, particularly in light of the fact that we would have sold substantially all of our assets, terminated substantially all of our employees and commenced the process of winding up, and would likely continue to incur net losses for the foreseeable future.  After the Asset Sale, there will be no active business left to operate and rehiring employees may not be possible, or would take several months at a cost that we are unable to estimate.

At this time, the Board has considered numerous options and has determined that it is in the best interests of the stockholders to dissolve the Company and return the net cash to its stockholders.  The Board, however, retains the right to consider other alternatives should a more attractive offer arise before or after the Effective Date.  If stockholders do not approve the Plan of Dissolution, we expect that our cash resources will continue to diminish and would likely adversely affect our financial condition and the value of your common stock.  Such a result would increase the risk that you would lose all of your investment.  Moreover, any alternative selected by the Board may have unanticipated negative consequences.

If our stockholders do not approve the Plan of Dissolution, our stock price may be adversely affected.

If our stockholders do not approve the Plan of Dissolution, our stock price may be adversely affected due to market perception about our ability to restart and operate successfully or to pursue successfully other strategic alternatives.

In addition to the risks described above, you should carefully consider the risks described in our annual report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on March 11, 2009, and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, which were filed with the SEC on May 12, 2009 and August 7, 2009, respectively.

CAUTIONARY STATEMENTS CONCERNING
FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  We base these forward-looking statements on our expectations and projections about future events, which we have derived from the information currently available to us.  For each of these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA. Words such as may, could, will, should, likely, expects, anticipates, contemplates, estimates, believes, plans, intends, projected, predicts, potential or continue, or similar terms and variations of these words and similar expressions are intended to identify these forward-looking statements.  Forward-looking statements are those that are not historical in nature, but rather those that relate to future events or our future performance, including but not limited to, statements regarding our expected closing and timing of the closing of the Asset Sale and the Dissolution and Liquidation; expected cash to be received from the Asset Sale and cash to be disbursed to settle our obligations and liabilities both known and unknown; expected cash distribution amounts and the timing of these distributions; expected expenses in connection with the Asset Sale and the Dissolution and Liquidation; possible or assumed future results of operations; and future revenue and earnings.  Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors with respect to the Company:

•	The satisfaction of conditions to complete the Asset Sale, including the receipt of required stockholder approval and third party consents, if any.

•	The aging of our Receivables upon closing of the Asset Sale, which will determine the purchase price paid by ACA for the Receivables.

•	The amount of costs, fees and expenses related to the Asset Sale, interim operations, sales of the other remaining assets, prior to closing and subsequent liquidation and dissolution of the Company.

•	The amount to be recovered for assets and the amount paid to settle our obligations and liabilities.

•	The loss of key personnel.

•	The potential for unexpected claims or liabilities.

•	Adverse developments, outcomes and expenses in legal proceedings.

•	Future actions of the Lender with respect to the ReMark Loan.

•	Other risk factors as further described in this Proxy Statement.

Readers are cautioned not to place undue reliance on forward-looking statements, which express our expectations and beliefs only. The forward-looking events discussed in this Proxy Statement and other statements made from time to time by us or our representatives may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about the Company including without limitation those discussed elsewhere in this Proxy Statement and the risks discussed in our SEC filings.

Any forward-looking statements made in this Proxy Statement or in any of the Appendices attached hereto or that we may make from time to time are representative only as of the date they are made, and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 1
TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY’S
ASSETS TO AMERICAN CREDIT ACCEPTANCE, LLC

General

On October 19, 2009, we entered into an Auto Receivables Purchase Agreement with ACA, pursuant to which we will, subject to certain terms and conditions, including approval by the stockholders at the Special Meeting, sell substantially all of our retail installment contracts to ACA.  As consideration for this sale, ACA will pay us an amount for such retail installment contracts calculated by a formula applying certain percentages to the outstanding principal amount of receivables of differing credit categories.  Based on the balance of the various categories as of August 31, 2009, the estimated purchase price would be approximately $15.8 million.  Due to principal payments and changes in credit quality since August 31, 2009, the amount the Company will actually receive at the closing of the Asset Sale will be less than that amount.

You are being asked to approve the sale of substantially all of our retail installment contracts to ACA.  If this proposal is approved, we will, after the Asset Sale to ACA is completed, apply the proceeds of the Asset Sale to satisfy our liabilities and obligations, including the payment of the outstanding balance of our credit facility with ReMark Lending Co.

If we receive stockholder approval of and consummate the Asset Sale and complete the Dissolution and Liquidation of the Company, we currently estimate that the aggregate amount of cash distributions to stockholders will be in the range of $0.17 to $0.21 per share of common stock.  However, uncertainties as to the Asset Sale transaction and net proceeds to be obtained, the precise net value of our assets, the ultimate amount of our liabilities, the amount of operating costs during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distribution.

The Fairness of the Proposed Asset Sale

In reaching our decision to enter into the Purchase Agreement with ACA, the Board considered a number of factors, including without limitation, the following:

•	Our inability to refinance the ReMark Loan or obtain a new line of credit necessary for us to meet our needs for the next 12 months.

•
The Board and management explored a number of possible financial and strategic alternatives for the Company, but satisfactory alternatives that would permit the Company to continue operating were not available.

•
The opinion of Falconbridge that the price offered by FIFS was fair and at the top of any expected range given a variety of factors, including without limitation, the current economic conditions and the approaching maturity date on the ReMark Loan, and the fact that the price offered by ACA is significantly more than the amount offered by FIFS (even after the payment of a $150,000 break-up fee to FIFS).

•
The Board’s familiarity with and review of our business, results of operations, financial condition, liquidity and prospects, including, without limitation, our earnings, as well as conditions in the sub-prime automobile lending industry generally and its changing environment.

•	The alternative of seeking protection under the United States bankruptcy laws.

•	The likelihood that ACA will be able to complete the transactions contemplated by the Asset Sale.

•	The likelihood that the anticipated closing date of the transaction with ACA would permit the Company to dissolve and wind-up its affairs by December 31, 2009.

•
The written opinion of ValuCorp International, Inc. that based upon and subject to certain assumptions, qualifications, limitations and factors described in the ValuCorp opinion, the projected cash consideration to be received by the Company in connection with the FIFS Transaction was fair, from a financial point of view, and the cash consideration to be received by the Company from ACA is significantly more than the Company would have received from FIFS (even after payment of the $150,000 break-up fee to FIFS).

•	A thorough review of the Purchase Agreement.

In view of the wide variety of factors considered in connection with its evaluation of the proposed Asset Sale, the Board did not find it necessary to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Based upon all of these factors, the Board approved the Purchase Agreement and recommends that the stockholders approve the Asset Sale.

Information about Purchaser

ACA has a principal place of business located at 961 E. Main Street, Spartanburg, South Carolina 29302.  ACA is a rapidly growing, subprime-oriented automotive finance company.  ACA was formed in 2007 and is the successor to a captive finance subsidiary from one of the nation’s major dealer groups that had been operating since 1991.  ACA has focused its business on meeting the deep subprime automobile lending needs in franchise dealerships nationwide.  ACA provides loans to consumers who otherwise could not obtain financing from traditional banks, credit unions, and manufacturers’ captive finance companies. ACA targets a wide spectrum of its dealer partners’ inventory, including new vehicles, newer used vehicles (10,000-50,000 miles), and older used vehicles (50,000-80,000 miles).  ACA services markets located in Alabama, California, Colorado, Florida, Georgia, Michigan, North Carolina, Nevada, Ohio, Oklahoma, South Carolina, Tennessee and Texas.

The Auto Receivables Purchase Agreement

The following is a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Appendix A.  Capitalized terms used but not otherwise defined in this section, “The Auto Receivables Purchase Agreement,” have the meanings attributed to such terms in the Purchase Agreement.  Schedule A to the Purchase Agreement, which consists of a list of all of the Receivables owned by Freedom Financial Auto Receivables, LLC, which constitutes substantially all of the receivables owned by the Company, has been omitted because it is not material to your understanding of the contemplated transaction.  Any benefit that would be realized from attaching Schedule A is outweighed by the printing and mailing costs that we would incur in including Appendix A to this Proxy Statement.

Assets to Be Sold

The assets to be sold by us include the following:

•	All right, title, and interest of the Company in and to the Receivables.

•	The security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables.

•
Any proceeds received on or after the Closing Cutoff Date from claims or refunds of premiums on any physical damage, lender’s single interest, credit life, disability and hospitalization and GAP insurance policies or claims or refunds under warranties covering Financed Vehicles or Obligors related to the Financed Vehicles.

•	All documents contained in the Receivable Files.

•
All monies paid and all monies due, including accrued interest, after the Closing Cutoff Date with respect to the Receivables, including all monies received after the Closing Cutoff Date into the Lock Box Account and not yet applied to the Receivables.

•
All present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

Additionally, we will assign to ACA all of our recourse against Dealers under each Dealer Agreement with respect to each Receivable for any breach of such Dealer’s representations, warranties or covenants applicable to such Receivable, including, without limitation, the assignment of rights of recourse to Dealers for rebates of Dealer premium or “chargeback” or “spread” in respect of Receivables prepaid or charged off or collateral repossessed in the manner provided in the Dealer Agreement.  ACA will not assume any of our obligations relative to amounts owed to, or that may become due and owing to, Dealers for spread or premium arising from acquisition of the Receivables.  We will retain all rights under the Dealer Agreements respecting any receivables acquired thereunder, other than the Receivables sold to ACA.

Purchase Price

Pursuant to the Purchase Agreement, ACA has agreed to pay us as consideration for the Receivables and the rights of recourse under the Dealer Agreements, an amount equal to the fair market value of such Receivables as of the Cutoff Date, which is to be calculated as the sum of (i) 85.0% of the aggregate outstanding balance of the Eligible Receivables that are less than 30 days past due as of the Closing Cutoff Date, plus, (ii) 60.0% of the aggregate outstanding balance of the Eligible Receivables that are 30 to 59 days past due as of the Closing Cutoff Date, plus, (iii) 35.0% of the aggregate outstanding balance of (A) the Eligible Receivables that are 60 days or more past due as of the Closing Cutoff Date but is not a Charge-off Receivable or Old Charge-off Receivable as of such date, plus (B) all Receivables that, as of the Closing Date, are a Legal Status Receivables, plus (iv) 2.0% of the aggregate outstanding balance of the Charge-off Receivables as of the Closing Cutoff Date, plus (v) $5,000 (the “Purchase Price”).  Although the actual Purchase Price will not be calculable until the Closing Cutoff Date, we have estimated that the total Purchase Price will be approximately $15.8 million, based on the principal balance of each category of receivable available as of August 31, 2009.  The following table illustrates the Purchase Price payable by ACA if such Asset Sale were to have closed on August 31, 2009:

Receivable Category	Principal Balance(6)	Purchase Percentage	Purchase Price
<30 days past due(1)	$18,007,419	85.0%	$15,306,306
30-59 days past due(1)	$428,293	60.0%	$256,976
60+ days past due(1)(2)	$258,636	35.0%	$90,522
Legal(3)	$473,897	35.0%	$165,864
Sub-total	$19,168,243		$15,819,668
Charge-Off Receivables(4)	$1,491,824	2.0%	$29,836
Old Charge-Offs(5)	$2,901,680		$5,000
Total	$23,446,444		$15,854,504

(1)	Excluding Receivables subject to bankruptcy, and Receivables that have been modified in a manner inconsistent with our Servicing and Collection Policies.

(2)	Excluding Eligible Receivables that are Charge-Off Receivables or Old Charge-Off Receivables.

(3)
Consists of Receivables that would be Eligible Receivables but for (i) the Bankruptcy of the Obligor, or (ii) the terms of such Receivables have been modified in a manner inconsistent with our Servicing and Collection Policies.

(4)
Consists of Receivables as to which any of the following has occurred: (i) a scheduled payment, or any portion thereof in excess of 10% of the contractual payment, remains unpaid for more than 120 days from the original due date of such payment; (ii) the Receivable has been or should be charged-off as uncollectible in accordance with our Servicing and Collection Policies; or (iii) the related Financed Vehicle has been repossessed and sold or returned and sold.

(5)	Receivables charged off prior to May 1, 2008.

(6)	Excludes receivables that we collect prior to the Closing Cut-Off Date.

A total of $100,000 of the Purchase Price will be held back until 150 days after the Closing Date to secure any obligations of the Company to ACA that may arise during such period.

Good Faith Deposit

After completing its due diligence of the Company, ACA agreed to make a Good Faith Deposit of $1.5 million into an interest-bearing escrow account.  If the Asset Sale is consummated in accordance with the Purchase Agreement, the Good Faith Deposit will be delivered to us on the Closing Date as part of the total Purchase Price.   However, the Good Faith Deposit will be returned to ACA if (1) the closing does not occur by December 31, 2009, (2) the Receivables are sold to any person or entity other than ACA, (3) the Board withdraws its recommendation to shareholders to vote in favor of the Asset Sale, or (4) we enter into an agreement involving the sale of all or any substantial part of us (whether such transaction takes the form of a sale of stock, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets or otherwise).

Notwithstanding the foregoing, the Good Faith Deposit will be paid to us if (i) ACA is unable to pay the Purchase Price on the Closing Date, or (ii) we have fulfilled all of our closing conditions under the Purchase Agreement and ACA fails or refuses to purchase the Receivables upon the terms of the Purchase Agreement

Representations and Warranties

The Purchase Agreement contains certain representations and warranties of the parties, relating to, among other things, the organization of each of the parties, the authority of each of the parties to execute and enter into the Purchase Agreement, the lack of conflict with any material agreement, and obtaining the requisite consents and approvals.  The Purchase Agreement also contains certain representations and warranties of the Company relating to, among other things:

•
Title and ownership of the Receivables to be sold and the absence of any financing statements covering any interest of any kind in the Receivables or intended to be filed or registered which would impair or conflict with our right, title and interest in the Receivables.

•
The absence of proceedings or investigations pending or threatened against us that would have a material adverse effect on the Receivables or the performance of our obligations under the Purchase Agreement.

•	Our solvency.

•	The absence of any material change in operations.

•
The absence of any required consents of any other party (other than the Lender and our stockholders) or governmental authority, the failure of which so to obtain would have a material adverse effect on our ability to perform the transactions contemplated by the Purchase Agreement.

•
Our execution, delivery and performance of the Purchase Agreement will not (i) violate any existing laws or regulations or any order or decree of any court, (ii) violate our charter, bylaws or other organization documents, or (iii) constitute a material breach of any mortgage, indenture, contract or other agreement to which we are a party or by which we or any Receivable is subject.

•	No Person other than Falconbridge has been engaged by or has been acting on our behalf in connection with the Asset Sale.

•
The fact that each Receivable has been purchased in a bona fide sale by us from a Dealer, bank, finance company or similar entity in the ordinary course of business and was originated in connection with an advance made for the sale or re-financing of a new or used automobile, light-duty truck or van and, to our knowledge, has been fully and properly executed by the parties thereto, and that there has been no fraud in connection with the origination of such Receivable or the sale thereof to us.

•
To our knowledge, as to each Receivable, there exists an original Receivable that, excepting a Charge-Off Receivable or an Old Charge-Off Receivable, immediately prior to the sale to ACA, is secured by a validly perfected first priority security interest in the Financed Vehicle in our favor.

•
We have not received written notice that any Financed Vehicle is subject to any Liens (other than in our favor) or adverse claim of any kind, or has been impounded, destroyed, damaged to an extent that the cost of repair would be in excess of the replacement value thereof or deemed “totaled” by an insurer.

•	We are the sole owner of all rights in and to each Receivable with full right to transfer the Receivables and the Receivable Files to ACA.

•	Each Receivable and Receivable File is free and clear of any Lien or adverse claim of any kind, other than Liens to be released at Closing.

•	No duplicate originals of the Receivable exist or have been delivered to any Person.

•
A Dealer Agreement between us and the Dealer selling the Financed Vehicle purchased pursuant to each Receivable is in effect and each such Dealer Agreement contains representations and warranties by the Dealer as to title, fraud and misrepresentation that are consistent with the standard form agreements utilized by us.

•
Each Receivable has been originated and, at all times prior to the Closing Cutoff Date, has been serviced and collected, in accordance with all requirements of applicable federal, state and local laws and regulations, our credit policies and our Servicing and Collection Policies.

•	Each Receivable, other than a Receivable that is either a Charge-Off Receivable or an Old Charge-Off Receivable or a Legal Status Receivable, is an Eligible Receivable.

•	We do not have force-placed insurance with respect to any Eligible Receivable.

Covenants

The Purchase Agreement contains certain agreements by us to, among other things:

•	Cause our computer systems to be maintained so that following the Closing, the master computer records that refer to a Receivable indicate clearly that such Receivable is owned by ACA;

•	Hold in trust for ACA and remit to ACA as soon as practicable any payments due or becoming due to ACA which come into the possession of the Company after the Closing Cutoff Date.

•
Make the necessary personnel available and direct appropriate third-party vendors to cooperate with all reasonable requests of ACA in effecting an orderly servicing transfer and the electronic conversion of all applicable Receivables data as of the close of business on the day immediately preceding the Closing Date.

•	Refrain from omitting to do any act, or permitting any act or omission to occur which may cause any material breach of any representation, warranty, covenant or agreement made by the Company.

•	Use commercially reasonable efforts to comply with all laws applicable to our business and operations.

•	Refrain from extending, modifying or waiving the terms of any Receivable other than in accordance with our Servicing and Collection Policy.

•
Limit the maximum aggregate number of payment extensions or deferrals to all Obligors in the aggregate in any given month commencing August 1, 2009 to 11, and refrain from granting a payment extension on any account which is greater than 30 days past due at the time the extension or deferral is granted.

•
Refrain from selling, conveying, disposing or otherwise transferring any interest in any of the Receivables or any Dealer Agreements to any person other than ACA in accordance with the terms of the Purchase Agreement.

Conditions to Closing

The obligations of the Company and ACA to consummate the Asset Sale are subject to the fulfillment (or waiver) of certain conditions, including:

•	Our representations and warranties are true and correct on the Closing Date.

•
Each party has performed and complied with all the covenants and agreements and satisfied all the conditions required to be performed or complied with or satisfied prior to the closing of the Asset Sale.

•	Our stockholders have approved the Asset Sale.

•	The other party has delivered specific closing deliverables.

•
There are no proceedings or investigations pending or threatened against us that would have a material adverse effect on the value of the Receivables in the hands of ACA or the performance by us of our obligations under the Purchase Agreement.

•	Lender has consented to the Purchase Agreement and the transactions contemplated thereunder and any liens or security interests in the Receivables have been released and terminated.

•	We will no longer be the Servicer of the Receivables.

•
We will not have suffered any material adverse change to our operations since August 30, 2009 and ACA acknowledged that the following will not be deemed to constitute a material adverse change: (i) we are no longer originating new Receivables, and (ii) we are in technical breach of the terms of the Loan Agreement.

•
We will deliver at the Closing a loan level data tape with historical information regarding all United States Receivables originated, purchased or serviced by us while utilizing the Megasys computer software.

•	We will deliver an opinion of our counsel that the Purchase Agreement is enforceable in accordance with its terms, subject to common exceptions and qualifications.

Break-Up Fee

We must pay ACA a Break-Up Fee in the amount of $300,000 if any of the following Break-Up Events occur: (i) substantially all of the Receivables are sold to any person other than ACA; (ii) we enter into an agreement involving the sale of all or any substantial part of us (i.e. a sale of stock, merger, reorganization, recapitalization, consolidation or otherwise); or (iii) our Board withdraws its recommendation to vote in favor of the Asset Sale (unless such withdrawal is in connection with a refinancing) or delays the stockholder meeting to approve the Asset Sale for any purpose other than to allow us additional time to solicit proxies in favor of the Asset Sale.  If any of the Break-Up Events occur, the Good Faith Deposit will be returned to ACA and we will pay ACA the Break-Up Fee.

We will not be required to pay the Break-Up Fee to ACA if we are able to secure a warehouse line of credit sufficient to discharge the ReMark Loan when it comes due.  Under such circumstance, however, the Good Faith Deposit will be returned to ACA.

We have the right to terminate the Purchase Agreement for any reason, and receipt by ACA of the Break-Up Fee and return of the Good Faith Deposit will constitute full settlement of any and all liabilities of the Company under the Purchase Agreement.

Regulatory Approvals

We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights in connection with the Asset Sale.

Closing of the Asset Sale Not Conditioned on ACA obtaining Financing

The Purchase Price for the Asset Sale is estimated to be not more than approximately $15.8 million.  ACA has represented to us in the Purchase Agreement that it has available, either in cash on hand or the unconditional right to draw on available credit facilities, sufficient funds to meet its obligations under the Purchase Agreement.

Accounting Treatment

We will record the Asset Sale in accordance with accounting principles generally accepted in the United States.  Generally, upon completion of a disposition of an asset, we will recognize a financial reporting gain if the net proceeds (sum of purchase price less expenses of the sale) exceed the book value of the asset sold and we will recognize a financial reporting loss if the book value of the asset sold exceeds the net proceeds (sum of purchase price less expenses of the sale).

Certain United States Federal Tax Consequences

The Asset Sale will be a taxable transaction for the Company.  We will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold. For purposes of calculating the amount of our gain or loss, the proceeds received by us and our affiliates will include the cash received, assumption of indebtedness, and any other consideration we receive for our assets.  It is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset any gain from the Asset Sale for regular federal income tax purposes, subjecting us only to federal alternative minimum tax.  We do not expect that the Asset Sale will result in any federal income tax consequences to our stockholders.  We may be subject to state income taxes if gains exceed losses for state tax law purposes.

Opinion of ValuCorp International, Inc.

The Board engaged ValuCorp International, Inc. to act as its valuation advisor and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received in connection with the FIFS Transaction.  The Board has not obtained a new fairness opinion specifically relating to the ACA Asset Sale because the purchase price to be paid by ACA is substantially more than the purchase price that would have been paid by FIFS in the FIFS Transaction to which the original ValuCorp opinion relates.

On September 29, 2009, ValuCorp rendered a written opinion, which is attached as Appendix C to this Proxy Statement.  The ValuCorp opinion states that based upon and subject to certain assumptions, qualifications, limitations and factors described in the opinion, the consideration to be received by the Company in the FIFS Transaction was fair from a financial point of view.  The ValuCorp opinion also expresses that the range of prices at which the various classes of assets proposed to be sold in the FIFS Transaction could be bought or sold in a current transaction between willing parties, other than in liquidation, is as follows:

Receivable Category	Fair Value Range	Purchase Price in the FIFS Transaction (4)	Purchase Price in the ACA Transaction (4)

<30 days past due(1)	75% to 80%	80%	85%

30-59 days past due(1)	50% to 60%	53.7%	60%

60+ days past due(1)	20% to 30%	25%	35%

Legal(2)	15% to 20%	18%	35%

Charge-Off Accounts(3)	0.1% to 0.5%	0.5%	2%

(1)	Excluding receivables subject to bankruptcy, redeemed possession, modification or other legal proceeding as further described below.

(2)
Consists of receivables subject to bankruptcy, redeemed possession, modification or other legal proceeding, but excludes receivables out-for-repossession, repossession or charge-off status, accounts with a charge-off date noted in the data file, or accounts which are greater than 120 days past due.

(3)	Consists of receivables that are in a charge-off status or have been, or should have been, charged-off in accordance with the Company’s charge-off policy.

(4)	This column is not contained in the ValuCorp opinion.

ValuCorp’s opinion describes the assumptions made, matters considered and limitations on the review undertaken by ValuCorp.  The opinion of ValuCorp was furnished for the use and benefit of the Board in connection with the cash consideration that would have been received by us in the FIFS Transaction, and does not constitute a recommendation to the Board or you as to how to vote in connection with the Asset Sale or any other matter.  ValuCorp did not advise the Board or any other party with respect to alternatives to the FIFS Transaction, including the Asset Sale.  The opinion of ValuCorp does not address our underlying business decision to pursue the sale of substantially all of our assets, the relative merits of the FIFS Transaction as compared to any alternative business strategies that might exist for us, the fairness of any portion or aspect of the FIFS Transaction to the stockholders, the terms of the purchase agreement with FIFS, or whether or not we, FIFS, our respective stockholders or any other party would have received or paid reasonably equivalent value in the FIFS Transaction.  ValuCorp does not admit to being an “expert” with respect to this Proxy Statement and expressly disclaims that its opinion is intended to provide legal, regulatory, accounting, insurance, tax or other similar professional advice.  The summary of the ValuCorp opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, ValuCorp, among other things:

•	Reviewed certain publicly available information related to FIFS and us from 2006 through the date of the ValuCorp opinion.

•	Analyzed the current state of the credit services industry and more than 50 public companies that comprise approximately $105 billion of market capitalization in the industry.

•	Reviewed and analyzed the reported prices and trading activity of our stock and FIFS’s stock for the last two years.

•	Reviewed and analyzed our 2009 management-prepared unaudited financial statements through August 31, 2009.

•	Interviewed certain members of our management regarding our operations, financial condition, future prospects and projected operations and performance.

•	Reviewed the draft form of the purchase agreement prepared in connection with the FIFS Transaction.

•	Reviewed bids and letters of intent received from other interested prospective purchasers.

•	Reviewed industry articles, and the financial, economic, market and other conditions related to the Company.

•	Reviewed information about our competitors.

•	Considered such other information and performed such other financial studies, analyses and inquiries as it deemed appropriate.

In conducting its review and arriving at its opinion, ValuCorp assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to ValuCorp by us for the purposes of its opinion. ValuCorp further relied upon the assurance of the management of the Company that there have been no material changes in our assets, liabilities, financial condition, results of operations or prospects since the date of the most recent financial information provided to ValuCorp, and there is no information that would make any of the information reviewed by ValuCorp incomplete or misleading.  With respect to the prospective financial information, ValuCorp assumed that such financial forecasts have been reasonably prepared in good faith on bases reflecting our best currently available estimates and judgments of our future financial performance.  ValuCorp assumed that the FIFS Transaction would have been consummated in a timely manner and, that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the consummation of the FIFS Transaction, no delays, limitations, conditions or restrictions would have been imposed that would have had an adverse effect on the Company.  ValuCorp also assumed that the terms and conditions of the FIFS Transaction would not have changed in any material respects and that all conditions to the consummation of FIFS Transaction would have been satisfied without waiver thereof.  Finally, ValuCorp assumed and relied upon the representation of FIFS that it had sufficient funds available to meet its obligations upon the consummation of the FIFS Transaction.

ValuCorp expressly disclaimed any undertaking to opine as to what the value of our common stock actually would have been on the closing date of the FIFS Transaction or the price or the range of prices at which our common stock may trade at any time.  ValuCorp further advised that the conclusions set forth in the ValuCorp opinion could materially change if any subsequent event occurred, including, without limitation, changes in industry performance or market conditions, changes to the business, financial condition and results of operations of the Company, changes in the terms of the FIFS Transaction, or the failure to consummate the FIFS Transaction within a reasonable period of time.

In its review, ValuCorp did not undertake a physical inspection or obtain an independent evaluation or appraisal of any of our receivables, nor did ValuCorp conduct an independent analysis of any potential or actual litigation, regulatory action, unasserted claims or other contingent liabilities to which we, FIFS or any other person is or may be a party.  ValuCorp did not engage in any discussion with, or solicit any indications or interest from, any third parties with respect to the FIFS Transaction or any alternatives to the FIFS Transaction, nor did ValuCorp participate in any negotiations regarding the terms of the FIFS Transaction.

The following is a brief summary of the material sources of information considered by ValuCorp in rendering its opinion. This summary does not purport to be a complete description of the analyses performed by ValuCorp in arriving at its opinion.  ValuCorp did not explicitly assign any relative weights to the various factors and analyses considered.

Purchase Price and Terms of the Proposed FIFS Transaction

The aggregate purchase price to be received in connection with the FIFS Transaction was proposed by FIFS and would have been the sum of the percentage assigned to each category of receivable multiplied by the outstanding principal balance of the receivables in each category determined as of the cut-off date, which was defined as the date mutually agreed between FIFS and us that was no earlier than five days prior to the closing date of the FIFS Transaction.  In reaching its conclusions, ValuCorp relied on the data provided by us to FIFS as of June 30, 2009, which is summarized as follows:

Receivable Category	Principal Balance(4)	Purchase Percentage	Purchase Price

<30 days past due(1)	$17,941,483	80.0%	$14,353,186

30-59 days past due(1)	$181,036	53.7%	$97,216

60+ days past due(1)	$42,892	25.0%	$10,723

Legal(2)	$572,506	18.0%	$103,231

Sub-total	$18,738,917	77.7%	$14,564,356

Charge-Off Accounts(3)	$4,278,201	0.5%	$21,391

Total	$23,017,118	63.37%	$14,585,747

(1)	Excluding receivables subject to bankruptcy, redeemed possession, modification or other legal proceeding as further described below.

(2)
Consists of receivables subject to bankruptcy, redeemed possession, modification or other legal proceeding, but excludes receivables out-for-repossession, repossession or charge-off status, accounts with a charge-off date noted in the data file, or accounts which are greater than 120 days past due.

(3)	Consists of receivables that are in a charge-off status or have been, or should have been, charged-off in accordance with the Company’s charge-off policy.

(4)	Excludes receivables that we collect prior to the closing cut-off date.

Please see the table on page 51, which shows the changes in the principal balance of the receivables from June 30 to August 31, 2009.  Since the Company is no longer purchasing receivables, the normal amortization of principal balances as a result of the application of borrowers’ payments will result in a reduction in the principal balances within each category of receivable.

Conditions of the Proposed FIFS Transaction

In reaching its conclusions, ValuCorp considered the following conditions that would have been required to be fulfilled prior to the consummation of the FIFS Transaction:

•	There must not have been any material adverse change, between June 30, 2009 and the closing date, in our operations, the acquired assets, or our credit and collection policies.

•
The closing date must have occurred as soon as practically possible following the approval of the FIFS Transaction by the stockholders, completion of all other conditions in the definitive purchase agreement and completion, to FIFS’ satisfaction, of all conversion related requirements.

•	The acquired assts must have been purchased by FIFS on a servicing-released basis, which means FIFS must have acquired the right to collection of payments from obligors.

•	Each of the receivables must have been an eligible receivable (as defined in the ValuCorp opinion).

•
The maximum aggregate number of payment extensions to obligors could not exceed 11 in any given month following August 2009 and no payment extension could be granted on an account which was greater than 30 days past due.

•	No change in the day of the month an obligor’s payment is due could be made if such change would result in a due date more than 15 days different than the due date as of June 30, 2009.

•	The aggregate outstanding principal balance of the receivables could not exceed $21 million excluding charge-offs.

ValuCorp International, Inc.

ValuCorp International, Inc. provides business valuations, intangible property appraisals and fairness opinions by fully licensed Accredited Senior Appraisers of the American Society of Appraisers that meet all federal guidelines stipulated by the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board.  ValuCorp senior level management has experience with small to medium-size enterprises to Fortune 100 companies in numerous industries nationwide.  ValuCorp is not affiliated with the Company or its management and neither ValuCorp nor any of its affiliates will acquire, hold, sell, trade or otherwise effect transactions in debt, equity and other securities and financial instruments of, or investments in, the Company, FIFS or any other party that may have been involved in the FIFS Transaction.

After consulting with Board members, management selected ValuCorp to render its opinion on the fairness of the FIFS Transaction, from a financial point of view, based on its prior experience in providing valuations, appraisals and fairness opinions as described above, previous knowledge of ValuCorp by one Board member, its cost-effective fee structure and its availability to perform services for us within our existing time constraints.  No Board member or officer has, or has had in the past, any personal or professional relationship with ValuCorp or its principals.  We retained ValuCorp under a letter agreement dated September 1, 2009.  The scope of the engagement included (i) visiting the Company and interviewing management; (ii) reviewing financial statements, analyses and financial projections of the Company; (iii) reviewing relevant agreements; (iv) reviewing various financial analyses and industry information, and performing a financial analysis and gathering industry information; (v) reviewing any prior valuation opinions and business plans; (vi) reviewing such other materials and performing such other financial studies, analyses, inquiries, and investigations as ValuCorp deems appropriate; (vi) considering the terms of the FIFS Transaction, considering available data, price, terms, risks, structure, and potential conflicts, in relation to similar transactions; and (vii) issuing a fairness opinion.  The Board did not provide specific instructions to, or place any limitations on, ValuCorp with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

Pursuant to the letter agreement, we agreed to pay ValuCorp a non-refundable fee of $30,000, plus a $1,000 non-accountable expense allowance.  We also agreed to indemnify ValuCorp and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the United States federal securities laws arising out of its engagement.  The fee payable to ValuCorp was not contingent upon the successful completion of the FIFS Transaction.

Interests of Certain Persons in the Asset Sale

See “Interests of Management in the Dissolution of the Company” below.  Although none of the members of the Board or management have a direct interest in the Asset Sale, the retention bonuses payable to J. Kevin Maxwell and Thomas M. Holgate are designed in part to incentivize management to maximize the Purchase Price in the Asset Sale.

Effect of the Asset Sale and the Dissolution and Liquidation on the Company and on the Stockholders

If we receive stockholder approval to consummate the Asset Sale, the Board currently expects the closing of the Asset Sale to occur on or around December 15, 2009, provided all conditions to closing are satisfied or waived.

Assuming the Special Meeting is held as scheduled on November 30, 2009, we currently expect that an initial distribution to stockholders would be made in the last quarter of 2009. The initial distribution will be less than the total estimated distribution per share. We estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.17 to $0.21 per share of common stock if the Asset Sale is consummated.  However, uncertainties as to the Asset Sale transaction and net proceeds to be obtained, the precise net value of our assets, the ultimate amount of our liabilities, the amount of operating costs during this process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to our stockholders or the timing of any such distribution.  Such amounts and timing will depend on a number of factors, several of which cannot be determined at this time, including:

•	The total proceeds of the Asset Sale and any sales of our residual assets.
•	The ultimate amount of our known, unknown and contingent debts and liabilities.
•	The operating costs to support ongoing operations incurred during the interim periods prior to closing which is dependent on the timing of the Asset Sale and any sales of our residual assets.
•	Costs to complete the Asset Sale depend on the time necessary to complete the Asset Sale and any sales of our other residual assets in accordance with the Plan of Dissolution.

As a result, the amount of cash remaining following completion of our liquidation and dissolution could vary significantly higher or lower from our current estimates.

Assuming the proposed Plan of Dissolution is approved by our stockholders and implemented by the Board, we will pursue those steps necessary to wind down and liquidate any remaining assets and operations in accordance with the Plan of Dissolution and, after paying or making provision for all of our liabilities, distribute our remaining assets to our stockholders. In order to provide for contingent liabilities that cannot be determined until the expiration of statutory and contractual time limits, we expect to make such distributions of assets over a course of time, rather than in a single distribution.

If we successfully complete the Asset Sale, we will no longer be engaged in significant business activities unrelated to the winding-down of our business.  In order to reduce expenses, and, if permitted by applicable law, we intend to seek relief from the public company reporting obligations under federal securities laws.  If such relief is granted, our stockholders will be entitled to receive only those public reports as are required by the SEC.  However, we and/or any liquidating trust to which our assets may be transferred may make financial information available to stockholders or holders of interests in any such trust, as the case may be, through press releases or other appropriate means, in the discretion of the Board or the trustees of any such trust.

If we fail to obtain stockholder approval to consummate the Asset Sale, then the Board will not seek to dissolve and liquidate our assets.  In such event, the Board will consider all strategic alternatives available and our prospects at such time, including the continued operation of the Company or the possible entry into a strategic transaction at a later time, but there can be no assurance that we would succeed in our efforts to continue to successfully conduct our business or undertake any other strategic transaction.

If stockholder approval is obtained to consummate the Asset Sale, but the Plan of Dissolution is not approved by the stockholders, then we will not dissolve under applicable law and will evaluate the viability and desirability of continued operations after consummation of the Asset Sale. The Board and management do not believe that we will have sufficient assets following the Asset Sale and pay-off of the ReMark Loan to profitably conduct the auto receivable finance business that we have historically operated.

Abandonment of the Asset Sale

If for any reason the Board determines that such action would be in our best interest, the Board may, in its sole discretion and without requiring further stockholder approval, abandon the Asset Sale and all action contemplated thereunder, to the extent permitted by the DGCL.

Required Vote

All holders of our common stock as of the Record Date are entitled to vote on Proposal 1.  The approval of the Asset Sale requires the affirmative vote of a majority of all of the outstanding shares of our common stock.  Abstentions and broker non-votes will have the same effect as votes against Proposal 1.  It is intended that shares represented by the enclosed form of Proxy Card will be voted in favor of Proposal 1 unless otherwise specified in such Proxy Card.

Recommendation of the Board

The Board has determined that the Asset Sale is advisable and in our best interests and the best interests of the stockholders.

THE BOARD HAS APPROVED THE AUTO RECEIVABLES PURCHASE AGREEMENT SUBSTANTIALLY IN THE FORM OF APPENDIX A ATTACHED TO THIS PROXY STATEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ASSET SALE IN ACCORDANCE THEREWITH.

PROPOSAL 2
TO APPROVE THE DISSOLUTION AND COMPLETE LIQUIDATION
OF FREEDOM FINANCIAL GROUP, INC.

General

At the Special Meeting, you will be asked to approve our voluntary dissolution and complete liquidation pursuant to the Plan of Dissolution.  On October 6, 2009, the Board approved, subject to stockholder approval, the Dissolution and Liquidation of the Company pursuant to the Plan of Dissolution, substantially in the form of Appendix B attached to this Proxy Statement.  The material features of the Plan of Dissolution are summarized below.  We urge stockholders to read the Plan of Dissolution carefully and in its entirety

If the stockholders approve this Proposal 2, we estimate that the aggregate amount of cash distributions to stockholders will be in the range of $0.17 to $0.21 per share of common stock (assuming the Asset Sale is consummated).  However, uncertainties as to the precise net value of our assets, the ultimate amount of our liabilities, the amount of operating costs during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distribution.  If the Asset Sale is not approved, we will reconsider what options, if any, are available.  However, if we are unable to pay off the ReMark Loan and are forced to default, the Lender will likely foreclose on our assets and liquidate such assets, potentially at an amount substantially less than we would have received in the Asset Sale.  Under such circumstances, the amount of distributions to stockholders would likely be substantially less than following the Asset Sale, and perhaps zero.

Dissolution Under Delaware Law

The DGCL provides that a corporation may dissolve upon the recommendation of the board of directors, followed by the approval of its stockholders.  Following such approval, our dissolution would be effected by filing a Certificate of Dissolution with the Delaware Secretary of State.  The corporation is dissolved upon the Effective Date.

Section 278 of the DGCL provides that after a corporation is dissolved, its existence continues for a period of three years “or for such longer period as the Delaware Court of Chancery shall in its discretion direct” for the purpose of prosecuting and defending suits and to enable the corporation gradually to sell its properties and to wind up its affairs and discharge its liabilities.  The process of winding up includes:

•
The collection and disposal of assets that will be applied toward the satisfaction or the making of reasonable provision for the satisfaction of liabilities and claims or that will not otherwise be distributed in kind to the corporation’s stockholders.

•	The satisfaction or making of reasonable provision for satisfaction of liabilities and claims.
•	Subject to statutory limitations, the distribution of any remaining assets to the stockholders of the corporation.

•	The taking of all other actions necessary to wind up and liquidate the corporation’s business and affairs.

In order to ensure that its stockholders and directors are afforded certain protections under the DGCL, Section 280 of the DGCL requires a dissolving corporation to give notice by mail and publication of its dissolution to all persons known to have a claim against the corporation and require those persons to submit their claims in accordance with the notice.  The notice will be mailed to all known claimants, including persons with claims asserted against the corporation in a pending proceeding to which it is a party, and published in accordance with the DGCL.  Any claim against the corporation will be barred if the known claimant is given the required notice and does not present the claim to the corporation by the cut-off date referred to in the notice.

To dispose of any contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, the corporation must send a notice to the contingent claimants and publish the notice in accordance with the DGCL.  After the receipt of a contingent claim, the corporation must offer the claimant such security that, in the judgment of the corporation, is sufficient to satisfy the claim if it were to mature.  The claimant must notify the corporation within 120 days of the receipt of the offer or the claimant will be deemed to have accepted the security offered by the corporation as the sole source from which the claim will be satisfied.

Finally, the corporation will be required to provide security in an amount that is “reasonably likely” to be sufficient to provide compensation for any unknown claims that are likely to arise or to become known within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine (not to exceed ten years from the date of dissolution).

Principal Provisions of the Plan of Dissolution

This section of the Proxy Statement describes material aspects of the proposed Plan of Dissolution.  While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you.  You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Appendix B to this Proxy Statement, and the other documents delivered with this Proxy Statement for a more complete understanding of the Dissolution and Liquidation.

Approval of the Plan of Dissolution and Authority of Officers and Directors

The Dissolution and Liquidation must be approved by the affirmative vote of a majority of all of our outstanding shares of common stock.  The approval of the Dissolution and Liquidation by the requisite vote of the stockholders will constitute adoption of the Plan of Dissolution and will grant full and complete authority to the Board, without further stockholder action, to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that the Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and to proceed with our Dissolution and Liquidation in accordance with any applicable provision of the DGCL, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

After the Effective Date, we expect that the Board (or some subset thereof) and some of our officers will continue in their positions for the purpose of winding up our business and affairs. The Board may appoint officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution.  Adoption of the Dissolution and Liquidation pursuant to the Plan of Dissolution by the requisite vote of the stockholders will constitute approval by the stockholders of any such cash or non-cash compensation.

Dissolution and Liquidation

If the Plan of Dissolution is approved by the requisite vote of the stockholders, the steps set forth below will be completed at such times as the Board, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of the stockholders:

•	The filing of a Certificate of Dissolution with the Delaware Secretary of State after obtaining a revenue clearance certificate from the Delaware Department of Finance.

•	The giving of notice, the disposition and the making of provision for any known, contingent or unknown claims in accordance with Section 280 of the DGCL.

•
The cessation of all of our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, collecting our assets, converting such assets into cash or cash equivalents, discharging or making provision for discharging our liabilities, withdrawing from all jurisdictions in which we are qualified to do business, and distributing our remaining property among our stockholders according to their interests.

•	The collection, sale, exchange or other disposition of all or substantially all of our non-cash property and assets, in one transaction or in several transactions to one or more buyers.

•
The payment of or the making of reasonable provision for the payment of all claims and obligations known to us, and the making of such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party, including, without limitation, the establishment and setting aside of a reasonable amount of cash and/or property to satisfy such claims against and obligations of us.

•
The making of reasonable provision for the payment of claims and obligations that are unknown to us or that have not arisen, but that based on facts known to us, are likely to arise or to become known to us within five years after the Effective Date (or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years after the Effective Date).

•
The pro rata distribution to the stockholders, or the transfer to one or more liquidating trustees, for the benefit of the stockholders under a liquidating trust, of our remaining assets after payment or provision for payment of claims against and obligations of us.

•	The taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board, in furtherance of the liquidation and distribution of any remaining assets to stockholders in accordance with the Plan of Dissolution, we may transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of our dissolution. The Board is authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more of our directors, officers, employees, agents or representatives, to act as the initial trustee.  Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities.  Any conveyance of assets to a trustee shall be deemed to be a distribution of property and assets by us to our stockholders, including for United States federal and state income tax purposes.  Approval of the Plan of Dissolution by our stockholders shall constitute the approval of any trustee so appointed, any liquidating trust agreement, and any transfer of assets by us to the trust.

Whether or not a trust shall have been previously established, if it should not be feasible for us to make the final liquidating distribution to stockholders of all of our assets and properties prior to the third anniversary of the filing of a Certificate of Dissolution, then, on or before such date, we will be required to establish a trust and transfer any remaining assets and properties to the trustee.  Any such distribution shall be only in the form of cash.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal and accounting advice and guidance from one or more law and accounting firms in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, the filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Certificate of Incorporation and Bylaws, the DGCL or otherwise.  In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of the Board, pay any brokerage, agency, professional, advisory, valuation, appraisal and other fees and expenses of persons rendering services to us in connection with collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution.

Indemnification

We will continue to indemnify our directors, officers, employees, consultants, and agents to the maximum extent permitted by applicable law, our Certificate of Incorporation and Bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs.  If a liquidating trust is established, we will indemnify any trustees and their agents on similar terms.  The Board and any trustees appointed in connection with the formation of a liquidating trust are authorized at our expense to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution, including seeking an extension in time and coverage of our insurance policies currently in effect.

Liquidating Distributions

We will, as determined by the Board, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, (ii) make such provisions as will be reasonably likely to be sufficient to provide payment for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party and (iii) make such provision as will be reasonably likely to be sufficient to provide payment for claims that have not been made known to us or that have not arisen but that, based on facts known to us or our successor entity, are likely to arise or to become known within five years after the Effective Date (or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years after the Effective Date). Any of our assets remaining after the payment or the provision for payment of claims against and obligations of the Company shall be distributed by us pro rata to our stockholders.  Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board or trustee(s), if any, in their absolute discretion, may determine.  Notwithstanding anything to the contrary in the Plan of Dissolution, the Board or the trustee(s), if any, may, in its absolute discretion, prohibit the Company from making an interim or final distribution to a holder of common stock if the aggregate of such distribution is not $5.00 or more, provided that if such holder did not receive an interim distribution, the amount that would otherwise have been paid shall be carried over and added to the amount of any additional interim or final distribution, and the aggregate of such unpaid distributions shall be subject to this provision.

If any liquidating distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing our common stock as may be required pursuant to the Plan of Dissolution, or for any other reason, then the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made, to the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution.  The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law.  In no event will the proceeds of any such distribution revert to or become the Company’s property.

If, after we have made final distributions, we hold assets with an aggregate value that the Board deems insufficient to pay all expenses associated with a supplemental distribution (provided that for the purpose of this provision such amount shall not exceed $25,000), we may abandon such assets or transfer such assets to a nonprofit organization or organizations that are exempt pursuant to Section 501(c) of the Code, to be determined by the Board in its sole discretion.

Amendment, Modification or Revocation of Plan of Dissolution

If for any reason the Board determines that such action would be in our best interest and the best interest of the stockholders, the Board may, in its sole discretion and without requiring further stockholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL.  The Plan of Dissolution would be void upon the effective date of any such revocation.  The Board may not unilaterally amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and federal securities laws without complying with such requirements.

Liquidation Under Code Sections 331 and 336

We intend that the Plan of Dissolution constitute a plan of complete liquidation of the Company within the meaning of Sections 331 and 336 of the Code.  The Plan of Dissolution will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the Treasury Regulations promulgated thereunder.

Filing of Tax Returns, Forms and Other Reports and Statements

The Plan of Dissolution authorizes our officers to make such elections for tax purposes as are deemed appropriate and in our best interest.  The Plan of Dissolution directs us to file an appropriate statement of corporate dissolution with the Internal Revenue Service (the “IRS”), to notify all jurisdictions of any withdrawals related to qualification to do business, file final tax returns and reports as required, and the proper IRS forms related to the reporting of liquidating distributions to stockholders.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO STOCKHOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE.  ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF DISSOLUTION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE DISSOLUTION AND COMPLETE LIQUIDATION OF THE COMPANY.  YOU MAY RECEIVE SUBSTANTIALLY LESS THAN THE AMOUNT CURRENTLY ESTIMATED.

As of August 31, 2009, we had approximately $20.8 million in assets, including approximately $2.1 million in cash, and approximately $18.0 million of retail installment contracts, at face value less bad debt reserves.  Assuming the Asset Sale is approved and consummated, we currently anticipate that we will receive approximately $15.8 million in consideration for our retail installment contracts (including pay-downs on the Receivables during the period from September 1, 2009 to the Closing).  A total commission of approximately $374,000 will be paid to Falconbridge, of which $75,000 has already been paid. Additionally, because the Amendment provides that all funds coming into the lockbox account will be applied by the Lender to reduce the principal balance of the ReMark Loan, we expect that the outstanding balance of the ReMark Loan at the Closing of the Asset Sale will be approximately $9.36 million.  In addition to satisfying the approximately $9.36 million outstanding balance of the ReMark Loan and the other liabilities reflected on our balance sheet, we anticipate using cash, and current assets converted to cash through the end of the liquidation process, for a number of items, including without limitation the following:

•	Ongoing operating, overhead and administrative expenses.
•	Severance and termination benefits afforded to terminated employees.
•	Operating lease obligations related to our corporate offices.
•	Purchasing insurance policies and coverage for periods subsequent to the Effective Date.
•	Expenses incurred in connection with the dissolution and our liquidation.
•	Professional, legal, tax, accounting, and consulting fees.

The following projected liquidating distribution analysis assumes that (i) the Asset Sale is consummated, and (ii) our stockholders approve the Plan of Dissolution.  We intend to sell our remaining non-cash assets for the best price available as soon as reasonably practicable after the Effective Date.  The amount of any contingency reserve established by the Board will be deducted before determining amounts available for distribution to stockholders.  Based on the foregoing, if both the Asset Sale and the Plan of Dissolution are approved, we estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.17 to $0.21 per share of common stock.  However, uncertainties as to the precise net value of our assets, the ultimate amount of our liabilities, the amount of operating costs during the liquidation and winding-up process and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to our stockholders or the timing of any such distribution.  If our stockholders do not approve the Plan of Dissolution, no liquidating distributions will be made pursuant to the Plan of Dissolution.

The following estimates are not guarantees, do not reflect the total range of possible outcomes and have not been audited or reviewed by our independent certified public accounting firm.  You may receive substantially less than the amount currently estimated, or you may not receive any liquidating distributions even if our stockholders approve the Asset Sale and the Plan of Dissolution.

Estimated Liquidating Distributions to Stockholders

	High Range of Net Proceeds for Distribution	Low Range of Net Proceeds for Distribution

Cash (a)	$590,215	$590,215

Gross proceeds from sale of retail installment contracts (b)	14,982,936	14,835,179
Breakup fee (c)	(150,000)	(150,000)
Less selling expenses (d)	(309,573)	(305,879)
Net proceeds	14,523,363	14,379,300

Sale of other assets	168,438	165,469

Total estimated assets	15,282,016	15,134,984

Payment of ReMark line of credit (e)	(9,362,334)	(9,362,334)

Employee compensation (f)	(476,508)	(476,508)

Professional fees (legal, tax, accounting, other)	(345,000)	(695,000)

Insurance (g)	(163,350)	(250,000)

Other operating expenses (h)	(349,900)	(702,300)

Total operating expenses	(1,334,758)	(2,123,808)

Total estimated liabilities and reserves	(202,476)	(202,476)

Estimated cash to distribute to stockholders	$4,382,448	$3,446,366

Shares outstanding	20,462,543	20,462,543

Estimated per share distribution	$0.21	$0.17

Notes:

a)	Estimated balance as of November 30, 2009.
b)
Refers to gross proceeds from the sale of outstanding United States retail installment contracts.  Actual proceeds will vary based upon the outstanding balances at the time of the sale, delinquencies of the portfolio and legal status of the accounts.

c)	Breakup fee paid to FIFS for the termination of a prior purchase agreement in connection with the FIFS Transaction.
d)	Consists of the broker fee payable to Falconbridge net of $75,000 previously paid.
e)	Projected balance of the line of credit at the Closing Date without regard to the accrual of interest at the default rate.
f)
Includes staff severance costs to be paid to 15 employees, amounting to $195,088, and $281,420 severance to be paid to our executive officers, including $134,420 to Jerald L. Fenstermaker pursuant to his employment agreement, and $73,000 and up to $74,000 in severance and retention payments to J. Kevin Maxwell and Thomas M. Holgate, respectively, pursuant to their severance agreements.

g)	Includes director and officer liability and other insurance premiums.
h)	Consists of the estimated costs of ongoing operating, overhead and administrative expenses (including independent contractor fees), and estimated dissolution and liquidation expenses.

Pursuant to the Plan of Dissolution, we intend to liquidate all of our remaining non-cash assets and, after paying or making reasonable provision for the payment of claims against and obligations of the Company as required by law, and distribute any remaining cash to stockholders.  We may defend suits and incur claims, liabilities and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, facilities expenses, legal, accounting and consulting fees, rent, and miscellaneous office expenses) following approval of the Plan of Dissolution and during the three years following the Effective Date.  Satisfaction of these claims, liabilities and expenses will reduce the amount of cash available for ultimate distribution to stockholders.  While we cannot predict the actual amount of our liabilities, other obligations and expenses and claims against us, we believe that available cash and any amounts received from the sale of our remaining non-cash assets will be adequate to provide for the satisfaction of our liabilities, other obligations and expenses and claims against us and that we will make one or more cash distributions to stockholders.

Assuming that the Plan of Dissolution is approved by the requisite vote of the stockholders, we intend to sell, liquidate or otherwise dispose of our remaining non-cash assets, consisting of any retail installment contracts not included in the Asset Sale, office furniture, equipment, supplies and other miscellaneous assets, and pay or make reasonable provision for the payment of claims against and obligations of the Company.  Although we are not able to predict with certainty the precise nature, amount or timing of any distributions, we presently expect to make an initial distribution, as soon as reasonably practicable following the Effective Date, to holders of record of our common stock as of the close of business on the Effective Date.  A range of approximately $0.17 and $0.21 per share is our best current estimate of the aggregate amount of cash that will ultimately be available for distribution to stockholders.  If the amount of our liabilities or the amounts that we expend during the liquidation are greater than we anticipate, our stockholders may receive substantially less than the amount currently estimated.  The Board has not established a firm timetable for any final distributions to stockholders.  Subject to contingencies inherent in winding up our business, the Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of the stockholders.  The Board, in its discretion, will determine the nature, amount and timing of all distributions.

Conduct of the Company Following Dissolution

If the Dissolution and Liquidation is approved, we will file a Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable after receipt of the required revenue clearance certificate from the Department of Finance.  We intend to make a public announcement in advance of the anticipated Effective Date.  After the Effective Date, our corporate existence will continue but we may not carry on any business except that appropriate to wind-up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among the stockholders.

Sale of Remaining Assets

The Plan of Dissolution gives the Board the authority to dispose of all of our remaining property and assets without further stockholder approval.  Stockholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms and at such prices as the Board, without further stockholder approval, may determine to be in our best interests and the best interests of our stockholders.  We may contract with one or more third parties to assist us in selling any remaining non-cash assets on such terms as are approved by the Board in our best interests and the best interests of our stockholders.  We may conduct sales by any means, including by competitive bidding or private negotiations, to one or more purchasers in one or more transactions over a period of time.

Contingency Reserve

In order to ensure that stockholders and directors are afforded certain protections under the DGCL, we will give notice by mail and publication of our dissolution to all persons known to have a claim against us and require those persons to submit their claims in accordance with the notice.  The notice will be mailed to all known claimants, including persons with claims asserted against us in a pending proceeding to which we are a party, and published in accordance with the DGCL.  Any claim against us will be barred if the known claimant is given the required notice and does not present the claim to us by the cut-off date referred to in the notice.

To dispose of any contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, we will send a notice to the contingent claimants and publish the notice in accordance with the DGCL.  After the receipt of a contingent claim, we will offer the claimant such security that, in the judgment of the Company, is sufficient to satisfy the claim if it were to mature.  The claimant must notify us within 120 days of the receipt of the offer or the claimant will be deemed to have accepted the security offered by us as the sole source from which the claim will be satisfied.

Finally, we will be required to provide security in an amount that is “reasonably likely” to be sufficient to provide compensation for any unknown claims that are likely to arise or to become known within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine (not to exceed ten years from the date of dissolution).

Under the DGCL, we are required, in connection with our dissolution, to satisfy or make reasonable provision for the satisfaction of all claims and liabilities.  Following the Effective Date, we will pay all expenses and other known liabilities and establish a contingency reserve, consisting of cash or other assets, that the Board believes will be adequate for the satisfaction of all current, contingent or conditional claims and liabilities.  We also may seek to acquire insurance coverage and take other steps the Board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities.  At this time, we are not able to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps that may be undertaken to make provision for the satisfaction of liabilities and claims, but any such amount will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of the contingency reserve may vary from time to time and will be based upon estimates and opinions of the Board, derived from consultations with management and outside experts, if the Board determines that it is advisable to retain such experts, and a review of our estimated contingent liabilities and estimated ongoing expenses, including, without limitation:  anticipated salary, retention, compensation and benefits payments; estimated investment banking, auction broker, legal and accounting fees; rent; payroll and other taxes; miscellaneous office expenses; facilities costs; expenses accrued in connection with the preparation of our financial statements; and costs related to public company reporting matters.  We anticipate that expenses for professional fees and other expenses of liquidation may be significant.  Our established contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against our stockholders for the total amount distributed by us to such stockholders pursuant to the Plan of Dissolution.  From time to time, we may distribute to stockholders on a pro rata basis any portions of the contingency reserve that the Board deems no longer necessary to reserve for unknown claims.

Potential Liability of Stockholders

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Dissolution.

So long as we dispose of our claims in accordance with the DGCL, the potential for stockholder liability regarding a distribution continues for three years after the Effective Date.  Under the DGCL, our dissolution does not remove or impair any remedy available against the Company, its directors, officers or stockholders for any right or claim existing, or any liability incurred, prior to such dissolution or arising thereafter, unless the action or other proceeding thereon is not commenced within three years (or any court extension thereof) after the Effective Date.

If we were held by a court to have failed to make adequate provision for expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to stockholders in accordance with the Plan of Dissolution.  Any such action could delay and substantially diminish liquidating distributions to stockholders.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders.  If our stockholders approve the Plan of Dissolution, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock.  We anticipate that, if granted such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require.  If, however, we transfer our assets to a liquidating trust, the trust (as successor to the Company) would likely, if granted relief from the SEC, be required to file annual reports on Form 10-K (with unaudited financial statements) and current reports on Form 8-K along with any other reports that the SEC might require.  In either situation, the SEC may not grant us the requested relief.  If we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and will be required to continue to incur the expenses associated with these reporting requirements, including legal and accounting expenses, which will reduce the cash available for distribution to stockholders.

Closing of Transfer Books

The Board may direct that our stock transfer books be closed and the recording of transfers of common stock be discontinued as of the earliest of (i) the close of business on the record date fixed by the Board for the first or any subsequent installment of any liquidating distribution, (ii) the close of business on the date on which our remaining assets are transferred to a liquidating trust, or (iii) the date of, or such later date as is reasonably practicable after, we file a Certificate of Dissolution with the Delaware Secretary of State.  We expect that the Board will close our stock transfer books on or around the Effective Date.  The Effective Date will be announced as soon as reasonably practicable after we receive a revenue clearance certificate from the Delaware Department of Finance.  Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates.  See “Cessation of Trading of Common Stock” below.

The liquidating distributions to stockholders pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of the Company’s common stock.  As a condition to receipt of the liquidating distribution, the Board or any trustees, if appointed in connection with the formation of a liquidating trust, may require the stockholders to (i) surrender to the Company their certificates evidencing their shares of common stock or (ii) furnish the Company with evidence satisfactory to the Board or trustees, if any, of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or trustees, if any.  After receipt of a liquidating distribution, each stockholder will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Dissolution.

If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender.  Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Cessation of Trading of Common Stock

We anticipate that we will notify FINRA of our impending dissolution and request that our common stock stop trading on the OTC Bulletin Board on the Effective Date or as soon thereafter as is reasonably practicable.  As noted above, we also currently expect to close our stock transfer books on or around the Effective Date and to discontinue recording transfers and issuing stock certificates at that time.  Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Date

No Appraisal Rights

Under the DGCL, stockholders are not entitled to assert appraisal rights with respect to the Dissolution and Liquidation.

Regulatory Approvals

We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Dissolution and Liquidation, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL.  Additionally, our dissolution requires that we obtain a revenue clearance certificate from the Delaware Department of Finance certifying that we have paid or provided for every license fee, tax increase or penalty of the Company.  In order to obtain the revenue clearance certificate, we must file an application with the Delaware Department of Finance.  If our stockholders approve the Plan of Dissolution, we intend to file such application as soon as reasonably practicable after the Special Meeting.  We intend to file our Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable after we receive a revenue clearance certificate.

Interests of Management in the Dissolution of the Company

We expect to continue compensating our officers and employees at their existing compensation levels in connection with their services provided during the implementation of the Plan of Dissolution.

Jerald L. Fenstermaker, President and Chief Executive Officer, will receive severance according to his existing employment agreement of $5,000 for each month remaining under the agreement, which terminates in November 2011, plus fringe benefits, or approximately $134,420.  The severance compensation in Mr. Fenstermaker’s employment agreement is designed in part to incentivize him to maximize the purchase price received by the Company in the Asset Sale and to maximize the amounts available for distribution to stockholders.  Additionally, Mr. Fenstermaker’s severance compensation gives him an interest in assuring the Company’s financial viability to meet is contractual obligations, and Mr. Fenstermaker is also the Company’s largest single stockholder and would thus receive the largest single share of any distribution to the stockholders in the Dissolution and Liquidation.

At the Board meeting on October 6, 2009, the Board established a management severance and retention incentive compensation program for Thomas M. Holgate, Senior Vice President and Secretary, and J. Kevin Maxwell, Chief Financial Officer and Treasurer, because neither executive officer is entitled to severance under an existing employment agreement.  Such management severance and retention incentive compensation program would include the payment of severance compensation and retention incentive bonuses if certain conditions are satisfied.  The program was established in order to provide an incentive for these key employees to continue their employment with the Company in order to maintain the quality our loan portfolio, to complete the headcount reduction, and to ensure our efficient and orderly operation in anticipation of our dissolution and winding up our business and affairs.

Under the retention program, Mr. Holgate will receive severance compensation in the amount of $24,000 so long as he remains employed by us continuously until the closing of the Asset Sale on or before December 15, 2009, and a retention bonus in an amount of up to $50,000 depending on the amounts we realize from our loan portfolio in collections and proceeds of the Asset Sale transaction.  If the total proceeds from the sale of the portfolio plus principal collected since September 30, 2009 are greater than or equal to $15,206,972, Mr. Holgate’s retention bonus will be $50,000.  If the total proceeds from the sale of the portfolio plus principal collected since September 30, 2009 are greater than or equal to $14,726,752, but less than $15,206,972, Mr. Holgate’s retention bonus will be $25,000.  If the total proceeds from the sale of the portfolio plus principal collected since September 30, 2009, are less than $14,726,752, no retention bonus will be paid.

Mr. Maxwell will receive severance compensation in the amount of $48,000 so long as he remains employed by us continuously until the closing of the Asset Sale on or before December 15, 2009, and a retention bonus in the amount of $25,000, so long as he remains employed by us continuously until the initial liquidating payment is made to our stockholders as contemplated in the Plan of Dissolution.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the number of shares of common stock owned by our directors and executive officers.

Accounting Treatment

Upon our dissolution, we plan to change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis.  Under the liquidation basis of accounting, assets are stated at the lower of their carrying value or their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Dissolution.  For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock.  Valuations presented in the statement will represent management’s estimates, based on then present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the Plan of Dissolution based upon management’s assumptions.

The valuation of assets and liabilities will require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. The estimated net realizable value of the Company’s assets and the estimated settlement amounts for liabilities are expected to differ from estimates recorded in interim financial statements.

Certain Material United States Federal Income Tax Consequences

The following discussion is a general summary of the material United States federal income tax consequences of our dissolution and liquidation pursuant to the Plan of Dissolution to the Company and the stockholders.  The discussion does not address all of the United States federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, or to stockholders that are subject to special treatment under United States federal income tax laws, including, without limitation, financial institutions, persons that are partnerships or other pass-through entities, non-United States individuals and entities, or persons who acquired their shares of our common stock through compensatory arrangements. Furthermore, this discussion does not address any United States federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences of our dissolution and liquidation pursuant to the Plan of Dissolution.

The following discussion is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect.  The discussion assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion has no binding effect on the IRS or the courts.  Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year.  We can give no assurance that the United States federal income tax treatment described herein will remain unchanged at the time of our liquidating distributions.  No ruling has been requested from the IRS with respect to any tax consequences of the Dissolution and Liquidation, and we will not seek any such ruling or an opinion of counsel with respect to any such tax consequences.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE PLAN OF DISSOLUTION AND IS NOT TAX ADVICE.  STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE COMPANY’S DISSOLUTION AND LIQUIDATION PURSUANT TO THE PLAN OF DISSOLUTION, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Material United States Federal Income Tax Consequences to the Company

After the approval of the Dissolution and Liquidation and until our liquidation is completed, we will continue to be subject to United States federal income tax on our taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from operations.  Upon the sale of any of our assets in connection with our liquidation, we will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold.  We should not recognize any gain or loss upon the distribution of cash to our stockholders in liquidation of their shares of common stock.  We currently do not anticipate making distributions of property other than cash to stockholders.  If we make a liquidating distribution of property other than cash to stockholders, we will recognize gain or loss upon the distribution of such property as if we sold the distributed property for its fair market value on the date of the distribution.  We currently do not anticipate that our dissolution and liquidation pursuant to the Plan of Dissolution will produce a material corporate tax liability for United States federal income tax purposes.

Material United States Federal Income Tax Consequences to Stockholders

In general, for United States federal income tax purposes, we intend that amounts received by stockholders pursuant to the Plan of Dissolution will be treated as full payment in exchange for their shares of common stock.  As a result of our Dissolution and Liquidation, stockholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them and (ii) their tax basis for their shares of common stock.  In general, a stockholder’s gain or loss will be computed on a “per share” basis.  If we make more than one liquidating distribution, which is expected, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder, and the value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in the stock.  In general, a stockholder will recognize gain as a result of a liquidating distribution if the aggregate value of the distribution and prior liquidating distributions received by the stockholder with respect to a share exceeds the stockholder’s tax basis for that share.  Any loss generally will be recognized by a stockholder only when the stockholder receives the final liquidating distribution made by us to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share.  Gain or loss recognized by a stockholder generally will be capital gain or loss and will be long-term capital gain or loss if the stock has been held for more than one year.  The deductibility of capital losses is subject to limitations.

In the unlikely event we make a liquidating distribution of property other than cash to stockholders, a stockholder’s tax basis in such property immediately after the distribution generally will be the fair market value of the property received by the stockholder at the time of distribution.  Gain or loss realized upon the stockholder’s future sale of that property generally would be measured by the difference between the proceeds received by the stockholder in the sale and the tax basis of the property sold.

If our liabilities are not fully covered by the cash or other assets in its contingency reserve or otherwise satisfied through insurance or other reasonable means (See “Contingency Reserve” above), payments made by a stockholder in satisfaction of those liabilities generally would produce a capital loss for such stockholder in the year the liabilities are paid.  The deductibility of any such capital loss would generally be subject to limitations under the Code.

Reporting of Liquidating Distributions and Back-Up Withholding

After the close of each taxable year, we will provide stockholders and the IRS with a statement of the amount of cash distributed to stockholders in connection with our liquidation and our best estimate as to the value of any property distributed to stockholders during the relevant taxable year.  In the unlikely event we make a liquidating distribution of property other than cash to stockholders, no assurance can be given that the IRS will not challenge our valuation of the distributed property.  Any stockholder owning at least 5% (by vote or value) of our total outstanding stock may be subject to special rules regarding information to be provided with the stockholder’s United States federal income tax returns.  Stockholders should consult their own tax advisors as to the specific tax consequences to them in connection with our Dissolution and Liquidation pursuant to the Plan of Dissolution, including tax return reporting requirements.  Liquidating distributions made to stockholders pursuant to the Plan of Dissolution may be subject to back-up withholding (currently at a rate of 28%) requirements.  Back-up withholding generally will not apply to payments made to exempt recipients, including corporations or financial institutions, or individuals who furnish their correct taxpayer identification number or a certificate of foreign status and other required information.  Back-up withholding is not an additional tax.  Rather, amounts withheld generally may be used as a credit against a stockholder’s United States federal income tax liability or the stockholder may claim a refund of any excess amounts withheld by timely and duly filing a claim for refund with the IRS.

Required Vote

All holders of the Company’s common stock as of the Record Date are entitled to vote on Proposal 2.  The approval of the Dissolution and Liquidation pursuant to the Plan of Dissolution requires the affirmative vote of a majority of all of the outstanding shares of the Company’s common stock.  Abstentions and broker non-votes will have the same effect as votes against Proposal 2.  It is intended that shares represented by the enclosed form of Proxy Card will be voted in favor of Proposal 2 unless otherwise specified in such Proxy Card.

Recommendation of the Board

The Board has determined that the voluntary Dissolution and Liquidation pursuant to the Plan of Dissolution is advisable and in our best interests and the best interests of the stockholders.

THE BOARD HAS APPROVED THE DISSOLUTION AND LIQUIDATION PURSUANT TO THE PLAN OF DISSOLUTION SUBSTANTIALLY IN THE FORM ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE DISSOLUTION AND COMPLETE LIQUIDATION OF THE COMPANY PURSUANT TO THE PLAN OF DISSOLUTION.

PROPOSAL 3
TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING
TO SOLICIT ADDITIONAL PROXIES

General

At the Special Meeting, we may ask stockholders to approve the adjournment of the Special Meeting to another date, time or place, if deemed necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 and Proposal 2.  Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if the votes cast in favor of the adjournment proposal by the holders of shares of our common stock entitled to vote on the proposal exceed the votes cast against the proposal at the Special Meeting.  However, if the adjournment is for more than 30 days or a new record date for the adjourned meeting is fixed, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we are required to fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

The approval of any adjournment of the Special Meeting requires that the votes cast in favor of the proposal exceed the votes cast against the proposal at the Special Meeting. Abstentions and broker non-votes will have no impact on the vote on Proposal 3.  It is intended that shares represented by the enclosed Proxy Card will be voted in favor of Proposal 3 unless otherwise specified in such Proxy Card.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding voting securities, (ii) our directors and executive officers, individually, and (iii) our directors and executive officers as a group.

Beneficial ownership is determined according to Rule 13d-3(d)(1) promulgated by the SEC under the Exchange Act.  Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Name, Position, and Address of Beneficial Owner (1)	Shares of Common Stock	Percent of Class
Jerald L. Fenstermaker Director, President and CEO	1,594,583	7.8%
Thomas M. Holgate Sr. Vice President and Secretary	235,000	1.1%
J. Kevin Maxwell CFO and Treasurer	200,000	1.0%
Troy A. Compton Director	32,686	0.2%
Robert T. Chancellor Director	13,892	0.1%
Stephen J. Gore Director	10,000	*
Vernon S. Schweigert Director and Chairman of the Board	10,000	*

Directors and Officers as a Group	2,096,161	10.2%

*less than 0.1%

(1)	The address for each of the executive officers and directors of the Company is 3058 East Elm Street, Springfield, Missouri 65802

VOTING AND REVOCATION OF PROXY

A form of Proxy Card is enclosed.  If properly executed and received in time for voting, and not revoked, the enclosed Proxy Card will be voted as indicated in accordance with the directions thereon.  If no directions to the contrary are indicated on the Proxy Card, the person named in the enclosed Proxy Card will vote all shares “FOR” each of the proposals.

Sending in a signed Proxy Card will not affect a stockholder’s right to attend the Special Meeting, nor will it preclude a stockholder from voting in person because the proxy is revocable at any time prior to the voting of such Proxy Card.  However, mere attendance at the Special Meeting without voting will not revoke a proxy.  You may revoke your proxy at any time before your proxy is voted at the Special Meeting by doing any of the following:

•
Attending the Special Meeting and voting your shares in person at the Special Meeting.  Your attendance at the Special Meeting alone will not revoke your proxy — you must also vote at the Special Meeting.

•	Sending a written notice of revocation to our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802.

•
Filing another duly executed Proxy Card bearing a later date with our corporate Secretary at our principal offices, 3058 East Elm Street, Springfield, Missouri 65802, re-submitting your vote on the Internet by creating a new electronic ballot at www.eproxy.com/ffgr or re-voting by telephone by calling 1-800-560-1965.

If you are a stockholder of record and choose to revoke your proxy in writing, your written notification revoking your proxy or a later-dated signed Proxy Card changing your vote must be received by us by 9:00 a.m. (Central Time) on November 30, 2009, in order to be acknowledged and reflected in the vote.  If you are revoking your proxy by re-submitting your vote on the Internet or re-voting by telephone, your vote must be received by us prior to 12:00 p.m. (Central Time) on November 29, 2009, the day before the Special Meeting.  If you are a beneficial owner of the Company’s stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

SOLICITATION OF PROXIES

The expense of this proxy solicitation will be borne by the Company.  In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by our directors, officers or employees without additional compensation.  We have retained The Altman Group, Inc. (the “Proxy Solicitor”) as a proxy solicitor to assist us in soliciting proxies in connection with the Special Meeting.  In accordance with its engagement by the Company, the Proxy Solicitor will perform those services normally associated with assisting a client to secure votes from stockholders, including without limitation, contacting banks, brokers and proxy intermediaries to determine the quantity of material needed, distributing appropriate quantities of such materials, and securing available votes from these parties and from institutional and retail owners, as well as consulting with the Company regarding all aspects of this proxy solicitation.  As consideration for its services, the Proxy Solicitor will receive a fee of $6,000 and an additional fee of $5.00 per successful contact with a record or beneficial owner, including Non-Objecting Beneficial Owners, plus reimbursement of all broker bills and all reasonable out-of-pocket expenses, costs and disbursements.  We will pay the fees of the Proxy Solicitor.

Upon request by record holders of stock who are brokers, dealers, banks, or voting trustees, or their nominees, we are required to pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of stock.

RECORD DATE; VOTING RIGHTS

We had 20,462,543 shares of common stock outstanding at the Record Date.  Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.

Our Certificate of Incorporation provides that “the Board of Directors may determine the quorum required for any meeting for the transaction of any business of the corporation, provided that such quorum shall not be less than thirty five percent (35%) of the outstanding voting shares or such greater number as may be required by Delaware General Corporation Law Section 216.”   Our Amended Bylaws provide “Unless the Board of Directors expressly determines a different quorum requirement for a particular meeting of the Stockholders, a quorum for the transaction of any business shall consist of Thirty Five Percent (35%) of the voting power of all shares of stock and/or other voting securities then outstanding which are present in person or by proxy, unless a separate vote by class or series or classes or series is required in which case at least Thirty Five Percent (35%) of the voting power of each such class or series must be present in person or by proxy to constitute a quorum for the transaction of any business…. In those cases where statute requires that certain acts be affirmed by a vote of a majority of all outstanding stock or other voting securities, whether voting by class or series or in the aggregate, the Board of Directors may specify in the notice of the meeting that a quorum shall consist of not less than that combination of outstanding voting power which would be required to take the action under consideration at the meeting, if all voted unanimously in favor of the relevant proposal.”  Because Sections 271 and 275 of the DGCL mandate that the Asset Sale and the Plan of Dissolution, respectively, be affirmed by a majority of all outstanding stock of the Company, the presence, in person or by proxy, of the holders representing a majority of all the shares of the Company’s common stock then outstanding that are entitled to vote at the Special Meeting constitutes a quorum of the Company’s stockholders for purposes of the Special Meeting.  Each share of common stock outstanding is entitled to one vote on each Proposal that may be brought before the Special Meeting.  Abstentions and broker non-votes will be counted in determining whether a quorum has been reached.

With respect to Proposals 1 and 2, the affirmative vote of a majority of all the shares outstanding will be required for the proposals to pass.  The approval of Proposal 3 regarding any adjournment of the Special Meeting requires that the votes cast in favor of the proposal exceed the votes cast against the proposal at the Special Meeting.

Under Delaware law, the act of “voting” does not include either recording the fact of abstention or failing to vote for approval or disapproval of a proposal, whether the person entitled to vote characterizes his or her or its act as voting.  In other words, only those stockholders who indicate an affirmative or negative decision on a matter are treated as voting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions and broker non-votes, if any, will be included in determining the presence of a quorum at the Special Meeting, but will have the same effect as voting against Proposals 1 and 2.  Abstentions and broker non-votes will have no impact on the vote of Proposal 3.

We are not currently aware of any matters that will be brought before the Special Meeting that are not described in the enclosed Notice of Special Meeting.

NEXT ANNUAL MEETING - STOCKHOLDER PROPOSALS

If stockholders approve Proposals 1 and 2, we do not expect to hold another annual meeting.  If there is an annual meeting held in 2010, for a stockholder proposal to be considered for inclusion in our Proxy Statement, the written proposal must be received by the Secretary of the Company at our principal executive offices no later than the close of business on the tenth day following the date on which notice of the annual meeting is mailed to our stockholders or public disclosure of the date of the meeting is made, whichever occurs first.  Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act, and any other applicable rules established by the SEC.  Proposals should be addressed to:

Secretary
Freedom Financial Group, Inc.
3058 E. Elm Street
Springfield, MO 65802

Stockholders intending to nominate a candidate for election as director at the 2010 annual meeting, if it occurs, must provide written notice thereof to the Secretary of the Company at least 20 days in advance of the meeting.  If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.  In addition, our Chairman of the Board or any other person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

By Order of the Board of Directors:

Vernon S. Schweigert
Chairman of the Board of Directors
November 9, 2009

APPENDIX A

AUTO RECEIVABLES PURCHASE AGREEMENT

Appendix A

AUTO RECEIVABLES
PURCHASE AGREEMENT

This PURCHASE AGREEMENT is made this 19th day of October, 2009, by and between FREEDOM FINANCIAL GROUP, INC., a Delaware corporation (“Parent”), and its wholly-owned subsidiary, FREEDOM FINANCIAL AUTO RECEIVABLES, LLC, a Delaware limited liability company (“Freedom LLC”; collectively, or individually Parent and Freedom LLC may be referred to as “Seller”), and AMERICAN CREDIT ACCEPTANCE, LLC, a South Carolina limited liability company (“Purchaser”).

Background

Purchaser desires to purchase all of Seller’s Receivables (as defined below) and Seller desires to sell such Receivables to Purchaser.  Seller desires to transfer the servicing of the Receivables to Purchaser or its designee.

Agreement

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Agreement” means this Purchase Agreement and all amendments hereof and supplements hereto.

“After-Acquired Receivables” means any Receivables originated or acquired by Seller prior to the Closing Cutoff Date (which shall be reflected in the amended Schedule A prepared as of the Closing Cutoff Date) and subsequent to the preparation of Schedule A as of the Initial Cutoff Date.

“Assignment” means the documents of assignment attached to this Agreement as Annex C.

“Breakup Event” has the meaning set forth in Section 5.08(a).

“Breakup Fee” has the meaning set forth in Section 5.08.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Springfield, Missouri, Spartanburg, South Carolina or New York, New York shall be authorized or obligated by law, executive order or governmental decree to be closed.

“Charge-off Receivable” means any Receivable as to which any of the following has occurred: (i) a scheduled payment, or any portion thereof in excess of 10% of the contractual payment, remains unpaid for more than 120 days from the original due date for such payment; (ii) the Receivable has been or should be charged-off as uncollectible in accordance with Seller’s Servicing and Collection Policies, or (iii) the related Financed Vehicle has been repossessed and sold or returned and sold.

“Claims Period” has the meaning set forth in Section 5.03(e).

“Closing” has the meaning set forth in Section 2.02(a).

“Closing Date” means the date five (5) Business Days following the satisfaction in full of all conditions precedent to Closing, but in no event later than December 15, 2009, which date may be extended with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

“Closing Cutoff Date” means the first Business Day prior to the fifth (5th) calendar day preceding the Closing Date, or such other date as the parties shall agree in writing, but in no event later than November 30, 2009.

“Credit Facility” means the $15,000,000 Revolving Warehouse Loan from ReMark Lending Co. (“ReMark”) to Seller pursuant to that certain Revolving Loan and Security Agreement between, ReMark, Freedom LLC, Parent and Archon Group, L.P. (as administrator and custodian), dated as of January 31, 2008, as amended, (the “Loan Agreement”) and related documentation.

“Dealer” means the seller of a Financed Vehicle, who originated and assigned the related Receivable to Seller under an existing Dealer Agreement with Seller or who arranged for a loan from Seller to the purchaser of a Financed Vehicle under an existing Dealer Agreement.

“Dealer Agreement” means the Dealer Agreement between Seller and a Dealer, in substantially the form of the agreement attached as Annex A, as such agreement was in effect at the time of purchase of a Receivable by Seller from such Dealer or as such agreement was in effect at the time of referral by the Dealer of a Receivable to Seller for origination.

“Eligible Receivable” means any Receivable, other than a Charge-Off Receivable or an Old Charge-Off Receivable, as of the Closing Cut-off Date with respect to which all of the following are true:

(i)
A first priority security interest in the Financed Vehicle has been validly perfected in the name of Seller and, to the knowledge of Seller, all applicable sales taxes with respect to the Financed Vehicle have been paid to the proper taxing authorities.

(ii)
Seller possesses the original installment sales contract or promissory note and the original title or other evidence of the security interest in the Financed Vehicle; provided, that such documents shall not be in electronic or microfiche form unless permitted by the laws of the state in which the Financed Vehicle is registered.

(iii)
Such Receivable is (1) not subject to any Lien or documentation deficiency or other claim which may relieve the Obligor of the obligation to pay the amounts due thereon (as reflected in the Receivable Files) or which may invalidate or impair the security interest in the Financed Vehicle; (2) was originated or purchased from a licensed (where applicable) automobile dealer located within the United States of America; (3) is required to be repaid solely in U.S. Dollars; (4) was originated and has been serviced in compliance with Seller’s Servicing and Collection Policies and all applicable federal, state and local laws; (5) is not subject to any modification, extension or waiver inconsistent with the Seller’s Servicing and Collection Policies; and (6) is not subject to any legal proceedings brought by or on behalf of any Obligor or that would invalidate or impair the security interest of Seller in the Financed Vehicle.

(iv)
Such Receivable:  (1) provides for simple interest payments and does not provide for balloon payments; (2) constitutes tangible chattel paper under the UCC; (3) is enforceable against Obligor and, other than Charge-Off Receivables and Old Charge-Off Receivables, is secured by a validly perfected first priority security interest in name of Seller; (4) has not been satisfied or released and no extensions have been granted other than in accordance with Seller’s Servicing and Collection Policies; (5) are not subject to right of setoff, rescission, counterclaim or defense, including usury; and (6) is represented by only one executed original.

(v)
Such Receivable (1) was purchased from a Dealer in the ordinary course of business; (2) is secured by a security interest in a Financed Vehicle which has been assigned to Seller; (3) contains customary provisions such that the rights and remedies of holder are sufficient for realization against collateral; (4) is assignable without restriction; and (5) does not require the consent to or notice from Obligor to effect the sale of the Receivable to Purchaser.

(vi)	The Obligors on such Receivables are not governments or fleet buyers.

(vii)
With respect to each Receivable, all waivers, amendments and extensions have been effected in accordance with Seller’s Servicing and Collection Policies and have been documented, which documentation is included within the Receivables Files.

(viii)	Each Receivable contract requires the borrower to maintain insurance covering principal balance and naming Seller as loss payee.

(ix)	Seller has not done anything to convey rights in the Receivables to any person other than Purchaser and Seller holds a certificate of title showing Seller as a secured party.

(x)	No transfer taxes are due and payable and Seller has complied with all applicable bulk sale transfer laws.

(xi)	Amount financed under the Receivable has been fully disbursed and there are no rights to future advances.

(xii)
No fraud has been committed in connection with origination or servicing of the Receivable and no material error or omission, has occurred on the part of Seller or related Dealer in connection with such Receivable.

(xiii)	All rights of Seller to recourse against the Dealer have been assigned to Purchaser.

(xiv)	The Receivable and related Financed Vehicle and Receivable File is subject to no liens other than those in favor of Seller and those which will be released as of the Closing Date.

“Escrow Agreement” means that certain agreements between Purchaser, Seller and Wells Fargo Bank pertaining to the Escrow Account.

“Escrow Amount” means that certain interest bearing escrow account with Wells Fargo Bank into which the Good Faith Deposit shall be deposited and held subject to the terms of the Escrow Agreement.

“Financed Vehicle” means a new or used automobile, light truck or van, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“GFD Event” has the meaning set forth in Section 5.08(b).

“Good Faith Deposit” means $1,500,000, plus all interest accrued thereon from the date of deposit, into the Escrow Account until such amount is either returned to the Purchaser or delivered to the Seller either as a portion of the Purchase Price or as liquidated damages as provided in this Agreement.

“Holdback Amount” has the meaning set forth in Section 2.01(e).

“Initial Cutoff Date” means August 30, 2009, or such other date as the parties shall agree in writing.

“Legal Status Receivable” means any Receivable that would be an Eligible Receivable but for (i) the bankruptcy of the Obligor, or (ii) the terms of such Receivable have been modified in a manner inconsistent with the Seller’s Servicing and Collection Policies.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Loan Agreement” has the meaning set forth in the definition of Credit Facility.

“Lock Box Account” means US Bank St. Louis Lockbox #956126, Routing Number:  081000210; Account Number: 152308189223.

“Lock Box Bank” means US Bank.

“Obligor” on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable.

“Old Charge-Off Receivable” means Receivables charged off prior to May 1, 2008.

“Parent” has the meaning set forth in the introductory paragraph of this Agreement.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or other entity or government or any agency or political subdivision thereof.

“Purchase Price” has the meaning set forth in Section 2.01(c).

“Receivable” means amounts due on, and all rights arising under, each simple interest installment sales contract or installment loan and security agreement owned by Seller that appears on Schedule A to this Agreement as of the Initial Cutoff Date, which Schedule A shall be prepared in the manner specified in Section 2.02(b)(v) and updated and amended through the Closing Cutoff Date to exclude Receivables that have been paid or satisfied in full on or before the Closing Cutoff Date and to include all After-Acquired Receivables. Receivable shall also include Old Charge-Off Receivables as of the Closing Cutoff Date.

“Receivable Files” means the following documents or instruments with respect to each Receivable, which, except for item (i) below, may be in electronic or microfiche form:

(i)	The original executed Receivable and any amendments thereto.

(ii)
The original certificate of title or such documents that Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of Seller in the Financed Vehicle; provided, that such documents shall not be in electronic or microfiche form unless permitted by the laws of the state in which the Financed Vehicle is registered.

(iii)	A copy of the credit application fully executed by the Obligor.

(iv)	A certificate evidencing physical damage and GAP insurance, if any, or applications therefor with respect to the Financed Vehicle securing the Receivable.

(v)	A copy of the proof of income and references, credit report and approval sheet utilized by seller in the underwriting of the Receivable.

(vi)	The invoice for the Financed Vehicle (in the case of a new vehicle) or the bookout sheet (in the case of a used vehicle).

(vii)	Obligor’s order for the Financed Vehicle, together with proof (if any) of down payment.

(viii)	A copy of the service contract, if any, on the Financed Vehicle.

(ix)	A copy of the credit life insurance policy, if any, and the credit disability insurance policy, if any, on the Obligor relating to the Financed Vehicle.

(x)	Originals or copies of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable.

(xi)	Copy of the related Dealer Agreement.

(xii)
Any and all other documents relating to products financed in connection with the purchase of the Financed Vehicle or that Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

Moreover, “Receivable Originals File” means a separated file containing original documents described in items (i) and (ii) above, with respect to a Receivable.

“Seller” has the meaning set forth in the introductory paragraph of this Agreement, as clarified in Section 6.05.

“Seller’s Servicing and Collection Policies” means the servicing and collections policies of Seller utilized by Seller in servicing and collecting the Receivables as in effect on the date hereof, true and complete copies of which are attached hereto as Annex B.

“UCC” means the Uniform Commercial Code as in effect in the respective jurisdiction.

ARTICLE II.
PURCHASE AND SALE OF RECEIVABLES

Section 2.01          Purchase and Sale of Receivables.

(a)	Sale of Receivables. At the Closing, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse (except as expressly provided herein):

(i)	all right, title, and interest of the Seller in and to the Receivables;

(ii)	the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;

(iii)
any proceeds received on or after the Closing Cutoff Date from claims or refunds of premiums on any physical damage, lender’s single interest, credit life, disability and hospitalization and GAP insurance policies or claims or refunds under warranties covering Financed Vehicles or Obligors related to the Financed Vehicles;

(iv)	all documents contained in the Receivable Files;

(v)
all monies paid and all monies due, including accrued interest, after the Closing Cutoff Date with respect to the Receivables, including all monies received after the Closing Cutoff Date into the Lock Box Account and not yet applied to the Receivables; and

(vi)
all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b)
Dealer Recourse.  At the Closing, Seller shall sell, transfer and assign to Purchaser (to the extent of Seller’s interest therein) all rights, benefits, remedies and recourse against each Dealer under each Dealer Agreement in respect of each Receivable for breach of such Dealer’s representations, warranties or covenants applicable to such Receivable, including, without limitation, the assignment of rights of recourse to Dealers for rebates of Dealer premium or “chargeback” or “spread” in respect of Receivables prepaid or charged off or collateral for which is repossessed in the manner provided in the Dealer Agreement.  Purchaser will not be obligated to assume any obligations of Seller relative to amounts owed to, or that may become due and owing to, Dealers for spread or premium arising from or in connection with acquisition of the Receivables.  Seller, shall retain all rights under the Dealer Agreements respecting any receivables acquired thereunder, other than the Receivables, and all other rights not expressly required by this Agreement to be conveyed.

(c)
Receivables Purchase Price.  In consideration for the Receivables and the rights, benefits, remedies and recourse under the Dealer Agreements, the Purchaser shall on the Closing Date pay to the Seller as full consideration therefore, an amount equal to the fair market value of such Receivables as of the Cutoff Date, which amount is agreed to be the sum of (i) 85.0% times the aggregate outstanding balance of the Eligible Receivables that are less than thirty (30) days past due as of the Closing Cutoff Date, plus, (ii) 60.0% times the aggregate outstanding balance of the Eligible Receivables that are thirty (30) to fifty-nine (59) days past due as of the Closing Cutoff Date, plus, (iii) 35.0% times the aggregate outstanding balance of (A) the Eligible Receivables that are sixty (60) days or more past due as of the Closing Cutoff Date but is not a Charge-off Receivable or Old Charge-off Receivable as of such date, plus (B) all Receivables that, as of the Closing Date, is a Legal Status Receivables, plus (iv) 2.0% times the aggregate outstanding balance of the Charge-off Receivables as of the Closing Cutoff Date, plus (v) $5,000 (the “Purchase Price”).

(d)
Payment of Purchase Price.  The full amount of the Purchase Price (less the Holdback Amount) will be paid by Purchaser on the Closing Date. Such amount shall be paid by (i) the delivery to Seller of the Good Faith Deposit as of the Closing Date in immediately available funds, and (ii) the balance in the form of federal wire transfer of immediately available funds to an account specified by Seller at least two (2) Business Days prior to Closing.  The Holdback Amount shall be paid as provided in Section 2.01(e).

(e)
Holdback. In order to secure the obligations of Parent and Seller under Section 5.03 hereof, and without limiting any other rights which Purchaser may have pursuant to this Agreement or otherwise, Purchaser shall be entitled to withhold from the Purchase Price payable to Seller at the Closing the amount of One Hundred Thousand and no/100 Dollars ($100,000.00) (the “Holdback Amount”), which amount shall be held by Purchaser following the Closing Date in accordance with the following terms and conditions:

(i)
With respect to any claim by Purchaser under Section 5.03 submitted at any time prior to the expiration of Claims Period, Purchaser shall be entitled to apply all or any portion of the Holdback Amount to pay, or to provide for the payment of, any liability of Seller arising under Section 5.03.

(ii)
Any portion of the Holdback Amount remaining that is not subject to claims for payment made during the Claims Period shall be disbursed to Seller within three (3) Business Days following the expiration of the Claims Period. Any portion of the Holdback Amount remaining that is subject to claims for payment made during the Claims Period shall be disbursed to Seller within three (3) Business Days following the date such claim shall be resolved.

The Holdback Amount shall not be considered an advance payment of any amount due to Purchaser or as a measure of or a limitation on Purchaser’s damages in case of any breach by Seller of any of its representations, warranties, covenants, or agreements contained herein.

Section 2.02          Closing the Purchase and Sale.

(a)
The Closing.  Except as otherwise agreed in writing by the parties, the closing of the transactions contemplated herein (the “Closing”) shall take place at the offices of Freedom Financial Group, Inc., 3058 E. Elm Street, Springfield, Missouri  65802, on the Closing Date.

(b)	Documents to be Delivered by Seller at the Closing. At the Closing,

(i)
The Assignments.  Seller will execute and deliver the Assignments.  The Assignments shall be in substantially the form of Annex C-1 and C-2 hereto, and accompanied by powers of attorney of Seller in such customary form as Purchaser may reasonably request.

(ii)
Evidence of Lien Release.  Seller shall provide to the Purchaser evidence in form and substance satisfactory to Purchaser in its reasonable discretion of the release of all Liens on the Receivables, including without limitation, those granted pursuant to the Credit Facility related to the Receivables.

(iii)	[Intentionally Deleted]

(iv)
Receivable Files.  The Seller shall deliver the Receivable Files, with the Receivable Originals Files separated out, for all of the Receivables; provided, that such files need not contain the original certificate of title with respect to a Receivable as to which appropriate steps have been taken to confirm that applicable state records reflect a first priority security interest, but the original certificate of title has not yet been received by Seller, so long as such title has been issued within 150 days following the origination of such Receivable by Seller.

(v)
Schedule A.  Seller shall prepare and deliver to Purchaser a copy of Schedule A that has been updated through the Closing Cutoff Date. Updated Schedule A shall include all Receivables as of the Closing Cutoff Date, reflected in the following manner: Schedule A-1, listing only Eligible Receivables that are less than thirty (30) days past due as of the Closing Cutoff Date; Schedule A-2, listing only Eligible Receivables that are thirty (30) to fifty-nine (59) days past due as of the Closing Cutoff Date; Schedule A-3, listing only Eligible Receivables that are sixty (60) days or more past due as of the Closing Cutoff Date (and which are not Charge-off Receivables or Old Charge-off Receivables); Schedule A-4, listing only Charge-Off Receivables as of the Closing Cutoff Date; Schedule A-5 listing only Old Charge-Off Receivables as of the Closing Cutoff Date; and Schedule A-6 listing only Legal Status Receivables.

(vi)	Dealer Agreements. Seller shall deliver to Purchaser photocopies of all Dealer Agreements and all related documents under which the Receivables were acquired.

(vii)
Lock Box Account.  Seller shall have provided Purchaser with evidence reasonably satisfactory to it of the acceptance by the Lock Box Bank of irrevocable instructions to remit payments received in the Lock Box Account to Purchaser, or to an account designated by Purchaser or its designated servicer for the Receivables, for processing.

(c)	Delivery of Purchase Price. On the Closing Date the Purchaser shall cause the Purchase Price (less the Holdback Amount) to be delivered to the Seller as provided in Section 2.01(d).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

Section 3.01           Purchaser’s Representations and Warranties.  The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

(a)
Organization and Good Standing.  The Purchaser has been duly formed and is in good standing under the laws of the State of South Carolina, and has full power, authority and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b)
Due Authorization.  The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary company action, does not require any approval or consent of any governmental agency or authority, does not and will not violate or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or to its property, or any law or governmental regulation or court decree applicable to it or such property, and this Agreement and the Escrow Agreement are each valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy or other similar laws of general application affecting the enforcement of creditors’ rights or general equity principles. Purchaser or its servicer, possess any license, permit or authorization required under any federal or state law for it to purchase, hold, service or collect any Receivable it is purchasing or qualify for an exemption from such licensure, permit or authorization.

(c)
No Proceedings.  There are no proceedings or investigations pending, or, to the best knowledge of the Purchaser, threatened against the Purchaser before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would have a material adverse effect on the performance by the Purchaser of its obligations under this Agreement.

(d)
Funds Availability. As of the date of this Agreement, Purchaser has available, either in cash on hand or the unconditional right to draw on available credit facilities (collectively, “Available Funds”) sufficient funds to meet its obligations under this Agreement and will on the Closing Date have Available Funds sufficient to meet its obligations under this Agreement.

Section 3.02         Representations and Warranties of Seller.  Each of Parent and Freedom LLC, jointly and severally, hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

(a)
Organization and Good Standing.  Each of Parent and Freedom LLC has been duly incorporated or organized, as applicable, and is in good standing under the laws of the jurisdiction under which it has been formed, and in each jurisdiction where the conduct of its business or otherwise would require qualification as a foreign corporation or limited liability company, and has, respectively, full corporate or limited liability company power and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b)
Due Authorization.  Except for the affirmative approval of a majority of the stockholders of Parent in connection with the consummation of the sale of the Receivables contemplated herein (which approval shall have been received by Parent on or before the Closing Date), the execution, delivery and performance of this Agreement and the Escrow Agreement by each of Parent and Freedom LLC has been duly authorized by all necessary corporate or limited liability company action, does not require any approval or consent of any governmental agency or authority, does not and will not violate or result in a breach which would constitute a material default under any material agreement, including any agreement for borrowed money binding upon or applicable to Parent or Freedom LLC or their respective properties (other than the Credit Facility), or any law or governmental regulation or court decree applicable to Seller or such property, and this Agreement is the valid, binding and enforceable obligation of each of Parent and Freedom LLC.

(c)
No Proceedings.  There are no proceedings or investigations pending, or, to the best knowledge of Seller, threatened against Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking any determination or ruling that, in the reasonable judgment of Seller, would have a material adverse effect on the Receivables or the performance by either Parent or Freedom LLC of their respective obligations under this Agreement.

(d)
Title.  There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or registered in any public office filed by Seller or any other person covering any interest of any kind in the Receivables or intended so to be filed or registered which would impair or conflict with Seller’s sale of all right, title and interest in the Receivables conveyed hereunder to Purchaser and which will not be released as a condition precedent to the Closing.  The interest of Seller in the Receivables being conveyed to Purchaser hereunder is an ownership interest, valid and enforceable against all existing and future creditors of Seller or any other person.

(e)
Solvency.  There are no entries or orders for relief by a court having jurisdiction in respect of Seller in an involuntary case under the federal bankruptcy laws, or any other federal or state bankruptcy, insolvency or similar law, for appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Seller or of any substantial part of the respective properties of Seller, or ordering the winding up or liquidation of the affairs of Seller.  There is no insolvency or admission in writing by Seller of any inability to pay the debts of Seller as they come due, or the commencement by Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by Seller to the appointment of, or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Seller or of any substantial part of the properties or the making by Seller of an assignment for the benefit of creditors or the failure by Seller generally to pay debts as such debts become due or the taking of corporate or limited liability company action by Seller in furtherance of any of the foregoing.  Each of Parent and Freedom LLC is solvent, and sale of the Receivables will not cause Seller to become insolvent.  The sale of the Receivables is not undertaken with the intent to hinder, delay or defraud any of the creditors of Seller.

(f)
No Consent Required.  The Seller is not required to obtain the consent of any other party (other than pursuant to the Credit Facility and the Parent’s shareholders) or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority in connection with the failure of which so to obtain would have a material adverse effect on the Seller’s ability to perform the transactions contemplated by this Agreement.

(g)
No Violations.  The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court of the charter or bylaws or other organization documents of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller or any Receivable may be subject.

(h)
No Brokers.  No Person other than FalconBridge Capital Markets, LLC (“FalconBridge”) has been engaged by or acting on behalf of the Seller or any of its affiliates in connection with the negotiation, execution and performance of this Agreement or the transactions contemplated hereby, or is or will be entitled to any brokerage or finder’s fee or similar fee or other commissions as a result of this Agreement or the transactions contemplated hereby.  The Seller is solely responsible for all such fees and/or commissions payable to FalconBridge, and neither FalconBridge nor any affiliate thereof shall receive or shall have received any interest in any Receivable or Financed Vehicle in payment of any such fees and/or commissions.

(i)	No Untrue Statements. The information contained in Schedule A hereto does not contain any untrue statement of a material fact.

Section 3.03         Representations and Warranties Concerning Receivables.  Parent and Freedom LLC, jointly and severally, represent and warrant to Purchaser, with respect to each Receivable (except to the extent expressly waived in writing by the Purchaser), that as of the Closing Date:

(a)
Bona Fide Sale.  Such Receivable has been purchased in a bona fide sale by the Seller from a Dealer, bank, finance company or similar entity in the ordinary course of business and was originated in connection with an advance made for the sale or re-financing of a new or used automobile, light-duty truck or van and, to the Seller’s knowledge, has been fully and properly executed by the parties thereto and Seller has not received any notice, nor has any knowledge, of any fraud in connection with the origination of such Receivable or the sale thereof to Seller.

(b)
Lien on Financed Vehicle.  To the knowledge of Seller, such Receivable is a Receivable as to which (i) there exists an original Receivable and which, excepting a Charge-Off Receivable or an Old Charge-off Receivable, immediately prior to the sale, assignment, and transfer thereof to Purchaser, is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party or all necessary and appropriate actions with respect to such Receivable shall have been taken to perfect a first priority security interest in the Financed Vehicle in favor of Seller as secured party, and (ii) Seller has not received written notice that the Financed Vehicle is subject to any Liens (other than in favor of Seller) or adverse claim of any kind, or has been impounded, destroyed, damaged to an extent that the cost of repair would be in excess of the replacement value thereof or deemed “totaled” by the insurer.

(c)
Clear Title.  Immediately prior to assigning such Receivable and the Receivable Files to the Purchaser: (i) the Seller was the sole owner of all rights in and to such Receivable with full right to transfer the Receivable and the Receivable Files to the Purchaser; (ii) such Receivable and the Receivable Files were free and clear of any Lien or adverse claim of any kind, other than Liens to be released at Closing; (iii) no duplicate originals of the Receivable exist or have been delivered to any Person, and (iv) Seller has conveyed title thereof to Purchaser hereunder free and clear of any Lien or adverse claim of any kind (other than Liens or claims arising by or through Purchaser).  It is the intention of the Seller that the transfer and assignment herein contemplated constitutes sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to such Receivables is not part of the debtor’s estate in the event of the filing of a petition for bankruptcy or insolvency by or against the Seller under any bankruptcy law.

(d)
Information on Receivables.  Schedule A, electronic copies of which shall have been delivered to Purchaser at Closing, accurately reflects, in all material respects, as of the Closing Cutoff Date, the following as to each Receivable: loan number; obligor’s name and social security number; contract date; original principal balance; current principal balance; maturity date; original term; remaining term; coupon rate; monthly payment; date of last payment from Obligor; due date of next payment by Obligor; status code; and collateral description.  Each Receivable reflected on Schedules A-1 through A-3 is an Eligible Receivable that meets the minimal requirements to be listed thereon in accordance with Section 2.02(b)(v).  Each Receivable reflected on Schedule A-4 or Schedule A-5 is a Charge-Off Receivable or an Old Charge-Off Receivable, as the case may be, that meets the minimal requirements to be listed thereon in accordance with Section 2.02(b)(v).

(e)
Dealer Agreement in Effect.  A Dealer Agreement between Seller and the Dealer selling the Financed Vehicle purchased pursuant to such Receivable is in effect; and Seller’s rights thereunder with respect to such Receivable shall have been validly assigned to the Purchaser at Closing to the extent required herein; and, to the knowledge of Seller, each such Dealer Agreement contains representations and warranties by the Dealer as to title, fraud and misrepresentation that are consistent with the standard form agreements utilized by Seller.

(f)
Compliance With Laws.  Each Receivable has been originated and, at all times prior to the Closing Cutoff Date, has been serviced and collected, in accordance with all requirements of applicable federal, state and local laws and regulations; Seller’s credit policies; and Seller’s Servicing and Collection Policies.

(g)	Eligibility. Each Receivable, other than a Receivable that is either a Charge-Off Receivable or an Old Charge-Off Receivable or a Legal Status Receivable, is an Eligible Receivable.

(h)	Force-Placed Insurance. Seller has not force-placed insurance with respect to any Eligible Receivable.

ARTICLE IV.
CONDITIONS PRECEDENT TO CLOSING

Section 4.01          Closing.

(a)	Conditions to Purchaser’s Obligations to Close. The obligation of the Purchaser to purchase Receivables on the Closing Date is subject to the satisfaction of the following conditions:

(i)
Representations and Warranties True.  The representations and warranties of Seller hereunder shall be true and correct in all matters and respects on the Closing Date with the same effect as if then made.

(ii)
Documents, Other Obligations.  Seller shall have delivered the documents required to be delivered pursuant to Section 2.02(b) hereof and performed all other obligations to be performed by Seller at or prior to the Closing hereunder.

(iii)
No Proceedings.  There are no proceedings or investigations pending or threatened against Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking any determination or ruling that, in the reasonable judgment of Purchaser would have a material adverse effect on the value of the Receivables in the hands of Purchaser or the performance of Seller of Seller’s obligations under this Agreement.

(iv)
Legal Matters.  The Lien of the secured parties under the Seller’s Credit Facility shall have been released and the collateral agent thereunder shall have duly executed and delivered UCC-3 financing statements terminating the security interest of such secured parties in the Receivables.

(v)
Release of Servicing.  Parent, as Servicer of the Receivables, and Freedom LLC shall have provided Purchaser with such evidence of the release of servicing of the Receivables to Purchaser as Purchaser shall reasonably request.

(vi)
No Material Adverse Change.  Seller shall not have suffered any material adverse change to Seller’s operations since the Initial Cutoff Date. Purchaser acknowledges that, the following shall not be deemed to constitute a material adverse change in the operation of Seller: (1) Seller is no longer originating new Receivables, and (2) Seller is in technical breach of the terms of the Credit Facility.

(vii)	Required Consents. The consent of ReMark is required to enter into this Agreement, and this Agreement shall not be deemed effective unless and until such consent is received.

(viii)
Approval of Parent’s Stockholders. Parent shall have received any requisite approvals of its stockholders required under any applicable laws, rules or regulations relating to the transactions contemplated in this Agreement.

(ix)	Lien Searches. Seller shall have delivered lien searches from the Secretary of State of Delaware on each of Parent and Freedom, LLC, dated not earlier than 30 days prior to the Closing Date.

(x)
Data Tape.  At Closing Seller shall have delivered a loan level data tape with historical information regarding all U.S. Receivables originated, purchased or serviced by Seller while utilizing the Megasys computer software.

(xi)
Opinion of Counsel.  At Closing Seller has delivered an opinion of Polsinelli Shughart, P.C. that this Agreement is enforceable in accordance with its terms, subject to common exceptions and qualifications.

(b)	Conditions to Seller’s Obligations to Close. The obligation of Seller to sell the Receivables on the Closing Date is subject to the satisfaction of the following conditions:

(i)	Required Consents. The consent of ReMark is required to enter into this Agreement, and this Agreement shall not be deemed effective unless and until such consent is received.

(ii)
Approval of Parent’s Stockholders. Parent shall have received any requisite approvals of its stockholders required under any applicable laws, rules or regulations relating to the transactions contemplated in this Agreement.

(iii)	Payment of Purchase Price. Purchaser shall have delivered the Purchase Price (less the Holdback Amount) to Seller on the Closing Date as provided in Section 2.01(d).

ARTICLE V.
ADDITIONAL AGREEMENTS

Section 5.01         Protection of Right, Title and Interest.

(a)
Financing Statements. Seller hereby authorizes Purchaser, at Purchaser’s expense, to execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as Purchaser determines may be required by law fully to preserve, maintain, and protect the interest of the Purchaser in the Receivables and in the proceeds thereof.  Any such filings by Purchaser may be made not more than five (5) days prior to the Closing Date, and Purchaser hereby agrees that any such filing shall be revoked by the execution and filing of an appropriate UCC-3 Termination Statement within five (5) business days following the written request by Seller in the event the sale of the Receivables as contemplated by this Agreement is not consummated by the Closing Date.  Said filings shall include a signed UCC-1 Financing Statement indicating Parent or Freedom LLC, as applicable, as the “Seller” and Purchaser as “Buyer” with appropriate reference to this Agreement and Schedule A hereto as the “Collateral” description to perfect the sale of the Receivables, as chattel paper under the UCC.  Purchaser shall deliver (or cause to be delivered) to the Seller file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.  Moreover, following Closing, Seller hereby authorizes the Purchaser on behalf of Parent and Freedom LLC, respectively, to execute and deliver certificates of title for any Financed Vehicle securing a Receivable naming Parent or Freedom LLC as secured party, and such other documents or certificates as may be necessary in connection therewith, in order to identify the Purchaser or its assignee, as appropriate, as the secured party with respect to such Financed Vehicle.  Seller will from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, assignments, endorsements, papers and documents as Purchaser may reasonably request for the purpose of carrying out this Agreement and the sales and assignments provided for herein.  To the extent and at such time as Purchaser may request, Seller shall cause any subsidiary or affiliate of Seller to provide such authorizations, assignments, endorsements or powers of attorney as Purchaser deems necessary to provide the full benefit of this Agreement to Purchaser.  Seller shall notify Purchaser of any change in its name or location of its chief executive office.

(b)
Computer Records.  Within one (1) Business Day after the Closing Date, Seller shall cause Seller’s computer systems to be maintained so that the master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly that such Receivable is owned by the Purchaser.

(c)
Other Sale by Seller.  If at any time following the Closing, Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, and Seller gives to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives), referencing any Receivables sold subject to this Agreement, then such computer tapes, records or print outs shall indicate clearly that any Receivable sold hereunder has been sold to and is owned by, the Purchaser.

(d)
Payments Received Post-Closing. Any payments due or becoming due to Purchaser which come into the possession of Seller, Seller’s agents, representatives or affiliates following Closing, Cutoff Date, shall be held in trust for Purchaser and remitted to Purchaser as soon as practicable and, in any event, within two (2) Business Days after receipt.  In addition thereto, any correspondence of any nature whatsoever received by Seller affecting the Receivables sold under this Agreement which is received following the Closing Cutoff Date (including, without limitation, titles, notices of bankruptcy or any legal proceedings affecting or brought on behalf of the Obligor; and any certificate of title, or notice of any security interest, mechanics lien, impoundment or other matter affecting a Financed Vehicle), shall be forwarded to Purchaser within three (3) Business Days after receipt.

(e)
Payments Received by Purchaser. Any payments due or becoming due to Seller which come into the possession of Purchaser, its agents, representatives or affiliates on account of unapplied monies conveyed to Purchaser at Closing or deposits received in the Lock Box Account and delivered from and after Closing to Purchaser by the Lock Box Bank, shall be held in trust for Parent or Seller and remitted to Parent or Seller as soon as practicable and, in any event, within two (2) Business Days after receipt.

(f)
Payment Extensions.  The maximum aggregate number of payment extensions or deferrals to all Obligors in the aggregate in any month commencing August 1, 2009 is not more than eleven (11), and no payment extension has been granted on any account which is greater than thirty (30) days past due at the time such deferral or extension was granted.

Section 5.02        Security Interests.  Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables sold hereunder, against all claims of third parties claiming through or under Seller.

Section 5.03       Remedies.  The representations and warranties set forth herein shall survive the Closing until the expiration of the Claims Period.  The parties hereto agree that, in the event of any alleged breach of representation under Section 3.03 with respect to a Receivable:

(a)
Recourse Against Dealer First. Purchaser shall first seek recourse against the Dealer under the Dealer Agreement relating to such Receivable and use commercially reasonable efforts to obtain relief in respect of rights it may have by virtue of the assignment of rights of recourse to the Dealer provided for herein to the extent such relief may be available; provided, however, that Purchaser shall not be prevented from seeking recourse against Seller if Purchaser has complied with this Section 5.03(a) and a period of forty-five (45) days have elapsed and Purchaser has not recovered all amounts owing by the Dealer under the Dealer Agreement. Seller shall cooperate with Purchaser in all reasonable respects to facilitate Purchaser’s recovery based on rights of recourse to Dealers;

(b)
Recourse Against Seller Purchaser may seek recourse against Seller in respect of damages caused by a breach under Section 3.03 to the extent it has satisfied the conditions set forth in Section 5.03(a);

(c)	Relief From Seller. Should Purchaser be entitled to relief from Seller under subparagraph (b), Purchaser may elect to require Seller either to:

(i)
pay Purchaser’s actual damages net of the value of any relief obtained by Purchaser in respect of such Receivable from the Dealer (but in no event in an amount in excess of the portion of the Purchase Price allocated to such Receivable plus interest thereon calculated from the Closing Cutoff Date until payment of all such damages at 6% per annum, compounded daily), or

(ii)
repurchase the affected Receivable (and related recourse rights, against the Dealer) for an amount equal to the remaining principal amount multiplied by the purchase percentage set forth in Section 2.01(c) utilized in calculating the Purchase Price, plus, interest thereon calculated from the Closing Cutoff Date until payment of all such damages at 6% per annum, compounded daily.

(d)
De Minimus Amount. Notwithstanding the foregoing, Purchaser shall not be entitled to exercise its remedies hereunder until Purchaser has incurred actual damages applicable to any and all Receivables in an aggregate amount of $25,000 (whereupon Purchaser shall be entitled to exercise its remedies hereunder in respect to Receivables, from the first dollar).

(e)
Limitation on Claims. Purchaser must notify Seller in writing of any claim in respect of a breach of a representation hereunder during the period beginning on the Closing Date and ending at 11:59 p.m. Springfield, Missouri time, of the 150th day following the Closing Date (the “Claims Period”).  Thereafter, no further claims hereunder against Seller shall be permitted.

Section 5.04           Servicing Conversion.  Seller shall make the necessary personnel available and shall direct appropriate third-party vendors to cooperate with all reasonable requests of Purchaser in effecting an orderly servicing transfer and the electronic conversion of all applicable Receivables data as of the close of business on the day immediately preceding the Closing Date. The obligations of Seller hereunder include, without limitation, providing Purchaser with electronic data files containing such information, in such format and within such time periods as Purchaser may reasonably request.  Further, prior to Closing, the Seller agrees that once the data mapping process has been completed to the Purchaser’s satisfaction, the Purchaser will be provided with an electronic data file in a format approved by Purchaser which will be delivered (a) until the Closing Cut-off Date, no more frequently than weekly, and (b) from and after the Closing Cut-off Date and until Closing, daily. In each case the electronic data files shall contain all data fields related to the Receivables reasonably requested by Purchaser and information regarding all transactions processed by the Seller relating to the Receivables since the date of the previous data file.  The obligations of Seller hereunder also include reasonable cooperation with Purchaser regarding any and all correspondence with Obligors relating to the purchase and sale of the Receivables or the transfer of servicing of the Receivables to Purchaser or its designee, including, without limitation, upon the request of Purchaser, cooperation in the preparation, mailing and delivery of one or more letters signed by Seller relating to the purchase and sale of the Receivables or the transfer of servicing of the Receivables to Purchaser or its designee.  The cost of preparation, mailing and delivery of such letters shall be borne by Purchaser.  Seller shall use reasonable efforts to transfer the Megasys software license to Purchaser and Purchaser shall assume any and all liability for such license following the Closing.

Section 5.05           Purchaser Compliance.  At Purchaser’s sole cost and expense, Purchaser shall be responsible for complying with all applicable state and federal laws with respect to the purchase, ownership, servicing, enforcement, sale and/or collection of any of the Receivables from and after the Closing Cutoff Date including, without limitation, the obligation to mail a notice addressed to any Obligor notifying such Obligor of the transfer of any Receivable from Seller to Purchaser.

Section 5.06           Approval of Parent’s Stockholders.  Parent shall, as soon as reasonably practicable following the date hereof, prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement in preliminary form, which proxy shall include a recommendation by Parent’s board of directors to vote in favor of the consummation of this Agreement.  Purchaser and its legal counsel shall be given the opportunity to review the preliminary proxy statement and any material amendments or other filings related thereto prior to the filing thereof with the SEC.  Parent agrees to use commercially reasonable efforts to respond promptly to any comments made by the SEC with respect to the proxy statement.  Parent will use its commercially reasonable efforts to cause the definitive form of the proxy statement to be mailed to its stockholders as soon as reasonably practicable following the filing thereof with the SEC.  Parent will advise Purchaser promptly after it receives notice of any request by the SEC for amendment of the proxy statement or comments thereon and responses thereto or requests by the SEC for additional information.  Parent shall, as soon as reasonably practicable after the date hereof, and in accordance with Parent’s certificate of incorporation, bylaws and applicable law, establish a record date for, duly call and give notice of a meeting of its stockholders for the purpose of obtaining the affirmative approval of the transactions contemplated in this Agreement by the requisite vote of the stockholders of Parent.

Section 5.07          Conduct of Business of Parent and Seller Pending the Closing. Seller agrees that from the date hereof through the Closing Date (except as otherwise specifically permitted or contemplated by this Agreement or unless otherwise consented to by Purchaser in writing):

(a)
Comply with Representations.  Seller will not do or omit to do any act, or permit any act or omission to act to occur which may cause any material breach of any representation, warranty, covenant or agreement made by Seller herein.

(b)	Comply with Laws. Seller will use commercially reasonable efforts to comply with all laws applicable to the business and operations of Seller.

(c)	Comply with Policies. Seller will not extend, modify or waive the terms of any Receivable other than in accordance with Seller’s Servicing and Collection Policy.

(d)
Transfer Receivables.  Seller will not sell, convey, dispose or otherwise transfer any interest in any of the Receivables or any Dealer Agreements to any person other than Purchaser in accordance with the terms of this Agreement, provided that maintaining any Liens pursuant to the Credit Facility and complying with the terms of such Credit Facility prior to the Closing shall not be deemed contrary to this obligation.

(e)
Forbearance Agreement.  The parties acknowledge that Seller and ReMark have entered into Amendment No. 2 to the Loan Agreement (“Amendment 2”) which recites that, due to certain actions taken by Seller to facilitate the sale of Receivables, the Seller is in technical default under the Credit Facility.  Although ReMark elected not to waive such defaults, ReMark has agreed to forbear from taking certain remedial actions pursuant to the terms of Amendment 2, and Purchaser hereby agrees that the execution of and compliance with Amendment 2 by Seller, shall not be considered an adverse event and shall not relieve Purchaser of its obligations under this Agreement.

Section 5.08         Breakup Fee. Upon the occurrence of a Breakup Event (as defined below), Seller shall pay to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, a fee in the amount of US $300,000 (the “Breakup Fee”).  Upon the payment of the Breakup Fee, this Agreement shall be terminated.

(a)
Breakup Events.  Except as provided below, each of the following shall be a “Breakup Event”:  (i) substantially all of the Receivables subject to this Agreement are sold to any person other than Purchaser, or (ii) Seller enters into an agreement involving the sale of all or any substantial part of Seller, whether such transaction takes the form of a sale of stock, merger, reorganization, recapitalization, consolidation or otherwise (a “Freedom Sale”), or (iii) withdrawal by Parent’s board of directors of its recommendation to shareholders to vote in favor of the consummation of the transaction contemplated by this Agreement (unless such withdrawal is in connection with a Loan Transaction) or the delay of stockholder’s meeting to approve the transaction contemplated by this Agreement for any purpose except to allow the Parent additional time to solicit proxies in favor of the consummation of the transaction contemplated by this Agreement.  Neither of the foregoing events shall be considered a “Breakup Event” if prior to the occurrence of such event a GFD Event (as defined below) has occurred.

(b)
GFD Event.  A “GFD Event” occurs when the Seller has complied with all of its obligations under this Agreement and Purchaser has either, (i) failed or refused to purchase the Receivables upon the terms set forth in this Agreement so long as Seller is ready, willing and able to satisfy the conditions set forth in Section 4.01(a), or (ii) is unable to demonstrate the ability to pay the Purchase Price on the Closing Date.

(c)
Loan Transaction.  For avoidance of doubt, Purchaser expressly acknowledges that Seller may terminate this Agreement without paying the Breakup Fee in the event Seller secures a warehouse line of credit sufficient to discharge the Credit Facility when it comes due (a “Loan Transaction”) which will allow Seller to operate its current business of originating and servicing auto receivables, even if such loan transaction includes an equity component.  Upon such termination the Good Faith Deposit shall be returned to Purchaser and neither the Seller nor Purchaser shall have ongoing liabilities or obligation sunder this Agreement.

(d)
Termination of Agreement.  The parties expressly acknowledge that Seller shall have the right to terminate this Agreement for any reason, and receipt by Purchaser of the Breakup Fee and return of the Good Faith Deposit shall constitute full settlement of any and all liabilities of Seller with respect to a termination of this Agreement by Seller and neither Parent nor Freedom LLC shall have ongoing liabilities or obligations under this Agreement following such termination.

Section 5.09         Good Faith Deposit.  The Good Faith Deposit shall be paid by the escrow agent to Purchaser promptly upon the occurrence of a Breakup Event.  The Good Faith Deposit shall be paid by the escrow agent to the Seller promptly upon the occurrence of a GFD Event.  The parties acknowledge that the damages which may be incurred by Seller in the event of a default by Purchaser under this Agreement are difficult to determine with certainty and that the amount of the Good Faith Deposit is a reasonable estimate of the damages likely to be incurred by Seller.

Section 5.10           Access and Information.  At all times from and after the date hereof until Closing, Seller shall afford, and shall cause its lenders, and third party vendors and others to afford, to Purchaser, upon three (3) Business Day’s prior written notice, reasonable access during normal business hours to the Receivable Files and will cause its personnel to assist in any examination of such records by the Purchaser and/or its authorized agents, so long as such examination is conducted in a manner which does not unreasonably interfere with normal operations or customer or employee relations of Seller.

ARTICLE VI.
MISCELLANEOUS PROVISIONS

Section 6.01           Obligations Unaffected.  The obligations of the parties under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable, except to the extent any such invalidity, illegality or irregularity results in a material breach of a representation or warranty.

Section 6.02           Integration; Amendment.  This Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Agreement and expressly supersedes any prior agreements, oral or written, including without limitation that certain Letter of Intent with respect to this transaction dated October 7, 2009.  This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto; provided, however, that after any approval of the transactions contemplated in this Agreement by the stockholders of Parent, no amendment shall be made that under applicable law requires further approval by the stockholders of Parent, without the further approval of the stockholders of Parent.

Section 6.03           Waivers.  No failure or delay on the part of the Purchaser or Seller in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.04           Notices.  All communications and notices pursuant hereto to either party shall be in writing or by e-mail or by facsimile and addressed or delivered to it at its address (or in case of e-mail, at its e-mail address) shown below or at such other address as may be designated by it by notice to the other party and, if mailed or sent by email or facsimile, shall be deemed given when mailed, e-mailed or telecopied to all the persons designated for notice or copies thereof.  Such notice shall be sent to (a) in the case of the Seller, to Freedom Financial Group, Inc., 3058 E. Elm Street, Springfield, Missouri 65802, Attention: Jerry Fenstermaker (email:  jfenster@ffgrp.net), and (c) in the case of the Purchaser, to American Credit Acceptance, LLC, Attention:  Mark VanGeison, (email:  mark.vangeison@acacceptance.com), or, in any such case, at such other address as shall be designated in a written notice to the other parties.

Section 6.05           Headings, Cross-references; Meaning of Seller.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to Section names or numbers are to such sections of this Agreement unless otherwise specified.  For purposes of this Agreement the term “Sellers” means both Parent or Freedom LLC, as well as Parent and Freedom LLC.

Section 6.06    Governing Law; Disputes.  This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. All disputes relating to this Agreement or any of the transactions contemplated by this Agreement shall be subject to the exclusive jurisdiction of the federal or state courts in the City of New York, Borough of Manhattan.  Each of the parties hereto (i) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (ii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts in the City of New York, Borough of Manhattan; and (iii) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.07    Post-Closing Servicing.  Prior to Closing, Purchaser shall in good faith take commercially reasonable actions to secure any and all licenses which Purchaser may require in order to service the Receivables it has agreed to purchase under this Agreement.  If on the Closing Date Purchaser has not secured all of the licenses (if any), required to service such Receivables, Purchaser and Seller shall in good faith negotiate to execute a mutually satisfactory agreement (the “Servicing Agreement”) pursuant to which Seller would service the Receivables for Purchaser from the Closing Date until the first to occur of (i) March 31, 2010 and (ii) the date that Purchaser secures all necessary licenses.  In no event shall Seller be required to secure additional licenses in order to provide servicing to Purchaser.  In the event such agreement is reached, the executed Servicing Agreement shall be delivered at Closing by each party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC

By:	/s/ Jerald L. Fenstermaker
Name:	Jerry Fenstermaker
Title:	President

FREEDOM FINANCIAL GROUP, INC.

By:	/s/ Jerald L. Fenstermaker
Name:	Jerry Fenstermaker
Title:	President and CEO

AMERICAN CREDIT ACCEPTANCE, LLC

By:	/s/ Mark L. VanGeison
Name:	Mark L. VanGeison
Title:	President and CEO

APPENDIX B

PLAN OF DISSOLUTION AND COMPLETE LIQUIDATION

Appendix B

FREEDOM FINANCIAL GROUP, INC.

PLAN OF DISSOLUTION AND COMPLETE LIQUIDATION
OCTOBER 6, 2009

The following Plan of Dissolution and Complete Liquidation (the “Plan of Dissolution”), dated as of October 6, 2009, shall effect the dissolution and complete liquidation of Freedom Financial Group, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.      Adoption of Plan.  The board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company, adopt the Plan of Dissolution, and call a special meeting (the “Meeting”) of the holders of the Company’s common stock (the “Common Stock”) to approve the dissolution and liquidation of the Company (including the sale of all or substantially all of the Company’s assets), adopt the Plan of Dissolution and ratify the Company’s actions taken to date on the Plan of Dissolution.  If stockholders holding a majority of the outstanding shares of Common Stock vote in favor of the proposed dissolution and liquidation of the Company (including sale of all or substantially all of the Company’s assets) and the adoption of the Plan of Dissolution at the Meeting, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan of Dissolution if the Meeting is adjourned to a later date (the “Meeting Date”).

2.      Cessation of Business Activities.  After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, converting its assets into cash or cash equivalents, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3.      Certificate of Dissolution.  After the Meeting Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, and securing the necessary stockholder approvals, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4.      Liquidation Process  From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

(a)  Notice of Claims.  The Company will give notice by mail and publication of its dissolution to all persons known to have a claim against the Company and require those persons to submit their claims in accordance with the notice.  The notice will be mailed to all known claimants, including persons with claims asserted against the Company in a pending proceeding to which it is a party, and published in accordance with the DGCL.  Any claim against the Company will be barred if the known claimant is given the required notice and does not present the claim to the Company by the cut-off date referred to in the notice.  To dispose of any contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, the Company will send a notice to the contingent claimants and publish the notice in accordance with the DGCL.  After the receipt of a contingent claim, the Company will offer the claimant such security that, in the judgment of the Company, is sufficient to satisfy the claim if it were to mature.  The claimant must notify the Company within 120 days of the receipt of the offer or the claimant will be deemed to have accepted the security offered by the Company as the sole source from which the claim will be satisfied.

(b)  Sale of All or Substantially All of the Non-Cash Assets.  The Company shall determine whether and when to collect, sell, exchange or otherwise dispose of all or substantially all of its non-cash property and assets, including but not limited to all tangible assets, intellectual property and other intangible assets, in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in our best interests and the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold in one transaction or in http://www.sec.gov/Archives/edgar/data/1212235/000104746909006214/a2193154zdef14a.htm - bg44801a_main_tocseveral transactions to one or more buyers.  The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation.  In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

(c)  Liquidation of Assets.  The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

(d)  Payment Obligations.  The Company shall, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within 5 years after the Effective Date (or such longer period of time as the Delaware Court of Chancery may determine not to exceed 10 years after the Effective Date).  Such claims shall be paid as required by applicable law.  The Company will petition the Delaware Court of Chancery to determine the form and amount of security to be set aside by the Company in accordance with subsection (iii) above.  The Court of Chancery may appoint a guardian ad litem for the unknown claimants.  If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefore.  If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

(e)  Distributions to Stockholders.  Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to its stockholders.  Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.  Notwithstanding anything to the Contrary in this Plan of Dissolution, the Board of Directors or the Trustees may, in their absolute discretion, prohibit the Company from making an interim or final distribution to a holder of common stock if the aggregate of such distribution is not five dollars ($5.00) or more, provided that if such holder did not receive an interim distribution hereunder, the amount that would otherwise have been paid shall be carried over and added to the amount of any additional interim or final distribution, and the aggregate of such unpaid distributions shall be subject to this provision.

5.      Cancellation of Common Stock.  The distributions to stockholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock.  As a condition to receipt of the Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Common Stock discontinued as of the earliest of (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the date on which the Company files its Certificate of Dissolution under the DGCL (such date, the “Record Date”), and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. http://www.sec.gov/Archives/edgar/data/1212235/000104746909006214/a2193154zdef14a.htm - bg44801a_main_toc

6.      Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company.  Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(c) hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities.  Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(e) of this Plan.  Any such conveyance to the Trustees shall be treated for U.S federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company.  The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable.  Adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7.      Abandoned Property.  If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law.  In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.      Final Liquidating Distribution.  Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust.  Any such distribution shall be only in the form of cash.  Notwithstanding anything to the Contrary in this Plan of Dissolution, if, after it has made final distributions, the Company holds assets with an aggregate value that the Board of Directors deems insufficient to pay all expenses associated with a supplemental distribution (provided that for the purpose of this provision such amount shall not exceed $25,000), the Company may abandon such assets or transfer such assets to a nonprofit organization or organizations that are exempt pursuant to Section 501(c) of the Internal Revenue Code (Title 26 of the United States Code) to be determined by the Board in its sole discretion.

9.      Stockholder Consent to Sale of Assets.  Approval of the proposed dissolution and adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan of Dissolution.

10.    Expenses of Dissolution.  In connection with and for the purposes of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution.  Adoption of the Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

11.    Employees and Independent Contractors.  In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation.  The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

12.    Indemnification.  The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent permitted in accordance with applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company and shall indemnify the Trustees and its agents on similar terms.  The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust.  The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

13.    Amendment, Modification or Abandonment of Plan.  If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL.  The Board of Directors may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws.  Upon the revocation or abandonment of the Plan of Dissolution, the Plan of Dissolution shall be void.

14.    Tax Matters.  It is intended that this Plan of Dissolution shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code.  The Plan of Dissolution shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder.  The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interest of http://www.sec.gov/Archives/edgar/data/1212235/000104746909006214/a2193154zdef14a.htm - bg44801a_main_tocthe Company including, without limitation, the making of an election under Code Section 336(e), if applicable.  Within thirty (30) days after the Effective Date, the Company shall file with the Internal Revenue Service an appropriate statement of corporate dissolution on IRS Form 966, as required by Section 6043 of the Code, and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with the Plan of Dissolution and the carrying out thereof.  The Company shall notify all jurisdictions of any withdrawals related to qualification to do business.  The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of dissolution or after liquidation.

15.    Power of Board of Directors and Officers.  The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind up its affairs.

APPENDIX C

FAIRNESS OPINION

Appendix C

www.valucorp.corn

Telephone: (480) 367-2622 Facsimile: (602) 391-2992	1 811 North Tatum Boulevard, Suite 3031 Phoenix, Arizona 85028

September 29, 2009

The Board of Directors
Freedom Financial Group, Inc.
3058 East Elm Street
Springfield, Missouri 65802

Re: Fairness Opinion

Dear Members of the Board of Directors;

We understand that Freedom Financial Group. Inc. and its wholly-owned subsidiary, Freedom Financial Auto Receivable, LLC (collectively, the “Seller”) and First Investors Financial Services, Inc. (“First Investors” or the “Buyer”) propose to enter into a Purchase and Sale Agreement dated September 29, 2009 (the “Purchase and Sale Agreement”), pursuant to which, the Buyer shall purchase a portfolio of Seller’s automobile vehicle loan receivables and related assets (the “Acquired Assets”) in a transaction (the “Proposed Transaction”), which among other things, contain terms and conditions outlined herein.

I.  Purchase Price Terms of the Proposed Transaction

The aggregate purchase price shall be the sum of the Purchase Percentage multiplied by the Outstanding Balance of the Receivables determined as of the Cut-off Date. The Purchase Price based on the data provided to First Investors as of June 30, 2009 is summarized as follows:

Receivable Category	Principal Balance	Purchase Percentage	Purchase Price

<30 days past due(1)	$17,941,483	80.0%	$14,353,186
30-59 days past due(I)	$181,036	53.7%	$97,216
60+ days past due(1)	$42,892	25.0%	$10,723
Legal(2)	$573,506	18.0%	$103,231
Sub-total	$18,738,917	77.7%	$14,564,356

Charge-off Accounts(3)	$4,278,201	0.5%	$21,391
Total	$23,017,118	63.37%	$14,585,747

(1)	Excluding Receivables subject to bankruptcy, redeemed repossession, modification, or other legal proceeding as further described below.
(2)
Consists of Receivables subject to bankruptcy, redeemed repossession, modification, or other legal proceedings, but excludes Receivables in an out-for-repossession, repossession or charge-off status, accounts with a charge-off date noted in the data file, or accounts which are greater than 120 days past due.

(3)	Consists of Receivables which are in a charge-off status or have been, or should have been, charged-off in accordance with the Seller’s charge-off policy.

II.  Engagement of ValuCorp.

You have requested that ValuCorp International, Inc. (“ValuCorp”) provide an opinion (the “Fairness Opinion” or the “Opinion”) as of the date hereof::

A.	As to whether the consideration to be paid by the Buyer in the Proposed Transaction constitutes Fair Value and is fair to the Seller from a financial point of view; and
B.	The Fair Value Range of the Acquired Assets.

III.  Conditions of the Proposed Transaction

A.	No material adverse change, between June 30, 2009 and the Closing Date in:
1.	The operations of the Seller;
2.
The Acquired Assets, including but not limited to a material reduction in the weighted average interest rate, weighted average original term, weighted average remaining term, weighted average Fair Isaac Corporation (-FICO”) score or weighted average loan-to-value characteristics of the portfolio of Receivables as of the Cut-off Date as compared to the data file dated June 30, 2009; or

3.	The credit and collection policies of the Seller.
B.	The Closing Date shall occur as soon as practically possible following:
1.	The approval of the Proposed Transaction by Seller’s shareholders,
2.	Completion of all other conditions as required in the definitive purchase documents, and
3.
Completion, to First Investors’ satisfaction, of all conversion related requirements. However, in no event shall the Closing Date occur after December 15, 2009 unless otherwise extended at the sole discretion of First Investors.

C.	The Acquired Assets shall be purchased by First Investors on a “servicing-released basis”.
D.	Each of the Receivables shall constitute an Eligible Receivable as defined herein
E.
The Fair Value is based upon the sale of the portfolio of Receivables as summarized above and as described in the data file dated June 30, 2009 and the Cut-off Date, provided, however, that the aggregate outstanding principal balance of the Receivables shall not exceed $21 million excluding charge-offs.

F.
The maximum aggregate number of payment extensions to obligors within the Receivables portfolio in any given month shall not exceed 11 unless otherwise approved in writing by the Buyer and. in no event, shall a payment extension be granted on an account which is greater than 30 days past due.

G.	The Seller may not make any change to the day of the month an obligor’s payment is due that would result in the new due date being more than 15 days different than the due date as of June 30, 2009.

IV. Definitions

A.
Fair Value — The amount at which an asset could be bought or sold in a current transaction between willing parties, other than in a liquidation. The assessment of the price that is fair between two specific parties taking into account the respective advantages or disadvantages that each will gain from the transaction.

B.	Servicing Released Basis — The Buyer shall acquire the right to collection of payments from obligors that were those of the Seller.
C.	Closing Date — The date upon which ownership of the Acquired Assets is conveyed to First Investors.
D.	Cut-off Date — A date mutually agreed between the Seller and the Buyer, such date to be no earlier than 5 days prior to the Closing Date.
E.	Receivable — The retail installment sales contract or promissory note secured by an automobile or light duty truck.
F.	Eligible Receivable — A Receivable, which as of the Cut-off Date, complies with the following requirements:
1.	A security interest in the underlying collateral has been perfected in the name of the Seller and, to the best of the Seller’s knowledge, applicable sales tax has been paid;
2.	Seller is in possession of the original installment sales contract or promissory note and the original title or other evidence of the security interest in the vehicle;
3.	Is not subject to any other lien, encumbrance, documentation deficiency or other claim which may void the obligation or infringe upon or invalidate the security interest in the vehicle;
4.	Was originated or purchased from an automobile dealer located in the United States with the obligation to be repaid in U.S. dollars;
5.	Was originated and serviced in compliance with applicable law;
6.	Is not subject to any modification, extension or waiver unless otherwise noted in the data file and
7.	Is not subject to any litigation unless otherwise noted in the data file.

V.  Scope of Work

In connection with this Opinion, we have made such reviews, analyses, and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

A.
Reviewed publicly available information related to the Buyer and the Seller from 2006 through the date of this Opinion, including but not limited to filings with the U.S. Securities and Exchange Commission and financial statements contained therein, and press releases;

B.	Analyzed the current state of the credit services industry and more than 50 public companies that comprise approximately $105 billion of market capitalization in the industry;
C.	Analyzed the stock prices of the Seller and of the Buyer for the last two years;
D.	Analyzed the Seller’s 2009 management prepared financial statements through August 31, 2009;
E.	Spoken with certain members of the management of the Seller regarding the operations, financial condition, future prospects, and projected operations and performance of the Seller;
F.	Reviewed the Purchase and Sale Agreement dated September 29, 2009;
G.	Reviewed bids and letters of intents by other interested prospective purchasers;
H.	Reviewed industry articles, and the financial, economic, market, and other conditions related to the Seller;
I.	Reviewed information about competitors; and
J.	Conducted such other financial studies, analyses and inquiries and considered such other information as we deemed appropriate.

We have relied upon and assumed, without independent verification:

A.
The final Purchase and Sale Agreement was reviewed by us. In addition, we note that Buyer has represented that it has available, either in cash on hand or the unconditional right to draw on available credit facilities (collectively, “Available Funds”) sufficient funds to meet its obligations under the Purchase and Sale Agreement, and our Opinion assumes that to be the fact without independent verification.

B.
The accuracy and completeness of all data, material, and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material, and other information;

C.
The prospective financial information provided to us has been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Seller, and we express no opinion with respect to such prospective financial information or the assumptions on which they are based;

D.
There has been no material change in the assets, liabilities, financial condition, results of operations, or prospects of the Seller since the date of the most recent financial information provided to us, and that there is no information nor are there any facts that would make any oldie information reviewed by us incomplete or misleading;

E.	The representations and warranties of all parties to the Purchase and Sale Agreement and all other related documents and instruments that are referred to therein are true and correct;
F.	Each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party;
G.	All conditions to the consummation of the Proposed Transaction will be satisfied without waiver thereof;
H.
The Proposed Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any material amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments, or otherwise) or any other financial term of the Proposed Transaction;

I.	The Proposed Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules, and regulations; and J.
J.
All governmental, regulatory, and other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained and that no delay, limitations, restrictions, or conditions will be imposed or amendments, modifications, or waivers, or otherwise have an adverse effect on the Seller;

In connection with this Opinion, we have not been requested to make, and have not made:

A.
Any physical inspection or independent appraisal or evaluation of any of the Receivables of the Seller, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of the Receivables or of the Seller, or any other entity or asset;

B.
An independent analysis of any potential or actual litigation, regulatory action. possible  unasserted claims, or other contingent liabilities, to which the Seller, the Buyer, or any other person, is or may be a party or is or may be subject, or of any governmental  investigation or any possible unasserted claims or other contingent liabilities to which the Seller, the Buyer, or any other person. is or may be a party or is or may be subject;

C.
Any assumptions concerning, and this Opinion does not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters;

D.	Any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the Seller, or any alternatives to the Proposed Transaction;
E.	Negotiations regarding the terms of the Proposed Transaction; or
F.	Any advisements to the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

VI. Opinion

This Opinion is necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Based upon and subject to the foregoing, and in reliance thereon. it is our opinion that, as of the date hereof:

A.	The consideration to be paid by the Buyer in the Proposed Transaction constitutes Fair Value and is fair to the Seller from a financial point of view; and
B.	The Fair Value Range of the Acquired Assets is as follows:

Receivable Category	Fair Value Range

<30 days past due(1)	75% to 80%
30-59 days past due(1)	50% to 60%
60+ days past due (1)	20% to 30%
Legal(2)	15% to 20%
Charge-off Accounts(3)	0.1% to 0.5%

This Opinion is qualified to acknowledge that the portfolio of Receivables subject to the Purchase and Sale Agreement is not static and that, through maturities and payments, as well as changes in collection status, before the Closing Date the actual amount received may be more or less, than the amount calculated as of June 30, 2009.

We are not expressing any opinion as to what the value of the common stock of the Seller actually will be on the Closing Date of the Proposed Transaction or the price or range of prices at which the common stock may trade at any time. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Seller; changes in the terms of the Proposed Transaction; and the failure to consummate the Proposed Transaction within a reasonable period of time.

This Opinion is furnished for the use and benefit of the Board of Directors of the Seller in connection with its cash consideration to be received for the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our prior written consent, except that you have the right to disclose the opinions set forth in this Fairness Opinion to your shareholders and to disclose in summary (with our approval of said summary) the terms and methods used in the Opinion as well as the qualifications of ValuCorp. You also have the right to disclose the entire Opinion to your shareholders and to federal regulators if you determine such disclosure is necessary. This Opinion should not be construed as creating any fiduciary duty on ValuCorp’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder, or any other person as to how to act or vote with respect to the Proposed Transaction.

We are independent of the Proposed Transaction and neither ValuCorp or any of our affiliates, as well as investment funds in which we may have financial interests, will acquire, hold or sell. long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in. the Buyer. the Seller, or any other party that may be involved in the Proposed Transaction and their respective affiliates or any currency or commodity that may be involved in the Proposed Transaction.

Our fee for rendering this Opinion is neither contingent upon the successful completion of the Proposed Transaction nor the conclusions set forth in the Opinion. In addition, the Seller has agreed to indemnify us for certain liabilities arising out of our engagement.

VII.  Disclaimer

We have not been requested to opine as to, and this Opinion does not address:
A.	The underlying business decision of the Buyer and the Seller, their respective security holders, or any other party to proceed with or effect the Proposed Transaction;
B.
The terms of any arrangements, understandings, agreements, or documents related to, or the form or any other portion or aspect of, the Proposed Transaction or otherwise, except as expressly addressed in this Opinion

C.
The fairness of any portion or aspect of the Proposed Transaction to the holders of any class of securities, creditors, or other constituencies of the Buyer, the Seller, or any other party other than those set forth in this Opinion;

D.
The relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for the Buyer, the Seller, or any other party or the effect of any other transaction in which the Buyer, the Seller, or any other party might engage;

E.	The tax or legal consequences of the Proposed Transaction to the Buyer, the Seller, their respective security holders, or any other party;
F.
The fairness of any portion or aspect of the Proposed Transaction to any one class or group of the Seller’s or any other party’s security holders vis-a-vis any other class or group of the Seller’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders);

G.	Whether or not the Buyer, the Seller, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Proposed Transaction; or
H.
The solvency, creditworthiness or fair value of the Buyer, the Seller, or any other participant in the Proposed Transaction under any applicable laws relating to bankruptcy. insolvency, fraudulent conveyance, or similar matters.

Furthermore, no opinion, counsel, or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. It is assumed that such opinions, counsel, or interpretations have been or will be obtained from the appropriate professional sources. In addition, we have relied, with your consent, on the assessment by the Seller and its advisers, as to all legal, regulatory, accounting, insurance, and tax matters with respect to the Buyer and the Proposed Transaction.

VIII.  Valuation Qualifications

ValuCorp provides business valuations, intangible property appraisals and fairness opinions by fully licensed Accredited Senior Appraisers of the American Society of Appraisers that meet all federal guidelines stipulated by the Uniform Standards of Professional Appraisal Practice (“USPAP”) and the Code of Professional Ethics and Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board (ASB).

ValuCorp senior level management has experience from small to medium-size enterprises to Fortune 100 companies. Our professional credentials include Senior Member of the American Society of Appraisers (ASA), Doctorates in Economics, Accounting and Statistics, and mathematics (PhD), Certified Public Accountant (non-practicing CPA), Certified Fraud Examiner (CFE), Master in Taxation (MST), and Masters in Business Administration (MBA).

All valuations are signed by and prepared under the supervision of Michael Gilburd, President of ValuCorp. Since November 1999, Michael Gilburd has been the President of ValuCorp, personally specializing in business valuations and related financial advisory services. From 1995 to 1999, he served as Managing Director of Corporate Finance for two American Express companies. Prior to that, he was National Director of Corporate Finance and a member of the International Corporate Finance Committee for BDO Seidman. From 1966 to 1968 he was an Internal Revenue Agent, Manhattan District, New York. He obtained Certified Public Accountant (CPA — 1972, inactive, NYS) certificates in New York and Massachusetts, NASD General Securities Principal (Series 7, 24, 63 — 1984, inactive) and SEC Registered Investment Advisor (Series 65 — 1996, inactive) licenses, and Accredited Senior Appraiser (ASA — Business Valuation Specialty, 1989) with Reaccreditation through April 16, 2012. He received a Master of Science in Taxation (MST) in 1978 from Bentley University (Massachusetts) and a Bachelor of Science degree in Accounting in 1965 from Long Island University (New York). Mr. Gilburd also serves as the Managing Director of Corporate Development of Associated Physicians Group of Illinois.

Very truly yours,

ValtiCorp International, Inc.

Michael S. Gilburd, ASA, MST, CPA (NYS- Inactive)
President

APPENDIX D

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Appendix D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K
 (Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________ to ______________

Commission file number 000-51286

FREEDOM FINANCIAL GROUP, INC.

(Exact name of registrant specified in its charter)
Delaware	43-1647559
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

3058 East Elm Street, Springfield, Missouri  65802

(Address of principal executive offices)

Registrant’s telephone number, including area code:  417-886-6600

Securities registered pursuant to section 12(b) of the Act: None

Securities registered pursuant to section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.                                                                                                                                                                      Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.                                                                                                                                                                              Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.                                           Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.                                                                        ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).
                                                                                                                                                                              Yes ☐ No ☒

The aggregate market value of the registrant’s common stock held by non-affiliates as of March 10, 2009 was $1,652,974

APPLICABLE ONLY TO REGISTRANTS IN BANKRUPTCY
PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.                                                                                                                                                           Yes ☐  No ☐

APPLICABLE ONLY TO CORPORATE REGISTRANTS
Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date:  As of March 10, 2009, 20,462,543 shares of common stock, $0.0001 par value, were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Certain information required for Part III of this report is incorporated herein by reference to the proxy statement for the 2009 annual meeting of the registrant’s stockholders.

SPECIAL CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this Annual Report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “intend,” “anticipate,” “believe,” “estimate,” “plan,” “expect,” “may,” “will,” “should,” “could,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  All statements other than statements of historical facts contained in this report, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are considered to be forward-looking statements.  The Company cautions that, by their nature, forward-looking statements are not guarantees of future performance or results.  They involve risks, uncertainties and assumptions, both known and unknown, and actual results may differ materially from those expressed, contemplated or implied by the forward looking statements or could affect the extent to which a certain plan, objective, projection, estimate or prediction is realized.  We express our expectations, beliefs or projections in good faith and believe our expectations reflected in these forward-looking statements are based on reasonable assumptions; however, we cannot assure you that these expectations, beliefs or projections will prove to have been correct.  These forward-looking statements involve risks and uncertainties including, but not limited to, the following:
(i)	the risks associated with business expansion;
(ii)	economic and market conditions, including the risk of adverse economic conditions lessening demand for our products;
(iii)	volatility of market prices and rates that could affect the value of investments or collateral held by the Company as security for the obligations of its customers;
(iv)	political events, including legislative, regulatory, judicial or other developments that affect the Company;
(v)	our ability to compete successfully against competitors with significantly greater financial, marketing and advertising resources than the Company;
(vi)	our ability to attract and retain skilled individuals;
(vii)
the pace of technological change and the ability to develop and support technology and information systems, including the Internet, sufficient to manage the risks and operations of the Company’s business effectively;

(viii)	risk of litigation filed against the Company; and
(ix)	inflation/deflation.

For additional information regarding these and other risks, see Item 1A -Risk Factors.  Any forward-looking statements made or incorporated by reference in this annual report on Form 10-K or that we may make from time to time are representative only as of the date they are made, and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC.  You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-732-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s Web site at www.sec.gov. We provide a link on our Web site to the SEC’s Web site to access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 (the Exchange Act), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

PART I.

ITEM 1.	BUSINESS

General

Freedom Financial Group, Inc. (the “Company,” “we,” “us” or “our”), a Delaware corporation formed in 2001, is the successor (through Chapter 11 bankruptcy) to Stevens Financial Group, Inc. (“SFG”), formerly known as Sinclair Financial Group, Inc.  The Company is a specialized consumer finance company engaged in the purchasing, servicing and collection of motor vehicle retail installment contracts originated by independent used automobile dealerships.  Our focus is on acquiring consumer installment contracts collateralized by motor vehicles ranging in age from one to eight years old at the date of acquisition, entered into with purchasers who have sub-prime credit (i.e., purchasers with credit scores below 620, or due to other circumstances, the purchasers have limited or no access to traditional sources of consumer credit) but meet certain underwriting requirements.

Headquartered in Springfield, Missouri, we currently market our point-of-sale automobile financing programs in Missouri, Illinois, Oklahoma, Kansas, Tennessee and Indiana.

During 2008, the Company liquidated its wholly-owned Canadian subsidiary, T.C.G.-The Credit Group Inc. (“TCG”), which was a Winnipeg, Manitoba-based consumer finance company specializing in originating, purchasing, servicing and collecting sub-prime automobile-secured and other retail installment contracts.  The Company purchased TCG’s outstanding installment contracts and intends to service the contracts until fully collected.

The Company's website address is www.ffgrp.net.

The Company collectively refers to all motor vehicle installment contracts, consumer installment contracts and small ticket leases that it acquires as “installment contracts.”  The Company also collectively refers to all automobile dealerships, sales merchants and lease brokers from whom it acquires installment contracts as “customers.”

The Company has one reporting segment and all revenues, gains, expenses, losses, assets and liabilities are reported through this segment.

The year ended December 31, 2008 was the first year that the Company had positive earnings.  These positive earnings are largely a result of the $1,380,250 nonoperating gain recognized on the liquidation of our former subsidiary, TCG, during the quarter ended June 30, 2008.  Excluding this nonoperating gain, for the year ended December 31, 2008, the Company would have had a net loss of $1,077,218.

Market and Competition

The Company operates in a highly competitive market.  The automobile finance and general consumer finance markets historically have been served by a variety of financial institutions, including the captive finance affiliates of major automotive manufacturers,1 banks, savings institutions, credit unions, independent finance companies and leasing companies.  Many of these competitors have significantly greater experience and financial resources than the Company, and offer a wider variety of financing alternatives.  The current state of the economy and the resulting tight credit market has led some of our competitors to reduce lending while others have discontinued lending completely.  This has resulted in an increased number of customers seeking financing from us. As a result, the Company has been able to be more selective in the installment contracts it purchases, resulting in an improvement in the quality of the installment contracts purchased.

We compete for the purchase and origination of installment contracts that meet our underwriting criteria on the basis of emphasizing our personal relationships with our customers, by delivering consistently high levels of service and providing fast response time to our customers

Business and Growth Strategy

Our goal is to increase the Company’s profitability and create long-term shareholder value by engaging in the following strategies:

Targeted Market and Product Focus:  We target the sub-prime automobile financing market.  The Company’s primary focus is establishing a point-of-sale automobile financing program (whereby the Company buys individual installment contracts at the time of the automobile sale) through select independent dealers of pre-owned automobiles in certain geographic markets.  Our point-of-sale automobile financing program is currently marketed in Missouri, Illinois, Kansas, Oklahoma, Indiana and Tennessee.  As of December 31, 2008 approximately 97% of our installment contracts portfolio was comprised of automobile-secured installment contracts.

Our strategy is to increase the volume of installment contracts we acquire through our point-of-sale automobile financing program.  We anticipate achieving an increase in volume through expansion of our financing program in the geographic regions we currently serve and through the marketing of our program in selected new regions contiguous to the regions in which we have established market presence.  We believe that by selectively acquiring sub-prime installment contracts from independent used car dealers through our point-of-sale automobile financing program we can achieve acceptable yields while maintaining a manageable level of risk in our portfolio.  There can be no assurance that this strategy will be successful.

1 This refers to finance companies created by automobile manufacturers to service the finance needs of their customers, such as GMAC for General Motors products and Ford Motor Credit Company for Ford Motor Company products.

In the past, the Company’s former Canadian subsidiary, TCG, had acquired other types of installment contracts, including small ticket leases,2 loans secured by home appliances and other consumer goods, and loans for bulk food purchases.  With the liquidation of TCG these contracts were purchased by the Company, and the Company continues to service these contracts.  These types of installment contracts will comprise a steadily declining share of our overall portfolio as the Company collects the balances remaining on these receivables.

The installment contracts that we typically acquire through our point-of-sale automobile financing program have the following general characteristics:  a) principal balances between $5,000 and $19,000; b) maturities between 24 months and 60 months; c) interest rates at or near the maximum allowable by law, typically between 16% and 25%; d) obligors with credit scores of 475 and above; e) loan-to-value ratios up to 110%; and f) secured by vehicles one to eight years old.  Independent dealers of pre-owned automobiles that generate installment contracts with characteristics similar to these are, and will continue to be, the primary focus of our marketing efforts and resources.

Expansion of Dealership Customer Base:  We have established relationships with over 400 independent used car dealers in the regions in which we conduct our business.  Our strategy requires us to increase the number of these customers with which we do business and increase the volume of installment contracts we acquire from these customers.

Personalized Dealer Service Approach:  We strive to provide a high level of service to our customers by fostering personal relationships between our Business Development Representatives and our customers’ personnel.  Generally, our Business Development Representatives live in proximity to the customers with which they work, such that they are able to make regular personal visits to our customers to answer questions, resolve issues and facilitate business between the customers and the Company.

Computerized Information Systems:  Our business strategy includes implementation of state-of-the-art computer information systems.  We believe that computer information systems can be a critical factor in the success of specialized consumer finance companies because of the efficiencies that can be gained by using such systems.  Since 2006, we have been using Megasys, Inc., an industry leading software system, for all of our loan accounting, servicing and collections activities.  In the second quarter of 2008, we began utilizing a “front-end” internet based underwriting system, TCI, which is integrated with our loan accounting and collections software.  With the implementation of the new underwriting system, the Company is able to:

•	receive credit applications directly, reducing the need for manual data entry;
•	automatically obtain an applicant’s credit bureau report;
•	compute debt ratios and generate a preliminary underwriting decision based on our underwriting criteria;
•	route the application to the appropriate internal underwriter for final disposition; and
•	generate letters of approval, conditional approval and denial automatically and send them electronically to the customer.

2 Small ticket leases,” as defined by the Company, consist of consumer and small business lease contracts in amounts up to $25,000.  These contracts are secured by a wide variety of merchandise including computers, electronics, office furniture, signage and display units and restaurant equipment and are acquired through a network of leasing brokers who work on behalf of various merchants and their customers.

Centralized Processes:  We operate from our principal place of business in Springfield, Missouri.  Substantially all of our underwriting, funding, servicing and collections activities are conducted from this location.  By performing these functions from a centralized location, as opposed to multiple branch locations, we believe we can achieve operating efficiencies that will reduce costs as our portfolio of installment contracts increases.

Adherence to Underwriting Guidelines:  The Company has developed underwriting guidelines for each product that it believes will produce relatively high yields while maintaining a manageable level of losses.  The Company’s underwriters are instructed to follow these guidelines, and any exceptions to these guidelines must be approved by the Company’s senior management.  We believe that strict adherence to our underwriting guidelines prevents the Company from acquiring as many installment contracts as it would be able to under less strict guidelines.  However, we believe the market of potential installment contracts to be acquired is large enough that declining to acquire installment contracts that do not meet our underwriting criteria does not significantly impact the number of installment contracts we actually acquire.  It also helps to minimize default loss, which is more important than capturing every installment contract.

Our underwriting guidelines for installment contracts acquired in the United States through our point-of-sale program include the following criteria as of March 1, 2009:

•	Maximum principal balance of $15,000;
•	Maximum contract maturity of 54 months;
•	Minimum annual percentage rate of 16.0%;
•	Maximum age of vehicle of eight years;
•	Borrower’s income cannot be less than $1,800 per month;
•	Borrower’s debt-to-income ratio cannot be greater than 45%;
•	Borrower must have a minimum of one year at current residence or provide three years residence history; and
•	Borrower must have a minimum of one year at current employer or provide three years employment history.

There can be no assurance that our underwriting guidelines will adequately protect us against loss, especially in a recessed economy.

Funding Sources:  Maintaining liquidity will be a key to the ongoing success of the Company.  The Company funds the acquisition of installment contracts with cash generated from its operations, , and with proceeds from the line of credit we have with ReMark Lending Co.  See Note 4: Bank Line of Credit in the notes to the financial statements for information regarding our existing line of credit.

The Company’s strategy is to cultivate multiple sources of funding to avoid becoming dependent upon a single source to meet its operating needs.  The Company anticipates utilizing its current bank line of credit, raising additional debt and equity capital, and eventually obtaining secondary market financing through either the sale or securitization of its installment contracts if doing so becomes a viable option given the challenges facing our current recessed market.

The fact that our securities trade on the OTC Bulletin Board makes equity financing difficult.  There can be no assurance that these financing alternatives will be available to the Company or that the Company will be able to obtain sufficient cash to support its operations.  Additionally, if the current credit conditions continue, it may be difficult to refinance the bank line of credit in 2009, and if we default under the bank line of credit we could lose all of our assets in foreclosure.

Operations

Regions:

We operate in the United States primarily from our corporate headquarters in Springfield, Missouri.

Business Development:

The Company intends to expand the number of customers with which it conducts business.  To achieve this goal the Company has employed Business Development Representatives in selected target markets.

Our Business Development Representatives are responsible for improving our relationships with existing customers and enrolling and educating new customers to increase the number of installment contracts we acquire.  The Company currently has three Business Development Representatives employed by the Company.  Generally, our Business Development Representatives work out of home-based offices in the geographic territories in which they serve.

Our Business Development Representatives target selected customers within their territory based upon the likelihood that the customers can provide the Company with installment contracts that meet our underwriting guidelines.  Business Development Representatives identify potential customers through the following methods, among others:  purchasing lists of automobile dealers in specific geographic regions, telephone prospecting, requesting referrals from current customers, and attending used car auctions.  Prior to receiving installment contracts from a customer, the Company performs a review of the customer, its business and management.  Once a customer is approved, the Company enters into a non-exclusive agreement containing certain representations and warranties by the customer about the installment contracts.

After the customer relationship is established, the assigned Business Development Representative actively monitors the relationship to meet the Company’s objectives with respect to the volume of applications meeting the Company’s underwriting guidelines.  Due to the non-exclusive nature of the Company’s relationship with its customers, our customers retain discretion to determine whether to solicit financing from the Company or from other sources.  Business Development Representatives regularly telephone and visit our customers to reinforce the Company’s objectives and to answer any questions they may have.  We believe that the personal relationships our Business Development Representatives foster with our customers’ management personnel play a significant role in creating and maintaining profitable working relationships with our customers.

Underwriting and Purchasing of Installment Contracts

The point-of-sale underwriting process begins when a credit application is sent to us using our loan origination system via the Internet or by facsimile.  Each credit application received by the Company is routed to an internal underwriter for processing.  The underwriter reviews the application, the consumer’s credit bureau report, the proposed structure and pricing of the contract and other relevant information to determine whether to approve, decline or make a counteroffer to the customer.  Each underwriter’s lending level and approval authority is established based on each individual underwriter’s credit experience and past performance.

Once a credit decision has been made, we send a response to the customer via the Internet or facsimile specifying approval, denial or conditional approval.  Conditional approval is based upon modification to the structure, such as an increase in the down payment, reduction of the term or addition of a co-signer.  All approvals, whether conditional or not, are subject to the Company verifying the applicant’s income and employment.

If the customer accepts the terms of approval, the customer originates the loan with the borrower using standardized forms designed to comply with applicable legal requirements of the relevant jurisdictions, and assigns the contract to us.  The customer is then required to deliver all of the necessary contract documentation to us according to a standard list of required borrower documentation.  All contract documentation is received by our funding department and assigned to a funding specialist.  The funding specialist audits the contract documentation for accuracy, completeness and consistency with the credit application and the underwriting approval.  Prior to funding, Company personnel conduct a telephone interview with the borrower to confirm specific details regarding the contract terms and the vehicle being financed. The funding specialist gives final approval upon concluding that the contract documentation meets our criteria.  Upon final approval the contract documentation is forwarded to our accounting department.  Our accounting department processes a wire transfer of funds directly into the customer’s account or prepares a check and promptly sends it to the customer.  The completed contract file is then sent to our servicing department for processing.

Servicing and Collections

We service all of the installment contracts we acquire.  The servicing process includes collecting and processing payments, responding to borrower inquiries, maintaining our security interest in the collateral and repossessing and selling collateral when necessary.

We use periodic billing statements to serve as a reminder to borrowers that they have payments coming due.  We believe this method is more effective in controlling delinquency, and therefore losses, than payment coupon books given to the borrower at the time the installment contract is acquired.

To expedite the collection process, we accept payments from borrowers in person, through the mail, through third party payment processing services and through direct debiting of the borrower’s bank account.  All payments, regardless of form, are processed by payment processing personnel.  We charge late fees, as allowed by law, on any payment received after the expiration of the applicable grace period.

Generally, after a scheduled payment remains unpaid after 60 days the Company will initiate repossession of the collateral.  However, if an Installment Contract is deemed uncollectible or if the collateral is in danger of being damaged, destroyed or made unavailable for repossession, the Company will initiate repossession of the collateral without regard to the length of payment delinquency.  We typically subcontract collateral repossession to third parties that are in the business of collateral repossession on behalf of secured parties. After the collateral is repossessed, we send a letter to the borrower notifying him/her of our intent to sell the collateral unless the borrower cures the event of default within the time prescribed by law.  If the event of default still exists after the applicable notice to sell period has expired, the Company will prepare the collateral for sale.  We sell substantially all repossessed automobiles through wholesale automobile auctions, and all other types of repossessed collateral through channels deemed appropriate by management.

Upon repossession and sale of the collateral, any deficiency balance remaining is pursued against the borrower as the Company deems practical and only to the extent permitted by law.  Generally, we will pursue collection of a deficiency balance so long as it remains profitable for us to do so.  Typically, this pursuit will average three to four months, but can last 18 months or more if a borrower continues to show a willingness to pay.  If a balance remains outstanding after the Company’s efforts to collect the deficiency balance, we will engage a collection agency that specializes in hard to collect deficiency balance accounts to attempt to collect the account.  These collection agencies typically charge fees equal to a predetermined percentage of any amounts they collect.

It is our policy to reverse all accrued interest receivable on installment contracts 91 days or more contractually past due and on installment contracts for which the collateral has been assigned for repossession.  Additionally, all installment contracts 121 days or more contractually past due for which the collateral has not been assigned for repossession are charged off.  Contracts for which the collateral has been assigned for repossession are charged off once the collateral has been sold and the recovery has been received, or when after a reasonable period of time it has been determined that the borrower has fled and the vehicle cannot be located.  After an installment contract is charged off, we attempt to collect the deficiency balance.  These efforts include contacting the borrower directly, seeking a deficiency judgment through a small claims court or through exercise of other legal remedies as may be appropriate.  In some cases, particularly where recovery is believed to be less likely, the installment contract may be assigned to a collection agency.

In certain unusual circumstances, the Company may offer credit-related modifications or extensions to a borrower.  These modifications and extensions are offered only when the Company believes that the borrower’s financial difficulty has been resolved or will no longer impair the obligor’s ability to make future payments as they become due.  Less than 5% of the Company’s installment contracts have been modified or extended.

Marketing and Advertising

The Company’s marketing efforts are directed primarily towards independent used automobile dealers and not towards consumers or automobile manufacturers. During 2008 the Company’s marketing efforts consisted primarily of building brand awareness throughout the regions in which we currently operate. The Company relies upon its Business Development Representatives and upon referrals from existing customers to establish relationships with new customers. The Company currently uses an insignificant amount of traditional advertising (i.e. radio, television, newspaper and magazine) and has no plans to change its utilization of such methods in the near future.

Taxation

FFG has approximately $30,000,000 of net operating loss carryforwards as of December 31, 2008 available to offset future United States federal corporate income taxes. Our ability to utilize these net operating loss carryforwards is dependent upon achieving sufficient profits in the future, which may or may not occur.

Employees

As of December 31, 2008 the Company had 21 full-time employees, none of whom were covered by collective bargaining agreements.

Government Regulation

The Company is subject to regulation, supervision and licensing under various federal, state, provincial and local statutes, ordinances and regulations.  The Company is required to comply with the laws of those jurisdictions in which it conducts operations.  We believe that we are in compliance with these laws and regulations.

Consumer Protection Laws

When the Company acquires an installment contract, it creates a creditor/debtor relationship between the Company and the consumer who executed the installment contract.  There are numerous federal and state laws and regulations that are designed to protect consumers such as those with whom the Company has a creditor/debtor relationship, including, without limitation, the following:

1)           The Truth in Lending Act requires consumer credit institutions to provide customers with accurate written information about the cost of credit, including the annual percentage rate charged and the finance charges added to the loan.  Sufficient information must be provided to allow the consumer to make a valid comparison of different lending institutions' credit terms.

2)           The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved and the reason for the rejection.

3)           The Fair Credit Reporting Act protects information collected by consumer reporting agencies such as credit bureaus.  Information in a consumer report cannot be provided to anyone who does not have a purpose specified in the Act. Companies that provide information to consumer reporting agencies have specific legal obligations, including the duty to investigate disputed information.  Under this Act credit providers are required to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency.

4)           The Gramm-Leach-Bliley Act (“GLB Act”) governs the handling of consumer financial information. Under the GLB Act, financial institutions have restrictions on when they may disclose a consumer's personal financial information to nonaffiliated third parties.  The GLB Act grants consumers the ability to opt-out of the disclosure of their financial information to most nonaffiliated third parties, subject to certain exceptions. In addition, the GLB Act requires financial institutions to provide notices to customers about their privacy practices and policies.

5)           Federal Trade Commission (the “FTC”) rules limit the types of property a creditor may accept as collateral to secure a consumer obligation, and its holder in due course rule provides for the preservation of the consumer’s claims and defenses when a consumer obligation is assigned to a holder. With respect to used vehicles specifically, the FTC’s rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a Buyer’s Guide which explains any applicable warranty coverage for such vehicles.

6)           The Service Members Civil Relief Act requires lenders to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

7)           The Electronic Funds Transfer Act prohibits creditors from requiring customers to repay a loan or other credit by electronic funds transfer (“EFT”), except in limited situations which do not apply to us.  We are also required to provide certain documentation to our customers when an EFT is initiated and to provide certain notifications to our customers with regard to preauthorized payments.

In addition to the federal laws listed above, most states have their own versions of consumer protection laws as well as laws that specifically govern consumer installment contracts for motor vehicles and other goods.  Many of these laws impose finance charge ceilings, restrictions on late fees, default charges, and other fees that may be charged, and require contract disclosures in addition to those required under federal law.  We are also subject to similar consumer protection laws in Canada.  In some cases these provisions, if violated, could affect the Company’s ability to enforce the installment contracts it purchases or originates.

ITEM 1A.	RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this annual report on Form 10-K.

The Company incurred an accumulated deficit and operating loss in 2008 and it cannot be assured that the Company will recognize an operating profit.

The Company had a substantial accumulated deficit as of December 31, 2008 of $4,738,477 and cumulative operating losses of $5,390,734 over the five-year period ended December 31, 2008.    We can give no assurances that the Company will show an operating profit at any time in the future.

An investment in the Company’s securities involves risk, and it cannot be determined whether and investor will receive a return on his, her or its investment.

An investment in our equity securities is speculative and involves a high degree of risk.  No one should purchase our equity securities unless such person can afford the loss of their entire investment.  Investors should be aware that they may be required to bear the financial risk of an investment in the Company for an indefinite period of time because our equity securities are thinly traded.  No assurance or guarantee can be given as to the actual amount of financial return, if any, which may result from an investment in the Company.

The Company depends on key personnel and any loss of those key personnel may adversely affect the Company’s ability to operate.

The Company is dependent upon the services and business expertise of its executive officers, including its President and Chief Executive Officer, Mr. Jerald L. Fenstermaker, its Chief Financial Officer, Mr. J. Kevin Maxwell, and its Senior Vice President, Mr. Thomas M. Holgate.  If Messrs. Fenstermaker, Holgate or Maxwell should die or become disabled or otherwise cease to participate in the Company’s business, the Company’s ability to function could be severely impaired.

The Company believes that its future success will depend upon its ability to attract and retain skilled and knowledgeable management and operations personnel.  We can give no assurance that the Company will be successful in retaining key employees or in securing the services of other qualified personnel.

The Company does not anticipate paying dividends to stockholders.

The Company has never paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future.  Any income generated from operations will be invested back in the Company to fund its future growth.  Payment of dividends on our common stock at some point beyond the foreseeable future would depend upon the Company’s profitability at that time, the amount of cash available to pay dividends, and other factors.

Our allowance for credit losses may not be sufficient to cover installment contracts that default or we may not recognize the amount of income expected on a given installment contract because such installment contract is prepaid.

By their nature, sub-prime auto loans present a high risk of default and a difficulty of recovering the value of the depreciable collateral securing the installment contract if the collateral is repossessed. Our results of operations, financial condition, cash flows and liquidity completely depend on the performance of the installment contracts we acquire.  A portion of the installment contracts we acquire will default or prepay.  Default rates are adversely affected by, among other things, economic slowdowns, which typically tighten consumer household liquidity. In the event of default, the collateral value, if any, may not cover the outstanding contract balance and the costs of recovery.  We maintain an allowance for credit losses, which reflects management’s estimate of probable credit losses.  Credit risk, which is heavily dependent upon economic factors, including, without limitation, unemployment rates, consumer debt service burden, personal income growth, dealer profitability and used vehicle prices, has a significant impact on our business.  If the allowance management estimates in a given year is inadequate, we will recognize as an expense the losses in excess of such allowance, and our results of operations would be adversely affected.

We may not be able to expand the Company’s business in accordance with our strategy because we may not be able to attract new customers or qualified personnel.

The Company’s ability to accomplish its goals, including the ability to significantly grow the business, is dependent upon the successful implementation of its business strategy.  The single most important factor in growing the business will be our ability to attract new customers.

The Company’s business strategy and expansion plans may place significant strain on the Company’s management, working capital, financial and management control systems, and staff.  The failure of the Company to properly respond to these needs by failing to maintain or upgrade financial and management control systems, failing to recruit additional qualified personnel or failing to respond effectively to difficulties encountered during expansion could adversely affect the Company’s business, financial condition and results of operations.  Although we have taken steps to ensure our management and financial systems and controls are adequate to address the Company’s current needs and are attempting to recruit and train additional staff, there can be no assurance that the Company’s systems, controls and staff will be adequate to sustain future growth.

We experience competition in the sub-prime and near-prime lending industry which could adversely affect our earnings.

The sub-prime and near-prime consumer finance industry is extremely competitive and highly fragmented.  Lenders compete on pricing, contract terms, quality of credit accepted and on quality of service provided.  Gross yields on sub-prime contracts are at a level that attract niche lenders to enter the market, which can negatively impact demand for our products.  Likewise, an overall expansion of the supply of consumer credit can lessen demand for our products.

The Company competes against numerous competitors offering substantially the same products and services as the Company offers.  Our competitors include: consumer finance companies of all sizes; local and regional banks and credit unions; and national and global banking and other financial institutions. Most, if not all of our competitors have a stronger market presence and may have significantly greater financial, marketing and advertising resources than the Company.  Our ability to compete successfully will depend in large part on our relationships with our customers and the willingness of our customers to offer us installment contracts that meet our underwriting and pricing criteria.  We can give no assurance that we will be able to successfully compete in the markets we target.

We could be negatively affected by local and national business and economic conditions, as well as other events that are outside of our control.

We are a specialized consumer finance company whose activities are dependent upon acquiring motor vehicle installment contracts.  Our ability to acquire installment contracts in the markets in which we operate and to expand into additional markets is dependent upon the overall level of sales of used motor vehicles in those markets.  A prolonged or significant downturn in these sales could have a material adverse impact upon us, our results of operations and our ability to implement our business plan.

The used motor vehicle industry, in particular, is sensitive to adverse economic conditions.  Unemployment rates could continue to rise under the current economic uncertainty and unemployed borrowers could be unable to make their payments. Periods of rising interest rates, reduced economic activity or higher rates of unemployment generally result in a reduction in the sale of used motor vehicles and higher default rates on motor vehicle contracts.  If recessed local and national economic conditions continue for a prolonged period of time, it could have a direct and pronounced adverse effect on the Company’s results of operations.

We may recover a lower than anticipated residual value on sales of repossessed collateral or be forced to repossess higher than expected volumes of collateral, which could adversely affect our earnings.

We project expected residual values and return volumes of the vehicles we accept as collateral for the installment contracts.  Actual proceeds realized by us upon the sale of repossessed vehicles may be lower than the amount projected, which reduces the profitability of the transaction to us.  Among the factors that can affect the value of repossessed vehicles are the volume of the vehicles returned, economic conditions and the quality or perceived quality, safety or reliability of the vehicles.

Additionally, actual repossession volumes may be higher than expected and can be influenced by general economic conditions.  Our ability to resell any repossessed collateral is also dependent on, among other things, unemployment, personal income growth, used vehicle prices and other economic conditions.  If we are forced to repossess the collateral on an unexpectedly high number of installment contracts and are unable to resell the collateral securing those installment contracts or are unable to resell the collateral at or around the value we anticipate receiving for such collateral, we may be forced to incur higher than expected losses, which would adversely affect our profitability.

Our ability to operate depends on access to capital, which cannot be assured.

Our ability to operate depends on our ability to access capital.  Our ability to draw on our existing credit line depends on maintaining a borrowing base composed of installment contracts acceptable to our lender, and meeting specific financial covenants.  Continued operating losses could put the Company in covenant default.  If the company defaults on its credit line, it could lose all of its assets in foreclosure.  Under the existing economic slowdown and resulting tight credit markets, there is no assurance that the Company will be able to refinance its credit line when it matures January 31, 2010. If credit is available at that time, the rates and other terms may not be acceptable to us.

Lack of an active trading market could result in an illiquid investment for the holder.

Our common stock became eligible to be traded on the OTC Bulletin Board effective November 1, 2006.  There has been sporadic and limited trading of our stock since then.  We can give no assurance that an active market will develop, or if any such market does develop, that it will continue to exist.  To the extent that brokerage firms act as market makers for our securities on the OTC Bulletin Board, they may be a dominating influence in any market that might develop, and the degree of participation by those firms may significantly affect the price and liquidity of our common stock.  These firms may discontinue their market making activities at any time.  The prices at which our securities are traded in the market are determined by these firms and by the purchasers and sellers of our stock, and may not necessarily relate to our assets, book value, results of operations or other established and quantifiable determinants of value.  Securities like ours that are quoted on the OTC Bulletin Board are often thinly traded, susceptible to volatile price swings and often not followed by analysts.  Consequently, investors may have difficulty reselling our stock.  The Company currently has no plans to purchase common stock held by any investors.

We may be affected by changes in regulations.

We are subject to regulation, supervision and licensing under various federal, state, provincial and local statutes, ordinances and regulations that could change in a manner detrimental to our operations.  As discussed herein, we are subject to, among others, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, and the Gramm-Leach Bliley Act.  At any time, federal and state governments may amend these acts or pass other legislation that significantly affects the rights and obligations of consumer finance companies and the manner in which consumer finance companies carry out their lending mission and business operations.  We cannot predict whether new regulations will be promulgated or whether new legislation will be enacted, and we cannot predict the effect of any new regulations or legislation on our operations.  Changes in regulatory or statutory requirements could result in, among other things, an increase in our cost of doing business, a change in our permissible business activities, or a decrease in the size, scope or nature of our activities, which could negatively affect our financial condition and results of operations.

We rely heavily upon information systems and other technology.

After we purchase installment contracts from dealers, we manage and service the receivables.  We rely heavily upon information systems and other technology to conduct and manage our business.   To the extent that we experience a failure or interruption in any of these systems or other technology, we may be unable to conduct and manage our business effectively, including, without limitation, our ability to access or accurately maintain our customer account records or otherwise, and our ability to collect on those receivables and/or satisfy our customers. While we have implemented a disaster recovery plan, we can make no assurance that it will be able to prevent, timely and adequately address, or mitigate the negative effects of any such failure or interruption. We have a disaster recovery plan we believe to be reliable, however any failure or interruption could significantly harm our customer relations, risk management and profitability, which could negatively affect our financial condition and results of operations.

There may be a reduction in the number of dealers within our point-of-sale market due to current market conditions, which would reduce the number of current and potential.

Because of the current economic downturn, there is a chance that some of the dealers we target as potential customers could consolidate or otherwise go out of business.  If a reduction in the number of dealers occurs within our point-of-sale market, it may reduce the number of current and potential customers, resulting in a loss of business to us and a potential reduction in our profitability.  If our lending activities are concentrated in a smaller number of customers, our risk of loss resulting from a single event would become proportionately greater.

Furthermore, natural disasters, acts of terrorism and other events outside of our control, especially if they occur in our six-state point-of-sale market, could negatively affect us, including damaging our customers’ businesses, our real property and the collateral securing our installment contracts, and in other ways.

The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in an investment in the Company.

ITEM 2.	PROPERTY

We conduct our principal operations at a leased facility located at 3058 E. Elm Street, Springfield, MO 65802.  This facility, under lease until July 31, 2013, is approximately 6,600 square feet and consists principally of office and document storage space.  The Company pays approximately $4,100 per month for the use of these facilities.

We believe that these facilities are suitable for our use and will be adequate to meet our needs for the foreseeable future.  We also believe that any additional space we might need in the future will be available at commercially reasonable rates.

ITEM 3.	LEGAL PROCEEDINGS

The Company is not currently a party to any pending legal proceeding other than routine collection litigation that is incidental to the Company’s business.
As a consumer finance company, the Company can be subject to various consumer claims and litigation seeking damages and statutory penalties based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violation of bankruptcy stay provisions, fraud, breach of contract, predatory lending and discriminatory treatment of credit applicants.  Some litigation against the Company could take the form of class action complaints by consumers.  The Company, as assignee of installment contracts originated by dealers, may also be named as a co-defendant in lawsuits filed by consumers against dealers.  The Company is also subject to other litigation common to the automobile finance industry and businesses in general.  The damages and penalties claimed by consumers and others in these types of matters can be substantial.  The relief typically requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages.

Management believes the Company has taken reasonable and appropriate actions to manage the potential risks of litigation that may be associated with the Company’s business activities as described above.  These steps include, among others, implementing appropriate underwriting practices and controls, relying on legal documentation believed to comply with applicable legal requirements, and complying with the legal requirements applicable to collection activities.  However, no assurance can be given that these actions will be sufficient to protect against all potential claims and litigation risks, that the Company will be able to successfully defend against all claims that may be asserted, or that the determination of any such claim in a manner adverse to the Company would not have a material adverse affect on the Company.

ITEM 4.	SUBMISSSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of our security holders during the fourth quarter of the year ended December 31, 2008.

PART II.

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information.  On November 1, 2006 the Company’s common stock began trading on the OTC Bulletin Board, under the symbol “FFGR”.  Prior to such date, the Company’s common stock did not trade in a recognized trading market. The following table sets forth the high and low sales prices per share as reported by the OTC Bulletin Board for the periods shown:

	High	Low
January 1 – March 31, 2007	.30	.20
April 1 – June 30, 2007	.25	.12
July 1 – September 30, 2007	.15	.11
October 1 – December 31, 2007	.15	.07
January 1 – March 31, 2008	.15	.09
April 1 – June 30, 2008	.10	.09
July 1 – September 30, 2008	.13	.10
October 1 – December 31, 2008	.15	.08

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders.  As of March 10, 2009, there were approximately 2,900 holders of the Company’s common stock.

Dividends.  The Company has not declared any dividends for the last two fiscal years.  The Company currently anticipates that all of its earnings, if any, will be retained for expansion of the Company’s business, and it does not anticipate paying any cash dividends in the foreseeable future.  Any payment of future dividends and the amounts thereof will be dependent upon the Company’s earnings, financial requirements and other factors deemed relevant by the Board of Directors.  In addition, the Company’s line of credit agreement contains certain covenants restricting the Company’s ability to pay cash dividends.

Securities Authorized for Issuance under Equity Compensation Plans.  The Company did not have any securities authorized for issuance under any equity compensation plans as of December 31, 2008.

ITEM 6.	SELECTED FINANCIAL DATA

Not Applicable

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto, and other information included or incorporated by reference herein.

Overview

We are a consumer finance company specializing in the acquisition, collection and servicing of sub-prime automobile loans purchased from independent used car dealers.  We invest significant amounts of cash to acquire installment contracts.  We generate cash over the terms of those installment contracts in the form of interest and principal payments we collect.  Our primary source of revenue is interest income generated from our portfolio of installment contracts.

The Company’s primary focus is on acquiring sub-prime automobile loans from independent used car dealers.  The Company’s former Canadian subsidiary, TCG, in the past acquired a variety of consumer installment contracts, including small ticket leases, loans secured by home appliances and other consumer goods, and loans for bulk food purchases.  During 2008, TCG was liquidated and the Company purchased TCG’s outstanding portfolio of consumer installment contracts. The Company intends to service the Canadian portfolio until the balances are fully collected or written off.  On a consolidated basis, the Company’s portfolio of outstanding installment contracts has been increasingly comprised of sub-prime automobile loans.  The percentage of the Company’s installment contracts portfolio has increasingly been comprised of sub-prime automobile loans.  Our portfolio consisted of 97% and 88% sub-prime automobile loans at December 31, 2008 and December 31, 2007, respectively

Since 2007, the Company has devoted all of its marketing resources and efforts to acquiring sub-prime automobile loans. Over the course of the next year the Company’s management will be focused on the following:

•	Consistently acquiring an increasing volume of sub-prime automobile installment contracts that meet the Company’s underwriting guidelines;

•	Minimizing credit losses in the installment contracts portfolio; and

•
Monitoring key performance measures, including cost per loan acquired, book-to-look ratio (computed as the number of contracts acquired compared to the number of credit applications received/reviewed), turnaround time for responding to credit applications submitted by dealers, and turnaround time for funding a loan package submitted by a dealer.

In addition, the Company’s management continues to monitor the impact of current economic conditions on the Company. We continuously scrutinize delinquency rates, vehicle repossessions, bankruptcies, and other data for trends that may require us to update our underwriting standards, increase our reserve for bad debts, or take some other action.  We regularly observe unemployment statistics and information regarding worker layoffs for major employers in areas we offer our financing programs that would necessitate an appropriate action, such as offering extensions or loan modifications, on a case by case basis, to borrowers who have suffered temporary income disruptions.  Currently, less than 5% of the Company’s installment contracts have been modified or extended. We do not expect loan modifications or extensions to increase significantly as a percent of the total loan portfolio over the next 12 months.

Critical Accounting Policies, Judgments and Estimates

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”).  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes.  Actual results could differ from those estimates.

The Company considers the determination of the allowance for credit losses to involve a higher degree of subjective judgment and complexity than its other significant accounting policies.  The allowance for credit losses is calculated with the objective of maintaining an allowance for credit losses that management believes is adequate to absorb reasonably estimable probable losses in the Company’s portfolio of installment contracts.  Management’s determination of the adequacy of the allowance for credit losses is based on periodic evaluations of the Company’s portfolio of finance receivables, credit loss history, and other relevant factors.  However, this evaluation is inherently subjective as it requires material estimates, including, among others, expected default probabilities, value of collateral, the amount and timing of expected future cash flows on delinquent loans, estimated losses and general amounts for historical loss experience.  The process also considers prevailing and expected future economic conditions, uncertainties in estimating losses and inherent risks in the installment contracts portfolio.  All of these factors may be subject to significant change.  To the extent actual outcomes differ from management estimates, additional provisions for credit losses may be required that would adversely impact our earnings in future periods.

The Company’s management evaluates the adequacy of the allowance for credit losses on a regular basis. This evaluation is based on a review of various quantitative and qualitative analyses.  Quantitative analyses include the review of all loans charged-off by asset class, static pool analysis by month of acquisition and by dealer, review of delinquency trends, and analysis of the historical cumulative losses in the portfolio.  Other quantitative analyses include a review of the current delinquency ratios and an analysis of the relative size of each asset class in relation to historical amounts.  Qualitative analyses include an assessment of prevailing and anticipated economic conditions, trends in deficiency balance collections, trends in the number of loan modifications and extensions, trends in average borrower credit scores and trends in the percentage of balances recovered through sale of collateral.

Selected Financial Information for the Years Ended December 31, 2008 and 2007

The following table presents selected information regarding our operations during the past two fiscal years.  This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto, included in Part II, Item 8, and with Management’s Discussion and Analysis of Financial Condition and Results of Operations:

	2008			2007
	United States	Canada *	Total	United States	Canada	Total

Installment contracts acquired during the year (total principal amount)	$13,596,216	$485,898	$14,082,114	$5,655,068	$1,888,152	$7,543,220

Purchase price of Installment contracts Acquired	$12,862,561	$461,699	$13,324,260	$5,354,341	$1,784,102	$7,138,443

Percentage of dollar amount paid to principal balance acquired	94.60%	95.02%	94.62%	94.68%	94.49%	94.63%

Number of installment contracts acquired during the year	1,231	84	1,315	546	411	957

Average principal balance acquired	$11,045	$5,785	$10,709	$10,357	$4,594	$7,882
* Purchases of Canadian finance receivables were discontinued in May 2008.

Results of Operations and Comparison for the Years Ended December 31, 2008 and 2007

Interest Income

Our consolidated interest income totaled $2,970,931 and $2,675,752 for the years ended December 31, 2008 and 2007, respectively.  The following table presents information relative to the average balances and interest rates of our interest earning assets for the years ended December 31, 2008 and 2007, respectively.

	2008			2007
	Average Balance	Interest Income	Yield	Average Balance	Interest Income	Yield

Installment Contracts	$12,615,899	$2,936,804	23.28%	$10,760,310	$2,620,030	24.35%
Cash and cash equivalents	2,035,104	34,127	1.68%	1,550,864	55,060	3.55%
Notes receivable	-	-	0.00%	4,778	662	13.85%

Total	$14,651,003	$2,970,931	20.28%	$12,315,952	$2,675,752	21.73%

The decrease in yield on our installment contracts is primarily the result of amortization of deferred origination costs during 2008, as well as lending to borrowers with higher credit scores, and changes in the mix of our portfolio.  Beginning January 1, 2008, the Company adopted Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“SFAS91”).  Loan costs deferred under SFAS 91 are amortized as an offset to interest income over the expected outstanding terms of the loans. Amortization of SFAS 91 costs amounted to $94,462 for the year ended December 31, 2008. Our financing program utilizes the borrower’s credit score to determine the contracted loan interest rate and acquisition fee to be charged. Lower rates are offered to borrowers with higher credit scores.  During 2008, the average borrower’s credit scores for installment contracts purchased by the Company increased as compared to 2007 as a result of the Company being more selective in purchasing installment contracts. The majority of installment contracts purchased by the Company have been entered into with borrowers with credit scores ranging from 475 to 620. Throughout 2007 and 2008 our portfolio of installment contracts has been increasingly comprised of contracts acquired through our point-of-sale automobile financing programs.  These contracts typically have lower yields than the other types of contracts in our portfolio, among them, automobile contracts acquired in bulk purchase transactions, and contracts purchased by our former Canadian subsidiary which include small ticket leases, loans secured by home appliances and other consumer goods, and loans for bulk food purchases.

The following tables set forth the changes in interest income attributable to changes in volume (change in average balance multiplied by the prior period yield) and changes in rate (change in yield multiplied by the prior period average balance).  Changes due to the rate/volume variance (the combined effect of change in yield and change in average balance) have been allocated proportionately based on the absolute value of the rate and volume variances.

	For the Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007
	Volume	Rate	Total
Increase (decrease) in interest income:
Installment Contracts	$344,206	$(27,432)	$316,774
Cash and cash equivalents	3,019	(23,952)	(20,933)
Notes receivable	(331)	(331)	(662)

Total Interest Income	$346,894	$(51,715)	$295,179

Interest Expense

We incurred interest expense of approximately $746,000 and $265,000 during 2008 and 2007 respectively on the outstanding balance of our bank lines of credit.  We draw on the line of credit to fund the purchase of installment contracts and to fund our operating activities when necessary.  Our interest expense increased as a result of the increase in the outstanding balance of our line of credit from 2007 to 2008, and the amortization of costs associated with obtaining the line of credit.

Provision for Credit Losses

Our consolidated provision for credit losses decreased from $1,444,441 in 2007 to $601,374 during 2008.  This decrease is primarily the result of a decrease in net charge offs experienced in our United States portfolio of installment contracts during 2008.  See Item 7, Management’s Discussion and Analysis - Financial Condition - Asset Quality for a discussion of the Company’s delinquencies and actual credit loss experience and its allowance for credit losses. As the Company continues to acquire installment contracts, and the average contracts receivable outstanding increases, we typically expect that the charge to our earnings for credit losses will likewise increase, despite the charge decreasing in 2008.

Operating Expenses

Our operating expenses increased $215,623, from $2,649,535 during 2007 to $2,865,158 during 2008 – an increase of 8%.  A summary of these expenses follows:

	2008	2007	Percent Change

Salaries and benefits	$1,728,064	$1,547,576	11.66%
Professional fees	322,157	368,304	-12.53%
Information services	271,988	91,350	197.74%
Insurance	170,664	161,156	5.90%
Deferral of origination costs	(232,475)	-	-
Other	604,760	481,149	25.69%
Total	$2,865,158	$2,649,535	8.14%

Salaries and benefits increased as a result of an increase in sales commissions paid to individuals employed by the company to market our financing programs, stock grant expense incurred in connection with shares granted to Company management, and employee relocation expenses paid. These increases were partially offset by a decrease in other employee costs resulting from fewer individuals being employed by the Company as compared to the prior year. As the Company continues to grow we expect our salaries and benefit costs to increase, but anticipate that as a percentage of total revenues these costs will decrease. Professional fees decreased as a result of a termination fee paid in 2007 to our former investment banking firm that did not recur in 2008, offset by the accrual of 2008 audit and tax fees.  Information services increased as a result of the Company’s implementation of installment loan origination and underwriting systems during the year and ongoing costs incurred as a result of the use of these systems.    Insurance expense increased as a result of higher insurance premiums experienced in 2008 caused by an increase to the coverage limit of our directors’ and officers’ liability insurance policy.  The Company began deferring origination costs with the January 1, 2008 implementation of SFAS 91, therefore there were no Deferred Origination Costs in 2007.  Other operating costs include, among other items, occupancy costs, licenses and taxes, depreciation, postage, supplies, communications, advertising, travel, bank charges, and stockholder relations.  Other operating expenses increased as a result of an increase in bank charges resulting from the Company’s utilization of lockbox services required by its current line of credit agreement, and lower offsetting interest income received on excess cash balances, and an increase in stockholder relations expense resulting from the accrual of annual meeting expenses.    In addition, Other expenses have increased as a result of travel and advertising expenses incurred in the course of marketing the Company’s financing programs to independent automobile dealers, and increased supplies and postage costs necessitated by our growing loan portfolio.

Our growth plan, if achieved, will cause our operating expenses to increase over time.

The Company’s average cost to acquire an installment contract (which includes all direct marketing, business development and underwriting expenses and an allocation of certain overhead costs) in the United States during 2008 was approximately $722 per contract as compared to $717 for the year ended December 31, 2007.  Average acquisition costs have been impacted by costs incurred as a result of the Company’s utilization of loan underwriting systems offset by an improvement in the Company’s book-to-look ratio.  For the year ended December 31, 2008, the Company’s book-to-look ratio in the United States was 4.2% compared to 3.6% for the year ended December 31, 2007.  Management is attempting to increase this ratio, and thereby reduce our average acquisition cost, by training our customers to send the Company only those credit applications that have a high probability of being approved by us.

The Company’s average monthly cost to service an installment contract (which includes all direct collections and servicing expenses and an allocation of certain overhead costs) during the year ended December 31, 2008 was $20.13 per serviced contract as compared to $21.92 during the year ended December 31, 2007.  Management anticipates that this average servicing cost per contract will continue to decrease as the size of the portfolio of installment contracts increases due to efficiency gains and economies of scale. The Company does not pay any outside agencies to engage in collection efforts.

The Company formally tracks our response time for responding to credit applications submitted by dealers and our response time for funding loan packages submitted by dealers, and we monitor these statistics on a daily basis.  Our goal is to reduce these response times to better serve the needs of our customers.  We believe that reducing these response times will also reduce our overall costs of underwriting and funding.

Gain on Liquidation of Subsidiary

Prior to May 2008, the Company’s foreign operations, all of which are in Canada, had been conducted through its wholly owned subsidiary, TCG, based in Winnipeg, Manitoba. In May 2008, TCG ceased originating new loan purchases and the Company purchased the outstanding receivables of TCG. TCG’s building and equipment were sold in June 2008. The Company began servicing the Canadian receivables from its location in the United States, and intends to service them until they are fully collected or written off. As these receivables are denominated in a foreign (Canadian) currency, the Company continues to be subject to risks associated with foreign exchange rate movements. The Company’s investment in the subsidiary and accumulated foreign exchange gains were liquidated, and as a result of the liquidation, the Company recognized a $1,380,250 nonoperating gain in the quarter ended June 30, 2008.

Comparison of Financial Condition at December 31, 2008 and 2007

Installment Contracts Portfolio

The Company acquired installment contracts with outstanding principal balances totaling $14,802,114 and $7,543,220 during the years ended December 31, 2008 and 2007, respectively.  We invested cash of approximately $13,310,000 and $7,190,000, respectively, to acquire these contracts.  This increase is a result of additional Business Development Representatives hired by the Company in early 2008, increased marketing efforts, efficiencies gained in underwriting and processing new loans as a result of implementing loan underwriting systems, and increased available liquidity under the Company’s current line of credit.  The Company expects that its portfolio of installment contracts will continue to grow over the next 12 months.  The Company anticipates that its portfolio will grow at a somewhat lower rate however during 2009 than 2008 unless we are able to increase the maximum amount available under our existing line of credit.

Our portfolio of installment contracts, net of allowances for credit losses, increased from $9,677,815, net of an allowance for credit losses of $811,376, at December 31, 2007, to $15,938,361, net of an allowance for credit losses of $639,799, at December 31, 2008.

All of the Company’s installment contracts are held for investment and are recorded at their outstanding principal balances adjusted for unamortized purchase discounts and an allowance for credit losses.  Discounts on purchased installment contracts are recognized as income over the respective contractual terms using methods that approximate the interest method.  A summary of our installment contracts portfolio as of December 31, 2008 and 2007, respectively, follows:

	December 31, 2008			December 31, 2007
	United States	Canada	Total	United States	Canada	Total
Automobiles	$16,327,262	$514,603	$16,841,865	$8,315,799	$1,198,809	$9,514,608
Other	-	466,626	466,626	-	1,348,009	1,348,009
Total	16,327,262	981,229	17,308,491	8,315,799	2,546,818	10,862,617

Less

Unearned discount	718,717	11,614	730,331	302,992	70,434	373,426
Allowance for credit losses	569,794	70,005	639,799	670,222	141,154	811,376
Net	$15,038,751	$899,610	$15,938,361	$7,342,585	$2,335,230	$9,677,815

Asset Quality

Substantially all of the installment contracts we acquire are considered sub-prime and are subject to a high degree of risk of default by the obligors.  We define sub-prime installment contracts as those contracts entered into by borrowers with credit scores below 620, or because of other circumstances, have limited or no access to traditional sources of consumer credit.

Charge-offs directly impact our earnings and cash flows.  To minimize the amount of credit losses we incur, we monitor delinquent accounts, promptly repossess and remarket collateral, attempt to collect deficiency balances, and employ other servicing and collection techniques as we deem appropriate.

We calculate delinquency based on the number of days payments are contractually past due.  The following table sets forth information with respect to the delinquency of our portfolio of installment contracts as of December 31, 2008 and 2007, respectively:

	December 31, 2008
	United States		Canada		Total
	Amount	Pct.	Amount	Pct.	Amount	Pct.

Installment Contracts	16,327,262	100%	981,228	100%	17,308,490	100%

Period of delinquency:
31 - 60 days	392,693	2.41%	70,388	7.17%	463,081	2.68%
61 - 90 days	228,915	1.40%	33,887	3.45%	262,802	1.52%
91 – 120 days	38,276	0.23%	34,230	3.49%	72,506	0.42%
121+ days	51,720	0.32%	7,317	0.75%	59,037	0.34%

Total	711,604	4.36%	145,822	14.86%	857,426	4.95%

	December 31, 2007
	United States		Canada		Total
	Amount	Pct.	Amount	Pct.	Amount	Pct.

Installment Contracts	8,315,799	100%	2,546,818	100%	10,862,617	100%

Period of delinquency:
31 - 60 days	860,278	10.34%	66,197	2.60%	926,475	8.53%
61 - 90 days	290,704	3.50%	34,582	1.36%	325,286	2.99%
91 – 120 days	137,936	1.66%	18,243	0.72%	156,179	1.44%
121+ days	122,776	1.48%	-	0.00%	122,776	1.13%

Total	1,411,694	16.99%	119,022	4.68%	1,530,716	14.09%

Delinquencies in our United States portfolio improved from 16.99% as of December 31, 2007 to 4.36% as of December 31, 2008.  Beginning in December 2007, the Company devoted senior management personnel to its account servicing and collection efforts. New controls and systems were implemented by Management to better monitor delinquent accounts, resulting in fewer delinquencies and credit losses.  We expect delinquencies as a percent of the total portfolio in the United States to remain constant over the next 12 months, unless economic conditions cause higher unemployment, or an increase in consumer prices (such as fuel), or some other significant event affecting our borrowers’ ability to make their payments.

Delinquencies in our Canadian portfolio increased from 4.68% as of December 31, 2007 to 14.86% as of December 31, 2008.  This increase in percentage is a result of the decrease in the outstanding Canadian portfolio balance resulting from discontinuing Canadian installment loan contract purchases beginning in May 2008, and an increase in delinquencies in terms of dollars.  We expect the Canadian delinquencies as a percent of the total portfolio will remain fairly constant, but in terms of dollars, delinquencies will decrease over the coming months as the total outstanding portfolio balance decreases.

The following table sets forth information with respect to actual credit loss experience in our portfolio of installment contracts for the years ended December 31, 2008 and 2007, respectively:

	2008			2007
	United States	Canada	Total	United States	Canada	Total

Installment Contracts, net of unearned discounts, end of year	$15,608,545	$969,615	$16,578,160	$8,012,807	$2,476,384	$10,489,191

Installment Contracts, net of unearned discounts, average during the year (1)	10,829,977	1,785,922	12,615,899	8,027,269	2,733,041	10,760,310

Gross charge-offs	1,442,923	167,154	1,610,077	1,853,762	248,186	2,101,948
Recoveries	825,501	32,998	858,499	639,482	75,604	715,086

Net charge-offs	617,422	134,156	751,578	1,214,280	172,582	1,386,862

Net charge-offs as a % of avg. contracts during the year	5.70%	7.51%	5.96%	15.13%	6.31%	12.89%

(1) - Average is based on month-end balances

The Company maintains an allowance for credit losses at an amount it believes is adequate to absorb reasonably estimable probable losses in its portfolio of installment contracts.  The Company’s management evaluates the adequacy of the allowance for credit losses on a regular basis.  In performing these periodic evaluations, management follows an appropriately-documented methodology.  This methodology requires management to evaluate the adequacy of the allowance for credit losses based on a review of various quantitative and qualitative analyses as described in this Item 7, Management’s Discussion and Analysis - Critical Accounting Policies, Judgments and Estimates.  The Company incurs a charge against its earnings, as a provision for credit losses, based on this analysis as described in Item 7, Management’s Discussion and Analysis - Results of Operations – Provision for Credit Losses.

Our allowance for credit losses was $639,799 at December 31, 2008 compared to $811,376 at December 31, 2007.  As a percentage of our outstanding net installment contracts, our allowance for credit losses was 3.86% at December 31, 2008 and 7.74% at December 31, 2007.  The decrease in the allowance for credit losses as a percentage of outstanding net installment contracts is a result of the improvement in the delinquencies in our installment loan portfolio, and the decrease in net charge-offs in the in 2008 as compared to 2007. As a percent of delinquent accounts the allowance for credit losses was 74.6% and 53.0% as of December 31, 2008 and 2007, respectively.  As a percent of net charge-offs the allowance for credit losses was 85.1% and 58.5% as of December 31, 2008 and 2007, respectively. We expect that the allowance for credit losses will remain fairly consistent as a percentage of outstanding net installment contracts over the next 12 months. We intend to closely monitor the adequacy of the allowance for credit losses in relation to outstanding net installment contracts, delinquencies, and net charge-offs over the coming 12 months, and increase or decrease the allowance as appropriate based upon our assessment.

During the year ended December 31, 2008 our outstanding net installment contracts increased $6,088,969.  This increase was composed of a $6,918,239 increase in installment contracts secured by automobiles offset by an $829,270 decrease in all other installment contracts.  The $6,918,239 increase in automobile-secured installment contracts was comprised of a $17,346 decrease in installment contracts acquired through bulk purchases, a $7,613,085 increase in installment contracts acquired through our U.S. point-of-sale program and a $677,500 decrease in automobile-secured installment contracts acquired by our former Canadian subsidiary, TCG, which ceased purchasing installment contracts and was liquidated in May, 2008.

During the year ended December 31, 2008, we experienced net charge-offs of $751,578 which represented 5.96% of our average outstanding installment contracts.  During the year ended December 31, 2007 we experienced net charge-offs of $1,386,862 which represented 12.89% of our average outstanding installment contracts. The decrease in net charge-offs in 2008 as compared to 2007 resulted from 1) the hiring of senior management dedicated to servicing and collection efforts in December 2007, 2) systems, reports and controls put in place by management to track and resolve delinquencies more effectively, and, 3) an improved repossession process which resulted in increased repossessed collateral sale proceeds.  We expect our net charge-offs as a percent of average outstanding installment contracts to remain fairly constant over the next 12 months, but in terms of dollars, we expect net charge-offs will increase as a function of the expected growth in our portfolio.

Based on the analyses we performed related to the allowance for credit losses as described above and under Critical Accounting Policies, Judgments and Estimates, we believe that our allowance for credit losses is adequate to cover probable losses that can be reasonably estimated as of December 31, 2008.

The following table sets forth the activity in the allowance for credit losses for the years ended December 31, 2008 and 2007, respectively.

	2008			2007
	United States	Canada	Total	United States	Canada	Total

Balance at beginning of year	$670,222	$141,154	$811,376	$551,192	$169,775	$720,967

Charge-offs	(1,442,923)	(167,154)	(1,610,077)	(1,853,762)	(248,186)	(2,101,948)
Recoveries	825,501	32,998	858,499	639,482	75,604	715,086

Net charge-offs	(617,422)	(134,156)	(751,578)	(1,214,280)	(172,582)	(1,386,862)

Provision for credit losses	516,994	84,380	601,374	1,333,310	111,131	1,444,441

Effect of foreign currency translation	-	(21,373)	(21,373)	-	32,830	32,830

Balance at end of year	$569,794	$70,005	$639,799	$670,222	$141,154	$811,376

Liquidity and Capital Resources

We require substantial capital resources and cash to support our business strategy.  We use cash to make sub-prime used automobile loans and meet our cash needs for operations.

The Company’s growth strategy requires the Company to increase its acquisitions of installment contracts.  We intend to acquire installment contracts with principal balances totaling approximately $14,000,000 (roughly 1,300 installment contracts) during 2009.  We expect to pay between 92% and 96% of the outstanding principal balance for these installment contracts, or a total of approximately $13,000,000.  We expect to fund these acquisitions from a combination of internally generated cash flow and bank financing.

The Company began 2008 with $1,857,695 cash on hand and ended the year with $2,145,436. During 2008 the Company’s operating activities provided $235,685 cash. We invested approximately $13,310,000 to acquire installment contracts and collected principal payments on our installment contracts of approximately $5,660,000.

During 2008 and 2007 the Company received net advances on its bank lines of credit totaling $8,488,920 and $1,084,258, respectively, to partially fund the acquisition of installment contracts and to pay in full the line of credit with its previous lender.  Total advances outstanding under the Company’s existing line of credit agreement at December 31, 2008 were approximately $9,976,000.

We paid financing fees totaling $472,347 during 2008 in connection with activities performed by our attorneys and investment banking firms to obtain our line of credit. These financing fees have been deferred and are being amortized to interest expense over the term of the line of credit.

Our line of credit agreement contains covenants, among others, that 1) require the Company to maintain a minimum net worth of $7,500,000 as of the end of each fiscal quarter, 2) restrict the Company’s ability to declare or pay dividends, and 3) limit the amount of capital expenditures the Company can incur in any fiscal year.  The Company was not in violation of any financial covenants as of December 31, 2008.  See the discussion of our line of credit below.

Capital expenditures for 2008, primarily for computers, office equipment and software, totaled $67,457. The Company spent approximately $35,000 upgrading its underwriting and loan servicing systems during 2008.  We believe these investments will serve to strengthen our internal controls, allow us to quicken our response time to our customers, provide management with improved reporting tools and fulfill our software needs for the foreseeable future. The Company has no material commitments for capital expenditures as of December 31, 2008.

On January 31, 2008, the company entered into a Revolving Credit Loan and Security agreement (the "Loan Agreement") with ReMark Lending Co. a division of ReMark Capital Group, LLC. (the “Lender”) for a line of credit of up to $15,000,000 (the "Loan").  At the closing, which occurred on the same date, the Company executed and delivered to the Lender a promissory note in the principal amount of $15,000,000 (the "Note"), bearing interest at the greater of 6.00% or prime rate (currently 6.00%), plus 2.00%, adjusted daily.  Under the terms of the Note, the Company is required to make monthly payments of interest, fees, and principal (if a borrowing base deficiency with respect to principal exists), with the entire principal balance and accrued interest due two years from the Loan closing date.  The amount due under the Note may be accelerated upon a default by the Company, which includes failure to make a payment when it is due.  As security for the Note, the Company granted the Lender a security interest in all assets of the Company.  The balance of the Company’s previous line of credit with Heartland Bank was paid in full with the initial proceeds of the line.

In connection with the Loan Agreement, the Company entered into an agreement to issue to the Lender at the time of or before the second borrowing on the line occurs, warrants to purchase 700,000 shares of common stock for five years at an exercise price of $0.35 per share.  These warrants were issued on February 22, 2008.

The Company paid ReMark a $150,000 structuring fee and its investment banking firm a transaction fee of $300,000, less $55,000 in fees the Company had previously paid, with the initial proceeds of the line of credit.

In conjunction with Thomas Holgate’s employment agreement entered into on December 8, 2008, the Company purchased real estate located in Springfield, Missouri, from Holgate and his spouse for the sum of approximately $345,000, of which approximately $330,000 was paid in cash and the remainder by a $15,000 note payable to Holgate and his spouse.  The noninterest bearing note is payable in full on December 30, 2009, provided that Mr. Holgate’s employment is continuous through that date.  The employment agreement stipulates that once the Company sells the real estate, 90% of the net proceeds realized from the sale that exceed $345,000, will be paid to Mr. Holgate as additional compensation, if his employment is continuous through November 30, 2011.  The real estate obtained by the Company in this transaction is included in Other Assets on the Company’s December 31, 2008, balance sheet.  The note payable to the Holgates is included in Other Liabilities on the Company’s December 31, 2008 balance sheet. Additional details regarding this transaction can be found in the proxy statement for the Company’s annual meeting of stockholders to be held May 18, 2009, in the section entitled

Executive Compensation – Employment Agreements.

In addition to funding our growth through internally generated cash flow, and debt financing, the Company’s long-range strategy envisions pursuing additional debt and equity financing, the occasional sale of installment contracts in private placements to investment groups, and the securitization of installment contracts through the secondary markets.  We can give no assurances that we will be successful in these efforts.

As the Company continues to grow, we will need to recruit and hire additional sales, operating and administrative personnel.  We expect to be able to fund the costs of these activities from operating cash flows.

Off-Balance Sheet Arrangements

The Company, in its ordinary course of business, commits to purchase certain installment contracts from its customers.  Each commitment is essentially an “offer” by the Company to purchase a specific installment contract that the Company has pre-approved, and customers generally have up to 20 days to “accept” the offer by selling to the Company the pre-approved installment contract.  The Company had outstanding commitments to acquire installment contracts totaling $622,451 as of December 31, 2008.  Typically, the Company funds between 20% and 30% of its outstanding commitments.

The Company is also obligated under a noncancelable lease for its principal office with a term of five years.  Future minimum payments under this lease are as follows:

2009	$48,875
2010	48,875
2011	48,875
2012	48,875
2013	28,511
Total	$224,011

Certain officers of the Company hold a total of 1,529,583 shares of the Company’s common stock, all or a portion of which, the Company may be required to repurchase, at the option of an officer whose employment is terminated due to a permanent disability, or after death, at the option of the officer’s estate, at a price per share ranging from 90% to 100% of the common stock’s fair market value.  The specific terms concerning these options and the repurchase of the common stock are set forth in the Management Shareholder Agreement with Jerald L. Fenstermaker, filed with the Securities and Exchange Commission (“SEC”) on August 17, 2007 as Exhibit 10.1 to Form 8-K (the “Fenstermaker Agreement”), and the Management Shareholder Agreement with Thomas Holgate, filed with the SEC on December 20, 2007 as Exhibit 1 to Form 8-K (the “Holgate Agreement”).

The Company had no other off-balance sheet arrangements as of December 31, 2008.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DICLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See the financial statements attached to this report.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 17, 2007, BKD, LLP (“BKD”) resigned as Freedom Financial Group, Inc.’s independent registered public accounting firm (auditor).

BKD’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2006, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2006, 2005 and 2004 and through August 17, 2007, there were no disagreements with BKD on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to BKD’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company’s consolidated financial statements for such periods.

In addition, the Company believes there were no reportable events as defined in Item 304(a)(1)(v)(B) of Regulation S-K during the years ended December 31, 2006 and 2005 and through August 17, 2007.

On August 21, 2007 the Company, upon the recommendation of the Audit Committee of the Company’s Board of Directors, appointed Weaver & Martin, LLC of Kansas City, Missouri as the Company’s independent registered public accounting firm (auditor).

ITEM 9A(T).	CONTROLS AND PROCEDURES

The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to ensure that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

During 2008, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures.  Based on the foregoing, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2008.

Management's Annual Report on Internal Control Over Financial Reporting

The management of Freedom Financial Group, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting for the Company in accordance with Rules 13a-15(f) and 15d-15(f) of the Exchange Act.  Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008.  The framework used by management in making that assessment was the criteria set forth in the document entitled “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on that assessment, our management has determined that as of December 31, 2008, the Company’s internal control over financial reporting was effective for the purposes for which it is intended.

There have been no changes in the Company’s internal control over financial reporting during the quarter ended December 31, 2008 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

This annual report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's independent public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management's report in this annual report.

In accordance with Item 308T of Regulation S-K, this Management’s Annual Report on Internal Control Over Financial Reporting is not deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

ITEM 9B.	OTHER INFORMATION

None.
PART III.

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Except for directors’ and officers’ names and biographies below, the information required by this item is incorporated by reference to the Company’s proxy statement for the annual meeting of the stockholders to be held May 18, 2009.

Directors and Executive Officers.  The following table sets forth the name, age and position of each person who serves as a director or executive officer of the Company as of December 31, 2008.

Name	Age	Position	Elected / Appointed to Board	Board Term Expires
Jerald L. Fenstermaker	66	Director, President and Chief Executive Officer	2003	2009
Robert T. Chancellor	72	Director	2003	2010
Troy A. Compton	78	Director	2003	2010
Stephen J. Gore	61	Director	2005	2011
Vernon S. Schweigert	70	Director, Chairman	2003	2011
Thomas M. Holgate	41	Senior Vice President, Secretary	_	_
J. Kevin Maxwell	47	Chief Financial Officer, Treasurer	_	_

Jerald L. Fenstermaker.  Mr. Fenstermaker has served as President and Chief Executive Officer of the Company since he was appointed as such during the bankruptcy proceedings of the Company’s predecessor (Stevens Financial Group, Inc.) in 2001.  He also served the Company as Chairman of the Board of Directors from December 19, 2002 through December 19, 2006.  From 1970 to 1981, Mr. Fenstermaker was employed by Citibank, NA in various management roles including Vice President-Controller, Vice President-Senior Field Officer in Panama and Vice President-Area Corporate Officer in San Juan, Puerto Rico.  From 1981 to 1985, he served as President and Chief Executive Officer for Albuquerque, New Mexico-based American Federal Savings and Loan.  From 1985 to 1991, Mr. Fenstermaker served as Executive Vice President and Chief Financial Officer of Citicorp Mortgage, Inc. in St. Louis, Missouri.  From 1991 to 1994, he was a Financial Consultant in Merrill Lynch & Co.’s Private Client Group.  From 1994 to 1998, he was employed as the Chief Operating Officer of Allsup, Inc., a national leader in the Medicare claims recovery business.  From 1999 to 2001, Mr. Fenstermaker served as Chief Financial Officer of Loansurfer.com LLC, a St. Louis-based Internet mortgage company.  Mr. Fenstermaker holds a B.S. in business administration from Bowling Green State University and an MBA from Xavier University.

Robert T. Chancellor.  Mr. Chancellor has served the Company as a Director since April 2003.  Mr. Chancellor retired from the U.S. Information Agency in 1998 after 26 years of service as a writer, editor, bureau chief and foreign correspondent.  Since his retirement, Mr. Chancellor has served in various capacities for a number of civic and charitable organizations in Springfield, Missouri.  In addition to serving on the Springfield City Council for five years, Mr. Chancellor served on the Mayor’s Commission for Civil Rights and the Gillioz Theater Preservation Board, and served as the Chairman of the Sertoma Building Corporation.  Mr. Chancellor is a graduate of Missouri State University.

Troy A. Compton.  Mr. Compton has served the Company as a Director since April 2003.  Mr. Compton retired from Montgomery Ward & Company in 1984 after 27 years of service, primarily in management roles.  From 1984 until 1990, Mr. Compton served as Vice President of Finance and Administration of Central Bible College, and from 1990 to 1992 served as President of W-W Manufacturing Co., Inc. where he led a reorganization of the company.  From 2000 to 2002, Mr. Compton served as Treasurer and as a board member of Way2Bid, Inc.  Mr. Compton is currently a co-owner of Compton Tax Service, a largely seasonal income tax preparation service based in Springfield, Missouri.  Mr. Compton also served in a volunteer capacity as Treasurer of the Assemblies of God Credit Union, formerly known as the General Council Credit Union, from 1986 until 2003.  Mr. Compton served on the Board of Directors of W W Capital Corporation, a publicly-traded manufacturer of livestock handling equipment, from 1987 to 2002.

Stephen J. Gore.  Mr. Gore was elected a Director of the Company in 2005.  He has served as President and Chief Executive Officer of NewGen Solutions, LLC, a Springfield, Missouri-based management consulting firm specializing in executive management consulting and board advisory services, since founding the firm in November 2000.  In 1990, Mr. Gore co-founded DT Industries, Inc., a publicly-traded global manufacturer of capital goods equipment.  Mr. Gore served DTI as President and Chief Executive Officer from 1990 until 2000, overseeing sales of $500 million and 3,000 employees.  Mr. Gore also served as Senior Vice President and Chief Financial Officer of Harris-Adacom Corporation from 1988 to 1990 and as Vice President Finance, Chief Financial Officer and Director of TechAmerica Group, Inc. from 1980 to 1988.  Mr. Gore, a United States Air Force veteran, is a Certified Public Accountant, holds a BSBA in Accounting and a BS in Computer Science, both from Missouri Western State College (now Missouri Western State University), and received an MBA from the Executive Fellow Program at Rockhurst University.

Vernon S. Schweigert.  Mr. Schweigert has served the Company as a Director since December 2002 and as Chairman of the Board of Directors since December 19, 2006.  In May 2001, Mr. Schweigert was appointed by the United States Bankruptcy Court for the District of Arizona to serve as Trustee of the bankruptcy estate of Stevens Financial Group, Inc., and served in that capacity, leading the reorganization under Chapter 11, until the case was closed by order of the bankruptcy court on December 13, 2004.  Mr. Schweigert has over twenty years experience as a consultant to the real estate development industry.  Mr. Schweigert has also served in various capacities, primarily as a trustee or consultant, to companies in or facing bankruptcy. In addition, Mr. Schweigert serves as Chief Restructuring Officer for Cardinal Communications, Inc., a public company that filed for bankruptcy in 2008. Mr. Schweigert holds an undergraduate degree from Illinois State University and an MBA from Arizona State University.

Thomas M. Holgate.  Mr. Holgate was named Senior Vice President of Operations for Freedom Financial Group in December 2007.  He is an eighteen year veteran of the consumer financial services industry who holds a BA degree in Finance from Augustana College, and an MBA from the University of Iowa.  His career began with American General Financial Group, where he held Branch Manager and District Manager positions from 1991 to 1999.  From 1999 – 2002 he co-created and managed a centralized collections operation for Wells Fargo Financial in Urbandale, IA.  In 2002 he was appointed Vice President of Operational Risk for Wells Fargo Financial subsidiaries in the United States, Canada, Puerto Rico & Central America, a position he held until 2006.  In 2006 he was named Vice President, Collections Operations for Wells Fargo Auto Finance, where he oversaw large scale centralized collections operations in multiple locations.

J. Kevin Maxwell. Mr. Maxwell was named the Company’s Chief Financial Officer and Treasurer in March 2008.  He also serves as, and has served as since 2003, the Company’s Controller.  Prior to joining Freedom Financial Group, he served 11 years in various capacities including Controller, and Vice-President and Chief Financial Officer for Hamra Enterprises, a restaurant, hotel, and real estate management company headquartered in Springfield, Missouri.  From 1989 to 1992 he was employed by BKD, LLP (then known as Baird, Kurtz, and Dobson), one of the largest CPA and advisory firms in the United States, where he held the position of Senior Accountant. Mr. Maxwell is a Certified Public Accountant and a graduate of Missouri State University.

ITEM 11.	EXECUTIVE COMPENSATION

The information required by this item is incorporated by reference to the Company’s proxy statement for the annual meeting of the stockholders to be held May 18, 2009.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item is incorporated by reference to the Company’s proxy statement for the annual meeting of the stockholders to be held May 18, 2009.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this item is incorporated by reference to the Company’s proxy statement for the annual meeting of the stockholders to be held May 18, 2009.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this item is incorporated by reference to the Company’s proxy statement for the annual meeting of the stockholders to be held May 18, 2009.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES»

Exhibit Number	Description

2.1	Corrected Trustee’s Amended Plan of Reorganization (1)
2.2	Disclosure Statement for Trustee’s Amended Plan of Reorganization (1)
3.1	First Amended and Restated Certificate of Incorporation (1)
3.1.1	Certificate of Amendment to Certificate of Incorporation (1)
3.1.2	Certificate of Amendment to Certificate of Incorporation (2)
3.2	Bylaws (1)
3.2.1	Amendment to Bylaws (1)
3.2.2	Amendment to Bylaws (2)
4.1	Amended and Restated Trust Agreement of Freedom Financial Group I Statutory Trust (1)
10.1	Employment Agreement with Jerald L. Fenstermaker (3)
10.2	Employment Agreement with Thomas M. Holgate (3)
10.3	Contract for the Sale of Real Estate (3)
10.4	Employment Agreement with Jerald L. Fenstermaker - Revised (4)
10.5	Employment Agreement with Thomas M. Holgate - Revised (4)
10.6	Management Compensation Plan (5)
14.1	Code of Ethics (6)
16.1	Letter Regarding Change in Certifying Accountant (7)

31.1	Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certifications of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

1)   Filed as an exhibit to the Company’s registration statement filed on Form 10-SB on May 2, 2005 (File Number 000-51286), and incorporated herein by reference.

2)  Filed as an exhibit to the Company’s Form 10-Q filed on November 6, 2008, and incorporated herein by reference.

3)  Filed as an exhibit to the Company’s Form 8-K filed on December 12, 2008, and incorporated herein by reference.

4)  Filed as an exhibit to the Company’s Form 8-K filed on December 18, 2008, and incorporated herein by reference.

5)  Filed as an exhibit to the Company’s Form 8-K filed on April 25, 2008, and incorporated herein by reference.

6) Filed as an exhibit to the Company’s Form 10-QSB filed on August 15, 2005, and incorporated herein by reference.

7)  Filed as an exhibit to the Company’s Form 8-K filed on August 17, 2007, and incorporated herein by reference.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM FINANCIAL GROUP, INC.

By:	/s/ Jerald L. Fenstermaker
Jerald L. Fenstermaker
President and Chief Executive Officer

Date: March 10, 2009

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Jerald L. Fenstermaker	Date: March 10, 2009
Jerald L. Fenstermaker
President, Chief Executive Officer, and Director
(Principal Executive Officer

/s/ J. Kevin Maxwell	Date: March 10, 2009
J. Kevin Maxwell
Treasurer and Chief Financial Officer
(Principal Financial Officer)

/s/ Thomas M. Holgate	Date: March 10, 2009
Thomas M. Holgate
Secretary and Vice President

/s/ Troy A. Compton	Date: March 10, 2009
Troy A. Compton
Director

/s/ Vernon S. Schweigert	Date: March 10, 2009
Vernon S. Schweigert
Director

/s/ Robert T. Chancellor	Date: March 10, 2009
Robert T. Chancellor
Director

/s/ Stephen J. Gore	Date: March 10, 2009
Stephen J. Gore
Director

FREEDOM FINANCIAL GROUP, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Freedom Financial Group, Inc.
Springfield, Missouri

We have audited the accompanying consolidated balance sheets of Freedom Financial Group, Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Freedom Financial Group, Inc. as of December 31, 2008 and 2007, and the results of its consolidated operations, stockholders’ equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Weaver and Martin, LLC

Kansas City, Missouri                     March 10, 2009

FREEDOM FINANCIAL GROUP, INC.
Consolidated Balance Sheets
December 31, 2008 and 2007

	2008	2007
Assets
Cash and cash equivalents	$2,145,436	$1,857,695
Finance receivables, net	15,938,361	9,677,815
Accrued interest receivable	184,807	124,980
Property and equipment, net	52,064	274,426
Deferred financing fees	296,337	76,365
Deferred origination costs	138,013	—
Other assets	351,647	17,861

Total assets	$19,106,665	$12,029,142

Liabilities and Stockholders’ Equity
Liabilities
Bank line of credit	$9,975,734	$1,503,567
Accounts payable	34,914	20,489
Accrued expenses	147,756	32,838
Accrued compensation costs	61,262	58,112
Other liabilities	22,126	51,381

Total liabilities	10,241,792	1,666,387

Commitments and Contingencies

Stockholders’ Equity

Common stock, $0.0001 par value; 36,000,000 shares authorized; 20,467,001 and 19,927,001 issued at December 31, 2008 and 2007, respectively; 20,462,543 and 19,922,543 outstanding at December 31, 2008 and 2007, respectively	2,047	1,993
Additional paid-in capital	13,882,347	13,802,873
Retained earnings (deficit)	(4,738,477)	(5,041,509)
Accumulated other comprehensive income (loss)	(280,651)	1,599,791
Treasury stock, at cost; 4,458 shares	(393)	(393)
Total stockholders’ equity	8,864,873	10,362,755
Total liabilities and stockholders’ equity	$19,106,665	$12,029,142

See Notes to Consolidated Financial Statements

FREEDOM FINANCIAL GROUP, INC.
Consolidated Statements of Operations
Years Ended December 31, 2008 and 2007

	2008	2007

Revenues
Interest income	$2,970,931	$2,675,752
Recovery of charged-off finance receivables	7,411	59,372
Other income	156,777	178,999

Total revenues	3,135,119	2,914,123

Interest Expense	745,805	265,177

Revenues after Interest Expense	2,389,314	2,648,946

Provision for Credit Losses	601,374	1,444,441

Net Revenues After Provision for Credit Losses	1,787,940	1,204,505

Operating Expenses	2,865,158	2,649,535

Operating Loss	(1,077,218)	(1,445,030)

Nonoperating Income, Other	1,380,250	—

Income (Loss) Before Income Taxes	303,032	(1,445,030)

Provision for Income Taxes	—	—

Net Income (Loss)	$303,032	$(1,445,030)

Basic and Diluted Income (Loss) Per Share	$0.01	$(0.07)

See Notes to Consolidated Financial Statements

FREEDOM FINANCIAL GROUP, INC.
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2008 and 2007

					Accumulated
	Common	Common	Additional		Other
	Stock	Stock	Paid-in	Retained	Comprehensive	Treasury
	Shares	Amount	Capital	Earnings	Income	Stock	Total
Balance, December 31, 2006	19,927,001	$1,993	$13,802,633	$(3,596,479)	$930,854	$—	$11,139,001
Net loss	—	—	—	(1,445,030)	—	—	(1,445,030)
Foreign currency translation adjustment	—	—	—	—	668,937	—	668,937
Comprehensive loss	—	—	—	—	—	—	(776,093)
Purchase of treasury stock	(139,458)	—	—	—	—	(12,303)	(12,303)
Stock Grant	135,000	—	240	—	—	11,910	12,150
Balance, December 31, 2007	19,922,543	$1,993	$13,802,873	$(5,041,509)	$1,599,791	$(393)	$10,362,755
Net income	—	—	—	303,032	—	—	303,032
Foreign currency translation adjustment	—	—	—	—	(280,651)	—	(280,651)
Comprehensive loss	—	—	—	—	—	—	22,381
Liquidation of subsidiary					(1,599,791)		(1,599,791)
Stock warrants issued	—	—	30,928	—	—	—	30,928
Stock Grants	540,000	54	48,546	—	—	—	48,600
Balance, December 31, 2008	20,462,543	$2,047	$13,882,347	$(4,738,477)	$(280,651)	$(393)	$8,864,873

See Notes to Consolidated Financial Statements

FREEDOM FINANCIAL GROUP, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2008 and 2007

	2008	2007
Operating Activities
Net income (loss)	$303,032	$(1,445,030)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	46,808	49,345
Provision for credit losses	601,374	1,444,441
Accretion of deferred contract purchase discounts	(339,038)	(375,055)
Recovery of charged-off finance receivables	858,499	716,421
Liquidation of subsidiary	(1,457,047)	—
Stock grant expense	48,600	12,150
Deferral of origination costs	(231,750)	—
Amortization of deferred financing fees	266,552	121,231
Amortization of deferred origination costs	94,393	—
Changes in
Other assets	155,985	14,376
Accounts payable and accrued expenses	172,901	(70,095)
Change in foreign exchange loss	(280,651)	—
Net cash provided by operating activities	239,658	467,784

Investing Activities
Purchase of finance receivables	(13,310,196)	(7,089,650)
Principal collected on finance receivables	5,659,872	6,096,335
Payments of dealer reserves	(15,534)	(25,543)
Payments of dealer holdbacks	(10,320)	(70,308)
Principal collected on notes receivable	—	6,212
Purchase of property and equipment	(71,433)	(6,742)
Purchase of employee relocation assets	(345,092)	—
Net cash used in investing activities	(8,092,703)	(1,089,696)

Financing Activities
Payment of investment banking and financing fees	(472,347)	(85,307)
Line of credit advances, net	8,488,920	1,084,258
Purchase of treasury stock	—	(12,303)
Net cash provided by financing activities	8,016,573	986,648
Effect of Exchange Rate Changes on Cash and Cash Equivalents	124,213	215,965
Net Increase in Cash and Cash Equivalents	287,741	580,701
Cash and Cash Equivalents, Beginning of Year	1,857,695	1,276,994
Cash and Cash Equivalents, End of Year	$2,145,436	$1,857,695

See Notes to Consolidated Financial Statements

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Freedom Financial Group, Inc. (FFG), and FFG’s wholly owned Canadian subsidiary, T.C.G. – The Credit Group Inc. (TCG), which collectively comprise a single reporting segment, the “Company.” The Company’s investment in TCG was liquidated in May 2008.  See Note 11, Discontinued Foreign Operations, for further discussion of the liquidation of TCG. All significant intercompany transactions have been eliminated in consolidation.

In accordance with the American Institute of Certified Public Accountants’ Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (SOP 90-7), the Company adopted fresh start reporting as of January 1, 2003, the effective date of the Plan of Reorganization.

The consolidated financial statements include the accounts of Freedom Financial Group, Inc. (FFG), successor by merger to Stevens Financial Group, Inc. (SFG), and FFG’s wholly owned Canadian subsidiary, T.C.G. – The Credit Group Inc. (TCG), formerly Sinclair Credit Group Co., both of which collectively comprise a single reporting segment, the “Company.”  All significant intercompany transactions have been eliminated in consolidation.

On March 19, 2001, Stevens Financial Group, Inc. filed a petition in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”) for relief under Chapter 11 of Title 11 of the United States Code (the “Code”).  SFG’s Amended Plan of Reorganization dated October 30, 2001 (the “Plan” or “Plan of Reorganization”), was confirmed by order of the Bankruptcy Court on March 14, 2002.

In accordance with the American Institute of Certified Public Accountants’ Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (SOP 90-7), the Company adopted fresh start reporting as of January 1, 2003, the effective date of the Plan of Reorganization.  See the Company’s Registration Statement on Form 10-SB/A (second amendment), filed with the United States Securities and Exchange Commission on September 28, 2005, for additional information with respect to the bankruptcy proceedings of the Company’s predecessor.

Nature of Operations

FFG, a Delaware corporation formed in 2001, is a specialized consumer finance company.  FFG buys automobile-secured finance receivables, typically at a discount, originated by others through a point of sale program with a network of independent automobile dealerships in Missouri, Kansas, Illinois, Oklahoma, Indiana and Tennessee.  FFG services all of the finance receivables it acquires and holds them until maturity. The Company may, if circumstances warrant, package and sell groups of these receivables without recourse to third parties and without retaining the servicing rights thereon.  As of December 31, 2008, FFG has not identified any receivables that it intends to sell

The makers of the finance receivables purchased by the Company typically have limited or no access to traditional sources of consumer credit due to past negative credit history, limited or unstable employment history, the inability to make sufficient down payments or other negative factors typically evaluated in the credit granting process.  As a result, finance receivables acquired by the Company are generally considered to have a higher risk of default and loss than those typically held in the portfolios of commercial banks, credit unions and similar institutions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results could differ from those estimates.

A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for credit losses.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.  Cash equivalents consist of overnight repurchase agreements, certificates of deposit, and commercial paper.  The Company’s cash and cash equivalents not covered by federal deposit insurance totaled $1,063,517 and $1,629,420 as of December 31, 2008 and 2007, respectively.

Finance Receivables

Finance receivables are reported at their outstanding principal balances adjusted for unamortized purchase discounts and an allowance for credit losses.  Discounts on purchased finance receivables are recognized as income over the respective contractual terms using methods that approximate the interest method.

The Company accrues interest on all loans until they become more than 90 days contractually past due or unless the collateral securing the loan has been designated for repossession, at which time all accrued interest is reversed.

FFG owns a portfolio of delinquent finance receivables which the Company purchased prior to March 19, 2001, and all of which were charged off prior to January 1, 2003.  The Company continues to pursue collection of these accounts on a limited basis and recognizes all amounts recovered as income when received.  Collections of $7,411 and $59,372 were made on these receivables during the years ended December 31, 2008 and 2007, respectively.

Allowance for Credit Losses

The Company maintains an allowance for credit losses at an amount it believes is adequate to absorb reasonably estimable probable losses in its portfolio of finance receivables.  The Company’s management evaluates the adequacy of the allowance for credit losses on a regular basis.  This evaluation is based on a review of various quantitative and qualitative analyses.  Quantitative analyses include the review of all loans charged-off by asset class, static pool analysis by month of acquisition and by dealer, review of delinquency trends and analysis of the historical cumulative losses in the portfolio.  Other quantitative analyses include a review of the current delinquency ratios and an analysis of the relative size of each asset class in relation to historical amounts.  Qualitative analyses include an assessment of prevailing and anticipated economic conditions, trends in average borrower credit scores and trends in the percentage of balances recovered through sale of collateral.  The analysis of the adequacy of the allowance for credit losses is dependent upon effective quantitative and qualitative analyses, some of which are inherently subjective as they require estimates that are susceptible to significant revision as more information becomes available.

Due to the homogeneous nature of the contracts in the Company receivables portfolio, we do not provide a specific valuation allowance against any individual contract receivable.  We provide a general valuation allowance to each asset class which is determined by applying various factors to the outstanding contract receivable balances in each class.  Each class is subject to certain risk elements including collateral value in relation to contract balance, average remaining length of contract and inherent susceptibility to adverse economic conditions.

The allowance is increased through provisions for credit losses charged against earnings.

Finance receivables are charged to the allowance for credit losses when they become more than 120 days contractually past due or sooner if the collateral is at risk or abandoned, at management discretion, unless the collateral securing the loan has been 1) designated for repossession or 2) has been repossessed but not yet sold.  A loan for which the collateral has been repossessed is charged off at the time the recovery proceeds from the collateral liquidation are received.  With the exception of recoveries of FFG receivables charged off prior to January 1, 2003, subsequent recoveries of finance receivables previously charged against the allowance for credit losses are credited back to the allowance for credit losses when received.

Because the Company’s portfolio of finance receivables is primarily comprised of homogenous accounts with relatively small balances, management does not separately identify finance receivables for impairment.  Management evaluates the portfolio in its entirety for impairment.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation.  Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.  Estimated useful lives are 2 to 8 years for computers, office equipment and software, and 3 to 8 years for furniture and fixtures.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  When events or changes in circumstances indicate an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of the asset.  If the sum of the expected undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized.  The impairment loss is recognized by measuring the difference between the carrying value of the assets and the estimated fair value of the assets.  The Company’s estimates of fair values are based on the best information available and require the use of estimates, judgments and projections as considered necessary.  The actual results may vary significantly.  No impairment losses have been recorded in 2008 or 2007.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities.  A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Other Income

Loan fee income consists primarily of late payment fees, returned check charges and ACH processing fees, none of which individually comprise more than 5% of our total revenues.  The Company recognizes items of loan fee income as income when received.

Foreign Currency Translations

Canadian assets and liabilities are translated into the U.S. dollar at exchange rates as of the balance sheet date.  Revenues and expenses are translated into the U.S. dollar at average rates of exchange in effect during the year.  The resulting cumulative translation adjustments have been recorded in accordance with the provisions of SFAS No. 52, Foreign Currency Translation and are shown within accumulated other comprehensive income.

Earnings Per Share

Earnings per share have been computed based upon the weighted average common shares outstanding during the year.  Diluted earnings per share is computed using the weighted average common shares and all potentially dilutive common shares outstanding during the year.

Reclassifications

Certain reclassifications have been made to the December 31, 2007, financial statements to conform to the December 31, 2008, financial statement presentation.  These reclassifications had no effect on net earnings.

Note 2:	Finance Receivables and Allowance for Credit Losses

Finance receivables consist of the following at December 31, 2008 and 2007:

	2008	2007

Automobiles	$16,841,865	$9,514,608
Other	466,626	1,348,009

Total finance receivables	17,308,491	10,862,617

Less
Unearned discount	730,331	373,426
Allowance for credit losses	639,799	811,376

	1,370,130	1,184,802

Net finance receivables	$15,938,361	$9,677,815

Approximately 6% and 23% of the above finance receivables as of December 31, 2008 and 2007, respectively, are Canadian in origin.

Amounts contractually receivable (including principal and interest) under our finance receivables at December 31, 2008, were as shown in the following table.  The Company expects our actual collections to differ significantly from the amounts presented below as a result of prepayments, delinquent payments, partial payments and nonpayments.

2009	$7,676,100
2010	6,750,470
2011	5,449,826
2012	3,304,356
2013	638,724
$23,819,477

Activity in the allowance for credit losses related to finance receivables for the years ended December 31, 2008 and 2007 was as follows:

	2008	2007

Balance, beginning of period	$811,376	$720,967
Provision charged to expense	601,374	1,444,441
Losses charged off	(1,610,077)	(2,101,948)
Recoveries of previously charged-off amounts	858,499	715,086
Effect of foreign currency translation	(21,373)	32,830

Balance, end of period	$639,799	$811,376

The Company’s nonearning finance receivables totaled $131,545 and $278,955 at December 31, 2008 and 2007, respectively.  The Company provided an allowance for credit losses related to these receivables of $118,390 and $235,681, respectively, at December 31, 2008 and 2007.

Note 3:	Property and Equipment

Major classifications of property and equipment are as follows at December 31, 2008 and 2007:

	2008	2007

Computer and office equipment	$101,731	$152,581
Software	125,921	99,781
Furniture and fixtures	29,358	39,444
Land and building	—	277,067
	257,010	568,873
Less accumulated depreciation	204,946	294,447

Net property and equipment	$52,064	$274,426

Note 4:	Bank Line of Credit

On January 31, 2008, the Company entered into a Revolving Credit Loan and Security Agreement (“the Loan Agreement”) with ReMark Lending Co. a division of ReMark Capital Group, LLC. for a line of credit of up to $15,000,000.  At the closing, which occurred on the same date, the Company executed and delivered to the Lender a promissory note in the principal amount of $15,000,000, bearing interest at the greater of 6.00% or prime rate, plus 2.00%, adjusted daily. The maximum loan amount is limited to the Maximum Average Advance Rate scale as specified in the Loan Agreement.  The initial Maximum Average Advance Rate of 45% of eligible receivables will increase incrementally each quarter until February, 2009 when the rate for the remaining term of the loan becomes 80% of eligible receivables. The Loan Agreement also contains a Minimum Utilization Percentage which mandates a minimum outstanding balance required under the facility.  The initial Minimum Utilization Percentage of 20% increased incrementally through August 2008 when the minimum required utilization became 50% of the facility for the remaining term of the loan. Under the terms of the Note, the Company is required to make monthly payments of interest, fees, and principal (if a borrowing base deficiency with respect to principal exists), with the entire principal balance and accrued interest due January 2010.  The amount due under the Note may be accelerated upon a default by the Company, which includes failure to make a payment when it is due.  As security for the Note, the Company granted the Lender a security interest in all assets of the Company.  The Company’s previously outstanding line of credit balance with Heartland Bank was paid in full with the initial proceeds of the line.

The loan agreement contains covenants, among others, that 1) require the Company to maintain a minimum net worth of $7,500,000 as of the end of each fiscal quarter, 2) restrict the Company’s ability to declare or pay dividends, and 3) limit the amount of capital expenditures the Company can incur in any fiscal year.  The Company was not in violation of any of the loan agreement covenants as of December 31, 2008.

The Company incurred fees payable to its investment banking firm, its attorneys, and ReMark totaling $546,704 in connection with consummating the line of credit loan agreement.  These fees were recorded as deferred financing fees when paid and are being amortized to interest expense over the 24 month term of the loan agreement on a straight-line basis.

In connection with the Loan Agreement, the Company entered into an agreement to issue to the Lender at the time of or before the second borrowing on the line occurred, warrants to purchase 700,000 shares of common stock for five years at an exercise price of $0.35 per share. Pursuant to this agreement the warrants were issued on February 22, 2008. The warrants were valued at $30,929 using the Black-Scholes method adjusted by a liquidity valuation allowance applied due to the limited trading of the Company’s common stock.  See Note 6, Common Stock and Common Stock Warrants.

Note 5:	Income Taxes

We adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”) on January 1, 2007.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our consolidated financial statements.  Our evaluation was performed for the tax years ended December 31, 2004, 2005, 2006 and 2007, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2008.

We may from time to time be assessed interest or penalties by tax jurisdictions, although any such assessments historically have been minimal and immaterial to our financial results.  In the event we have received an assessment for interest or penalties, it has been classified in the financial statements as provision for income taxes.

The provision for income taxes for the years ended December 31, 2008 and 2007, includes these components:

	2008	2007

Taxes currently payable	$—	$—
Deferred income taxes	—	—

Income tax expense	$—	$—

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense for the years ended December 31, 2008 and 2007, is shown below:

	2008	2007

Computed at the statutory rate (34%)	$103,031	$(491,310)
Increase (decrease) resulting from
State income taxes	12,730	(43,629)
Changes in the deferred tax asset valuation allowance	(112,270)	401,910
(Income) loss from foreign subsidiary	—	130,182
Nondeductible expenses and other	(3,491)	2,847

Actual tax expense	—	—

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets as of December 31, 2008 and 2007, were:

	2008	2007

Deferred tax assets
Accrued compensated absences	$7,538	$5,012
Property and equipment	25,668	33,797
Allowance for credit losses	243,124	254,684
Net operating loss carryforwards	11,016,522	11,116,629

Net deferred tax asset before valuation allowance	11,292,852	11,410,122

Valuation allowance
Beginning of period	11,410,122	11,008,212
Increase (decrease) during the period	(117,270)	401,910

Ending balance	11,292,852	11,410,122

Net deferred tax asset	$—	$—

As of December 31, 2008, the Company had approximately $30,000,000 of net operating loss carryforwards available to offset future federal income taxes.  The carryforwards expire in 2021 through 2028.

Note 6:	Common Stock and Common Stock Warrants

As of December 31, 2008 warrants to purchase shares of the Company’s common stock were outstanding as follows:

Number of	Exercise
Shares	Price	Expiration
436,778	$0.63	2011
291,185	$0.70	2011
700,000	$0.35	2013

See Note10, Stock-Based Compensation for information regarding shares of common stock granted to the Company’s management and directors.

Note 7:	Commitments and Contingencies

The Company had outstanding commitments to purchase finance receivables totaling $622,451 as of December 31, 2008.  These commitments generally expire 20 days after they are issued if unused.  Typically, the Company typically funds between 20% and 30% of these commitments.

The Company’s agreement with its investment banking firm required the Company to pay total aggregate transaction fees of not less than $300,000.  As of December 31, 2007 the Company had paid its investment bankers fees totaling $45,000.  An additional $10,000 in fees was paid in January, 2008 and the amount remaining was paid in full on January 31, 2008 upon consummation of the financing transaction with ReMark Lending Co.

The Company is obligated under a noncancelable operating lease for its premises with a term of 60 months.  Rental expense for this lease was $45,761 and $42,750 for the years ended December 31, 2008 and 2007, respectively.  Future minimum payments under this lease as of December 31, 2008 are:

2009	$48,875
2010	48,875
2011	48,875
2012	48,875
2013	28,511
Total	$224,011

Certain officers of the Company hold a total of 1,529,583 shares of the Company’s common stock, all or a portion of which, the Company may be required to re-purchase, at the option of the officers upon the occurrence of certain events, which the Company believes are not probable at this time, at a price per share ranging from 90% to 100% of the common stock’s fair market value.  The specific terms concerning these options and the repurchase of the common stock are set forth in the following documents:  Management Shareholders Agreement filed as an exhibit to the Company’s Form 8-K filed on August 17, 2007; and Management Shareholder’s Agreement filed as an exhibit to the Form 8-K filed on December 20, 2007 by the Company.

Note 8:	Earnings Per Share

Basic earnings per share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued.  Since the effect of converting the common stock warrants discussed in Note 6, Common Stock and Common Stock Warrants would be anti-dilutive for the years ended December 31, 2008 and 2007, basic and diluted loss per share amounts are based on the weighted average number of common shares outstanding.

Earnings per share for the years ended December 31, 2008 and 2007, was computed as follows:

	2008	2007

Net income (loss)	$303,032	$(1,445,030)

Weighted average shares	20,297,297	19,874,103

Per share amount	$0.01	$(0.07)

Note 9:	Operating Expenses

The components of operating expenses for the years ended December 31, 2008 and 2007, are as follows:

	2008	2007

Salaries and benefits	$1,728,064	$1,547,576
Professional fees	322,157	368,304
Information services	271,988	91,350
Insurance	170,664	161,156
Deferral of origination costs	(232,475)	—
Other	604,760	481,149

	$2,865,158	$2,649,535

Note 10:	Stock-Based Compensation

On August 16, 2007, the Company entered into a Management Stockholders Agreement with Jerald L. Fenstermaker, concerning the shares of Company common stock he then owned.  This agreement superseded, rescinded and terminated all prior agreements the Company had with him regarding his shares of Company common stock.  This agreement imposed certain conditions and restrictions on the shares, but most of these conditions and restrictions were satisfied when the Company’s $15.0 million line of credit financing transaction was finalized on January 31, 2008.  See Note 4, Bank Line of Credit, for further discussion regarding the financing transaction.  The Company determined that in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share Based Payment” (“FASB Statement No. 123(R)”), no incremental compensation cost resulted from entering into the Management Stockholders Agreement, and therefore the Company did not recognize any compensation expense for this event.

In connection with his appointment as the Company’s Senior Vice President, on December 17, 2007, the Company granted to Thomas Holgate 135,000 shares of its common stock and entered into a Management Stockholder Agreement with Mr. Holgate.  The agreement with Mr. Holgate is substantially the same as the Company’s agreement with Mr. Fenstermaker described above, including the conditions and restrictions on his shares, and likewise most of the conditions and restrictions on Mr. Holgate’s shares were satisfied when the Company’s financing transaction was finalized on January 31, 2008.  The Company determined in accordance with FASB Statement No. 123(R) that the value of Mr. Holgate’s shares was $12,150 at the time they were granted, and therefore the Company recognized this amount as compensation expense for this event.

In connection with the Company appointing J. Kevin Maxwell as its Treasurer and Chief Financial Officer on April 21, 2008, the Company granted Mr. Maxwell 100,000 shares of its common stock.  This grant was not made subject to any contractual conditions or restrictions.

Additionally, on April 21, 2008, the Company entered into a Management Compensation Plan with its executive officers, Jerald L. Fenstermaker, Thomas Holgate and J. Kevin Maxwell, pursuant to which these executive officers were granted 200,000, 100,000 and 100,000 shares, respectively, of the Company’s common stock.  These shares of stock were considered fully vested when granted, but 50% of the shares granted are subject to forfeiture if the Company does not achieve the full year’s operating income for 2008 according to the Company’s board-approved 2008 operating budget, and an additional 50% of the shares granted are subject to forfeiture if the Company does not achieve the full year’s operating income for 2009 according to the board-approved 2009 operating budget.  The plan also provides for performance-based cash compensation incentives.

On April 21, 2008, in connection with a new compensation arrangement for the Company’s independent directors (i.e. all directors other than Jerald L. Fenstermaker), the Company also granted 10,000 shares to each of its four independent directors.  Each director’s shares are subject to forfeiture if the director does not continue his service as a Company director through March 31, 2009.

The Company determined in accordance with FASB Statement No. 123(R) that the value of all the shares granted to executive officers and directors on April 21, 2008, was $48,600 at the time they were granted, and therefore the Company recognized this amount as compensation expense for these events.

Note: 11	Discontinued Foreign Operations

Prior to May 2008, the Company’s foreign operations, all of which are in Canada, had been conducted through its wholly owned subsidiary, T.C.G. – The Credit Group Inc. (“TCG”), based in Winnipeg, Manitoba. In May 2008, TCG ceased originating new loan purchases and the Company purchased the outstanding receivables of TCG. The Company began servicing the Canadian receivables from its location in the United States, and intends to service them until they are fully collected. The remaining assets of TCG were sold and the Company’s investment in the subsidiary and accumulated foreign exchange gains were liquidated.  As a result of the liquidation the Company recognized a $1,380,250 gain in the quarter ended June 30, 2008. Total revenues, loss before taxes, and net loss from foreign operations for the years ended December 31, 2008 and 2007, respectively, were as shown below.

	2008	2007

Total revenues	$524,086	$834,048

Income (loss) before income taxes	$265,714	$(382,889)

Net income (loss)	$265,714	$(382,889)

Basic and diluted earnings (loss) per share	$0.01	$(0.02)

Note 12:	Additional Cash Flow Information

The Company made cash interest payments totaling $172,055 and $132,801 during the years ended December 31, 2008 and 2007, respectively.

 The Company made no cash payments for income taxes during the years ended December 31, 2008 and 2007.

Note 13:	Disclosures About Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s financial instruments as of December 31, 2008 and 2007.  The fair values of certain of these instruments were calculated by discounting expected cash flows, which involves significant judgments by management and uncertainties.  Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

	Carrying	Approximate
	Amount	Fair Value

December 31, 2008
Financial assets
Cash and cash equivalents	2,145,436	2,145,436
Finance receivables, net	15,938,361	17,319,405
Interest receivable	184,807	184,807

Financial liabilities
Bank line of credit	9,975,734	9,975,734
Trade accounts payable	34,914	34,914
Commitments to purchase finance receivables	—	—

December 31, 2007
Financial assets
Cash and cash equivalents	1,857,695	1,857,695
Finance receivables, net	9,677,815	10,247,317
Interest receivable	124,980	124,980

Financial liabilities
Bank line of credit	1,503,567	1,503,567
Trade accounts payable	20,489	20,489
Commitments to purchase finance receivables	—	—

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Finance Receivables

The fair value of finance receivables is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  Loans with similar characteristics were aggregated for the purposes of the calculations.

Interest Receivable

The carrying amount approximates fair value.

Bank Line of Credit

The fair value of the line of credit is estimated using the current rate at which similar lines of credit could be obtained by borrowers with similar credit ratings as our own and for the same remaining maturity.

Trade Accounts Payable

The carrying amount approximates fair value.

Commitments to Purchase Finance Receivables

The fair value of commitments to purchase finance receivables is estimated using the fees currently charged to enter into similar agreements taking into account the difference between current levels of interest rates and the committed rates and the remaining terms of the commitments.

Note 14:	Significant Estimates

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates.  Significant estimates made by management affecting the consolidated financial statements include:

Allowance for Credit Losses

As described in Note 1, Nature of Operations and Summary of Significant Accounting Policies, the Company provides an allowance for credit losses on its finance receivables.  Because of the Company’s limited operating history since emerging from bankruptcy and the inherently high credit risk associated with many of the Company’s finance receivables, actual credit losses may differ materially from the Company’s estimates in the near term.

Note 15:	Concentration of Credit Risk

The Company has consumer finance receivables secured by automobiles or consumer goods originally acquired from a network of dealers in six states and five Canadian provinces.  The Company has not purchased more than 8% of its installment contracts from any one customer, and limits financing to one vehicle per borrower household. The makers of the finance receivables purchased by the Company typically have limited or no access to traditional sources of consumer credit due to past negative credit history, limited or unstable employment history, the inability to make sufficient down payments or other negative factors typically evaluated in the credit granting process.  As a result, finance receivables acquired by the Company are generally considered to have a higher risk of default and loss than those typically held in the portfolios of commercial banks, credit unions and similar institutions.

Note 16:	Recent Accounting Developments

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements.  SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  Under SFAS 157, fair value measurements would be separately disclosed by level within the fair value hierarchy.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted.  Management believes the adoption of this pronouncement will not have a material impact on the Company’s consolidated financial statements.

In September 2006, the United States Securities and Exchange Commission (the “SEC”) staff issued Staff Accounting Bulletin No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB 108 requires that public companies utilize a “dual-approach” to assessing the quantitative effects of financial misstatements.  This dual approach includes both an income statement focused assessment and a balance sheet focused assessment.  The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after November 15, 2006.  The adoption of this pronouncement did not have a material impact on the Company’s consolidated financial statements.

We adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”) on January 1, 2007.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of SFAS No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term objectives for accounting for financial instruments.  SFAS No. 159 is effective for our fiscal year beginning January 1, 2008.  We are in the process of evaluating this statement, but do not expect that the adoption of SFAS No. 159 will have a material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 (a) amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and the deconsolidation of a subsidiary; (b) changes the way the consolidated income statement is presented; (c) establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation; (d) requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated; and (e) requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary.  The accounting provisions of SFAS 160 must be applied prospectively the presentation and disclosure requirements must be applied retrospectively to provide comparability in the financial statements.  Early adoption is prohibited.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company is evaluating the impact of adopting this new accounting principle on its consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations—a replacement of FASB No. 141 (“SFAS 141(R)”).  SFAS 141(R) requires (a) a company to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at fair value as of the acquisition date; and (b) an acquirer in preacquisition periods to expense all acquisition-related costs, among various other modifications to SFAS No. 141.  SFAS 141(R) requires that any adjustments to an acquired entity’s deferred tax asset and liability balance that occur after the measurement period be recorded as a component of income tax expense.  This accounting treatment is required for business combinations consummated before the effective date of SFAS No. 141(R) (non-prospective), otherwise SFAS 141(R) must be applied prospectively. The presentation and disclosure requirements must be applied retrospectively to provide comparability in the financial statements.  Early adoption is prohibited.   SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The impact of this standard is dependent upon the level of future acquisitions, if any.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS 161”).  SFAS 161 requires companies to provide qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions.  The statement also requires companies to disclose more information about the location and amounts of derivative instruments in financial statements; how derivatives and related hedges are accounted for under SFAS 133, Accounting for Derivative Instruments and Hedging Activities; and how the hedges affect the entity’s financial position, financial performance and cash flows.  SFAS 161 is effective for periods beginning after November 15, 2008.  The Company has not entered into any transactions requiring disclosure under SFAS 161.

 In April 2008, the FASB issued Staff Position FAS No. 142-3, Determination of the Useful Life of Intangible Assets (“FAS 142-3”).  FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  The objective of the FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R).  FAS 142-3 is effective for fiscal years beginning after December 15, 2008.  Early application is not permitted.  The Company is evaluating the impact of adopting this new accounting principle on its consolidated financial position, results of operations and cash flows.

On November 14, 2008, the Securities and Exchange Commission (“SEC”) issued its long-anticipated proposed International Financial Reporting Standards (“IFRS”) roadmap outlining milestones that, if achieved, could lead to mandatory transition to IFRS for U.S. domestic registrants starting in 2014.  IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (IASB).  Under the proposed roadmap, the Company could be required to prepare financial statements in accordance with IFRS, and the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS for U.S. domestic registrants.  Management is currently assessing the impact that this potential change would have on the Company’s consolidated financial statements, and will continue to monitor the development of the potential implementation of IFRS.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒      QUARTERLY REPORT UNDER SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2009

☐       TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from _____________ to ______________
Commission file number __________________________________

FREEDOM FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-1647559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3058 East Elm Street, Springfield, Missouri  65802

(Address of principal executive offices) (Zip Code)

(417) 886-6600

(Registrant’s  telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.                Yes ☒      No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
                                                                                                                                                            Yes ☐ No ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐   No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

As of August 7, 2009 20,462,543 shares of Common Stock, $0.0001 par value were outstanding.

PART I.  - FINANCIAL INFORMATION

ITEM 1.             Financial Statements

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Freedom Financial Group, Inc.
Springfield, Missouri

We have reviewed the accompanying consolidated balance sheet of Freedom Financial Group, Inc. as of June 30, 2009, and the related consolidated statement of operations for the three-month and six-month periods ended June 30, 2009 and stockholders’ equity and cash flows for the six-month period ended June 30, 2009.  These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 10, 2009, we expressed an unqualified opinion on those consolidated financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2008 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Weaver & Martin, LLC

Kansas City, Missouri
August 7, 2009

FREEDOM FINANCIAL GROUP, INC.
Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$2,209,161	$2,145,436
Finance receivables, net	17,927,188	15,938,361
Accrued interest receivable	192,893	184,807
Property and equipment, net	44,470	52,064
Deferred financing fees	197,323	296,337
Deferred origination costs	175,702	138,013
Other assets	21,100	351,647

Total assets	$20,767,837	$19,106,665

Liabilities and Stockholders’ Equity
Liabilities
Bank line of credit	$12,033,466	$9,975,734
Accounts payable	9,924	34,914
Accrued expenses	116,491	147,756
Accrued compensation costs	62,128	61,262
Other liabilities	31,918	22,126

Total liabilities	12,253,927	10,241,792

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.0001 par value; 36,000,000 shares authorized; 20,467,001 shares issued; and 20,462,543 shares outstanding	2,047	2,047
Additional paid-in capital	13,882,347	13,882,347
Retained earnings (deficit)	(5,122,545)	(4,738,477)
Accumulated other comprehensive loss	(247,546)	(280,651)
Treasury stock, at cost; 4,458 shares	(393)	(393)
Total stockholders’ equity	8,513,910	8,864,873
Total liabilities and stockholders’ equity	$20,767,837	$19,106,665

See Notes to Consolidated Financial Statements.

FREEDOM FINANCIAL GROUP, INC.
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Revenues
Interest income	$1,053,766	$649,990	$2,027,557	$1,272,912
Other income	40,079	43,367	80,085	83,495

Total revenues	1,093,845	693,357	2,107,642	1,356,407

Interest Expense	311,745	173,834	596,808	277,039

Revenues after Interest Expense	782,100	519,523	1,510,834	1,079,368

Provision for Credit Losses	322,749	108,794	679,605	140,414

Net Revenues After Provision for Credit Losses	459,351	410,729	831,229	938,954

Operating Expenses	550,811	721,915	1,215,297	1,424,469

Operating Loss	(91,460)	(311,186)	(384,068)	(485,515)

Gain on Liquidation of Subsidiary	-	1,380,250	-	1,380,250

Net Income (Loss) Before Income Taxes	(91,460)	1,069,064	(384,068)	894,735

Provision for Income Taxes	-	-	-	-

Net Income (Loss)	$(91,460)	$1,069,064	$(384,068)	$894,735

Basic and Diluted Income (Loss) Per Share	$0.00	$0.05	$(0.02)	$0.04

See Notes to Consolidated Financial Statements.

FREEDOM FINANCIAL GROUP, INC.
Consolidated Statements of Stockholders’ Equity
Unaudited

					Accumulated
		Common	Additional		Other
	Common	Stock	Paid-in	Retained	Comprehensive	Treasury
	Stock Shares	Amount	Capital	Earnings	Income	Stock	Total
Balance, December 31, 2007	19,922,543	$1,993	$13,802,873	$(5,041,509)	$1,599,791	$(393)	$10,362,755
Net income	—	—	—	303,032	—	—	303,032
Foreign currency translation adjustment	—	—	—	—	(280,651)	—	(280,651)
Comprehensive income	—	—	—	—	—	—	22,381
Liquidation of subsidiary					(1,599,791)		(1,599,791)
Stock warrants issued	—	—	30,928	—	—	—	30,928
Stock Grant	540,000	54	48,546	—	—	—	48,600
Balance, December 31, 2008	20,462,543	$2,047	$13,882,347	$(4,738,477)	$(280,651)	$(393)	$8,864,873
Net loss	—	—	—	(384,068)	—	—	(384,068)
Foreign currency translation adjustment	—	—	—	—	33,105	—	33,105
Comprehensive loss	—	—	—	—	—	—	(350,963)

Balance, June 30, 2009	20,462,543	$2,047	$13,882,347	$(5,122,545)	$(247,546)	$(393)	$8,513,910

See Notes to Consolidated Financial Statements.

FREEDOM FINANCIAL GROUP, INC.
Consolidated Statements of Cash Flows
Unaudited

	For the Six Months Ended
	June 30,
	2009	2008
Operating Activities
Net income (loss)	$(384,068)	$894,735
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	17,516	24,040
Provision for credit losses	679,605	140,414
Accretion of deferred contract purchase discounts	(205,597)	(155,384)
Recovery of charged-off finance receivables	506,422	530,871
Liquidation of subsidiary	-	(1,457,047)
Stock grant expense	-	48,600
Deferral of origination costs	(121,151)	(64,216)
Amortization of deferred financing fees	144,504	122,048
Amortization of deferred origination costs	83,462	15,889
Changes in
Other assets	(43,402)	(45,541)
Accounts payable and accrued expenses	(56,953)	107,837
Net cash provided by operating activities	620,338	162,246
Investing Activities
Purchase of finance receivables	(5,887,966)	(4,848,786)
Principal collected on finance receivables	2,973,594	2,887,185
Purchase of property and equipment	(9,922)	(58,335)
Sale of Relocation Asset	360,728	-

Net cash used in investing activities	(2,563,566)	(2,019,936)
Financing Activities
Deferred financing costs	(37,757)	(472,347)
Line of credit advances, net	2,050,000	2,422,760
Net cash provided by financing activities	2,012,243	1,950,413
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(5,290)	(130,625)
Net Increase (Decrease) in Cash and Cash Equivalents	63,725	(37,902)
Cash and Cash Equivalents, Beginning of Period	2,145,436	1,857,694
Cash and Cash Equivalents, End of Period	$2,209,161	$1,819,792

See Notes to Consolidated Financial Statements.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

FREEDOM FINANCIAL GROUP, INC.

Notes to Consolidated Financial Statements

Unaudited

Note 1:	General

The accompanying unaudited consolidated financial statements of Freedom Financial Group, Inc. (“FFG” or the “Company”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for reporting on Form 10-Q.  Accordingly, certain information and footnotes required by generally accepted accounting principles for complete financial statements have been omitted.  The consolidated balance sheet of the Company as of December 31, 2008 has been derived from the audited consolidated balance sheet of the Company as of that date.  These interim statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2008 and notes thereto included in the Company’s Form 10-K filed with the SEC on March 10, 2009.

The information contained herein reflects all adjustments that, in the opinion of management, are necessary to make the financial statements not misleading.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Note 2:	Basis of Presentation

The consolidated financial statements include the accounts of FFG, FFG’s wholly owned subsidiary, Freedom Financial Auto Receivables, LLC (FFAR), and FFG’s wholly owned Canadian subsidiary, T.C.G. – The Credit Group Inc. (TCG), which collectively comprised a single reporting segment, the “Company.” The Company’s investment in TCG was liquidated in May 2008.  See Note 10, Discontinued Foreign Operations, for further discussion of the liquidation of TCG. All significant intercompany transactions have been eliminated in consolidation.

Note 3:	Finance Receivables and Allowance for Credit Losses

Finance receivables consist of the following at June 30, 2009 and December 31, 2008, respectively:

	2009	2008

Automobiles	$19,322,353	$16,841,865
Other	268,780	466,626

Total finance receivables	19,591,133	17,308,491

Less
Unearned discount	901,574	730,331
Allowance for credit losses	762,371	639,799

	1,663,945	1,370,130
Net finance receivables	$17,927,188	$15,938,361

Approximately 3% and 6% of the above finance receivables as of June 30, 2009 and December 31, 2008, respectively, are Canadian in origin.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Amounts contractually receivable (including principal and interest) under our finance receivables at June 30, 2009, were as shown in the following table.  The Company expects our actual collections to differ significantly from the amounts presented below as a result of prepayments, delinquent payments, partial payments and nonpayments.

2009	4,407,550
2010	8,227,299
2011	7,106,679
2012	5,167,355
2013	1,781,843
2014	16,777
Total	$26,707,503

Activity in the allowance for credit losses related to finance receivables for the three and six months ended June 30, 2009 and 2008 was as follows:

	Three Months Ended		Six Months Ended June
	June 30,		30,
	2009	2008	2009	2008

Balance, beginning of period	$685,217	$650,213	$639,799	$811,376
Provision charged to expense	322,749	108,794	679,605	140,414
Losses charged off	(514,848)	(259,455)	(1,066,449)	(801,038)
Recoveries of previously charged-off amounts	263,664	175,488	506,422	530,871
Effect of foreign currency translation	5,589	900	2,994	(5,683)

Balance, end of period	$762,371	$675,940	$762,371	$675,940

The Company’s nonearning finance receivables totaled $161,458 at June 30, 2009.  The Company provided an allowance for credit losses related to these receivables of $145,312.

Note 4:	Bank Line of Credit

On January 31, 2008, the Company entered into a Revolving Credit Loan and Security Agreement (“the Loan Agreement”) with ReMark Lending Co. a division of ReMark Capital Group, LLC. for a line of credit of up to $15,000,000.  At the closing, which occurred on the same date, the Company executed and delivered to the Lender a promissory note in the principal amount of $15,000,000, bearing interest at the greater of 6.00% or prime rate, plus 2.00%, adjusted daily. The maximum loan amount is limited to the Maximum Average Advance Rate scale as specified in the Loan Agreement.  The Loan Agreement also contains a Minimum Utilization Percentage which mandates a minimum outstanding balance required under the facility.  The initial Minimum Utilization Percentage of 20% increased incrementally through August 2008 when the minimum required utilization became 50% of the facility for the remaining term of the loan. Under the terms of the Note, the Company is required to make monthly payments of interest, fees, and principal (if a borrowing base deficiency with respect to principal exists), with the entire principal balance and accrued interest due January 2010.  The amount due under the Note may be accelerated upon a default by the Company, which includes failure to make a payment when it is due.  As security for the Note, the Company granted the Lender a security interest in all assets of the Company.  The Company’s previously outstanding line of credit balance with Heartland Bank was paid in full with the initial proceeds of the line.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

In accordance with the terms of the Loan Agreement, FFAR is the borrower of amounts advanced under the credit facility and FFG is the originator and servicer of receivables pledged to the credit facility. All receivables originated by FFG are conveyed without recourse to FFAR together with all other related security related to the pledged receivables, including, without limitation, the security interest of the borrower in all related financed vehicles, all collections and other monies due and to become due in respect of any pledged receivable and any security received.

The loan agreement contains covenants, among others, that 1) require the Company to maintain a minimum net worth of $7,500,000 as of the end of each fiscal quarter, 2) restrict the Company’s ability to declare or pay dividends, and 3) limit the amount of capital expenditures the Company can incur in any fiscal year.  The Company was not in violation of any of the loan agreement covenants as of June 30, 2009.

The Company incurred fees payable to its investment banking firm, its attorneys, and ReMark totaling $546,704 in connection with consummating the line of credit loan agreement.  These fees were recorded as deferred financing fees when paid and are being amortized to interest expense over the 24 month term of the loan agreement on a straight-line basis.

In connection with the Loan Agreement, the Company entered into an agreement to issue to the Lender at the time of or before the second borrowing on the line occurred, warrants to purchase 700,000 shares of common stock for five years at an exercise price of $0.35 per share. Pursuant to this agreement the warrants were issued on February 22, 2008. The warrants were valued at $30,929 using the Black-Scholes method adjusted by a liquidity valuation allowance applied due to the limited trading of the Company’s common stock.

Note 5:	Income Taxes

We adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”) on January 1, 2007.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our consolidated financial statements.  Our evaluation was performed for the tax years ended December 31, 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions as of June 30, 2009.

As of December 31, 2008, the Company had approximately $29,000,000 of net operating loss carryforwards available to offset future federal income taxes.  The carryforwards expire in 2021 through 2028. The ability to utilize an NOL carryforward is dependent on the Company’s ability to generate future net income, which cannot be assured.  A valuation allowance is established to reduce deferred tax assets if it is likely that a deferred tax asset will not be realized.

We may from time to time be assessed interest or penalties by tax jurisdictions, although any such assessments historically have been minimal and immaterial to our financial results.  In the event we have received an assessment for interest or penalties, it has been classified in the financial statements as provision for income taxes.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Note 6:	Commitments and Contingencies

The Company had outstanding commitments to purchase finance receivables totaling approximately $1,011,386 as of June 30, 2009.  These commitments generally expire 20 days after they are issued if unused.  Typically, the Company funds between 20% and 30% of its outstanding commitments.

The Company is obligated under a noncancelable lease for its principal office with a term of five years.  Future minimum payments under this operating lease as of June 30, 2009 are as follows:

2009	25,215
2010	50,740
2011	50,740
2012	50,740
2013	29,599
Total	$207,034

Certain officers of the Company hold a total of 1,529,583 shares of the Company’s common stock, all or a portion of which, the Company may be required to repurchase, at the option of an officer whose employment is terminated due to a permanent disability, or after death, at the option of the officer’s estate, at a price per share ranging from 90% to 100% of the common stock’s fair market value.  The specific terms concerning these options and the repurchase of the common stock are set forth in the Management Shareholders Agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 17, 2007 and the Management Shareholder Agreement filed as Exhibit 1 to the Company’s Form 8-K filed with the SEC on December 20, 2007.

The Company’s current agreement with its investment banking firm requires the Company to pay total aggregate transaction fees of not less than $550,000 to the investment banking firm should the Company consummate a transaction with a lender or other party that the investment banking firm introduces to the Company.  As of June 30, 2009, the Company had paid fees amounting to $35,000 to the investment banking firm.

The Company had no other commitments as of June 30, 2009.

Note 7:	Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued.  Since the effect of converting the common stock warrants would be anti-dilutive for the three and six months ended June 30, 2009 and June 30, 2008, basic and diluted loss per share amounts are based on the weighted average number of common shares outstanding.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Earnings per share for the three and six months ended June 30, 2009 and 2008, was computed as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income (loss)	$(91,460)	$1,069,064	$(384,068)	$894,735

Weighted average shares	20,462,543	20,337,928	20,462,543	20,130,235

Basic and diluted income (loss) per share	$0.00	$0.05	$(0.02)	$0.04

Note 8:	Operating Expenses

The components of operating expenses for the three and six months ended June 30, 2009 and 2008, respectively, are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Salaries and benefits	$353,102	$431,524	$726,848	$848,944
Professional fees	47,139	48,791	138,940	161,959
Information services	51,914	51,416	126,175	69,702
Insurance	41,161	42,808	83,075	87,029
Supplies and postage	29,379	22,847	56,271	50,902
Stockholder relations	4,031	58,984	23,937	63,732
Other	82,019	110,014	181,202	206,417
Deferral of origination costs	(57,934)	(44,469)	(121,151)	(64,216)

	$550,811	$721,915	$1,215,297	$1,424,469

Note 9:	Stock Based Compensation

In connection with the Company appointing J. Kevin Maxwell as its Treasurer and Chief Financial Officer on April 21, 2008, the Company granted Mr. Maxwell 100,000 shares of its common stock.  This grant was not made subject to any contractual conditions or restrictions.

Additionally, on April 21, 2008, the Company entered into a Management Compensation Plan with its executive officers, Jerald L. Fenstermaker, Thomas Holgate and J. Kevin Maxwell, pursuant to which these executive officers were granted 200,000, 100,000 and 100,000 shares, respectively, of the Company’s common stock.  These shares of stock were considered fully vested when granted, but 50% of the shares granted are subject to forfeiture if the Company does not achieve the full year’s operating income for 2008 according to the Company’s board-approved 2008 operating budget, and an additional 50% of the shares granted are subject to forfeiture if the Company does not achieve the full year’s operating income for 2009 according to the board-approved 2009 operating budget.  The performance goal for 2008 was achieved. The plan also provides for performance-based cash compensation incentives.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Also, on April 21, 2008, in connection with a new compensation arrangement for the Company’s independent directors (i.e. all directors other than Jerald L. Fenstermaker), the Company also granted 10,000 shares to each of its four independent directors. Each director’s shares became fully vested on March 31, 2009.

The Company determined in accordance with FASB Statement No. 123(R) that the value of all the shares granted to executive officers and directors on April 21, 2008, was $48,600 at the time they were granted, and therefore the Company recognized this amount as compensation expense for these events.

Note 10:	Discontinued Foreign Operations

Prior to May 2008, the Company’s foreign operations, all of which are in Canada, had been conducted through its wholly owned subsidiary, T.C.G. – The Credit Group Inc. (“TCG”), based in Winnipeg, Manitoba. In May 2008, TCG ceased originating new loan purchases and the Company purchased the outstanding receivables of TCG. The Company began servicing the Canadian receivables from its location in the United States, and intends to service them until they are fully collected. The remaining assets of TCG were sold and the Company’s investment in the subsidiary and accumulated foreign exchange gains were liquidated.  As a result of the liquidation the Company recognized a $1,380,250 gain in the quarter ended June 30, 2008. Total revenues, loss before taxes, and net loss from foreign operations for the three and six months ended June 30, 2009 and 2008, respectively, were as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Total revenues	$45,242	$153,426	$102,008	$328,788

Income before income taxes	$34,346	$72,677	$57,350	$3,300

Net income	$34,346	$72,677	$57,350	$3,300

Note 11:	Additional Cash Flow Information

The Company made cash interest payments totaling $240,698 and $451,898 during the three and six month periods ended June 30, 2009 and made cash interest payments totaling $90,551 and $134,129 during the three and six month periods ended June 30, 2008.

The Company made no cash payments for income taxes during the three and six month periods ended June 30, 2009 and 2008.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Note 12:	Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements.  SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  Under SFAS 157, fair value measurements would be separately disclosed by level within the fair value hierarchy.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted.  The adoption of this statement did not have a material effect on our financial position or results of operations.

We adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”) on January 1, 2007.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of SFAS No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term objectives for accounting for financial instruments.  SFAS No. 159 is effective for our fiscal year beginning January 1, 2008.  We did not elect to report additional assets and liabilities at fair value other than those required to be accounted for at fair value prior to the adoption of SFAS No. 159, therefore there was no material effect of the adoption of this standard on our financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 (a) amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and the deconsolidation of a subsidiary; (b) changes the way the consolidated income statement is presented; (c) establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation; (d) requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated; and (e) requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary.  The accounting provisions of SFAS 160 must be applied prospectively, but the presentation and disclosure requirements must be applied retrospectively to provide comparability in the financial statements.  Early adoption is prohibited.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The adoption of this statement did not have a material effect on our financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations—a replacement of FASB No. 141 (“SFAS 141(R)”).  SFAS 141(R) requires (a) a company to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at fair value as of the acquisition date; and (b) an acquirer in preacquisition periods to expense all acquisition-related costs, among various other modifications to SFAS No. 141.  SFAS 141(R) requires that any adjustments to an acquired entity’s deferred tax asset and liability balance that occur after the measurement period be recorded as a component of income tax expense.  This accounting treatment is required for business combinations consummated before the effective date of SFAS No. 141(R) (non-prospective), otherwise SFAS 141(R) must be applied prospectively. The presentation and disclosure requirements must be applied retrospectively to provide comparability in the financial statements.  Early adoption is prohibited.   SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company has not entered into any transactions requiring disclosure under SFAS 141(R). The impact of this standard is dependent upon the level of future acquisitions, if any.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS 161”).  SFAS 161 requires companies to provide qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions.  The statement also requires companies to disclose more information about the location and amounts of derivative instruments in financial statements; how derivatives and related hedges are accounted for under SFAS 133, Accounting for Derivative Instruments and Hedging Activities; and how the hedges affect the entity’s financial position, financial performance and cash flows.  SFAS 161 is effective for periods beginning after November 15, 2008.  The Company has not entered into any transactions requiring disclosure under SFAS 161.

 In April 2008, the FASB issued Staff Position FAS No. 142-3, Determination of the Useful Life of Intangible Assets (“FAS 142-3”).  FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  The objective of the FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R).  FAS 142-3 is effective for fiscal years beginning after December 15, 2008.  Early application is not permitted.  The adoption of this statement did not have a material effect on our financial position or results of operations.

On November 14, 2008, the Securities and Exchange Commission (“SEC”) issued its long-anticipated proposed International Financial Reporting Standards (“IFRS”) roadmap outlining milestones that, if achieved, could lead to mandatory transition to IFRS for U.S. domestic registrants starting in 2014.  IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (IASB).  Under the proposed roadmap, the Company could be required to prepare financial statements in accordance with IFRS, and the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS for U.S. domestic registrants.  Management is currently assessing the impact that this potential change would have on the Company’s consolidated financial statements, and will continue to monitor the development of the potential implementation of IFRS.

In May 2009, the FASB issued SFAS No. 165 Subsequent Events. SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements. Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. The adoption of this statement did not have a material effect on our financial position or results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

SPECIAL CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this quarterly report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “intend,” “anticipate,” “believe,” “estimate,” “plan,” “expect,” “may,” “will,” “should,” “could,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  All statements other than statements of historical facts contained in this report, including statements regarding our future financial position or performance, business strategy, budgets, capital commitments and resources, projected costs and plans and objectives of management for future operations, are considered to be forward-looking statements.  Freedom Financial Group, Inc. (the “Company” or “FFG”) cautions that, by their nature, forward-looking statements are not guarantees of future performance or results.  They involve risks, uncertainties and contingencies, both known and unknown, and actual results may differ materially from those expressed, contemplated or implied by the forward looking statements, or such risks, uncertainties or contingencies could affect the extent to which a certain plan, objective, projection, estimate or prediction is realized.  We express our expectations, beliefs or projections in good faith and believe our expectations reflected in these forward-looking statements are based on reasonable assumptions; however, we cannot assure you that these expectations, beliefs or projections will prove to have been correct.  These forward-looking statements involve risks and uncertainties including, but not limited to, the following:
(i)	the risks associated with business expansion;
(ii)	our ability to achieve profitable operations;
(iii)
economic and market conditions, including unemployment and underemployment, recession and the risk of adverse economic conditions reducing demand for our products or adversely affecting the credit quality or collectability of our loan portfolio;

(iv)	volatility of market prices and rates that could affect the value of investments or collateral held by the Company as security for the obligations of its customers;
(v)	our ability to obtain debt or equity capital to sustain operations and finance growth;
(vi)	our continued compliance with the financial covenants under our $15 million credit facility, and our ability to renew or refinance the credit facility when it matures in January, 2010;
(vii)	political events, including legislative, regulatory, judicial or other developments that affect the Company;
(viii)	the adequacy of our loss reserves;
(ix)	our ability to compete successfully against competitors with significantly greater financial, marketing and advertising resources than the Company;
(x)	our ability to attract and retain skilled individuals;
(xi)
the pace of technological change and the ability to develop and support technology and information systems, including Internet based systems, sufficient to manage the risks and operations of the Company’s business effectively;

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

(xii)	risk of litigation filed against the Company; and
(xiii)	inflation/deflation.

Investors are cautioned not to place undue reliance on any forward-looking statements.

For additional information regarding these and other risks, see Item 1A - Risk Factors in our annual report on form 10-K, filed on March 10, 2009 and incorporated herein by reference.  Any forward-looking statements made or incorporated by reference in this quarterly report on Form 10-Q or that we may make from time to time are representative only as of the date they are made, and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-732-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s Web site at www.sec.gov. We provide a link on our Web site to the SEC’s Web site to access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Overview

We are a consumer finance company specializing in the acquisition, collection and servicing of sub-prime automobile loans purchased primarily from independent used car dealers.  We invest significant amounts of cash to acquire motor vehicle installment contracts. We generate cash over the terms of those installment contracts in the form of interest and principal payments we collect.

Our primary source of revenue is interest income generated from our portfolio of installment contracts.

The Company’s former Canadian subsidiary, T.C.G. – The Credit Group, Inc. (TCG”), acquired a variety of consumer installment contracts in previous years, including small ticket leases, loans secured by home appliances and other consumer goods, and loans for bulk food purchases.  During 2008, the subsidiary was liquidated and the Company purchased TCG’s outstanding portfolio of installment contracts. The Company intends to service the Canadian portfolio until the remaining balances are fully collected or liquidated in some other manner. The Company’s portfolio of outstanding installment contracts has been increasingly comprised of sub-prime automobile loans.  As of June 30, 2009, the Company’s loan portfolio consisted of over 98% sub-prime automobile loans.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The Company plans to continue to devote the majority of its marketing resources and efforts to acquiring sub-prime automobile loans. The Company’s management intends to focus on the following:

(1)	Consistently acquiring sub-prime automobile-secured installment contracts, through our point-of-sale programs, that meet the Company’s underwriting guidelines;

(2)	Obtaining additional outside debt and/or equity financing to meet the Company’s future cash requirements;

(3)	Minimizing the credit losses in the installment contracts portfolio; and

(4)
Monitoring key performance measures, including cost per loan acquired, book to look ratio (computed as the number of contracts acquired compared to the number of credit applications received/reviewed), turnaround time for responding to credit applications submitted by dealers, and turnaround time for funding a loan package submitted by a dealer.

The Company’s management continues to monitor the impact of current economic conditions on the Company. We continuously scrutinize delinquency rates, vehicle repossessions, bankruptcies, and other data for trends that may require us to update our underwriting standards, increase our reserve for bad debts, or take some other action.  We regularly observe unemployment statistics and information regarding worker layoffs for major employers in areas we offer our financing programs that would necessitate an appropriate action, such as offering extensions or loan modifications, on a case by case basis, to borrowers who have suffered temporary income disruptions.  Currently, less than 6% of the Company’s installment contracts have been modified or extended. We do not expect loan modifications or extensions to increase significantly as a percent of the total loan portfolio during 2009. A prolonged economic recession could adversely affect our ability to acquire suitable installment contracts.  Continued weakness in the economy could adversely affect our business and that of the dealers from which we purchase contracts and result in reductions in our revenues.

Critical Accounting Policies, Judgments and Estimates

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”).  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes.  Actual results could differ from those estimates.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The Company considers the determination of the allowance for credit losses to involve a higher degree of subjective judgment and complexity than its other significant accounting policies.  The allowance for credit losses is calculated with the objective of maintaining an allowance for credit losses that management believes is adequate to absorb reasonably estimable probable losses in the Company’s portfolio of installment contracts.  Management’s determination of the adequacy of the allowance for credit losses is based on periodic evaluations of the Company’s portfolio of finance receivables, credit loss history, and other relevant factors.  This evaluation is inherently subjective as it requires material estimates, including, among others, expected default probabilities, value of collateral, the amount and timing of expected future cash flows on delinquent loans, estimated losses and general amounts for historical loss experience.  The process also considers prevailing and expected future economic conditions, uncertainties in estimating losses and inherent risks in the installment contracts portfolio.  All of these factors may be subject to significant change.  To the extent actual outcomes differ from management estimates, additional provisions for credit losses may be required that would adversely impact our earnings in future periods. See Item 2, MANAGEMENT’S DISCUSSION AND ANALYSIS, under the headings Results of Operations – Provision for Credit Losses and Financial Condition – Asset Quality.

This evaluation is based on a review of various quantitative and qualitative analyses.  Quantitative analyses include the review of all loans charged-off by asset class, static pool analysis by month of acquisition and by dealer, review of delinquency trends, and analysis of the historical cumulative losses in the portfolio.  Other quantitative analyses include a review of the current delinquency ratios and an analysis of the relative size of each asset class in relation to historical amounts.  Qualitative analyses include an assessment of prevailing and anticipated economic conditions, trends in deficiency balance collections, trends in the number of loan modifications and extensions, trends in average borrower credit scores and trends in the percentage of balances recovered through sale of collateral.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Selected Portfolio Statistics

The following table presents selected unaudited portfolio statistics for the three and six months ended June 30, 2009 and 2008.  This table should be read in conjunction with the Condensed Consolidated Financial Statements and the notes thereto, included herein.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008*	2009	2008*
Installment contracts acquired (total principal amount)	$2,839,948	$3,077,478	$6,304,956	$5,115,911

Purchase price of Installment contracts Acquired	$2,644,357	$2,922,811	$5,888,144	$4,852,299

Percentage of dollar amount paid to principal balance acquired	93.11%	94.97%	93.39%	94.85%

Number of installment contracts acquired during the quarter	260	281	573	504

Average principal balance acquired	$10,923	$10,952	$11,003	$10,151

Acquisition cost per acquired installment contract (including overhead, US only)	$834	$756	$814	$774

Monthly servicing cost per installment contract (including overhead, US only)	$11.74	$23.39	$12.42	$26.29

* Purchases of Canadian finance receivables were discontinued in May 2008.

Results of Operations

Interest Income

Our interest income totaled $1,053,766 and $2,027,557 for the three months and six months ended June 30, 2009, respectively, compared to $649,990 and $1,272,912 for the three months and six months ended June 30, 2008. The increase in interest income for the three and six months ended June 30, 2009 as compared to 2008 is attributed primarily to the increase in the installment contract portfolio in the United States, offset by a decline in the outstanding balance of the Canadian installment loan portfolio and lower yields on installment contracts experienced in 2009.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The following tables present information relative to the average balances and interest rates of our interest earning assets for the three and six months ended June 30, 2009 and 2008, respectively:

	For the Three Months Ended June 30, 2009 and 2008
	2009			2008
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield

Installment Contracts	$18,382,803	$1,052,943	22.91%	$10,948,199	$641,091	23.42%
Cash and cash equivalents	1,997,572	823	0.16%	2,159,137	8,899	1.65%

Total	$20,380,374	$1,053,766	20.68%	$13,107,336	$649,990	19.84%

	For the Six Months Ended June 30, 2009 and 2008
	2009			2008
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield

Installment Contracts	$17,816,350	$2,025,123	22.73%	$10,707,955	$1,251,270	23.37%
Cash and cash equivalents	2,021,074	2,434	0.24%	2,147,192	21,642	2.02%

Total	$19,837,424	$2,027,557	20.44%	$12,855,147	$1,272,912	19.80%

The decrease in yield on our installment contracts is primarily the result of an increase in the amortization of deferred origination costs during 2009, and changes in the mix of our portfolio.  Beginning January 1, 2008, the Company adopted Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“SFAS91”).  Loan costs deferred under SFAS 91 are amortized as an offset to interest income over the expected outstanding terms of the loans. Amortization of SFAS 91 costs amounted to $45,508 and $83,462 for the three and six months ended June 30, 2009, respectively, and $12,357 and $15,889 for the three and six months ended June 30, 2008, respectively. In addition, throughout 2008 and 2009 our portfolio of installment contracts has been increasingly comprised of contracts acquired through our United States point-of-sale automobile financing programs.  These contracts typically have lower yields than the other types of contracts in our portfolio, among them, automobile contracts acquired in bulk purchase transactions, and contracts purchased by our former Canadian subsidiary which include small ticket leases, loans secured by home appliances and other consumer goods, and loans for bulk food purchases.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The following table sets forth the changes in interest income attributable to changes in volume (change in average balance multiplied by the prior period yield) and changes in rate (change in yield multiplied by the prior period average balance).  Changes due to the rate/volume variance (the combined effect of change in yield and change in average balance) have been allocated proportionately based on the absolute value of the rate and volume variances.

	For the Three Months Ended June 30, 2009 compared to the Three Months Ended June 30, 2008
	Volume	Rate	Total
Increase (decrease) in interest income:
Installment Contracts	$425,588	$(12,319)	$413,269
Cash and cash equivalents	(719)	(8,774)	(9,493)

Total Interest Income	$424,869	$(21,093)	$403,776

	For the Six Months Ended June 30, 2009 compared to the Six Months Ended June 30, 2008
	Volume	Rate	Total
Increase (decrease) in interest income:
Installment Contracts	$808,877	$(35,026)	$773,851
Cash and cash equivalents	(1,201)	(18,005)	(19,206)

Total Interest Income	$807,676	$(53,031)	$754,645

Interest Expense

We incurred interest expense of $311,745, including $72,252 amortization of deferred financing fees, and $173,834, including $72,252 amortization of deferred financing fees, during the three months ended June 30, 2009 and 2008, respectively.  We incurred interest expense of $596,808, including $144,504 amortization of deferred financing fees, and $277,039, including $122,048 amortization of deferred financing fees, during the six months ended June 30, 2009 and 2008, respectively.  Our interest expense increased primarily because of the increase in the outstanding balance of our line of credit from June 30, 2008 to June 30, 2009.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Provision for Credit Losses

Our provision for credit losses totaled $322,749 and $679,605 for the three months and six months ended June 30, 2009, respectively, compared to $108,794 and $140,414 for the three months and six months ended June 30, 2008, respectively.  The increase in the provision for the three months and six months ended June 30, 2009 compared to the three months and six months ended June 30, 2008 is a result of a reduction of our reserve for credit losses in the first quarter of 2008, and an increase in net charge-offs in 2009 as compared to 2008. The Company assigned senior management to its account servicing and collection department in the fourth quarter of 2007, and, as a result of the improved reporting and controls over the loan losses implemented by senior management, the Company experienced an improvement in delinquencies during the first quarter of 2008. Because of this improvement in delinquencies, the Company reduced its reserve for credit losses through a lower charge to the provision during the first quarter of 2008. Net charge-offs increased in 2009 due to 1) an increase in charge-offs experienced in the first quarter of 2009, which was a result of a significant number of vehicles repossessed in late 2008, 2) approximately $124,000 in recoveries received in the first quarter 2008 on receivables that had been charged off in 2007, and 3) because of the overall growth in size of the Company’s loan portfolio from 2008 to 2009.  Net charge-offs increased to $251,184 and $560,027 for the three months and six months ended June 30, 2009 and June 30, 2008, respectively, from $83,967 and $270,167 for the three months and six months ended June 30, 2008, respectively. As a percent of net contracts net charge-offs were 5.47% and 6.29% for the three months and six months ended June 30, 2009, respectively, compared to 3.07% and 5.05% for the three months and six months ended June 30, 2008, respectively. See Item 2, MANAGEMENT’S DISCUSSION AND ANALYSIS, under the heading Financial Condition – Asset Quality for a discussion of the Company’s delinquencies and actual credit loss experience and its allowance for credit losses. As the Company continues to acquire installment contracts, and our average contracts receivable outstanding increases, we expect the charge to our earnings for credit losses will continue to increase.

Operating Expenses

Our operating expenses totaled $550,811 and $1,215,297 for the three months and six months ended June 30, 2009, respectively, compared to $721,915 and $1,424,469 for the three months and six months ended June 30, 2008, respectively.  A summary of these expenses follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Percent Change	2009	2008	Percent Change

Salaries and benefits	$353,102	$431,524	-18.17%	$726,848	$848,944	-14.38%
Professional fees	47,139	48,791	-3.39%	138,940	161,959	-14.21%
Information services	51,914	51,416	0.97%	126,175	69,702	81.02%
Insurance	41,161	42,808	-3.85%	83,075	87,029	-4.54%
Supplies and postage	29,379	22,847	28.59%	56,271	50,902	10.55%
Stockholder relations	4,031	58,984	-93.17%	23,937	63,732	-62.44%
Other	82,019	110,014	-25.45%	181,202	206,417	-12.22%
Deferral of origination costs	(57,934)	(44,469)	30.28%	(121,151)	(64,216)	88.66%
Total	$550,811	$721,915	-23.70%	$1,215,297	$1,424,469	-14.68%

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Salaries and benefits decreased for the three and six months ended June 30, 2009 as compared to 2008 because of a decrease in employee costs resulting from 21% fewer individuals being employed by the Company in 2009 as compared to the prior year, employee relocation expenses that occurred in 2008 that did not recur in 2009, and stock grants to the Company’s management that occurred in 2008 that did not recur in 2009.  These decreases were offset by an increase in sales commissions paid in 2009 to individuals employed by the Company to market our financing programs. As the Company continues to grow, however, we expect our salaries and benefits costs to increase, but anticipate that as a percentage of total revenues these costs will continue to decrease. Professional fees decreased during the three and six months ended June 30, 2009 compared to the three and six months ended June 30, 2008 as a result of the December 31, 2008 accrual of fiscal 2008 audit fees, offset by examination fees billed by our lender during the six month period ended June 30, 2009. Information services increased for the three and six month periods ended June 30, 2009 as compared to 2008, as a result of the Company’s implementation of installment loan origination and underwriting systems during the quarter ended June 30, 2008 and ongoing costs incurred as a result of the use of these systems. Insurance expense decreased because of a decrease in premiums for Directors and Officers insurance, and because of the elimination of insurance premiums for coverage on our former Canadian office building, which was sold in June 2008.  Stockholder relations decreased for the three and six month period ended June 30, 2009, as compared to 2008, primarily because of the elimination of stockholder solicitation costs as a result of the reduced quorum requirement approved by the Company’s stockholders in 2008, and the systematic accrual of annual meeting expenses beginning in the 4th quarter of 2008. Supplies and postage costs increased for the three and six month periods ended June 30, 2009, as compared to 2008 as a result of the increase in size of our loan portfolio. Deferred Origination Costs increased as a result of an increase in the number of loans acquired during the six month period ended June 30, 2009, as compared to the six month period ended June 30, 2008, and as a result of additional origination costs identified for deferral.  Other operating costs include, among other items, occupancy costs, licenses and taxes, depreciation, communications, and travel.  Other costs have decreased primarily as a result of the liquidation of our Canadian subsidiary in May 2008 and the elimination of costs related to the subsidiary.

Our growth plan, if achieved, will cause our operating costs to increase over time, but as a percent of revenues we expect these costs to continue to decrease.

The Company’s average cost to acquire an installment contract (which includes all direct marketing, business development and underwriting expenses and an allocation of certain overhead costs) during the three month and six month periods ended June 30, 2009 was approximately $834 and $814, respectively, per contract as compared to $756 and $774 for the three month and six month periods ended June 30, 2008, respectively.  This increase in average acquisition cost is a result of usage costs related to loan origination and underwriting systems utilized during 2009 which were not utilized by the Company until beginning in June 2008 and higher payroll costs in our loan acquisition department during 2009. These increases have been offset by an improvement in the Company’s book to look ratio during the three and six month period ended June 30, 2009. For the three month and six month periods ended June 30, 2009, the Company’s book to look ratio was 5.47% and 4.75%, respectively, compared to 4.10% and 3.96% for the three month and six month periods ended June 30, 2008.  Management is attempting to further increase this ratio, and thereby reduce our average acquisition cost, by training our customers to send the Company only those credit applications that have a high probability of being approved and purchased by us, and by following up on approved applications to encourage the placement of the financing applied for with us instead of with a competitor.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The Company’s average monthly cost to service an Installment Contract (which includes all direct collections and servicing expenses and an allocation of certain overhead costs) during the three month and six month periods ended June 30, 2009 was $11.74 and $12.42, respectively, per serviced contract, as compared to $23.39 and $26.29 during the three month and six month periods ended June 30, 2008, respectively.  The decrease for the quarter ended June 30, 2009 reflects a restructure of the Company’s account servicing department which resulted in gains in efficiency, and investments that have resulted in lower delinquencies, fewer charge-offs and added capacity. Management anticipates that this average servicing cost per contract will continue to decrease as the size of the portfolio of installment contracts increases due to continued efficiency gains and economies of scale.

The Company formally tracks our response time for responding to credit applications received and our response time for funding loan packages submitted by dealers, and we monitor these statistics on a daily basis.  Our goal is to reduce these response times to better serve the needs of our customers.  We believe that reducing these response times will also reduce our overall costs of underwriting and funding.

Financial Condition

Installment Contracts Portfolio

The Company acquired Installment Contracts with outstanding principal balances totaling $2,839,948 and $6,304,956, respectively, during the three months and six months ended June 30, 2009.  We invested cash of approximately $2,644,357 and $5,888,144, respectively, to acquire these contracts.  As a result of these acquisitions, our portfolio of Installment Contracts increased from $15,938,361, net of an allowance for credit losses of $639,799, at December 31, 2008 to $17,927,188, net of an allowance for credit losses of $762,371, at June 30, 2009.

All of the Company’s installment contracts are held for investment and are recorded at their outstanding principal balances adjusted for unamortized purchase discounts and an allowance for credit losses.  Discounts on purchased installment contracts are recognized as income over the respective contractual terms using methods that approximate the interest method.  A summary of our installment contracts portfolio as of June 30, 2009 and December 31, 2008 follows:

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

	June 30, 2009			December 31, 2008
	United States	Canada	Total	United States	Canada	Total
Automobiles	$18,998,787	$323,565	$19,322,352	$16,327,262	$514,603	$16,841,865
Other	-	268,780	268,780	-	466,626	466,626
Total	18,998,787	592,345	19,591,132	16,327,262	981,229	17,308,491

Less

Unearned discount	895,893	5,680	901,573	718,717	11,614	730,331
Allowance for credit losses	682,051	80,320	762,371	569,794	70,005	639,799
Net	$17,420,843	$506,345	$17,927,188	$15,038,751	$899,610	$15,938,361

Asset Quality

Substantially all of the installment contracts we acquire are considered sub-prime and are subject to a high degree of risk of default by the obligors.  We define sub-prime installment contracts as those entered into with borrowers that have credit scores below 620, or due to other circumstances, such borrowers have limited or no access to traditional sources of consumer credit.

Charge-offs directly impact our earnings and cash flows.  To minimize the amount of credit losses we incur, we monitor delinquent accounts, promptly repossess and remarket collateral, attempt to collect deficiency balances, and employ other servicing and collection techniques as we deem appropriate.

We calculate delinquency based on the number of days payments are contractually past due.  The following table sets forth information with respect to the delinquency of our portfolio of installment contracts as of June 30, 2009 and December 31, 2008, respectively:

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

	June 30, 2009
	United States		Canada		Total
	Amount	Pct.	Amount	Pct.	Amount	Pct.

Installment Contracts	18,998,787	100%	592,346	100%	19,591,133	100%

Period of delinquency:
31 - 60 days	304,607	1.60%	9,530	1.61%	314,137	1.60%
61 - 90 days	119,576	0.63%	8,454	1.43%	128,030	0.65%
91 – 120 days	62,995	0.33%	12,663	2.14%	75,658	0.39%
121+ days	85,637	0.45%	163	0.03%	85,800	0.44%

Total	572,815	3.01%	30,810	5.21%	603,625	3.08%

	December 31, 2008
	United States		Canada		Total
	Amount	Pct.	Amount	Pct.	Amount	Pct.

Installment Contracts	16,327,262	100%	981,228	100%	17,308,490	100%

Period of delinquency:
31 - 60 days	392,693	2.41%	70,388	7.17%	463,081	2.68%
61 - 90 days	228,915	1.40%	33,887	3.45%	262,802	1.52%
91 – 120 days	38,276	0.23%	34,230	3.49%	72,506	0.42%
121+ days	51,720	0.32%	7,317	0.75%	59,037	0.34%

Total	711,604	4.36%	145,822	14.86%	857,426	4.96%

At December 31, 2008, delinquent accounts, defined as accounts more than 30 days contractually past due, totaled 4.96% of our outstanding installment contracts.  Delinquencies declined as of June 30, 2009 to 3.08% of our outstanding installment contracts.  The decrease is attributable to the Company’s devotion of senior management personnel to its account servicing and collection efforts. New controls and systems were implemented by management beginning in 2008 to better monitor delinquent accounts, resulting in fewer delinquencies and credit losses. We expect delinquencies as a percent of the total portfolio in the United States to remain constant throughout 2009, unless continued adverse economic conditions cause higher unemployment or underemployment, or an increase in consumer prices (such as fuel), or some other significant event occurs that affects our borrowers’ ability to make their payments.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The following tables set forth information with respect to actual credit loss experience in our portfolio of installment contracts for the three and six months ended June 30, 2009 and 2008, respectively:

	Three Months Ended June 30,
	2009			2008
	United States	Canada	Total	United States	Canada	Total

Installment Contracts, net of unearned discounts, end of period	$18,102,893	$586,666	$18,689,559	$9,879,209	$1,862,213	$11,741,422

Installment Contracts, net of unearned discounts, average during the period (1)	17,703,333	679,470	18,382,803	8,901,432	2,046,767	10,948,199

Gross charge-offs	495,679	19,169	514,848	231,978	27,477	259,455
Recoveries	250,420	13,244	263,664	164,182	11,306	175,488

Net charge-offs	245,259	5,925	251,184	67,796	16,171	83,967

Net charge-offs as a % of avg. contracts during the period (annualized)	5.54%	3.49%	5.47%	3.05%	3.16%	3.07%

(1) - Average is based on month-end balances

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

	Six Months Ended June 30,
	2009			2008
	United States	Canada	Total	United States	Canada	Total

Installment Contracts, net of unearned discounts, end of period	$18,102,893	$586,666	$18,689,559	$9,879,209	$1,862,214	$11,741,423

Installment Contracts, net of unearned discounts, average during the period (1)	17,051,715	764,634	17,816,349	8,504,084	2,203,870	10,707,954

Gross charge-offs	1,017,035	49,414	1,066,449	722,840	78,198	801,038
Recoveries	488,013	18,409	506,422	500,554	30,317	530,871

Net charge-offs	529,022	31,005	560,027	222,286	47,881	270,167

Net charge-offs as a % of avg. contracts during the period (annualized)	6.20%	8.11%	6.29%	5.23%	4.35%	5.05%

(1) - Average is based on month-end balances

The Company maintains an allowance for credit losses at an amount it believes is adequate to absorb reasonably estimable probable losses in its portfolio of installment contracts.  The Company’s management evaluates the adequacy of the allowance for credit losses on a regular basis.  In performing these periodic evaluations, management follows an appropriately-documented methodology.  This methodology requires management to evaluate the adequacy of the allowance for credit losses based on a review of various quantitative and qualitative analyses as described in Item 2, MANAGEMENT’S DISCUSSION AND ANALYSIS, under the heading Critical Accounting Policies, Judgments and Estimates. The Company incurs a charge against its earnings, as a provision for credit losses, based on this analysis as described in Item 2, MANAGEMENT’S DISCUSSION AND ANALYSIS, under the heading Results of Operations – Provision for Credit Losses.

Our allowance for credit losses was $762,371 at June 30, 2009 compared to $639,799 at December 31, 2008.  As a percentage of our outstanding net Installment Contracts, our allowance for credit losses was 4.08% at June 30, 2009 and 3.86% at December 31, 2008. The allowance for credit losses was 15.86% and 24.35% of past due accounts and 126.30% and 134.25% of accounts considered delinquent as of June 30, 2009 and 2008 respectively.

During the six months ended June 30, 2009, our net Installment Contracts increased $2,111,399.  This increase was the result of a $2,305,190 increase in automobile-secured contracts offset by a $193,791 decrease in all other Installment Contracts.  The $2,305,190 increase in automobile-secured Installment Contracts was comprised of a $2,503,874 increase in Installment Contracts acquired through our U.S. point-of-sale program offset by a $189,157 decrease in Installment Contracts acquired through our Canadian point-of-sale program, and a $9,527 decrease in Installment Contracts acquired through bulk purchases.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The Company’s loss history in its U.S. portfolio of installment contracts and in its Canadian portfolio of automobile-secured installment contracts is limited.  Due to this limited operating history, using historical loss ratios to predict future probable losses is of limited usefulness.  Additionally, uncertainty exists with respect to the accuracy of our estimates of amounts we will recover through the sale of repossessed collateral and with respect to anticipated future economic conditions, both in the U.S. and Canada, and their effect on the performance of our portfolio of installment contracts. For these reasons, our historical loss ratios may not be relied upon as predictions of the future performance of our portfolio or our future loss experience.

During the six months ended June 30, 2009, we experienced net charge-offs of $560,027, which represented 6.29% of our average outstanding installment contracts during the period.  During the year ended December 31, 2008, we experienced net charge-offs of $751,578, which represented 5.96% of our average outstanding installment contracts during the year.

The allowance for credit losses as of June 30, 2009 of $762,371 is 4.08% of our outstanding net installment contracts. Based on the analyses we performed related to our allowance for credit losses as described above and as described in Item 2, MANAGEMENT’S DISCUSSION AND ANALYSIS, under the heading Critical Accounting Policies and Judgments, we believe that our allowance for credit losses is adequate to cover probable losses that can be reasonably estimated as of June 30, 2009.

The following tables set forth the activity in the allowance for credit losses for the three months and six months ended June 30, 2009 and 2008, respectively:

	Three Months Ended June 30,
	2009			2008
	United States	Canada	Total	United States	Canada	Total

Balance at beginning of period	$613,086	$72,131	$685,217	$527,753	$122,460	$650,213

Charge-offs	(495,679)	(19,169)	(514,848)	(231,978)	(27,477)	(259,455)
Recoveries	250,420	13,244	263,664	164,182	11,306	175,488

Net charge-offs	(245,259)	(5,925)	(251,184)	(67,796)	(16,171)	(83,967)

Provision for credit losses	314,224	8,525	322,749	109,837	(1,043)	108,794

Effect of foreign currency translation	-	5,589	5,589		900	900

Balance at end of period	$682,051	$80,320	$762,371	$569,794	$106,146	$675,940

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

	Six Months Ended June 30,
	2009			2008
	United States	Canada	Total	United States	Canada	Total

Balance at beginning of period	$569,794	$70,005	$639,799	$670,222	$141,154	$811,376

Charge-offs	(1,017,035)	(49,414)	(1,066,449)	(722,840)	(78,198)	(801,038)
Recoveries	488,013	18,409	506,422	500,554	30,317	530,871

Net charge-offs	(529,022)	(31,005)	(560,027)	(222,286)	(47,881)	(270,167)

Provision for credit losses	641,279	38,326	679,605	121,858	18,556	140,414

Effect of foreign currency translation	-	2,994	2,994	-	(5,683)	(5,683)

Balance at end of period	$682,051	$80,320	$762,371	$569,794	$106,146	$675,940

Liquidity and Capital Resources

We require substantial capital resources and cash to support our business strategy. We use cash to make sub-prime used automobile loans and meet our cash needs for operations.

The Company’s growth strategy requires the Company to increase its acquisitions of installment contracts.  We anticipate, however, to acquire installment contracts for the remainder of 2009 at a slower pace than we are capable of due to limited access to credit resulting from the current economic situation.  We expect to pay between 92% and 94% of the outstanding principal balance for installment contracts that are purchased. We expect to fund these acquisitions from a combination of internally generated cash flow and our line of credit. Our $15 million line of credit had an outstanding balance of over $12 million as of June 30, 2009.

The Company has received notice from its lender that the lender is no longer extending credit to finance companies and thus our line of credit will not be renewed or extended when it matures in January, 2010.  If the current economic conditions and tight credit markets continue, we may be unable to refinance our bank line of credit when it matures, and if we are unable to refinance our line of credit we will be considered in default and the entire outstanding balance of the credit facility will become immediately due and payable.  To cure the default the lender could assume ownership of all of our assets and liquidate the assets in a manner the lender deems satisfactory in order to satisfy the line of credit balance. We can give no assurance that we will be able to secure additional financing with terms acceptable to us. If we are unable to secure additional financing, we may be forced to liquidate.  Management and the Company’s investment banking firm are currently seeking alternative sources of debt and equity financing.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The Company began 2009 with $2,145,436 cash on hand and had cash on hand of $2,209,161 at June 30, 2009.  Operating activities provided cash of $620,338 during the six month period ended June 30, 2009.

We invested cash of approximately $5,888,000 to acquire installment contracts during the six month period ended June 30, 2009.  We collected principal payments on our installment contracts of approximately $2,974,000 during the six month period ended June 30, 2009.

During the three months and six months ended June 30, 2009 the Company received net advances on its bank line of credit totaling $1,250,000 and $2,050,000, respectively, to partially fund the acquisition of Installment Contracts.  Total advances outstanding under the line of credit agreement as of June 30, 2009 totaled approximately $12,042,000.  Our ability to continue to draw funds under the line of credit depends on our ability to maintain a sufficient borrowing base by submitting  loan documents purchased to our lender that are considered eligible assets by our lender, and our continued compliance with the covenants in our line of credit agreement.

We paid financing fees totaling $472,347 during 2008 in connection with fund raising activities performed by our investment banking firms and fees paid to our lender. These financing fees have been deferred and are being amortized to interest expense over the term of the line of credit.  The fees amortized during the six month period ended June 30, 2009 amounted to $144,504.

The Company’s current agreement with its investment banking firm requires the Company to pay total aggregate transaction fees of not less than $550,000 to the investment banking firm should the Company consummate a transaction with a lender or other party that the investment banking firm introduces to the Company.  As of June 30, 2009, the Company had paid fees amounting to $35,000 to the investment banking firm.

Our line of credit agreement contains covenants, among others, that 1) require the Company to maintain a minimum net worth of $7,500,000 as of the end of each fiscal quarter, 2) restrict the Company’s ability to declare or pay dividends, and 3) limit the amount of capital expenditures the Company can incur in any fiscal year.  The Company was not in violation of any financial covenants as of June 30, 2009.  If the Company experiences additional net losses totaling $1 million, it would be at risk of defaulting under the minimum net worth covenant.

The Company spent approximately $35,000 upgrading its underwriting and loan servicing systems during the fiscal year ended December 31, 2008.  The Company had no additional material commitments for capital expenditures as of June 30, 2009.  We believe these investments will serve to strengthen our internal controls, allow us to quicken our response time to our customers, provide management with improved reporting tools and fulfill our software needs for the foreseeable future.

As the Company continues to grow, we may need to recruit and hire additional sales, operating and administrative personnel.  We expect to be able to fund the costs of these activities from operating cash flows.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

Off-Balance Sheet Arrangements

The Company, in its ordinary course of business, commits to purchase certain installment contracts from its customers.  Each commitment is essentially an “offer” by the Company to purchase a specific installment contract that the Company has pre-approved, and customers generally have up to 20 days to “accept” the offer by selling to the Company the pre-approved installment contract.  The Company had outstanding commitments to acquire installment contracts totaling approximately $1,011,386 as of June 30, 2009.  Typically, the Company funds between 20% and 30% of its outstanding commitments.

The Company is also obligated under a noncancelable lease for its principal office with a term of five years.  Future minimum payments under this lease as of June 30, 2009 are as follows:

2009	25,215
2010	50,740
2011	50,740
2012	50,740
2013	29,599
Total	$207,034

Certain officers of the Company hold a total of 1,529,583 shares of the Company’s common stock, all or a portion of which, the Company may be required to repurchase, at the option of an officer whose employment is terminated due to a permanent disability, or after death, at the option of the officer’s estate, at a price per share ranging from 90% to 100% of the common stock’s fair market value.  The specific terms concerning these options and the repurchase of the common stock are set forth in the Management Shareholders Agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 17, 2007 and the Management Shareholder Agreement filed as Exhibit 1 to the Company’s Form 8-K filed with the SEC on December 20, 2007.

The Company’s current agreement with its investment banking firm requires the Company to pay total aggregate transaction fees of not less than $550,000 to the investment banking firm should the Company consummate a transaction with a lender or other party that the investment banking firm introduces to the Company.  As of June 30, 2009, the Company had paid fees amounting to $35,000 to the investment banking firm.

The Company had no other off-balance sheet arrangements as of June 30, 2009.

ITEM 3.	Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this item.

ITEM 4.	Controls and Procedures

The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are designed to ensure that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

The Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures.  Based on the foregoing, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of June 30, 2009.

There have been no changes in the Company’s internal control over financial reporting during the quarter ended June 30, 2009 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 4T.	Controls and Procedures

Not applicable.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

PART II. - OTHER INFORMATION

ITEM 6.	Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Corrected Trustee’s Amended Plan of Reorganization (1)
2.2	Disclosure Statement for Trustee’s Amended Plan of Reorganization (1)
3.1	First Amended and Restated Certificate of Incorporation (1)
3.1.1	Certificate of Amendment of Certificate of Incorporation (1)
3.1.2	Certificate of Amendment of Certificate of Incorporation (2)
3.2	Bylaws (1)
3.2.1	Amendment to Bylaws (1)
3.2.2	Amendment to Bylaws (2)
4.1	Amended and Restated Trust Agreement of Freedom Financial Group I Statutory Trust (1)

31.1	Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certifications of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)           Filed as an exhibit to the Company’s registration statement filed on Form 10-SB on May 2, 2005 (File Number 000-51286), and incorporated herein by reference.

(2)           Filed as an exhibit to the Company’s Form 10-Q on November 6, 2008, and incorporated herein by reference.

Freedom Financial Group, Inc.
Notes to Consolidated Financial Statements – December 31, 2008 and 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.

Date:	August 7, 2009	By:	/s/ Jerald L. Fenstermaker
Jerald L. Fenstermaker
President and Chief Executive Officer
(Principal Executive Officer)

Date:	August 7, 2009	By:	/s/ J. Kevin Maxwell
J. Kevin Maxwell
Treasurer and Chief Financial Officer
(Principal Financial Officer)